                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-100695



THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 2, 2002

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 6, 2002
                           $685,094,000 (APPROXIMATE)

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   Depositor

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                     Master Servicer and Special Servicer


               SERIES 2002-C3 MORTGAGE PASS-THROUGH CERTIFICATES

--------------------------------------------------------------------------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-15 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 6 IN THE PROSPECTUS.
The certificates represent interests only in the trust created for Series 2002-C3. They do not represent interests in or obligations of GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation or any of their affiliates. This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

--------------------------------------------------------------------------------

THE CERTIFICATES WILL CONSIST OF:

o    The six classes of offered certificates described in the table on page S-5.

o 15 additional classes of private certificates, 10 of which are subordinated to, and provide credit enhancement for, the offered certificates. The private certificates are not offered by this prospectus supplement.

THE ASSETS UNDERLYING THE CERTIFICATES WILL INCLUDE:

o A pool of 108 fixed rate, monthly pay mortgage loans secured by first priority liens on 117 commercial and multifamily residential properties. The mortgage pool will have an initial pool balance of approximately $777,414,016.

CREDIT ENHANCEMENT:

o The subordination of certificates other than the Class A-1 and A-2 certificates will provide credit enhancement to the Class A-1 and A-2 certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be
approximately    % of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.

                    Co-Lead Managers and Joint Bookrunners


GOLDMAN, SACHS & CO.                                  DEUTSCHE BANK SECURITIES
                                  Co-Manager


                                MORGAN STANLEY

                               DECEMBER   , 2002

                   GMAC Commercial Mortgage Securities, Inc.
--------------------------------------------------------------------------------
               Mortgage Pass-Through Certificates, Series 2002-C3

IDAHO                NEW JERSEY              MISSISSIPI        CALIFORNIA
1 property           5 properties            2 properties      21 properties
$4,495,614           $59,925,942             $4,620,891        $162,506,511
0.58% of total       7.71% of total          0.59% of total    20.90% of total

NEBRASKA             DISTRICT OF COLUMBIA    LOUISIANA         WASHINGTON
1 property           1 property              1 property        4 properties
$2,750,000           $3,239,656              $10,514,325       $37,441,728
0.35% of total       0.42% of total          1.35% of total    4.82% of total

MINNESOTA            MARYLAND                ARKANSAS
3 properties         1 property              1 property
$17,480,907          $6,625,212              $5,125,000
2.25% of total       0.85% of total          0.66% of total

WISCONSIN            VIRGINIA                TEXAS
6 properties         2 properties            11 properties
$14,935,738          $29,126,198             $53,399,201
1.92% of total       3.75% of total          6.87% of total

ILLINOIS             NORTH CAROLINA          OKLAHOMA
1 property           2 properties            3 properties
$7,800,000           $7,884,576              $1,737,503
1.00% of total       1.01% of total          0.22% of total

MICHIGAN             TENNESSEE               KANSAS
3 properties         1 property              6 properties
$21,541,793          $11,000,000             $16,444,917
2.77% of total       1.41% of total          2.12% of total

PENNSYLVANIA         GEORGIA                 COLORADO
8 properties         5 properties            1 property
$54,860,209          $41,697,765             $11,597,384
7.06% of total       5.36% of total          1.49% of total

NEW YORK             FLORIDA                 ARIZONA
4 properties         8 properties            7 properties
$27,654,926          $52,619,917             $58,428,267
3.56% of total       6.77% of total          7.52% of total

OHIO                 ALABAMA                 NEVADA
1 property           2 properties            5 properties
$3,315,354           $7,626,105              $41,018,379
0.43% of total       0.98% of total          5.28% of total


                     ALLOCATED LOAN AMOUNT BY PROPERTY TYPE

Unanchored Retail      Self Storage       Multifamily(b)    Industrial
      1.01%               0.38%               34.51%           5.79%

    Mixed Use       Anchored Retail(a)        Office       Hospitality
      0.38%               38.76%              14.10%          5.07%

(a) Includes three credit tenant lease loans representing 0.85% of the initial pool balance.

(b) Includes twelve manufactured housing properties representing 3.61% of the initial pool balance.


   For purposes of this map, each mortgage loan secured by multiple mortgaged properties is treated as the number of mortgage loans equal to the number of mortgaged properties, each of which is allocated a principal balance as of the cut-off date.

[ ] (less than or equal to) 1.00% of initial pool balance

[ ] 1.01% - 5.00% of initial pool balance

[ ] 5.01% - 10.00% of initial pool balance

[ ] (greater than or equal to) 10.01% of initial pool balance

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S-145 in this prospectus supplement.

                               TABLE OF CONTENTS
                                                PAGE
                                               -----
SUMMARY OF SERIES 2002-C3
   MORTGAGE PASS-THROUGH
   CERTIFICATES AND POOL
   CHARACTERISTICS .........................    S-5
SUMMARY OF SERIES 2002-C3
   TRANSACTION .............................    S-7
    Relevant Parties And Important
       Dates ...............................    S-7
    The Mortgage Pool ......................    S-8
    Geographic Concentrations Of
       The Mortgaged Properties ............    S-8
    Property Types .........................    S-8
    Prepayment Or Call Protection
       Provided By The Mortgage
       Loans ...............................    S-9
    Payment Terms Of The Mortgage
       Loans ...............................    S-9
    The Certificates .......................    S-9
    Certificate Designations ...............    S-9
    Initial Certificate Balances Of
       The Certificates ....................    S-9

                                                PAGE
                                               -----
    Distributions On The Offered
       Certificates ........................    S-9
    Subordination Of Classes Of
       Certificates ........................   S-11
    Allocation Of Losses And
       Expenses To Classes Of
       Certificates ........................   S-11
    Advances Made By The Master
       Servicer ............................   S-12
    Optional Termination Of The
       Trust ...............................   S-12
    Book-Entry Registration ................   S-13
    Denominations ..........................   S-13
    Yield And Prepayment
       Considerations ......................   S-13
    Legal Investment In The
       Certificates ........................   S-13
    ERISA Considerations For
       Certificateholders ..................   S-13
    Tax Status Of The Certificates .........   S-13
    Ratings On The Certificates ............   S-14

                                            PAGE
                                           ------
RISK FACTORS ...........................    S-15
DESCRIPTION OF THE
    MORTGAGE POOL ......................    S-48
    Calculations Of Interest ...........    S-48
    Balloon Loans ......................    S-48
    The ARD Loan .......................    S-48
    Amortization Of Principal ..........    S-49
    Due Dates ..........................    S-49
    Defeasance .........................    S-49
    Prepayment Provisions ..............    S-50
    Related Borrowers,
       Cross-Collateralized Mortgage
       Loans And Mortgage Loans
       Collateralized By Multiple
       Properties ......................    S-51
    Companion Loan .....................    S-51
    Due-On-Sale And
       Due-On-Encumbrance
       Provisions ......................    S-52
    Secured Subordinate Financing ......    S-53
    Unsecured Subordinate And
       Mezzanine Financing .............    S-53
    Ground Leases ......................    S-54
    Loan Documentation .................    S-54
    Significant Mortgage Loans .........    S-55
    Clifton Commons Loan ...............    S-55
    Parkway Pointe Loan ................    S-58
    Shops At River Park ................    S-62
    Bailey's Crossroads Loan ...........    S-66
    Pearl Court Apartments Loan ........    S-69
    The Originators And The Sellers.....    S-71
    Underwriting Matters ...............    S-72
    Environmental Assessments And
       Insurance .......................    S-72
    Property Condition Assessments......    S-72
    Appraisals .........................    S-73
    Hazard, Liability And Other
       Insurance .......................    S-73
    Earnouts And Additional
       Collateral Loans ................    S-74
    Assignment Of The Mortgage
       Loans; Repurchases And
       Substitutions ...................    S-74
    Representations And Warranties;
       Repurchases .....................    S-77

                                            PAGE
                                           ------
    Pool Characteristics; Changes In
       Mortgage Pool ...................    S-82
SERVICING OF THE
    MORTGAGE LOANS .....................    S-83
    The Master Servicer And The
       Special Servicer ................    S-83
    Servicing Standard .................    S-83
    Servicing Of The Mesa Grande
       Loan ............................    S-84
    Specially Serviced Mortgage
       Loans ...........................    S-85
    The Majority Certificateholder
       Of The Controlling Class ........    S-86
    Termination Of The Special
       Servicer For Specially Serviced
       Mortgage Loans And REO
       Properties ......................    S-87
    Servicing And Other
       Compensation And Payment
       Of Expenses .....................    S-88
    Modifications, Waivers,
       Amendments And Consents .........    S-92
    Enforcement Of The ARD Loan.........    S-94
    Sale Of Defaulted Mortgage
       Loans ...........................    S-94
    REO Properties .....................    S-95
    Inspections; Collection Of
       Operating Information ...........    S-96
THE POOLING AND
    SERVICING AGREEMENT ................    S-97
    Realization Upon Defaulted
       Mortgage Loans ..................    S-98
    Due-On-Sale And
       Due-On-Encumbrance
       Provisions ......................   S-100
    Certain Matters Regarding The
       Master Servicer, The Special
       Servicer And The Depositor ......   S-101
    Events Of Default ..................   S-102
DESCRIPTION OF THE
    CERTIFICATES .......................   S-104
    Denominations ......................   S-104
    Book-Entry Registraton Of The
       Offered Certificates ............   S-105

                                              PAGE
                                             ------
    Certificate Balances And
       Notional Amounts ..................   S-108
    Pass-Through Rates ...................   S-108
    Distributions ........................   S-109
    Distributions Of Prepayment
       Premiums Or Yield
       Maintenance Charges ...............   S-112
    Distributions Of Excess Interest .....   S-113
    Distributions Of Excess
       Liquidation Proceeds ..............   S-113
    Treatment Of REO Properties ..........   S-113
    Interest Reserve Account .............   S-114
    Subordination; Allocation Of
       Losses And Expenses ...............   S-114
    P&I Advances .........................   S-116
    Appraisal Reductions .................   S-117
    Reports To Certificateholders;
       Available Information .............   S-119
    Information Available
       Electronically ....................   S-121
    Other Information ....................   S-122
    Voting Rights ........................   S-123
    Termination; Retirement Of
       Certificates ......................   S-123
    The Trustee ..........................   S-124
YIELD AND MATURITY
    CONSIDERATIONS .......................   S-125
    Yield Considerations .................   S-125
    Factors That Affect The Rate
       And Timing Of Payments And
       Defaults ..........................   S-126
    Delay In Payment Of
       Distributions .....................   S-127

                                              PAGE
                                             ------
    Unpaid Distributable Certificate
       Interest ..........................   S-127
    Weighted Average Life ................   S-127
    Price/Yield Tables ...................   S-133
FEDERAL INCOME TAX
    CONSEQUENCES .........................   S-137
    Original Issue Discount And
       Premium ...........................   S-137
    New Withholding Regulations ..........   S-139
    Characterization Of Investments
       In Offered Certificates ...........   S-139
    Tax Return Disclosure And
       Investor List Requirements ........   S-140
METHOD OF DISTRIBUTION ...................   S-140
LEGAL MATTERS ............................   S-141
RATINGS ..................................   S-141
LEGAL INVESTMENT .........................   S-142
ERISA CONSIDERATIONS .....................   S-143
GLOSSARY .................................   S-145
ANNEX A
    CHARACTERISTICS OF THE
    MORTGAGE LOANS .......................     A-1
ANNEX B
    STRUCTURAL AND
    COLLATERAL TERM SHEET.................     B-1
ANNEX C
    GLOBAL CLEARANCE,
    SETTLEMENT AND TAX
    DOCUMENTATION
    PROCEDURES ...........................     C-1

                SUMMARY OF SERIES 2002-C3 MORTGAGE PASS-THROUGH
                     CERTIFICATES AND POOL CHARACTERISTICS

             THE SERIES 2002-C3 MORTGAGE PASS-THROUGH CERTIFICATES

                                     ORIGINAL          APPROXIMATE      APPROXIMATE      APPROXIMATE
               RATINGS             PRINCIPAL OR         PERCENT OF        INITIAL       WEIGHTED AVG.      PRINCIPAL
           FITCH /MOODY'S/           NOTIONAL             CREDIT       PASS-THROUGH      LIFE (3) (IN      WINDOW (4)
 CLASS           S&P                AMOUNT (1)         SUPPORT (2)         RATE             YEARS)        (MONTH/YEAR)
-------   -----------------   ---------------------   -------------   --------------   ---------------   -------------

  X(5)       AAA/Aaa/AAA         $  777,414,016(6)         N/A         %(7)                  N/A              N/A
-----         ---------          ----------------         ------       ---                   -----       -----------
  A-1        AAA/Aaa/AAA         $  207,716,000           21.000%      %(8)                   5.70       01/03-11/11

  A-2        AAA/Aaa/AAA         $  406,440,000           21.000%      %(8)                   9.64       11/11-11/12

  B           AA/Aa2/AA          $   29,153,000           17.250%      %(9)                   9.89       11/12-11/12

  C          AA-/Aa3/AA-         $   11,661,000           15.750%      %(9)                   9.93       11/12-12/12

  D             A/A2/A           $   18,463,000           13.375%      %(9)                   9.98       12/12-12/12

  E            A-/A3/A-          $   11,661,000           11.875%      %(9)                   9.98       12/12-12/12
-----         ---------          ----------------         ------       ---                   -----       -----------
  F(5)      BBB+/Baa1/BBB+       $    9,717,000           10.625%      %(9)                   9.98       12/12-12/12
  G(5)       BBB/Baa2/BBB        $    9,718,000            9.375%      %(9)                   9.98       12/12-12/12
  H(5)      BBB-/Baa3/BBB-       $    9,718,000            8.125%      %(9)                   9.98       12/12-12/12
  J(5)       BB+/Ba1/BB+         $   18,464,000            5.750%      %(9)                   9.98       12/12-12/12
  K(5)        BB/Ba2/BB          $    8,746,000            4.625%      %(9)                   9.98       12/12-12/12
  L(5)       BB-/Ba3/BB-         $    5,831,000            3.875%      %(9)                   9.98       12/12-12/12
  M(5)         B+/B1/B+          $    4,859,000            3.250%      %(9)                   9.98       12/12-12/12
  N(5)          B/B2/B           $    3,887,000            2.750%      %(9)                   9.98       12/12-12/12
  O(5)         B-/B3/B-          $    3,887,000            2.250%      %(9)                   9.98       12/12-12/12
  P(5)         NR/NR/NR          $   17,493,016            N/A         %(9)                  11.15       12/12-10/21

----------
(1) These amounts are approximate. They may vary upward or downward by no more than 5% depending upon the final composition of the pool of mortgage loans sold to the trust.

(2) The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(3) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in July 2039.

(4) The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement.

(5)   This class is not offered by this prospectus supplement.

(6) The Class X certificates collectively consist of the Class X-1 and Class X-2 certificates, neither of which is offered by this prospectus supplement. The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount.

(7) Generally, the Class X certificates will accrue interest at a variable rate based upon the weighted average net mortgage rate. See "Description of the Certificates--Pass-Through Rates."

(8)   The pass-through rate is a fixed rate.

(9) The pass-through rate will be equal to: (a) a specified fixed rate for each class; (b) the lesser of a specified fixed rate for each class or the Weighted Average Net Mortgage Rate; (c) the Weighted Average Net Mortgage Rate less a specified percentage for each class; or (d) the Weighted Average Net Mortgage Rate.

     The following table shows information regarding the mortgage loans and the mortgaged properties as of the applicable cut-off date, which is the due date of any mortgage loan in December 2002. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in December 2002 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.


                 SERIES 2002-C3 MORTGAGE POOL CHARACTERISTICS

CHARACTERISTICS                                                ENTIRE MORTGAGE POOL
---------------------------------------------------------   --------------------------
Initial pool balance ....................................         $ 777,414,016
Number of mortgage loans ................................                   108
Number of mortgaged properties ..........................                   117
Average balance as of the cut-off date ..................         $   7,198,278
Range of mortgage rates as of the cut-off date ..........           5.300-8.870%
Weighted average mortgage rate ..........................                 6.620%
Weighted average remaining term to maturity .............                 112.7 months
Weighted average remaining amortization term ............                 340.8 months
Weighted average debt service coverage ratio ............                  1.43x
Weighted average loan-to-value ratio ....................                 72.56%

     The calculation of loan-to-value ratio and debt service coverage ratio is described in "Annex A" to this prospectus supplement.

                     SUMMARY OF SERIES 2002-C3 TRANSACTION

     This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.



-----------------------------------------------------------------------------------------

                              RELEVANT PARTIES AND IMPORTANT DATES

TITLE OF         Series 2002-C3 Mortgage                 CLOSING DATE: On or about
SERIES:          Pass-Through Certificates               December   , 2002.

THE ISSUER:      GMAC Commercial Mortgage                DETERMINATION DATE: The 1st
                 Securities, Inc. Series 2002-C3         day of each month or, if the
                 Trust formed to issue the               1st day is not a business day,
                 mortgage pass-through                   the immediately succeeding
                 certificates and to acquire the         business day.
                 mortgage pool.
                                                         COLLECTION PERIOD: For any
DEPOSITOR:       GMAC Commercial Mortgage                distribution date, the period
                 Securities, Inc.                        that begins immediately
                 200 Witmer Road                         following the determination
                 Horsham, Pennsylvania                   date in the prior calendar
                 19044-8015                              month and continues through
                 (215) 328-4622                          and includes the
                                                         determination date in the
ORIGINATORS:     GMAC Commercial Mortgage                calendar month in which that
                 Corporation, Archon Financial,          distribution date occurs. The
                 L.P., German American Capital           first collection period,
                 Corporation and Morgan                  however, for each mortgage
                 Stanley Dean Witter Mortgage            loan begins immediately
                 Capital Inc.                            following its cut-off date.

SELLERS:         GMAC Commercial Mortgage                INTEREST ACCRUAL PERIOD: With
                 Corporation, Goldman Sachs              respect to any distribution
                 Mortgage Company, German                date, the calendar month
                 American Capital Corporation            immediately preceding the
                 and Morgan Stanley Dean                 month in which such
                 Witter Mortgage Capital Inc.            distribution date occurs.

MASTER           GMAC Commercial Mortgage
SERVICER:        Corporation

SPECIAL          GMAC Commercial Mortgage
SERVICER:        Corporation

TRUSTEE:         Wells Fargo Bank Minnesota,
                 National Association

CUT-OFF          December 1, 2002 and
DATES:           December 5, 2002

DISTRIBUTION     The 10th day of each month or,
DATE:            if the 10th day is not a business
                 day, the immediately succeeding
                 business day, beginning on
                 January 10, 2003.

-----------------------------------------------------------------------------------------

THE MORTGAGE POOL

The mortgage pool will consist of 108 mortgage loans. The assets of the trust consist of, among other things, the mortgage pool. Each of the mortgage loans is secured by first mortgage liens on real property interests held by borrowers that own or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily residential purposes.

GMAC Commercial Mortgage Corporation originated 39 of the mortgage loans or 33.52% of the initial pool balance. Archon Financial, L.P. originated 47 of the mortgage loans or 37.62% of the initial pool balance, all of which were acquired by Goldman Sachs Mortgage Company. German American Capital Corporation and its affiliates originated 20 of the mortgage loans or 24.17% of the initial pool balance. Morgan Stanley Dean Witter Mortgage Capital Inc. and its affiliates originated 2 of the mortgage loans or 4.68% of the initial pool balance. The mortgage loans were originated between December 6, 1999 and November 27, 2002.

Each seller will make representations and warranties regarding the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee.

In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust.

"Annex A" to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. See also "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.


GEOGRAPHIC CONCENTRATIONS OF THE MORTGAGED PROPERTIES

The mortgaged properties are located in 28 states and the District of Columbia. The following table lists the number and percentage of mortgaged properties that are located in the five states with the highest concentrations of mortgaged properties.

                     NUMBER OF     PERCENTAGE OF
                     MORTGAGED     INITIAL POOL
PROPERTY STATE      PROPERTIES        BALANCE
----------------   ------------   --------------
California              21             20.90%
New Jersey               5              7.71%
Arizona                  7              7.52%
Pennsylvania             8              7.06%
Texas                   11              6.87%

PROPERTY TYPES

The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.

                         NUMBER OF     PERCENTAGE OF
                         MORTGAGED     INITIAL POOL
PROPERTY TYPE           PROPERTIES        BALANCE
--------------------   ------------   --------------
Anchored Retail(1)          32             38.76%
Multifamily(2)              52             34.51%
Office                      19             14.10%
Industrial                   6              5.79%
Hospitality                  3              5.07%
Unanchored Retail            3              1.01%
Mixed Use                    1              0.38%
Self-Storage                 1              0.38%

---------------------
(1) Includes three (3) credit tenant lease loans (representing 0.85% of the initial pool balance).
(2) Includes twelve (12) manufactured housing properties (representing 3.61% of the initial pool balance).

PREPAYMENT OR CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. All but four (4) of the mortgage loans permit defeasance after a lockout period. Four (4) of the mortgage loans, representing 3.04% of the initial pool balance, permit prepayment after a lockout period with the payment of a yield maintenance charge or a prepayment premium. The lockout period for one (1) of these mortgage loans has expired. For a description of defeasance provisions in the mortgage loans, see "Description of the Mortgage Pool--Defeasance."

PAYMENT TERMS OF THE MORTGAGE LOANS

All the mortgage loans accrue interest at a fixed rate. However, the rate on a mortgage loan with an anticipated repayment date may increase if that mortgage loan is not repaid on its anticipated repayment date. See "Description of the Mortgage Pool--Calculations of Interest," and "--The ARD Loan" in this prospectus supplement.

THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.


CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:

-----------------------------------------------------
  Designation              Related Class(es)
-----------------------------------------------------
  Offered               Classes A-1, A-2, B, C,
    certificates        D and E
-----------------------------------------------------
  Senior                Classes X, A-1 and A-2
    certificates
-----------------------------------------------------
  Interest only         Class X
    certificates
-----------------------------------------------------
  Class A               Classes A-1 and A-2
    certificates
-----------------------------------------------------
  Subordinate           Classes B, C, D, E, F, G,
    certificates        H, J, K, L, M, N, O
                        and P
-----------------------------------------------------
  Private               Classes F, G, H, J, K, L,
    certificates        M, N, O and P
-----------------------------------------------------
  Residual              Classes R-I, R-II and
    certificates        R-III
-----------------------------------------------------
  REMIC                 Classes X, A-1, A-2, B,
    regular             C, D, E, F, G, H, J, K,
    certificates        L, M, N, O and P
-----------------------------------------------------

INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

The aggregate principal balance of the certificates issued by the trust will be approximately $777,414,016, but may vary upward or downward by no more than 5%.

The senior certificates (excluding the Class X certificates) will comprise approximately 79.000% and the subordinate certificates will comprise approximately 21.000% of the initial aggregate certificate balance of the certificates.

The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest. The borrowers are required to make payments of interest and principal on the mortgage loans to the master servicer. The master servicer will deduct its master servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See "The Pooling and Servicing Agreement" in this prospectus supplement. After deducting its trustee fee, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:

--------------------------------------------------------------------------------
                     Amount available to certificateholders
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 1
                        Distribution of interest to the
                              senior certificates
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 2
                        Distribution of principal to the
                     Class A-1 certificates and then to the
                             Class A-2 certificates
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 3
                     Distribution of the amount of interest
                    due and principal due (in that order) on
                         each class of the subordinate
                     certificates. These distributions are
                    made in the priority of the alphabetical
                   order of the subordinate certificates and
                              as described below.

--------------------------------------------------------------------------------
                                     Step 4
                      Any remaining funds to the residual
                                  certificates
--------------------------------------------------------------------------------

Distributions of interest and principal are not made to a class of certificates if its certificate balance or notional amount has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions on certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

o    1/12th of the pass-through rate for that class

     multiplied by

o    the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount.

See "Description of the Certificates--Distributions" in this prospectus supplement.


SUBORDINATION OF CLASSES OF CERTIFICATES

The senior certificates will receive all distributions of interest and principal, or in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.


ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

A loss is realized on a mortgage loan when the master servicer or the special servicer, as applicable, determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

o    special servicing compensation;

o    interest on advances made by the master servicer or the trustee;

o extraordinary expenses, such as indemnification and reimbursements paid to the trustee; and

o loan specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:

--------------------------------------------------------------------------------
                                     Step 1
                    Reduce the certificate balances of the
                      Class P, Class O, Class N, Class M,
                      Class L, Class K, Class J, Class H,
                      Class G, Class F, Class E, Class D,
                      Class C and Class B certificates to
                              zero, in that order
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 2
                    Reduce the certificate balances of the
                        Class A-1 certificates and A-2
                         certificates pro rata, to zero
--------------------------------------------------------------------------------

Any reductions in the certificate balances of the certificates as the result of the allocation of losses and additional trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates.

For a detailed description of the allocation of losses and additional trust fund expenses among the certificates, see "Description of the Certificates--

Subordination; Allocation of Losses and Expenses" in this prospectus supplement.


ADVANCES MADE BY THE MASTER SERVICER

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, the master servicer is required to advance its own funds to cover that shortfall. However, the master servicer is required to make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The master servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or excess interest that may be due on the ARD loan. If the master servicer fails to make a required advance, the trustee will be required to make that advance. However, the trustee will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The master servicer and the trustee will each be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. See "Description of the Certificates--P&I Advances" in this prospectus supplement and "Description of the Certificates-- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

Advances of servicing expenses for one mortgage loan, identified as loan number 09-0001530 on Annex A to this prospectus supplement (the "Mesa Grande Loan"), will be made primarily by either the servicer or the trustee under a separate securitization transaction relating to the companion note for the Mesa Grande Loan. Advances of servicing expenses on the Mesa Grande Loan will be made by the master servicer only upon the failure of either the servicer or the trustee under the separate securitization to make such advances. See "Servicing of the Mortgage Loans--Servicing of the Mesa Grande Loan" in this prospectus supplement.


OPTIONAL TERMINATION OF THE TRUST

If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance, the master servicer, the majority certificateholder of the controlling class or the depositor may purchase the mortgage loans. None of the master servicer, the majority certificateholder of the controlling class or the depositor, however, is required to do so. If the master servicer, the majority certificateholder of the controlling class or the depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. Provided that the aggregate principal balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then outstanding certificates, including the interest only certificates, for the mortgage loans remaining in the trust, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange. See "Description of the Certificates--Certificate Balances and Notional

Amounts" and "--Termination; Retirement of Certificates."


BOOK-ENTRY REGISTRATION

Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear System in Europe. See "Description of the Certificates-- Book-Entry Registration of the Offered Certificates" and "Annex C" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


DENOMINATIONS

The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.


YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon:

o    the purchase price of the certificates;

o    the applicable pass-through rate;

o    the characteristics of the mortgage loans; and

o    the rate and timing of payments on the mortgage loans.

For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.


LEGAL INVESTMENT IN THE CERTIFICATES

None of the offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining the extent to which the offered certificates constitute legal investments for you.


ERISA CONSIDERATIONS FOR CERTIFICATEHOLDERS

If the conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.


TAX STATUS OF THE CERTIFICATES

The certificates, other than the residual certificates, will be treated as regular interests in a REMIC and as debt for federal income tax purposes. Certificateholders, other than holders of residual certificates, will be required to include in their income all interest and original issue discount for that debt in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For federal income tax purposes, elections will be made to treat the mortgage pool that make up the trust as three separate real estate mortgage investment conduits. The certificates, other than the residual certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in the real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.


RATINGS ON THE CERTIFICATES

The offered certificates are required to receive ratings from Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. that are not lower than those indicated under "Summary of Series 2002-C3 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in July 2039, which is the distribution date that follows the second anniversary of the end of the amortization term for the mortgage loan in the mortgage pool that, as of the applicable cut-off date, has the longest remaining amortization term. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any yield maintenance charges, prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Ratings" in this prospectus supplement.

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.


ALLOCATIONS OF LOSSES ON THE     If losses on the mortgage loans are allocated
MORTGAGE LOANS WILL REDUCE YOUR  to your class of certificates, the amount
PAYMENTS AND YIELD ON YOUR       payable to you will be reduced by the amount of
CERTIFICATES                     these losses and the yield to maturity on your
                                 certificates will be reduced. Losses allocated to a class reduce the principal balance of the class without making a payment to the class.

                                 Because losses on the mortgage loans, together with expenses relating to defaulted mortgage loans, will be allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage loans and the other related expenses.

                                 If the principal balance of all of the
                                 subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, losses and expenses will be allocated pro rata to the Class A-1 and A-2 certificates.

                                 Reductions in the principal balance of any class will reduce the notional amount of the Class X certificates by a corresponding amount, resulting in smaller interest distributions to the Class X certificateholders. See "Description of the Certificates--Subordination; Allocation of
                                 Losses and Expenses" in this prospectus
                                 supplement.


DELINQUENCIES, LOSSES AND        The yield to maturity on the certificates will
PREPAYMENTS ON THE MORTGAGE      depend significantly on the rate and timing of
LOANS WILL AFFECT THE YIELD      payments of principal and interest on the
ON THE CERTIFICATES              certificates. The rate and timing of principal
                                 and interest payments on the mortgage loans, including the rates of delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the certificates. Some of the mortgage loans are secured by cash reserves or other credit enhancement that, if certain leasing-related or other conditions are not met, may be applied to partially defease or prepay the related mortgage loan. See "Description of the Mortgage Pool--Earnouts and Additional
                                 Collateral Loans" and "Annex A" to this
                                 prospectus supplement. For a discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the mortgage loans, and factors that affect those rates, see "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Subordination; Allocation of
                                 Losses and Expenses" in this prospectus
                                 supplement and "Risk Factors" and "Yield and Maturity Considerations" in the prospectus.


THE MORTGAGE LOANS ARE NOT       None of the mortgage loans are insured or
INSURED                          guaranteed by the United States, any
                                 governmental entity or instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the master servicer, the special servicer, the sellers or the trustee.
                                 Therefore, you should consider payment on each mortgage loan to depend exclusively on the borrower and any guarantor(s) under the particular mortgage loan documents. If the borrower or any guarantor fails to make all payments when due on the mortgage loans, the yield on your class of certificates may be adversely affected and any resulting losses may be allocated to your certificates.

CONFLICTS OF INTEREST MAY OCCUR  Affiliates of the depositor, the master
WHEN CERTIFICATEHOLDERS OF       servicer and the special servicer are expected
VARIOUS CLASSES HAVE DIFFERING   to purchase a portion of the certificates. This
INTERESTS                        ownership could cause a conflict between the
                                 master servicer's or the special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the subordinate certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. The special servicer or an affiliate is expected to be a holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates. See "Servicing of the Mortgage Loans--Servicing Standard" in this prospectus supplement.

                                 Additionally, any of those parties, especially if it or an affiliate holds certificates, or has financial interests in, or other financial dealings with, a borrower under any of the mortgage loans, may have interests when dealing with the mortgage loans that conflict with those of holders of the offered certificates. For instance, a special servicer that holds subordinate certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, the master servicer and the special servicer are not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the subordinate certificates.

                                 In connection with the servicing of the
                                 mortgage loans, the majority certificateholder of the controlling class may withhold its approval to proposed actions to be taken by the master servicer or the special servicer that could adversely affect some or all of the classes of certificates. The majority certificateholder of the controlling class may have interests in conflict with those of the other certificateholders. As a result, it is possible that the majority certificateholder of the controlling class may withhold its approval to actions proposed by the master servicer or the special servicer and the majority certificateholder of the controlling class will have no liability to any other certificateholder for any action it takes or fails to take. However, neither the master servicer nor the special servicer is permitted to take actions which are prohibited by law, violate the servicing standard, violate any other term of the pooling and servicing agreement or violate the applicable mortgage loan documents.

                                 See "Servicing of the Mortgage Loans--The
                                 Majority Certificateholder of the Controlling Class," "--Termination of the Special Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.


YOU WILL NOT HAVE ANY CONTROL    The Mesa Grande Loan is secured by a mortgaged
OVER THE SERVICING OF THE MESA   property that also secures a pari passu
GRANDE LOAN                      companion loan that is not an asset of the
                                 trust and is owned by the trust fund relating to the depositor's Mortgage Pass-through
                                 Certificates, Series 2002-C1, issued on
                                 February 5, 2002. The note representing the
                                 Mesa Grande Loan will be serviced by a servicer controlled by that other securitization trust.
                                 As a result, you will have less control over the servicing of the Mesa Grande Loan than you would if the Mesa Grande Loan were being serviced by the master servicer and the special server under the pooling and servicing agreement for these certificates. See
                                 "Servicing of the Mortgage Loans--Servicing of the Mesa Grande Loan" in this prospectus supplement.

ADVERSE ENVIRONMENTAL            The trust could become liable for an
CONDITIONS AT A MORTGAGED        environmental condition at a mortgaged
PROPERTY MAY REDUCE OR DELAY     property. Any potential liability could reduce
YOUR PAYMENTS                    or delay payments to certificateholders.

                                 "Phase I" environmental assessments have been performed on all of the mortgaged properties and "Phase II" environmental assessments were performed on some of the mortgaged properties. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

                                  o  in which the adverse conditions were
                                     remediated or abated before the date of
                                     issuance of the certificates;

                                  o  in which an operations and maintenance
                                     plan or periodic monitoring of the
                                     mortgaged property or nearby properties
                                     was in place or recommended;

                                  o  involving a leaking underground storage
                                     tank or groundwater contamination at a
                                     nearby property that had not yet
                                     materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

                                  o  in which groundwater, soil or other
                                     contamination was identified or suspected at the subject mortgaged property, and a responsible party either has been identified under applicable law or was then conducting remediation of the related condition, or an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

                                  o  involving radon; or

                                  o in which the related borrower has agreed to seek a "case closed" or similar status for the issue from the applicable governmental agency.

                                 Environmental insurance was obtained or in place at origination for five (5) of the mortgage loans representing 9.10% of the initial pool balance, including the mortgage loan secured by the Bailey's Crossroads mortgaged property, which may provide coverage in an amount equal to all or a portion of the principal amount of the loan or an amount necessary to provide for certain remediation expenses. See "Description of the Mortgage Pool--Significant Mortgage Loans--The Bailey's Crossroads Loan." There can be no assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                 To decrease the likelihood of environmental liability against the trust, the special servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation. See "Description of the Mortgage Pool-- Underwriting Matters-- Environmental Assessments and Insurance" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon
                                 Defaulted Mortgage Loans," "Risk Factors--
                                 Environmental conditions may subject the mortgaged property to liens or impose costs on the property owner" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

                                 Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.


GEOGRAPHIC CONCENTRATION MAY     The five states with the highest concentration
INCREASE REALIZED LOSSES ON THE  of mortgaged properties are listed in the table
MORTGAGE LOANS                   under "Summary of Series 2002-C3
                                 Transaction--Geographic Concentrations of the
                                 Mortgaged Properties." Any deterioration in the real estate market or economy or events in that state or region, including earthquakes, hurricanes and other natural disasters, may increase the rate of delinquency experienced with mortgage loans related to properties in that region. As a result, realized losses may occur on the mortgage loans in the trust.

                                 In addition, some mortgaged properties are located in states, such as California and Washington, that may be more susceptible to earthquakes, or states such as Florida and Texas, that may be more susceptible to hurricanes than properties located in other parts of the country. Generally the mortgaged properties are not insured for earthquake or hurricane risk. If mortgaged properties are insured, they may be insured for amounts less than the outstanding principal balances of the related mortgage loans.


THE MORTGAGE LOANS ARE           All of the mortgage loans are non-recourse
NON-RECOURSE LOANS               loans. If a borrower defaults on a non-recourse
                                 loan, only the mortgaged property, and not the other assets of the borrower, is available to satisfy the debt. Even if the mortgage loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under that mortgage loan. Any resulting losses may reduce your payments and yield on your certificates.

                                 Consequently, you should consider payment on each mortgage loan to depend primarily on the sufficiency of the cash flow from the related mortgaged property or properties. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property. See "Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency
                                 Legislation" in the prospectus.


THE SELLER OF A MORTGAGE LOAN    The seller of each mortgage loan will be the
IS THE ONLY ENTITY MAKING        only person making representations and
REPRESENTATIONS AND WARRANTIES   warranties on that mortgage loan. Neither the
ON THAT MORTGAGE LOAN            depositor nor any of its other affiliates will
                                 be obligated to repurchase a mortgage loan upon a breach of a seller's representations and warranties or any document defects if the applicable seller defaults on its obligation to repurchase a mortgage loan. The applicable seller may not have the financial ability to effect these repurchases. Any resulting losses will reduce your payments and yield on your certificates. See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases" in this prospectus supplement.

BALLOON PAYMENTS MAY INCREASE    104 mortgage loans, which represent 98.49% of
LOSSES ON THE MORTGAGE LOANS     the initial pool balance, require balloon
AND EXTEND THE WEIGHTED AVERAGE  payments at their stated maturity. These
LIFE OF YOUR CERTIFICATE         mortgage loans involve a greater degree of risk
                                 than fully amortizing loans because the ability
                                 of a borrower to make a balloon payment
                                 typically depends on its ability to refinance
                                 the mortgage loan or sell the mortgaged
                                 property at a price sufficient to permit
                                 repayment. A borrower's ability to achieve
                                 either of these goals will be affected by:

                                  o the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

                                  o  the prevailing interest rates;

                                  o  the fair market value of the property;

                                  o  the borrower's equity in the property;

                                  o  the borrower's financial condition;

                                  o the operating history and occupancy level of the property;

                                  o  tax laws; and

                                  o prevailing general and regional economic conditions.

                                 Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether the delay is due to borrower default or to modification of the mortgage loan by the master servicer or special servicer, is likely to extend the weighted average life of that class. If the weighted average life of your class of certificates is extended, your yield on those certificates may be reduced to less than what it would otherwise have been.

                                 See "Servicing of the Mortgage Loans--
                                 Modifications, Waivers, Amendments and
                                 Consents," "Description of the Mortgage Pool-- Balloon Loans" and "Yield and Maturity Considerations" in this prospectus supplement and "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans" and "Yield and Maturity Considerations" in the prospectus.

IF A BORROWER DOES NOT MAKE      One (1) mortgage loan, which represents 2.58%
ITS ARD PAYMENT, THE WEIGHTED    of the initial pool balance is an ARD loan. An
AVERAGE LIFE OF YOUR CLASS OF    ARD loan has an anticipated repayment date
CERTIFICATES MAY BE              prior to its maturity date. The failure of a
EXTENDED                         borrower to prepay an ARD loan by its
                                 anticipated repayment date will likely extend the weighted average life of any class of certificates that would receive a distribution of the prepayment. The ability of a borrower to prepay an ARD loan by its anticipated repayment date typically depends on its ability either to refinance the ARD loan or to sell the mortgaged property. The provisions for accelerated amortization and a higher interest rate after the anticipated repayment date of an ARD loan are intended to provide a borrower with an incentive to pay the mortgage loan in full on or before its anticipated repayment date, but this incentive may not be sufficient. To the extent the borrower on an ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class P
                                 Certificates. See "Description of the Mortgage
                                 Pool--The ARD Loan" in this prospectus
                                 supplement.

RISKS PARTICULAR TO RETAIL
PROPERTIES:


A SIGNIFICANT TENANT CEASING TO  Thirty-five (35) mortgaged properties, securing
OPERATE AT A RETAIL PROPERTY     mortgage loans that represent 39.77% of the
COULD ADVERSELY AFFECT ITS       initial pool balance, are retail properties.
VALUE AND CASH FLOW
                                 A significant tenant ceasing to do business at a retail property could result in realized losses on the mortgage loans that may be allocated to your certificates. The loss of a significant tenant may be the result of the tenant's voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or other reasons. There is no guarantee that any tenant will continue to occupy space in the related retail property.

                                 Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of a given tenant's business and property value is more direct for retail properties than other types of commercial properties. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. A retail "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

                                 Thirty-two (32) of the mortgaged properties, securing mortgage loans that represent 38.76% of the initial pool balance, are anchored retail properties. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant or one or more major tenants cease operations at that property or fails to open. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly affecting sales at the remaining retail tenants. These risks with respect to an anchored retail property may be increased when the property is a single tenant property. Nine
                                 (9) mortgaged properties, securing mortgage loans that represent 4.30% of the initial pool balance, are single tenant anchored retail properties, including three (3) mortgaged properties, securing mortgage loans that represent 0.85% of the initial pool balance, that are credit tenant lease loans. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below. Three (3) mortgaged properties, securing mortgage loans that represent 11.77% of the initial pool balance, have a theater tenant. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some theater operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, has led to bankruptcy filings.

                                 The bankruptcy of, or financial difficulties affecting, a major tenant may adversely affect a borrower's ability to make its mortgage loan payments.


RETAIL PROPERTIES ARE            Changes in consumer preferences and market
VULNERABLE TO CHANGES IN         demographics may adversely affect the value and
CONSUMER PREFERENCES             cash flow from retail properties, particularly
                                 properties with a specialty retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

                                  o  changes in consumer spending patterns;

                                  o local competitive conditions, such as an increased supply of retail space or the construction of other shopping centers;

                                  o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

                                  o  with respect to value-oriented retail
                                     properties, such properties may contain
                                     tenants that sell discounted, "last
                                     season" or close-out merchandise, or may have higher than average seasonality in tenant sales, cash flows and occupancy levels;

                                  o the public perception of the safety of the neighborhood; or

                                  o  the need to make major repairs or
                                     improvements to satisfy major tenants.

COMPETITION FROM ALTERNATIVE     Retail properties face competition from sources
RETAIL DISTRIBUTION CHANNELS     outside their local real estate market. Catalog
MAY ADVERSELY AFFECT THE VALUE   retailers, home shopping networks, the
AND CASH FLOW FROM RETAIL        internet, telemarketing and outlet centers all
PROPERTIES                       compete with more traditional retail properties
                                 for consumer dollars. These alternative retail outlets are often characterized by lower operating costs. Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans.


RISKS PARTICULAR TO MULTIFAMILY
PROPERTIES:

REDUCTIONS IN OCCUPANCY AND      Fifty-two (52) mortgaged properties, securing
RENT LEVELS ON MULTIFAMILY       mortgage loans that represent 34.51% of the
PROPERTIES COULD ADVERSELY       initial pool balance, are multifamily rental
AFFECT THEIR VALUE AND CASH      properties (including twelve (12) mortgaged
FLOW                             properties, securing mortgage loans that
                                 represent 3.61% of the initial pool balance,
                                 that are manufactured housing properties). A
                                 decrease in occupancy or rent levels at these
                                 properties could result in realized losses on
                                 the mortgage loans. Occupancy and rent levels
                                 at a multifamily property may be adversely
                                 affected by:

                                  o  local, regional or national economic
                                     conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments;

                                  o construction of additional housing units in the same market;

                                  o local military base or industrial/business closings;

                                  o  the tenant mix (such as tenants being
                                     predominantly students or military
                                     personnel or employees of a particular
                                     business);

                                  o  developments at local colleges and
                                     universities;

                                  o  national, regional and local politics,
                                     including current or future rent
                                     stabilization and rent control laws and
                                     agreements;

                                  o  trends in the senior housing market;

                                  o  the level of mortgage interest rates,
                                     which may encourage tenants in multifamily rental properties to purchase housing; and

                                  o a lack of amenities, unattractive physical attributes or bad reputation of the mortgaged property.

STUDENT HOUSING PROPERTIES IN    Nine (9) multifamily properties, securing
THE MORTGAGE POOL WILL SUBJECT   mortgage loans that represent 8.16% of the
YOUR INVESTMENT TO THE SPECIAL   initial pool balance, are student housing
RISKS OF STUDENT HOUSING         properties. Student housing properties may be
PROPERTIES                       more susceptible to damage or wear and tear
                                 than other types of multifamily housing due to their tenant mix, although borrowers are generally required to fund larger reserves to cover related costs. Student housing may experience more frequent tenant turnover than other types of multifamily housing due to shorter-term leases. Additionally, construction of additional housing units in any particular market (for example, if local colleges or universities construct dormitories or off-campus housing), may affect occupancy and rent levels at the mortgaged properties, and student housing units may be difficult to convert to general residential use due to their layout or lack of amenities.

THE VALUE AND SUCCESSFUL         Twelve (12) multifamily properties, which
OPERATION OF MANUFACTURED        secure mortgage loans that represent 3.61% of
HOUSING PROPERTIES WILL BE       the initial pool balance, are manufactured
AFFECTED BY VARIOUS FACTORS      housing properties. Many of the factors that
                                 affect the value of multifamily housing
                                 properties also apply to manufactured housing properties. In addition, manufactured housing properties are generally considered to be "special purpose" properties because they cannot readily be converted to general residential, retail or office use. Some states, in fact, regulate changes in the use of manufactured housing properties. For example, some states require the landlord of a manufactured housing property to notify its tenants in writing a substantial period of time before any proposed change in the use of the property. Therefore, if the operation of any manufactured housing property becomes unprofitable because of competition, the age of improvements or other factors and the borrower is unable to make the required payments under the related mortgage loan, the liquidation value of the mortgaged property may be substantially less than it would be if the property were readily adaptable to other uses and may be less than the amount owing on the mortgage loan.

RESTRICTIONS IMPOSED ON          Tax credit, city, state and federal housing
MULTIFAMILY PROPERTIES BY        subsidies, rent stabilization, elder housing
or GOVERNMENT PROGRAMS COULD     similar programs may apply to multifamily
ALSO ADVERSELY AFFECT THEIR      properties. The limitations and restrictions
VALUE AND CASH FLOW              imposed by these programs could result in
                                 realized losses on the mortgage loans that may be allocated to your class of certificates.
                                 These programs may include:

                                  o  rent limitations that could adversely
                                     affect the ability of borrowers to
                                     increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                  o  tenancy and tenant income restrictions
                                     that may reduce the number of eligible
                                     tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.


RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT     Nineteen (19) mortgaged properties, securing
BUSINESSES OR CHANGES IN       mortgage loans that represent 14.10% of the
DEMOGRAPHIC CONDITIONS COULD   initial pool balance, are office properties.
ADVERSELY AFFECT THE VALUE
AND CASH FLOW FROM OFFICE      Economic decline in the businesses operated by
PROPERTIES                     the tenants of office properties may increase
                               the likelihood that the tenants may be unable to pay their rent, which could result in realized losses on the mortgage loans that may be allocated to your class of certificates. A number of economic and demographic factors may adversely affect the value of office properties, including:

                                  o  the quality of the tenants in the
                                     building;

                                  o the physical attributes of the building in relation to competing buildings;

                                  o  access to transportation;

                                  o  the availability of tax benefits;

                                  o the strength and stability of businesses operated by the tenant or tenants;

                                  o  the desirability of the location for
                                     business; and

                                  o the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

                                 These risks may be increased if rental revenue depends on a few tenants, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. For a description of risk factors relating to single tenant properties and properties with tenant concentrations, see "--Losses may be caused by tenant credit risk on the mortgage loans" and "--Tenant concentration entails risks because the financial condition of a single tenant or a few tenants may adversely affect net cash flow" below.

COMPETITION WITH OTHER OFFICE    Competition from other office properties in the
PROPERTIES COULD ALSO ADVERSELY  same market could decrease occupancy or rental
AFFECT THE VALUE AND CASH FLOW   rates at office properties. Decreased occupancy
FROM OFFICE PROPERTIES           or rental revenues could result in realized
                                 losses on the mortgage loans that may be allocated to your class of certificates. A property's age, condition, design (such as floor sizes and layout), location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features) may affect the property's ability to compete with office properties in the same market.

RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:

CHANGES IN ECONOMIC AND          Six (6) mortgaged properties, securing mortgage
DEMOGRAPHIC CONDITIONS COULD     loans that represent 5.79% of the initial pool
ADVERSELY AFFECT THE VALUE AND   balance, are industrial properties. Economic
CASH FLOW FROM INDUSTRIAL        decline in the businesses operated by the
PROPERTIES                       tenants of industrial properties could result
                                 in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 These risks are similar to those of tenants of office properties. Industrial properties, however, may be more dependent on a single tenant. One (1) mortgaged property securing a mortgage loan representing 0.66% of the initial pool balance, is a single tenant industrial property. For a description of risk factors relating to office properties, see "--Economic decline in tenant businesses or changes in demographic conditions could adversely affect the value and cash flow from office properties," and for a description of risk factors relating to single tenant properties and properties with tenant concentrations, see "--Losses may be caused by tenant credit risk on the mortgage loans" and "--Tenant concentration entails risks because the financial condition of a single tenant or a few tenants may adversely affect net cash flow" below.

                                 Site characteristics at industrial properties may impose restrictions that may limit the properties' suitability for tenants, affect the value of the properties and contribute to losses on the mortgage loans that may be allocated to your class of certificates. Site characteristics which affect the value of an industrial property include:

                                  o  clear heights;

                                  o  column spacing;

                                  o  number of bays and bay depths;

                                  o  truck turning radius;

                                  o  divisibility;

                                  o  zoning restrictions; and

                                  o  overall functionality and accessibility.

                                 An industrial property also requires
                                 availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.

                                 Properties used for industrial purposes may be more prone to environmental concerns than other property types. Increased environmental risks could adversely affect the value and cash flow from industrial properties. For a description of risk factors relating to environmental risks, see

                                 "--Adverse environmental conditions at a mortgaged property may reduce or delay your payments" above.


RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:

REDUCTIONS IN ROOM RATES OR      Three (3) mortgaged properties, securing
OCCUPANCY AT A HOSPITALITY       mortgage loans that represent 5.07% of the
PROPERTY COULD ADVERSELY AFFECT  initial pool balance, are hospitality
ITS VALUE AND CASH FLOW          properties. A decrease in room rates or
                                 occupancy at hospitality properties could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors:

                                  o the proximity of a hospitality property to major population centers or attractions;

                                  o  adverse local, regional or national
                                     economic conditions or the existence or
                                     construction of competing hospitality
                                     properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

                                  o  a hospitality property's ability to
                                     attract customers and a portion of its
                                     revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs;

                                  o in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

                                  o  limited service hospitality properties
                                     have lower barriers to entry than other
                                     types of hospitality properties, and
                                     over-building could occur.

                                 The viability of hospitality properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

                                 In addition, air travel has been significantly reduced since the terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 and subsequent events, which has had a negative effect on revenues for hospitality properties. See "--The effect on certificateholders of recent events in the United States is unclear."


RISKS ASSOCIATED WITH OTHER
PROPERTY TYPES:


LIMITED ALTERNATIVE USES OF      One (1) mortgaged property, securing a mortgage
OTHER PROPERTY TYPES COULD       loan that represents 0.38% of the initial pool
ADVERSELY AFFECT THEIR VALUE     balance, is a self-storage property that has
AND CASH FLOW                    limited alternative uses. These limited
                                 alternative uses could result in realized losses on the mortgage loans that may be allocated to your class of certificates. In addition, one (1) mortgaged property securing a mortgage loan that represents approximately
                                 0.38% of the initial pool balance, is a mixed use property, with both office and retail. See
                                 "--Risks Particular to Retail Properties" and
                                 "--Risks Particular to Office Properties" above. Mortgage loans secured by such property types may pose risks not associated with mortgage loans secured by liens on other types of income producing mortgaged properties.

RISKS ASSOCIATED WITH TENANTS
GENERALLY:

LOSSES MAY BE CAUSED BY TENANT   Cash flow or value of a mortgaged property
CREDIT RISK ON THE MORTGAGE      could be reduced if tenants are unable to meet
LOANS                            their lease obligations or become insolvent.
                                 The inability of tenants to meet their
                                 obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                  o  If tenant sales in retail properties
                                     decline, rents based on sales will
                                     decline. Tenants may be unable to pay
                                     their rent or other occupancy costs as a result of poor cash flow due to sales declines or the amount of the gross sales component of rent will be reduced. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights.

                                  o If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See "Legal Aspects of Mortgage Loans-- Bankruptcy Laws" in the prospectus.

TENANT CONCENTRATION ENTAILS     In those cases where a mortgaged property is
RISKS BECAUSE THE FINANCIAL      leased to a single tenant, or is primarily
CONDITION OF A SINGLE TENANT     leased to one or a small number of major
OR A FEW TENANTS MAY ADVERSELY   tenants, a deterioration in the financial
AFFECT NET CASH FLOW             condition or a change in the plan of operations
                                 of that tenant can have a particularly
                                 significant effect on the net cash flow
                                 generated by the mortgaged property. If any major tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the mortgaged property will be substantially greater than would otherwise be the case with respect to a property occupied by a large number of less significant tenants.

                                 Ten (10) of the mortgaged properties, securing mortgage loans that represent 4.96% of the initial pool balance, are single tenant properties.

                                 Three (3) of the mortgage loans, which
                                 represent 0.85% of the initial pool balance, are credit tenant lease loans that have been made on mortgaged properties leased to credit tenants.

                                 The payment of interest and principal on a credit tenant lease loan depends principally on the payment by the related credit tenant and/or its guarantor of monthly rental payments and other payments due under its credit lease. In certain cases, the "dark value" (i.e. unleased value) of a mortgaged property securing a credit tenant lease loan is less than the balance of the credit tenant lease loan on the related mortgaged property. In addition, a downgrade in the rating of a credit tenant and/or its guarantor may have a related adverse effect on the ratings of the certificates.

                                 In addition, retail, office or industrial properties also may be adversely affected if there is a concentration of tenants in a particular business or industry at any related property and that particular business or industry declines.

                                 These adverse financial effects could result in insufficient cash flow received by a borrower with respect to a mortgaged property which could, in turn, result in the inability of the borrower to make required payments on its mortgage loan, pay for maintenance and other operating expenses, fund capital improvements and pay other debtor obligations it may have.

LOSSES MAY BE CAUSED BY THE      The income from and market value of retail,
EXPIRATION OF, OR TENANT         office, multifamily and industrial properties
DEFAULTS ON, LEASES              would decline if leases expired or terminated,
                                 or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms. See "Annex A" to this prospectus supplement for information regarding the expiration of leased space for certain mortgaged properties.

                                 If leases are not renewed at all or are not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows or other collateral for leasing expenses, there is no guarantee that these reserves will be sufficient. See "--Leases at certain properties contain early termination or space surrender provisions that could reduce cash flow from tenants" and "Annex A--Characteristics of the Mortgage Loans--Certain Reserves" for information regarding certain of these reserves.

LEASES AT CERTAIN PROPERTIES     Leases at certain mortgaged properties are
CONTAIN EARLY TERMINATION OR     subject to provisions which may entitle the
SURRENDER PROVISIONS THAT COULD  tenant to surrender a portion of the demised
REDUCE CASH FLOW FROM TENANTS    premises or terminate the lease prior to the
                                 expiration date of the lease. The terms of each such lease provide for, among other things, the payment by the applicable tenant of a surrender, termination or similar fee. These provisions may affect cash flow from tenants, and affect a borrower's ability to make its mortgage loan payments.

TENANT BANKRUPTCY ENTAILS RISKS  The bankruptcy or insolvency of a major tenant, such as an anchor tenant, or a number of smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan. See "Legal Aspects of Mortgage Loans" in the prospectus.

LOSSES MAY BE CAUSED BY          Losses may be realized on the mortgage loans
INADEQUATE PROPERTY MANAGEMENT   that may be allocated to your class of
                                 certificates if property management is
                                 inadequate. Property managers are normally responsible for the following activities:

                                  o  responding to changes in the local market;


                                  o  planning and implementing the rental
                                     structure, including establishing levels of rent payments; and

                                  o  ensuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                 Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained.

                                 Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a property.

CONFLICTS OF INTEREST BETWEEN    Managers of mortgaged properties and the
PROPERTY MANAGERS AND OWNERS     borrowers may experience conflicts of interest
MAY RESULT IN LOSSES             in the management or ownership of mortgaged
                                 properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interest may exist because:

                                  o the mortgaged properties may be managed by property managers affiliated with the borrowers;

                                  o the mortgaged properties may be managed by property managers who also manage other properties that compete with the mortgaged properties; and

                                  o  affiliates of the managers or the
                                     borrowers, or the managers or the
                                     borrowers or both, may also own other
                                     properties, including competing
                                     properties.

LOSSES MAY RESULT IF THE         An appraisal was conducted for each mortgaged
SPECIAL SERVICER IS UNABLE       property in connection with the origination of
TO SELL A MORTGAGED PROPERTY     the related mortgage loan or thereafter, and
SECURING A DEFAULTED MORTGAGE    the loan-to-value ratios as of the applicable
LOAN FOR ITS APPRAISED VALUE     cut-off date referred to in this prospectus
                                 supplement are based on the appraisals. If the special servicer forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

                                 Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale on a subsequent date. If a borrower defaults on a mortgage loan, the special servicer may be unable to sell the related mortgaged property for its appraised value.

                                 Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated. Information regarding the values of mortgaged properties available to the depositor as of the applicable cut-off date is presented in this prospectus supplement for illustrative purposes only.

SUBORDINATE FINANCING ON THE     The mortgage loan sellers are not aware of any
MORTGAGED PROPERTY MAY INCREASE  mortgage loans where the mortgaged properties
RISKS                            are encumbered by secured subordinate debt.
                                 However, the Mesa Grande Loan, representing
                                 1.85% of the initial pool balance, has a pari passu companion loan with an original principal balance of $14,500,000 which is also secured by the Mesa Grande mortgaged property. See
                                 "Description of the Mortgage Pool--Companion
                                 Loan" in this prospectus supplement. The existence of subordinate indebtedness and the enforcement of any subordinate lender's interest in the mortgaged property may adversely affect the borrower's financial viability and enforcement of the trust's interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. The borrower's financial viability or the enforcement of the trust's interest could be adversely affected by subordinate financing because:

                                  o refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

                                  o reduced cash flow could result in deferred maintenance; and

                                  o if the borrower defaults after the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the mortgaged property could be delayed.

                                 All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults.

MEZZANINE DEBT SECURED BY        For three (3) mortgaged properties securing
EQUITY IN THE BORROWER MAY       mortgage loans that represent 6.36% of the
INCREASE RISKS                   initial pool balance, the direct parents of the
                                 related borrowers have incurred mezzanine debt.
                                 Two (2) mortgaged properties, securing mortgage loans that represent 4.61% of the initial pool balance, specifically permit the direct parent to incur mezzanine debt. Additionally, any mortgage loan made to a borrower that is not a single purpose entity may not restrict the parents of the borrower from incurring mezzanine debt. Any such indebtedness may be secured by a pledge of the equity interest in the related borrower. The existence of this indebtedness could adversely affect the financial viability of such borrower or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations.
                                 There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan. For a description of mezzanine debt relating to the mortgaged properties see
                                 "Description of the Mortgage Pool--Unsecured
                                 Subordinate and Mezzanine Financing" in this prospectus supplement.

RELATED BORROWERS MAY MAKE       Some borrowers under the mortgage loans are
LOSSES ON THE MORTGAGE LOANS     affiliated or under common control with one
MORE SEVERE                      another. The mortgage pool includes eight (8)
                                 groups of mortgage loans, representing 10.08% of the initial pool balance, made to affiliated or related borrowers. No one group of such mortgage loans represents more than 2.18% of the initial pool balance. These eight (8) groups include one group of cross-collateralized loans containing two (2) mortgage loans that represent in the aggregate
                                 2.18% of the initial pool balance. When
                                 borrowers are related, any adverse
                                 circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

                                 For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty. Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of a borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Description of the Mortgage Pool--Related Borrowers,
                                 Cross-Collateralized Mortgage Loans and
                                 Mortgage Loans Collateralized by Multiple
                                 Properties" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

LOSSES COULD RESULT FROM         Two (2) mortgage loans, representing 2.18% of
LIMITATION ON ENFORCEABILITY OF  the initial pool balance, are
CROSS-COLLATERALIZATION          cross-collateralized with each other. See
                                 "Description of the Mortgage Pool--Related
                                 Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple
                                 Properties." Cross-collateralization
                                 arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

                                 Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

                                  o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

                                  o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

                                 The additional security provided by
                                 cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance. If a creditor were to successfully assert a fraudulent conveyance claim, it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Legal Aspects of Mortgage Loans-- Bankruptcy Laws" in the prospectus and "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO    Payment of taxes on any net income from
FORECLOSURE MAY REDUCE           "foreclosure property" acquired by the trust
PAYMENTS TO CERTIFICATEHOLDERS   will reduce the net proceeds available for
                                 distribution to certificateholders. If the trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered
                                 "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered
                                 "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property," other than qualifying
                                 "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.

STATE LAW LIMITATIONS ON         Some jurisdictions, including California, have
REMEDIES MAY REDUCE PAYMENTS     laws that prohibit more than one "judicial
TO CERTIFICATEHOLDERS            action" to enforce a mortgage, and some courts
                                 have viewed the term "judicial action" broadly.
                                 The pooling and servicing agreement will require the special servicer and any replacement special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In the case of mortgage loans which are secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties in states where the one
                                 "judicial action" rules apply before
                                 foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Legal Aspects of Mortgage
                                 Loans--Foreclosure" in the prospectus.

                                 Because of these considerations, the ability of the special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer will be required to consider these factors in deciding which alternatives to pursue after a default.

BANKRUPTCY RULES MAY LIMIT THE   Operation of the federal bankruptcy code and
ABILITY OF A LENDER TO ENFORCE   related state laws may interfere with the
REMEDIES                         ability of a lender to foreclose upon a
                                 mortgaged property and to take other actions to enforce its remedies against the borrower or the mortgaged property. For a description of risks related to bankruptcy, see "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

INCREASES IN GROUND RENTS MAY    Three (3) mortgaged properties, securing
ADVERSELY AFFECT A BORROWER'S    mortgage loans which represent 4.38% of the
ABILITY TO MAKE PAYMENTS UNDER   initial pool balance, are subject solely to the
A RELATED MORTGAGE LOAN AND      lien of a mortgage on the borrower's leasehold
CAUSE REALIZED LOSSES ON THE     interest under a ground lease. Two (2)
MORTGAGE LOANS                   mortgaged properties, securing mortgage loans
                                 which represent 2.73% of the initial pool balance, consist of a fee simple interest with respect to a portion of the mortgaged property and a leasehold interest with respect to the other portion of the mortgaged property.

                                 Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

                                 The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section 365(h)
                                 of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including renewals. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

                                 Each of the ground leases related to the mortgage loans that are not secured by the related fee interest, however, generally contains the following protections to mitigate this risk:

                                  o  It requires the lessor to give the
                                     leasehold mortgagee notice of lessee
                                     defaults and an opportunity to cure them.

                                  o  It permits the leasehold estate to be
                                     assigned to and by the leasehold mortgagee at and after a foreclosure sale.

                                  o  It contains certain other protective
                                     provisions typically included in a
                                     "mortgageable" ground lease.

                                 See "Description of the Mortgage Pool--Ground Leases" in this prospectus supplement.

YOUR PAYMENTS MAY BE REDUCED     Noncompliance with zoning and building codes
OR DELAYED IF ZONING AND         may cause the borrower to experience cash flow
BUILDING CODE NONCOMPLIANCE      delays and shortfalls. These delays or
ON THE MORTGAGED PROPERTIES      shortfalls in payments could result in realized
ADVERSELY AFFECTS THE ABILITY    losses in the mortgage loans that may be
OF BORROWERS TO MAKE PAYMENTS    allocated to your class of certificates.
ON THE MORTGAGE LOANS
                                 Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the seller does not consider those defects known to it to be material. In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or to make principal and/or interest payments on the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.

CHANGES IN CONCENTRATIONS OF     As the mortgage loans are repaid, liquidated
BORROWERS, MORTGAGE LOANS OR     or repurchased, the characteristics of the pool
PROPERTY CHARACTERISTICS MAY     may vary. For example, the relative
INCREASE THE LIKELIHOOD OF       concentrations of properties, geographic
LOSSES ON THE CERTIFICATES       location, property characteristics, and number
                                 of borrowers and affiliated borrowers may change. Classes that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.

COMPLIANCE WITH THE AMERICANS    If a borrower were required to pay expenses and
WITH DISABILITIES ACT MAY        fines imposed by the Americans with
REDUCE PAYMENTS TO               Disabilities Act of 1990, the amount available
CERTIFICATEHOLDERS               to make payments on its mortgage loan would be
                                 reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the Americans with Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance.
                                 Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY REDUCE PAYMENTS   Principals or affiliates of certain borrowers
TO CERTIFICATEHOLDERS            may have been involved in bankruptcy or similar
                                 proceedings or may have otherwise been parties to real estate-related or other litigation.
                                 Such legal proceedings may be pending and, from time to time, threatened, against the borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business. This litigation could have a material adverse effect on the distributions to certificateholders.

RISKS RELATING TO ENFORCEABILITY Provisions requiring yield maintenance charges, OF YIELD MAINTENANCE CHARGES OR penalty charges or lockout periods may not be
DEFEASANCE PROVISIONS MAY        enforceable in some states and under federal
REDUCE PAYMENTS TO               bankruptcy law. Provisions requiring yield
CERTIFICATEHOLDERS               maintenance charges also may be interpreted as
                                 constituting the collection of interest for usury purposes. Accordingly, there is no assurance that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, there is no assurance that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.
                                 Additionally, although the collateral
                                 substitution provisions related to defeasance do not have the same effect on the certificateholders as repayment, there is no assurance that a court would not allow those provisions to be deemed satisfied upon payment of a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE EFFECT ON CERTIFICATEHOLDERS The terrorist attacks on the World Trade Center
OF RECENT EVENTS IN THE UNITED   and the Pentagon on September 11, 2001, related
STATES IS UNCLEAR                and threatened military action, recent
                                 disclosures of wrongdoing or financial
                                 misstatements by major corporations and
                                 financial institutions and other factors appear to be having adverse effects on general economic conditions and general market liquidity and, with substantial reported losses by various companies including telecommunications conglomerates, energy companies, airlines, insurance providers, aircraft makers, the hospitality industry and others, have been reported to result in a decrease in consumer confidence that could cause a general slowdown in economic growth.

RECENT DEVELOPMENTS MAY LIMIT    The mortgage loans typically require the
THE AVAILABILITY OR SCOPE OR     borrowers to maintain hazard insurance policies
INCREASE THE COST OF INSURANCE   on the mortgaged properties, as well as
REQUIRED BY THE MORTGAGE LOANS   comprehensive general liability and business
                                 interruption or rent loss insurance policies.
                                 These insurance policies are generally subject to periodic renewals during the term of the related mortgage loans. As a result of the September 11, 2001 terrorist attacks, insurance coverage may be more difficult to obtain or renew at comparable rates. Many insurance companies are in the process of reexamining many aspects of their business in light of the increased risks of future terrorist activities and anticipated large increases in reinsurance rates. Since September 11, 2001, primary insurance carriers have been negotiating reinsurance treaties with reinsurance carriers
                                 (which assume some of the risk of the policies sold by primary insurers). Many of these renegotiated reinsurance treaties have not only increased premium costs but also contain express exclusions for "acts of terrorism." It is also likely that, as a result of the financial impact of September 11, 2001, many primary insurers may not be able to obtain or maintain reinsurance regardless of the cost or the terms. Although some state regulators have permitted insurance carriers to exclude terrorism risks from coverage under certain lines of commercial insurance, it is unclear whether other state regulators may do so. This may result in insurers withdrawing from offering those lines and such withdrawals could further decrease the availability and increase the cost of insurance required with respect to the mortgaged properties. There can be no certainty that policies which are renewed will continue to provide coverage for terrorist attacks. The policies may contain some conditions and exclusions to coverage, including exclusions related to some or all acts of terrorism. The insurance policies on certain mortgaged properties have been renewed without such coverage and it is expected that other mortgaged properties may be similarly affected in the future. Insurance policies for thirteen (13) mortgaged properties, securing mortgage loans which represent 8.00% of the initial pool balance, have no coverage for terrorism or terrorist acts. To the extent that uninsured or underinsured casualty losses occur with respect to the mortgaged properties, losses on the mortgage loans may result.

                                 In order to offset the increased cost of primary terrorism insurance coverage, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002. Under this act, the federal government shares the risk of loss from future terrorist attacks with the commercial property and casualty insurance industry. Assistance to insurers is in the form of grants for 90% of terrorism-related losses that exceed the applicable insurer deductible, with the assistance capped for each of the three years for which the program is authorized. Under this act, the amount of government assistance is limited and the act expires on December 31, 2005. There can be no assurance that subsequent terrorism insurance legislation would be passed. Furthermore, there can be no assurance that the passage of this act will substantially lower the cost of obtaining terrorism insurance.

                       DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in "Annex A" to this prospectus supplement.


     CALCULATIONS OF INTEREST

     105 of the mortgage loans, which represent 99.15% of the initial pool balance, accrue interest at fixed interest rates on the basis of a 360-day year and the actual number of days elapsed and have a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months. Three (3) of the mortgage loans, which represent 0.85% of the initial pool balance, accrue interest at fixed interest rates on the basis of a 360-day year and the actual number of days elapsed and have a monthly payment calculated on the same basis.


     Seven (7) mortgage loans, which represent 5.34% of the initial pool balance, provide for payments of interest only for up to 60 months after origination, during which period no payments of principal are due. Five (5) of these mortgage loans, which represent 3.25% of the initial pool balance, provide for a constant interest only payment through the interest only period irrespective of the actual number of days in any interest period. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. No mortgage loan, other than the ARD loan, permits negative amortization or the deferral of accrued interest.

     Each mortgage loan bears interest at a mortgage rate that is fixed for the entire remaining term of the mortgage loan, except that the ARD loan will accrue interest at an increased rate if not repaid on or before its anticipated repayment date.


     BALLOON LOANS

     104 of the mortgage loans, which represent approximately 98.49% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Seven (7) of the mortgage loans, which represent approximately 5.34% of the initial pool balance, begin monthly payments of principal after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.


     THE ARD LOAN

     One (1) mortgage loan, which represents approximately 2.58% of the initial pool balance, is an ARD loan that provides for changes in the accrual of interest and the payment of principal as of its anticipated repayment date. If the borrower elects to prepay the ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If the borrower does not prepay the ARD loan on or before its anticipated repayment date, the ARD loan will bear interest at an increased rate that will be a fixed rate per annum equal to the mortgage rate plus 2.00% per annum.

Beginning on its anticipated repayment date, excess interest or interest accrued on the ARD loan at the excess of the increased rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of the ARD loan has been reduced to zero. If the borrower does not prepay the ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses, will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

     The failure to pay excess interest will not constitute a default under the ARD loan before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the increased rate. Any excess interest received on the ARD loan will be distributed to the holders of the Class P certificates.


     AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans and the ARD loan, the mortgage pool includes four (4) fully amortizing mortgage loans, which represent 1.51% of the initial pool balance.


     DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. 104 of the mortgage loans, which represent 98.06% of the initial pool balance, provide for scheduled monthly payments of principal or interest (but not excess interest or principal payments calculated with respect to excess cash flow on the ARD loan) or both to be due on the first day of each month. Four (4) of the mortgage loans, which represent 1.94% of the initial pool balance, provide for due dates on the fifth of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     None of the mortgage loans provide for a grace period for the payment of monthly payments of more than 5 days.


     DEFEASANCE

     104 of the mortgage loans, which represent 96.96% of the initial pool balance, provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a defeasance option to obtain the release of one or more of the mortgaged properties from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

   (1)   pays on any due date,

         o all interest accrued and unpaid on the principal balance of the mortgage loan to and, including that due date,

         o all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

         o  any costs and expenses related to the release,

   (2)   delivers or pledges defeasance collateral to the trustee,

         o that consists of direct, non-callable obligations of, or non-callable obligations, fully guaranteed as to timely payment by, the United States of America, and

    o   that provides payments:

         o on or before all successive scheduled payment dates from that due date to the related maturity date, or anticipated repayment date in the case of the ARD loan, and

         o in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property, and

   (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

     The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.

     In general, no borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates, except for two (2) of the mortgage loans representing approximately 2.08% of the initial pool balance, which permit the related borrower to defease the related mortgage loan prior to the second anniversary of the closing date. These loans are identified as loan numbers 09-0001530 and 32348 on "Annex A" to this prospectus supplement. Each early defeasance loan will constitute the primary asset of a separate single loan REMIC.


     PREPAYMENT PROVISIONS

     Each mortgage loan prohibits voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium or yield maintenance charge. See "Annex A" to this prospectus supplement for information regarding the lockout and defeasance periods for each mortgage loan.

     Any prepayment premiums or yield maintenance charges actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums or Yield Maintenance Charges" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium or yield maintenance charge upon a prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium or yield maintenance charge with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium or yield maintenance charge due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or yield maintenance charge or as to the collectability of any prepayment premium. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium or yield maintenance charge will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium or yield maintenance charge will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium or yield maintenance charge will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the holder of certificates representing the greatest percentage interest in the controlling class, or any mortgage loan seller. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions," "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.


   RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES

     The mortgage pool includes eight (8) groups of mortgage loans, representing 10.08% of the initial pool balance, made to affiliated or related borrowers. These eight (8) groups include one group of cross-collateralized loans containing two (2) mortgage loans, which represent in the aggregate 2.18% of the initial pool balance. One (1) mortgage loan, other than the cross-collateralized mortgage loans, which represents 2.69% of the initial pool balance, is secured by one mortgage encumbering multiple mortgaged properties. Because of this, the total number of mortgage loans in the mortgage pool is 108, while the total number of mortgaged properties in the mortgage pool is
117. In most cases, this prospectus supplement treats a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when this prospectus supplement describes the geographic concentration and property type distribution of the mortgage pool, this prospectus supplement treats these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount. Losses could result from limitations on the enforceability of cross-collateralization. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement. See "Annex A" to this prospectus supplement for information regarding the cross-collateralized mortgage loans.


     COMPANION LOAN

     One (1) mortgage loan, known as the Mesa Grande Loan, in the original principal amount of $14,500,000, is represented by one of two mortgage notes, each signed by the same two borrowers and secured by the Mesa Grande mortgaged property. The second mortgage note, also in the original principal amount of $14,500,000, is not part of the mortgage pool and has been deposited in the trust fund relating to the depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "2002-C1 securitization") issued on February 5, 2002. Neither mortgage note is subordinate to the other. Both mortgage notes bear the same interest rate and otherwise have the same payment terms, and payments will be applied pro rata between them. Both mortgage notes are subject to a co-lender agreement that provides, among other things, that both mortgage notes will be serviced by the master servicer or special servicer, as applicable, under the pooling and servicing agreement for the 2002-C1 securitization (the "2002-C1 master servicer" and "2002-C1 special servicer", respectively) as though the mortgage loans evidenced by the two separate mortgage notes were a single mortgage loan. Although the 2002-C1 master servicer is required to make servicing advances with respect to the Mesa Grande mortgaged property, neither the 2002-C1 master servicer nor the 2002-C1 special servicer is required to make advances of principal and interest with respect to the mortgage note for the Mesa Grande Loan deposited in the trust fund. P&I advances with respect to the Mesa Grande Loan deposited in the trust fund will be made by the master servicer in accordance with the pooling and servicing agreement for the offered certificates.

     The servicing compensation of the 2002-C1 master servicer and the 2002-C1 special servicer with respect to either mortgage note will be paid solely for amounts payable on the applicable note. The 2002-C1 master servicer is entitled to receive a servicing fee of 0.03% with respect to both mortgage notes and the 2002-C1 special servicer is entitled to receive a special servicing fee equal to 0.25% per annum, a liquidation fee equal to 1% of liquidation proceeds, a workout fee equal to 1% of amounts collected and other compensation with respect to both mortgage notes that is similar to the compensation that the special servicer is entitled to receive with respect to the mortgage loans in the mortgage pool for the offered certificates.

     None of the master servicer, the special servicer, the trustee or the majority certificateholders of the controlling class for the offered certificates generally has rights to consent to any action or inaction of the 2002-C1 master servicer, the 2002-C1 special servicer or the trustee for the 2002-C1 securitization (the "2002-C1 trustee") in respect of administration of the Mesa Grande Loan. The co-lender agreement provides that the trust fund, as holder of the Mesa Grande Loan, does not have any right to terminate the 2002-C1 master servicer or the 2002-C1 special servicer as servicer or special servicer of the Mesa Grande Loan. Under the pooling and servicing agreement for the 2002-C1 securitization, the majority certificateholder of the controlling class of the 2002-C1 certificates may at any time and from time to time replace the 2002-C1 special servicer with respect to the Mesa Grande Loan. GMACCM currently serves as both the 2002-C1 master servicer and the 2002-C1 special servicer, and one or more affiliates of GMACCM currently constitute the majority certificateholder of the controlling class of 2002-C1 certificates.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

        o permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

        o prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

     Some of the mortgage loans permit either:

        o transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

        o  transfers to specified parties related to the borrower.

     The master servicer or special servicer, as applicable, will determine, with the approval of the majority certificateholder of the controlling class, and in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.


     SECURED SUBORDINATE FINANCING

     The mortgage loan sellers are not aware of any mortgage loans where the mortgaged properties are encumbered by secured subordinate debt. All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the master servicer or the special servicer, as applicable, before so encumbering the property. See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus. See also "--Companion Loan" above and "Servicing of the Mortgage Loans--Servicing of the Mesa Grande Loan" for details relating to the Mesa Grande Loan which has a pari passu companion loan in the original principal amount of $14,500,000 that is secured by the same mortgaged property.


     UNSECURED SUBORDINATE AND MEZZANINE FINANCING

     Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except for three (3) mortgage loans shown in the table below, which represent 6.36% of the initial pool balance, that permit mezzanine debt secured by equity interests in the borrower, the mortgage loan sellers are not aware of any mortgage loans that have unsecured subordinate debt, unsecured mezzanine debt or mezzanine debt secured by equity interests in the borrower.


                           UNSECURED MEZZANINE DEBT


                                                                                            INITIAL PRINCIPAL
 CONTROL                                                      CUT-OFF DATE   % OF INITIAL       AMOUNT OF
  NUMBER   LOAN NUMBER              PROPERTY NAME                BALANCE     POOL BALANCE    MEZZANINE DEBT
--------- ------------- ------------------------------------ -------------- -------------- ------------------
    2        36806                 Parkway Pointe             $28,470,244         3.66%        $1,500,000
    12     09-0001647       Mission Foothills Marketplace     $15,150,531         1.95%        $  990,000
    47     09-0001652    Waterville Commons Shopping Center   $ 5,844,341         0.75%        $  440,000

     In addition, two (2) of the mortgage loans, representing 4.61% of the initial pool balance, permit future encumbrance of the equity interests of the borrower, subject to certain restrictions.

     See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" and "--Mezzanine debt secured by equity in the borrower may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


     GROUND LEASES

     Three (3) mortgaged properties securing three (3) mortgage loans, which represent 4.38% of the initial pool balance, are subject to the lien of a mortgage solely on the borrower's leasehold interest in such mortgaged property.

     Two (2) mortgaged properties securing two (2) mortgage loans, which represent 2.73% of the initial pool balance, consist of a fee simple interest with respect to a portion of the mortgaged property and a leasehold interest with respect to the other portion of the mortgaged property.

     None of the ground leases (including any extension options) expire less than 19.5 years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.


     LOAN DOCUMENTATION

     Except as otherwise described under "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.

     SIGNIFICANT MORTGAGE LOANS

                              CLIFTON COMMONS LOAN
                                  CLIFTON, NJ

                            MORTGAGE LOAN INFORMATION





  CUT-OFF DATE BALANCE:        $35,000,000
  PERCENTAGE OF CUT-OFF
  DATE POOL BALANCE:           4.50%
  MORTGAGE RATE:               5.965%
  INTEREST CALCULATION:        Actual/360
  ORIGINAL PRINCIPAL
  BALANCE:                     $35,000,000
  ORIGINATOR:                  GACC
  ORIGINATION DATE:            November 26, 2002
  ORIGINAL TERM TO
  MATURITY:                    120 months
  EXPECTED BALLOON
  BALANCE:                     $29,654,658
  DUE DATE:                    1st of the month
  MATURITY DATE:               December 1, 2012
  ORIGINAL AMORTIZATION
  TERM:                        360 months
  REMAINING
  AMORTIZATION TERM:           360 months
  ARD:                         N/A
  CUT-OFF DATE LTV:            79.37%
  UNDERWRITTEN NCF
  DSCR:                        1.29x
  CUT-OFF DATE
  BALANCE/NRSF:                $191/NRSF
  BALLOON BALANCE TO
  APPRAISED VALUE:             67.24%
  BORROWER/SPONSOR:            Clifton Commons I L.L.C., a
                               bankruptcy remote, special purpose
                               entity sponsored by The Related
                               Companies L.P.
  CROSS COLLATERALIZATION:     N/A
  PREPAYMENT:                  The loan may be prepaid in whole
                               or in part without any prepayment
                               premium on or after the 117th
                               month (i.e. on or after September 1,
                               2012).
  DEFEASANCE:                  Borrower may defease the loan with
                               U.S. treasury securities two years
                               after the closing date for the offered
                               certificates.


  RELEASE OF MORTGAGE
  SECURITY:                    N/A
  ADDITIONAL SECURED
  SUBORDINATE/MEZZANINE
  FINANCING:                   No, except for subordinated debt
                               from related parties.
  CASH
  MANAGEMENT/LOCKBOX:          Hard Lockbox.
  RESERVES:                    Replacement Reserves: $1,527
                               monthly.
                               Insurance Reserve: Commencing on
                               an event of default, 1/12 of annual
                               premiums, monthly.
                               Taxes Reserve: Commencing on an
                               event of default, 1/12 of annual
                               taxes, monthly.
                               Deferred Maintenance Reserve:
                               $6,250 up front (no monthly
                               deposits).
                               Tenant Improvement/Leasing
                               Commission Reserve: Tenant
                               improvement and leasing
                               commission reserves will be
                               implemented upon the occurrence
                               of certain trigger events.
  ENVIRONMENTAL
  INSURANCE:                   N/A
  RECOURSE/GUARANTEE:          Nonrecourse, subject to ordinary
                               carve-outs. The Related Companies
                               L.P., the sponsor, has also issued a
                               guaranty of those carve-outs and an
                               environmental guaranty.


                MORTGAGED PROPERTY INFORMATION


  SINGLE ASSET/PORTFOLIO:   Single asset
  PROPERTY TYPE:            Anchored Retail
  LOCATION:                 Clifton, New Jersey
  YEARS BUILT/RENOVATED:    1999/N/A
  PROPERTY MANAGER:         The Related Companies L.P.
  CURRENT OCCUPANCY RATE:   100% (as of November 1, 2002)
  UNDERWRITTEN NCF:         $ 3,242,574
  OWNERSHIP INTEREST:       Fee Simple
  APPRAISER:                Leitner Group, Inc.
  APPRAISED VALUE:          $44,100,000
  APPRAISAL DATE:           September 4, 2002

     ADDITIONAL MORTGAGE LOAN AND MORTGAGED PROPERTY INFORMATION

     Property Information. The Clifton Commons property (the "Clifton Commons Property") consists of an anchored retail center comprised of seven buildings with approximately 183,276 NRSF of retail space, located on a 21.87 acre site. The Clifton Commons Property includes 1,187 spaces of surface parking. The Clifton Commons Property was constructed in 1999. As of November 1, 2002, the complex was 100% leased. The Clifton Commons Property is anchored by AMC Theatres, Sports Authority and Barnes & Noble. The following tables summarize
(i) information related to the seven (7) largest tenants of the Clifton Commons Property and (ii) the lease expiration schedule for the Clifton Commons Property.

                                                  CLIFTON COMMONS LOAN
                            SEVEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
                                                                               ANNUALIZED
                                                                              UNDERWRITTEN                  APPROXIMATE
                                                                                  BASE        ANNUALIZED     % OF TOTAL
                                             LEASE      TENANT       % OF         RENT       UNDERWRITTEN   UNDERWRITTEN
     TENANT NAME                          EXPIRATION     NRSF        NRSF       PER NRSF       BASE RENT     BASE RENT
     ----------------------------------- ------------ ---------- ----------- -------------- -------------- -------------
1.   AMC Theatres(1) ................... 5/31/19        75,453       41.17%     $ 24.69       $1,605,912        42.20%
2.   Sports Authority(2) ............... 3/31/14        44,000       24.01%     $ 23.00       $1,012,000        26.59%
3.   Barnes & Noble(3) ................. 5/31/14        35,658       19.46%     $ 17.00       $  606,186        15.93%
4.   Party City ........................ 4/30/09        11,071        6.04%     $ 25.00       $  276,775         7.27%
5.   First Union National Bank(4) ...... 2/28/09         3,812        2.08%     $ 27.54       $  105,000         2.76%
6.   Chevy's ........................... 4/30/24         7,158        3.91%     $ 13.97       $  100,000         2.63%
7.   Applebee's ........................ 4/30/24         6,124        3.34%     $ 16.33       $  100,000         2.63%
                                                        ------      ------                    ----------       ------
      Totals/Weighted Average ..........               183,276      100.00%     $ 20.77       $3,805,873       100.00%
                                                       =======      ======                    ==========       ======

----------
(1) AMC Entertainment Inc. is rated Caa2/B (Moody's/S&P) with a positive outlook by S&P.

(2) Sports Authority Inc. is rated B3/B (Moody's/S&P) with a positive outlook by Moody's and S&P.

(3) Barnes & Noble Inc. is rated Ba3/BB (Moody's/S&P) with a positive outlook by S&P.

(4) First Union National Bank merged with Wachovia Corp. which is rated Aa3/A/A+ (Moody's/S&P/Fitch.)

                                         CLIFTON COMMONS LOAN
                                      LEASE EXPIRATION SCHEDULE
                                                                                          APPROXIMATE
                                                                            ANNUALIZED     % OF TOTAL
                                    NUMBER OF                   % OF       UNDERWRITTEN   UNDERWRITTEN
               YEAR                   LEASES    EXPIRING SF   TOTAL SF       BASE RENT     BASE RENT
---------------------------------- ----------- ------------- ----------   -------------- -------------
      2002 .......................        0            --        0.00%      $       --         0.00%
      2003 .......................        0            --        0.00%      $       --         0.00%
      2004 .......................        0            --        0.00%      $       --         0.00%
      2005 .......................        0            --        0.00%      $       --         0.00%
      2006 .......................        0            --        0.00%      $       --         0.00%
      2007 .......................        0            --        0.00%      $       --         0.00%
      2008 .......................        0            --        0.00%      $       --         0.00%
      2009 .......................        2        14,883        8.12%      $  381,775        10.00%
      2010 .......................        0            --        0.00%      $       --         0.00%
      2011+ ......................        6       168,393       91.88%      $3,424,098        90.00%
      Vacant .....................        0            --        0.00%      $       --         0.00%
      Month to Month Tenants .....        0            --        0.00%      $       --         0.00%
                                          -       -------      ------       ----------       ------
  Totals .........................        8       183,276      100.00%      $3,805,873       100.00%
                                          =       =======      ======       ==========       ======

     Tenant Improvement and Leasing Commission Reserve. Tenant improvement and leasing commission reserves will be implemented if (a) a tenant occupying 10,000 square feet or more of the property goes dark for 30 days or more, other than for casualty or remodelling, (b) a tenant becomes subject to bankruptcy or insolvency proceedings, (c) the stabilized occupancy rate falls below 90% or
(d) the DSCR falls below 1.15x, as determined by the servicer in its sole discretion, based on the annualized current rents in place less expenses equal to the greater of (1) the trailing twelve months of expenses relating to the Clifton Commons Mortgaged Property or (2) $2,111,261. In any of the above events, the borrower must deposit into a reserve the monthly amount of $12,774 multiplied by a fraction whose numerator is the NRSF of vacant space at the property and whose denominator is the total NRSF of the property.

     Replacement Reserves. The borrower must fund a replacement reserve in the amount of $1,527 per month, to be used for work that would normally be treated as a capital improvement under generally accepted accounting principles.

     Additional Reserves. At the closing, a deferred maintenance reserve was established in the amount of $6,250, which is 125% of the repairs identified in the property condition report. The borrower is required to address each maintenance item within six months after the loan closing.

     Cash Management/Lockbox. A lockbox is in effect for the Clifton Commons Loan. All rent is deposited to a deposit account for the benefit of the servicer, but may then be transferred to a borrower account, until an event of default occurs. After an event of default, the servicer may withdraw all funds from the lockbox account monthly to fund impound accounts, pay debt service, fund reserve accounts and pay any other amounts due under the loan documents, and forward the excess to the borrower.

                              PARKWAY POINTE LOAN
                                  ATLANTA, GA

                            MORTGAGE LOAN INFORMATION



  CUT-OFF DATE BALANCE:        $28,470,244
  PERCENTAGE OF CUT-OFF
  DATE POOL BALANCE:           3.66%
  MORTGAGE RATE:               5.750%
  INTEREST CALCULATION:        Actual/360
  ORIGINAL PRINCIPAL
  BALANCE:                     $28,500,000
  ORIGINATOR:                  GMACCM
  ORIGINATION DATE:            October 4, 2002
  ORIGINAL TERM TO
  MATURITY:                    60 months
  EXPECTED BALLOON
  BALANCE:                     $26,569,134
  DUE DATE:                    1st of the month
  MATURITY DATE:               November 1, 2007
  ORIGINAL AMORTIZATION
  TERM:                        360 months
  REMAINING
  AMORTIZATION TERM:           359 months
  ARD:                         N/A
  CUT-OFF DATE LTV:            74.92%
  UNDERWRITTEN NCF
  DSCR:                        1.34x
  CUT-OFF DATE BALANCE/
  NRSF:                        $145/NRSF
  BALLOON BALANCE TO
  APPRAISED VALUE:                   69.92%
  BORROWER/SPONSOR:            Parkway Pointe Development, LLC,
                               a bankruptcy remote, special
                               purpose entity sponsored by Donald
                               Kimbrough King.


  CROSS-COLLATERALIZATION:     N/A
  PREPAYMENT:                  The loan may be prepaid in whole
                               or in part without any prepayment
                               premium on or after September 1,
                               2007
  DEFEASANCE:                  The borrower may defease the loan
                               with U.S. treasury securities two
                               years after the closing date for the
                               offered certificates.
  RELEASE OF MORTGAGE
  SECURITY:                    N/A
  ADDITIONAL SECURED
  SUBORDINATE/MEZZANINE
  FINANCING:                   Yes. There is a floating rate
                               mezzanine loan in the amount of
                               $1,500,000 held by GMACCM which
                               is secured by a pledge of interests in
                               the borrower.
  CASH
  MANAGEMENT/LOCKBOX:          Soft
  RESERVES:                    Tenant Improvements and Leasing
                               Commissions Reserve: $8,333
                               monthly, subject to a cap of
                               $ 500,000.
                               Replacement Reserves: $2,449
                               monthly, subject to a cap of $58,776.
                               Rent Rebate Reserve: $32,353
                               monthly, subject to a cap of $388,231
                               Tax Reserve: Initial deposit of
                               $68,018 and $34,008 monthly.
  ENVIRONMENTAL
  INSURANCE:                   N/A
  RECOURSE/GUARANTEE:          Non-recourse, subject to certain
                               carve-outs. Donald Kimbrough King,
                               the sponsor, has executed a guaranty
                               of those carve-outs and a limited
                               environmental indemnity.


                         MORTGAGED PROPERTY INFORMATION

  SINGLE ASSET/PORTFOLIO:   Single Asset
  PROPERTY TYPE:            Anchored Retail
  LOCATION:                 Atlanta, GA
  YEARS BUILT/ RENOVATED:   1998 / N/A
  PROPERTY MANAGER:         Kim King Associates, Inc., an affiliate of
                            the borrower
  CURRENT OCCUPANCY RATE:   100% (as of September 3, 2002)
  UNDERWRITTEN NCF:         $ 2,670,709
  OWNERSHIP INTEREST:       Fee Simple
  APPRAISER:                Kirkland and Company
  APPRAISED VALUE:          $38,000,000
  APPRAISAL DATE:           September 1, 2002

     ADDITIONAL MORTGAGE LOAN AND MORTGAGED PROPERTY INFORMATION


     Property Information. The Parkway Pointe property (the "Parkway Pointe Property") consists of an anchored retail complex comprised of a two-story building, an attached parking deck, a small outparcel building and two ground leased outparcels totaling approximately 195,908 NRSF. The Parkway Pointe Property was constructed in 1998. As of September 3, 2002, the Parkway Pointe Property was 100% occupied. The following tables summarize (i) information related to the nine largest tenants of the Parkway Pointe Property and (ii) the lease expiration schedule for the Parkway Pointe Property.


                                               PARKWAY POINTE LOAN
                         NINE LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
                                                                         ANNUALIZED                   APPROXIMATE
                                                                        UNDERWRITTEN    ANNUALIZED     % OF TOTAL
                                       LEASE      TENANT       % OF       BASE RENT    UNDERWRITTEN   UNDERWRITTEN
  #  TENANT NAME                    EXPIRATION     NRSF        NRSF       PER NRSF       BASE RENT     BASE RENT
---- ----------------------------- ------------ ---------- ----------- -------------- -------------- -------------
1.   AMC(1) ...................... 11/30/18       60,305       30.78%     $ 20.00       $1,206,100        34.46%
2.   Crunch/Bally's(2) ........... 07/31/15       27,688       14.13%     $ 19.70       $  545,454        15.58%
3.   Borders ..................... 09/22/18       27,500       14.04%     $ 17.35       $  477,125        13.63%
4.   Linens `N Things ............ 01/31/14       33,350       17.02%     $ 13.50       $  450,225        12.86%
5.   Pier One Imports(3) ......... 09/22/12       16,500        8.42%     $ 16.00       $  264,000         7.54%
6.   Old Navy(4) ................. 11/30/08       15,000        7.66%     $ 15.00       $  225,000         6.43%
7.   Copeland .................... 09/30/13        7,365        3.76%     $ 20.37       $  150,000         4.29%
8.   Don Pablos .................. 09/01/08        7,000        3.57%     $ 21.43       $  150,000         4.29%
9.   Nail and Tan ................ 12/31/03        1,200        0.61%     $ 27.00       $   32,400         0.93%
                                                  ------      ------                    ----------       ------
     Totals/Weighted Average .....               195,908      100.00%     $ 17.87       $3,500,304       100.00%
                                                 =======      ======                    ==========       ======

------------
(1) AMC Entertainment Inc. is rated Caa2/B (Moody's/S&P) with a positive outlook by S&P. The actual AMC base rent per NRSF is $21.68.

(2) Bally Total Fitness Holding Corp., which guarantees the Crunch/Bally's lease, is rated B1/B+/B (Moody's/S&P/Fitch) with a stable outlook by S&P.


(3) Pier One Imports Inc. is rated Baa3/BBB- (Moody's/S&P) with a stable outlook by S&P.

(4) The Gap Inc., which guarantees the Old Navy lease, is rated Ba3/BB+/BB- (Moody's/S&P/Fitch) with a negative outlook by S&P.

                              PARKWAY POINTE LOAN
                           LEASE EXPIRATION SCHEDULE


                                                                                    APPROXIMATE
                                                                    ANNUALIZED       % OF TOTAL
                        NUMBER OF                       % OF       UNDERWRITTEN     UNDERWRITTEN
YEAR                      LEASES      EXPIRING SF     TOTAL SF       BASE RENT       BASE RENT
--------------------   -----------   -------------   ----------   --------------   -------------
2002 ...............        0              --          0.00%      $       --           0.00%
2003 ...............        1           1,200          0.61%      $   32,400           0.93%
2004 ...............        0              --          0.00%      $       --           0.00%
2005 ...............        0              --          0.00%      $       --           0.00%
2006 ...............        0              --          0.00%      $       --           0.00%
2007 ...............        0              --          0.00%      $       --           0.00%
2008 ...............        2          22,000         11.23%      $  375,000          10.71%
2009 ...............        0              --          0.00%      $       --           0.00%
2010 ...............        0              --          0.00%      $       --           0.00%
2011 ...............        0              --          0.00%      $       --           0.00%
2012 ...............        1          16,500          8.42%      $  264,000           7.54%
2013 ...............        1           7,365          3.76%      $  150,000           4.29%
2014 ...............        1          33,350         17.02%      $  450,225          12.86%
After 2014 .........        3         115,493         58.95%      $2,228,679          63.67%
Vacant .............        0              --          0.00%              --           0.00%
                            -         -------        ------       ----------         ------
 Totals ............        9         195,908        100.00%      $3,500,304         100.00%
                            =         =======        ======       ==========         ======

     Early Termination and Co-tenancy Clauses. The leases for Old Navy and Pier One Imports contain early termination provisions in the event that the applicable store's sales do not reach a minimum threshold. In the case of the Old Navy lease, the store sales did not reach the minimum threshold as of November 2002, which was $5,700,000. In the case of the Pier One Imports, Inc. lease, the store sales as of September 2007 must reach a minimum threshold of $1,800,000. If Old Navy or Pier One Imports decides to terminate its lease, they are each required to give the borrower written notice, at which time monthly collections for the tenant improvements and leasing commissions reserve account will commence (see "--Cash Sweep" below). AMC's lease includes an early termination clause after 2010 which is beyond the term of the Parkway Pointe Loan. In addition, three of the tenants (Linens `n Things, Old Navy and Pier One Imports) representing 33% of the NRSF and 27% of the total underwritten income of the Parkway Pointe Property have leases that include co-tenancy clauses. In the event that certain key tenants vacate the complex, these tenants have the ability either to pay a percentage of annual sales in lieu of the base rent or upon the expiration of certain time periods, terminate their leases.

     Lockbox. All tenants are required to pay all amounts due to the borrower into a lockbox account. The borrower has access to the funds in the lockbox account until the occurrence of an event of default or a trigger event, at which time control of the lockbox reverts to the servicer. A "trigger event" will be deemed to have occurred (i) if the servicer determines that the debt service coverage ratio on any date is less than 1.25x, (ii) a tenant brings a rebate action after the funds from the initial rent rebate reserve have been disbursed (see "--Rent Rebate Reserve" below) or (iii) the date on which Old Navy exercises its early termination option with respect to its lease, or such other date on which the Old Navy lease is terminated.

     Tenant Improvement and Leasing Commission Reserve. The mortgage loan requires monthly deposits of $8,333 into the tenant improvements and leasing commission reserve account. This requirement is waived (except during the occurrence of any cash sweep period, described in "--Cash Sweep" below) if the balance in the reserve account is in excess of $500,000. If a tenant termination event occurs, the borrower will be required to make additional deposits of $0.81 per square foot of the demised premises. A "tenant termination event" will occur on any date on which any of the major tenants, including Pier One, AMC, Old Navy, Crunch Fitness/Bally's, Borders or Linens `N Things, gives notice of lease termination, exercises a "go dark" clause, ceases the payment of rent or such a lease is terminated by default.

     Cash Sweep. Upon the occurrence of any debt service coverage trigger event pursuant to the lockbox agreement (as described in "--Early Termination and Co-Tenancy Clauses" above), all excess cash flow will be swept into the tenant improvement and leasing commission reserve. Upon the occurrence of a trigger event relating to Old Navy, pursuant to the lockbox agreement (as described in "--Lockbox" above), the borrower is required to deposit into the tenant improvement and leasing commission reserve an amount equal to the greater of
(i) $20,000 or (ii) the quotient of (x) the difference between $300,000 and the then current balance of the tenant improvement and leasing commission reserve account and (y) the number of full months remaining until the termination date of the applicable lease. The cash sweep will terminate if the balance in the tenant improvements and leasing commission reserve reaches $300,000. At the borrower's option, the borrower may deposit with the servicer a letter of credit in the amount equal to the difference between $300,000 and the then current balance of the tenant improvement and leasing commission reserve in lieu of the cash sweep into the tenant improvements and leasing commission reserve account.

     Replacement Reserves. The mortgage loan requires monthly deposits of $2,449 into the replacement reserve account. In lieu of making monthly deposits, the borrower has the option to post with the servicer on or prior to December 1, 2003 a letter of credit equal to twelve monthly deposits or the reserve cap amount of $58,776.

     Rent Rebate Reserve. The borrower is required to make monthly deposits of $32,353 into the rent rebate reserve account until the reserve totals $388,231, to cover an amount of rent in dispute with respect to the rent abatement period under the lease between Crunch Fitness International, Inc. and the borrower (the "Crunch/Bally's Lease"). These funds will be held in the rent rebate reserve until the dispute is resolved or November 1, 2004, provided that there is no event of default or "tenant action" before such date. A "tenant action" will occur on any date the lessee begins to offset its rent under the Crunch/Bally's Lease or on any date on which any action or proceeding is brought against the borrower in connection with the dispute. If the funds are returned to borrower and a tenant action is commenced after November 1, 2004, the borrower will be required to recommence the monthly deposits until the reserve totals the reserve cap. Additionally, upon the occurrence of a tenant action, the servicer may reassess the amounts necessary for the rent rebate dispute and may increase the amounts to be deposited therein. The borrower has the option to post with the servicer a letter of credit equal to the reserve cap in lieu of making the monthly deposits into the reserve. Donald Kimbrough King and the borrower have executed an indemnity against all losses associated with the tenant dispute with Crunch/Bally's.

                              SHOPS AT RIVER PARK
                                   FRESNO, CA

                            MORTGAGE LOAN INFORMATION



  CUT-OFF DATE BALANCE:        $28,000,000
  PERCENTAGE OF CUT-OFF
  DATE POOL BALANCE:           3.60%
  MORTGAGE RATE:               6.325%
  INTEREST CALCULATION:        Actual/360
  ORIGINAL PRINCIPAL
  BALANCE:                     $28,000,000
  ORIGINATOR:                  GMACCM
  ORIGINATION DATE:            November 7, 2002
  ORIGINAL TERM TO
  MATURITY:                    120 months
  EXPECTED BALLOON
  BALANCE:                     $23,972,895
  DUE DATE:                    1st of the month
  MATURITY DATE:               December 1, 2012
  ORIGINAL AMORTIZATION
  TERM:                        360 months
  REMAINING
  AMORTIZATION TERM:           360 months
  ARD:                         N/A
  CUT-OFF DATE LTV:            74.01%
  UNDERWRITTEN NCF
  DSCR:                        1.45x
  CUT-OFF DATE BALANCE /
  NRSF:                        $197/NRSF
  BALLOON BALANCE TO
  APPRAISED VALUE:             63.36%
  BORROWER/SPONSOR:            River Park Properties VIII, LLC, a
                               bankruptcy remote, special purpose
                               entity sponsored by Edward
                               Kashian.


  CROSS-COLLATERALIZATION:     N/A
  PREPAYMENT:                  The loan may be prepaid in whole
                               but not in part without any
                               prepayment premium on or after
                               August 1, 2012.
  DEFEASANCE:                  The borrower may defease the loan
                               with U.S. treasury securities two
                               years after the closing date for the
                               offered certificates.
  RELEASE OF MORTGAGE
  SECURITY:                    N/A
  ADDITIONAL SECURED
  SUBORDINATE/MEZZANINE
  FINANCING:                   No, except for unsecured
                               subordinate debt from related
                               parties in certain instances.
  CASH
  MANAGEMENT/LOCKBOX:          N/A
  RESERVES:                    Replacement Reserves: $1,626
                               monthly, subject to a cap of $73,000.
                               Tenant Improvements and Leasing
                               Commissions Reserve: $14,734
                               monthly, subject to a cap of
                               $ 530,427.
  ENVIRONMENTAL
  INSURANCE:                   N/A
  RECOURSE/GUARANTEE:          Non-recourse, subject to certain
                               carve-outs. Edward Kashian, the
                               sponsor, has executed a limited
                               guaranty of those carve-outs and an
                               environmental indemnity.



                         MORTGAGED PROPERTY INFORMATION

  SINGLE ASSET/PORTFOLIO:   Single Asset
  PROPERTY TYPE:            Anchored Retail
  LOCATION:                 Fresno, CA
  YEARS BUILT/RENOVATED:    1997-2001 / N/A
  PROPERTY MANAGER:         Lance-Kashian & Company, an affiliate
                            of the borrower
  CURRENT OCCUPANCY RATE:   91.30% (as of July 1, 2002)
  UNDERWRITTEN NCF:         $ 3,015,839
  OWNERSHIP INTEREST:       Fee Simple
  APPRAISER:                Real Property Analysts
  APPRAISED VALUE:          $37,835,000
  APPRAISAL DATE:           July 6, 2002

     ADDITIONAL MORTGAGE LOAN AND MORTGAGED PROPERTY INFORMATION


     Property Information. The Shops at River Park property (the "Shops at River Park Property") consists of an anchored retail complex comprised of (i) seven buildings totaling approximately 142,482 net rentable square feet ("NRSF") and (ii) land containing three pad sites which are occupied by a 21 screen, stadium seating, Edwards Movie Theater (now owned and operated by Regal Cinemas, Inc.) and two restaurant tenants. The tenants of the three pad sites (which have improvements totaling 109,047 NRSF), are required to make ground lease payments to the borrower for their respective pad sites. The Shops at River Park Property also consists of perpetual cross easements in the common areas, walkways, parking areas and parking garage surrounding the buildings and the pad sites.

     The Shops at River Park Property was constructed between 1997 and 2001. The Shops at River Park Property is phase two of a proposed three phase development. As of July, 2002 the Property was 91.3% occupied. The only vacancy at the property is attributable to a 12,400 SF space which was previously used as an IMAX theater. The following tables summarize (i) information related to the ten largest tenants of the Shops at River Park Property and (ii) the lease expiration schedule for the Shops at River Park Property.

                           SHOPS AT RIVER PARK LOAN
        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT*


                                                                             ANNUALIZED                   APPROXIMATE
                                                                            UNDERWRITTEN    ANNUALIZED     % OF TOTAL
                                             LEASE     TENANT      % OF       BASE RENT    UNDERWRITTEN   UNDERWRITTEN
      TENANT NAME                         EXPIRATION    NRSF       NRSF       PER NRSF       BASE RENT     BASE RENT
      ---------------------------------- ------------ -------- ----------- -------------- -------------- -------------
1.    Borders Books ....................   5/31/2013   25,000      17.55%     $ 16.27       $  406,750        13.51%
2.    Cost Plus World Market ...........   1/31/2012   18,300      12.84%     $ 16.50       $  301,950        10.03%
3.    Powerstation .....................   1/31/2012   10,000       7.02%     $ 27.00       $  270,000         8.97%
4.    Zany Brainy ......................   1/31/2010   10,015       7.03%     $ 16.10       $  161,241         5.36%
5.    Wavelengths Surf Shop ............  11/30/2008    5,587       3.92%     $ 27.95       $  156,165         5.19%
6.    World Sports Cafe ................  12/31/2008    8,800       6.18%     $ 17.28       $  152,064         5.05%
7.    Dai Bai Dang .....................   1/31/2009    4,225       2.97%     $ 31.93       $  134,914         4.48%
8.    Kinko's ..........................   6/30/2008    5,222       3.67%     $ 23.98       $  125,224         4.16%
9.    Warner's Bridal & Gift ...........   8/30/2007    3,973       2.79%     $ 27.60       $  109,655         3.64%
10.   The Garden Gate ..................   9/30/2008    5,485       3,85%     $ 17.40       $   95,439         3.17%
                                                       ------      -----                    ----------        -----
      Totals/Weighted Average ..........               96,607      67.80%     $ 19.81       $1,913,402        63.56%
                                                       ======      =====                    ==========        =====

------------
* Underwritten Other Income also includes income of $616,304 per year which is associated with the leasing of the three pad sites to the two restaurants and the Edwards Movie Theater, $424,064 of which is attributable to the Edwards Movie Theater. Edwards is owned and operated by Regal Cinemas, Inc. which is rated B2/BB- (Moody's/S&P) with a stable outlook by Moody's and S&P.


                            SHOPS AT RIVER PARK LOAN
                           LEASE EXPIRATION SCHEDULE



                                                                                    APPROXIMATE
                                                                    ANNUALIZED       % OF TOTAL
                        NUMBER OF                       % OF       UNDERWRITTEN     UNDERWRITTEN
YEAR                      LEASES      EXPIRING SF     TOTAL SF       BASE RENT       BASE RENT
--------------------   -----------   -------------   ----------   --------------   -------------
2002 ...............        --               --          0.00%      $       --           0.00%
2003 ...............        --               --          0.00%      $       --           0.00%
2004 ...............         3            3,917          2.75%      $  113,791           3.78%
2005 ...............         7           10,503          7.37%      $  328,629          10.92%
2006 ...............         3            4,131          2.90%      $  127,950           4.25%
2007 ...............         3            7,042          4.94%      $  201,085           6.68%
2008 ...............         7           29,785         20.90%      $  670,723          22.28%
2009 ...............         2            6,625          4.65%      $  219,010           7.28%
2010 ...............         2           12,797          8.98%      $  239,693           7.96%
2011 ...............         1            1,982          1.39%      $   65,402           2.17%
2012 ...............         2           28,300         19.86%      $  571,950          19.00%
2013 ...............         1           25,000         17.55%      $  406,750          13.51%
2014 ...............        --               --          0.00%      $       --           0.00%
After 2014 .........        --               --          0.00%      $       --           0.00%
Vacant .............         1           12,400          8.70%      $   65,395           2.17%
                            --           ------        ------       ----------         ------
 Totals ............        32          142,482        100.00%      $3,010,378         100.00%
                            ==          =======        ======       ==========         ======

     Permitted Subordinate/Mezzanine Financing. Not permitted, except for certain unsecured interpartnership loans in an amount equal to no more than the lesser of 5% of the outstanding principal balance and $1,000,000, provided that, among other things, (1) such member enters into an intercreditor, standstill and subordination agreement which subordinates such member's rights with respect to the subordinate loan to the Shops at River Park Loan and prohibits remedial action against the borrower until the Shops at River Park Loan has been paid in full, (2) no payment under any such loan shall be made except out of excess cash flow after all such amounts then due in connection with the Shops at River Park Loan have been satisfied and (3) rating agency confirmation is received that none of the ratings on the certificates will be qualified, withdrawn or downgraded.

     Tenant Improvement and Leasing Commission Reserve. The mortgage loan requires monthly deposits of $14,734 into the tenant improvements and leasing commission reserve account. The reserve is capped at $530,427.

     Replacement Reserves. The mortgage loan requires monthly deposits of $1,626 into the replacement reserve account. The replacement reserve is capped at $73,000. If the reserves are drawn upon, the escrow shall resume until the cap is again reached.

                            BAILEY'S CROSSROADS LOAN
                                   FAIRFAX, VA

                            MORTGAGE LOAN INFORMATION





  CUT-OFF DATE BALANCE:
  BALANCE:                  $25,235,593
  PERCENTAGE OF CUT-OFF
  DATE POOL BALANCE:        3.25%
  MORTGAGE RATE:            7.440%
  INTEREST CALCULATION:     Actual/360
  ORIGINAL PRINCIPAL
  BALANCE:                  $25,350,000
  ORIGINATOR:               Archon
  ORIGINATION DATE:         April 18, 2002
  ORIGINAL TERM TO
  MATURITY:                 120 months
  EXPECTED BALLOON
  BALANCE:                  $22,369,901
  DUE DATE:                 1st of the month
  MATURITY DATE:            May 1, 2012
  ORIGINAL AMORTIZATION
  TERM:                     360 months
  REMAINING
  AMORTIZATION TERM:        353 months
  ARD:                      N/A
  CUT-OFF DATE LTV:         71.09%
  UNDERWRITTEN NCF
  DSCR:                     1.52x
  CUT-OFF DATE BALANCE /
  NRSF:                     $151 NRSF
  BALLOON BALANCE TO
  APPRAISED VALUE:          63.01%
  BORROWER/SPONSOR:         Bailey's Crossroads LLLP, a special
                            purpose, bankruptcy remote entity.
  PREPAYMENT:               The loan may be prepaid in whole
                            or in part without any prepayment
                            premium on or after the 117th
                            payment (i.e. on or after February 1,
                            2012).


  DEFEASANCE:               The mortgage loan may be defeased
                            two years after the closing date for
                            the offered certificates.
  RELEASE OF MORTGAGE       The borrower may obtain a release
  SECURITY:                 of a portion of the property, which
                            has been zoned residential and was
                            not valued for underwriting
                            purposes, without payment of any
                            allocated loan amount.
  ADDITIONAL SECURED
  SUBORDINATE/MEZZANINE
  FINANCING:                N/A
  CASH
  MANAGEMENT/LOCKBOX:       N/A
  RESERVES:                 Tenant Improvements/Leasing
                            Reserves: $1,367,767 deposited at
                            loan closing to be released to the
                            borrower upon satisfaction of certain
                            leasing targets.
                            Replacement Reserves: $2,083
                            monthly
                            Repair Reserves: $1,750,000
                            deposited at closing.
                            Insurance Reserves: $1,066 monthly
                            Real Estate Tax Reserves: $16,701
                            monthly
  ENVIRONMENTAL
  INSURANCE:                Lender is named as additional
                            insured on borrower's existing
                            pollution policy.
  RECOURSE/GUARANTEE:       Nonrecourse, subject to ordinary
                            carve-outs. Michael and Sean
                            Fitzgerald, the sponsors, have issued
                            a guaranty of those recourse
                            carveouts. Environmental guaranty
                            was waived due to the existence of
                            the environmental insurance.


                         MORTGAGED PROPERTY INFORMATION

  SINGLE ASSET/PORTFOLIO:   Single Asset
  PROPERTY TYPE:            Anchored Retail
  LOCATION:                 Fairfax, Virginia
  YEARS BUILT/RENOVATED:    1961/2002
  PROPERTY MANAGER:         MFI, Inc.
  CURRENT OCCUPANCY RATE:   100% (as of August 1, 2002)
  UNDERWRITTEN NCF:         $ 3,216,891
  OWNERSHIP INTEREST:       Fee Simple
  APPRAISER:                CB Richard Ellis
  APPRAISED VALUE:          $35,500,000
  APPRAISAL DATE:           June 1, 2002

     ADDITIONAL MORTGAGE LOAN AND MORTGAGED PROPERTY INFORMATION

     Property Information. The Bailey's Crossroads property (the "Bailey's Crossroads Property") is an anchored shopping center consisting of three buildings with approximately 166,497 NRSF of retail space. The Bailey's Crossroads Property was constructed in 1961 and was renovated in 2002. As of August 1, 2002, the complex was 100% leased. The following tables summarize (i) information related to the ten largest tenants of the Bailey's Crossroads Property and (ii) the lease expiration schedule for the Bailey's Crossroads Property.

                            BAILEY'S CROSSROADS LOAN
        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT



                                                                               ANNUALIZED                       APPROXIMATE
                                                                              UNDERWRITTEN      ANNUALIZED       % OF TOTAL
                                             LEASE      TENANT       % OF       BASE RENT      UNDERWRITTEN     UNDERWRITTEN
              TENANT NAME                 EXPIRATION     NRSF        NRSF       PER NRSF         BASE RENT       BASE RENT
---------------------------------------- ------------ ---------- ----------- -------------- ------------------ -------------
1.    Best Buy(1) ...................... 06/30/30       45,433       27.29%     $  26.15      $ 1,188,257.00        34.51%
2.    Office Depot(2) .................. 01/31/11       30,803       18.50%     $  18.00      $   554,454.00        16.10%
3.    PETCO(3) ......................... 01/31/12       13,042        7.83%     $  20.75      $   270,621.00         7.86%
      New England Audio
4.    (Tweeter) ........................ 07/31/17        8,068        4.85%     $  25.00      $   201,700.00         5.86%
5.    Trader Joe's ..................... 09/01/09        9,851        5.92%     $  17.50      $   172,392.00         5.01%
6.    Pier One Imports, Inc.(4) ........ 03/01/07        8,960        5.38%     $  19.00      $   170,240.00         4.94%
7.    K&G Men's Center ................. 01/31/03       22,400       13.45%     $   7.00      $   156,792.00         4.55%
8.    Panera Bread ..................... 09/30/12        4,000        2.40%     $  30.00      $   120,000.00         3.49%
9.    Performance Bike ................. 11/30/03        4,800        2.88%     $  19.50      $    93,600.00         2.72%
10.   Full Knee ........................ 03/31/11        3,240        1.95%     $  28.84      $    93,441.60         2.71%
                                         --------       ------       -----                    --------------        -----
      Totals/Weighted Average ..........               150,597       90.45%     $  20.06      $ 3,021,497.60        87.75%
                                                       =======       =====                    ==============        =====

------------
(1) SuperValu, Inc. who guarantees the Best Buy lease is rated Baa3/BBB (Moody's/S&P) with a negative outlook by S&P.

(2) Office Depot is rated Baa3/BBB- (Moody's/S&P) with a positive outlook by S&P.

(3)   PETCO is rated B1/BB- (Moody's/S&P) with a stable outlook by S&P.

(4) Pier One Imports Inc. is rated Baa3/BBB- (Moody's/S&P) with a stable outlook by S&P.

                            BAILEY'S CROSSROADS LOAN
                            LEASE EXPIRATION SCHEDULE



                                                                                    APPROXIMATE
                                                                   ANNUALIZED        % OF TOTAL
                     NUMBER OF                       % OF         UNDERWRITTEN      UNDERWRITTEN
YEAR                   LEASES      EXPIRING SF     TOTAL SF        BASE RENT         BASE RENT
-----------------   -----------   -------------   ----------   -----------------   -------------
2002 ............        --               --          0.00%      $          --          0.00%
2003 ............         3           30,200         18.14%     $   316,812.00          9.20%
2004 ............        --               --          0.00%     $           --          0.00%
2005 ............         3            5,400          3.24%     $   161,945.20          4.70%
2006 ............         1            3,000          1.80%     $    74,880.00          2.17%
2007 ............         1            8,960          5.38%     $   170,240.00          4.94%
2008 ............        --               --          0.00%     $           --          0.00%
2009 ............         1            9,851          5.92%     $   172,392.00          5.01%
2010 ............         1            1,300          0.78%     $    41,600.00          1.21%
2011+ ...........         7          106,186         63.78%     $ 2,473,273.60         71.83%
Vacant ..........        --               --          0.00%     $           --          0.00%
Month to
Month Tenants             1            1,600          0.96%     $    32,000.00          0.93%
                         --          -------         -----      --------------         -----
 Totals .........        18          166,497           100%     $ 3,443,142.80           100%
                         ==          =======         =====      ==============         =====

     Releases of Mortgaged Property. The borrower may obtain a release of a specified portion of the mortgaged property at any time without payment of an allocable portion of the loan amount. The release parcel is zoned residential and was not valued at underwriting.

     Capital Improvement Reserve. An amount equal to 125% of the total estimated cost of improvements, to be completed post-closing, was escrowed at closing. The improvements consisted of $350,000 for site work and $1,050,000 for the facade renovation. As of November 21, 2002, all but $319,065 of these funds have been released.

     Tenant Improvement and Leasing Commission Reserve. An amount equal to $1,367,767 for tenant improvements and leasing commission was held back at closing to be released to the borrower upon satisfaction of certain leasing targets. As of November 21, 2002 all but $536,463 of these funds have been released.

     Environmental Insurance. Certain contamination has been identified at the Bailey's Crossroads Property in connection with a former dry cleaner tenant. The predecessor owner voluntarily entered the Voluntary Remediation Program ("VRP") and, thus, assumed the "responsible party" status. The predecessor owner also escrowed certain funds for remediation with the Virginia Department of Environmental Quality and is currently remediating the Bailey's Crossroads Property. The escrow will be maintained at no less than $500,000 until the remediation is completed. Additionally, the Bailey's Crossroads Property is insured by an environmental insurance policy obtained by the related borrower prior to origination of the mortgage loan from Kemper Environmental, Ltd which provides coverage in an amount up to $10,000,000 with respect to any new pollution conditions at the mortgaged property and names the lender as an additional insured party.

                           PEARL COURT APARTMENTS LOAN
                                PORT HUENEME, CA

                            MORTGAGE LOAN INFORMATION





  CUT-OFF DATE BALANCE:     $ 23,124,689
  PERCENTAGE OF CUT-OFF
  DATE POOL BALANCE:        2.97%
  MORTGAGE RATE:            7.150%
  INTEREST CALCULATION:     Actual/360
  ORIGINAL PRINCIPAL
  BALANCE:                  $ 23,200,000
  ORIGINATOR:               GACC
  ORIGINATION DATE:         September 13, 2002
  ORIGINAL TERM TO
  MATURITY:                 120 Months
  EXPECTED BALLOON
  BALANCE:                  $ 16,560,485
  DUE DATE:                 1st of the month
  MATURITY DATE:            October 1, 2012
  ORIGINAL AMORTIZATION
  TERM:                     252 months
  REMAINING
  AMORTIZATION TERM:        250 months
  ARD:                      N/A
  CUT-OFF DATE LTV:         79.74%
  UNDERWRITTEN NCF
  DSCR:                     1.23x
  CUT-OFF DATE
  BALANCE/UNIT:             $77,082/unit
  BALLOON BALANCE TO
  APPRAISED VALUE:          57.11%
  BORROWER/SPONSOR:         Jesco Limited Partnership, a
                            bankruptcy remote, special purpose
                            entity sponsored by Mr. John E.
                            Sims


  PREPAYMENT:               The loan may be prepaid in whole
                            or in part without any prepayment
                            premium on or after the 117th
                            month (i.e. on or after July 1, 2012).
  DEFEASANCE:               Borrower may defease the loan with
                            U.S. Treasury securities two years
                            after the closing date for the offered
                            certificates.
  RELEASE OF MORTGAGE
  SECURITY:                 N/A
  ADDITIONAL SECURED
  SUBORDINATE/MEZZANINE
  FINANCING:                No, except for unsecured debt from
                            related parties, approved by the
                            servicer in its sole discretion.
  CASH
  MANAGEMENT/LOCKBOX:       Hard
  RESERVES:                 Replacement Reserves: $6,250
                            monthly, commencing on the 108th
                            monthly payment date.
                            Insurance Reserves: 1/12 of annual
                            premiums, monthly.
                            Real Estate Tax Reserve: 1/12 of
                            annual real estate taxes, monthly.
  ENVIRONMENTAL
  INSURANCE:                N/A
  RECOURSE/GUARANTEE:       Non-recourse, subject to ordinary
                            carveouts. John Sims, the sponsor,
                            has also issued a guaranty of those
                            recourse carveouts and an
                            environmental guaranty.



              MORTGAGED PROPERTY INFORMATION

  SINGLE ASSET/PORTFOLIO:   Single Asset
  PROPERTY TYPE:            Multifamily
  LOCATION:                 Port Hueneme, California
  YEARS BUILT/RENOVATED:    1994
  PROPERTY MANAGER:         United States Navy
  CURRENT OCCUPANCY RATE:   100% (as of August 1, 2002)
  UNDERWRITTEN NCF:         $ 2,626,836
  OWNERSHIP INTEREST:       Leasehold
  APPRAISER:                RSI
  AGGREGATE APPRAISED
  VALUE:                    $29,000,000
  APPRAISAL DATE:           May 14, 2002

     ADDITIONAL MORTGAGE LOAN AND MORTGAGED PROPERTY INFORMATION

     Property Information. The Pearl Court Apartments property (the "Pearl Court Apartments Property") consists of two apartment complexes, located less than one mile apart, each located inside the perimeter of the Port Hueneme Naval Facility in Port Hueneme, California. The combined complexes consist of 45 two story buildings with a total of 300 two-bedroom apartment units, each containing 983 square feet of living space. The Pearl Court Apartments Property was constructed in 1994. All apartment units have carports. Additionally, there are 375 open parking spaces, for a total of 675 parking spaces.

     The borrower ground leases the Pearl Court Apartments Property from the United States government, pursuant to a ground lease that expires in 2033. The ground lease requires no rental payments to be made to the United States government, as long as the apartments are leased to the United States government. If the apartments are not leased to the United States government, then ground lease rent payments will be due in an amount considered to be fair market rent.

     As of August 1, 2002, the complex was 100% leased to the United States Navy under a Section 801 lease expiring in 2014.

     Replacement Reserves. Commencing on the 108th payment date, the borrower is required to make monthly deposits of $6,250 into a replacement reserve, to pay costs incurred in connection with the performance of work that would normally be treated as a capital improvement under generally accepted accounting principles.

     Cash Management/Cash Sweep. A hard lockbox is in effect for the Pearl Court Apartments loan. The servicer withdraws all funds from the lockbox account monthly to pay debt service, fund impound accounts and pay any other amounts due under the loan documents and (provided there is no event of default), forwards the excess funds to the borrower.

     THE ORIGINATORS AND THE SELLERS

     GMAC Commercial Mortgage Corporation (GMACCM). GMAC Commercial Mortgage Corporation, a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMACCM is also an affiliate of the depositor. The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     Archon Financial, L.P. (Archon). Archon Financial, L.P., a Delaware limited partnership, is an affiliate of Goldman Sachs Mortgage Company, one of the mortgage loan sellers, and Goldman, Sachs & Co., one of the underwriters. The mortgage loans originated by Archon were sold to GSMC. The principal offices of Archon Financial, L.P. are located at 600 East Las Colinas Boulevard, Suite 450, Irving, Texas 75309 and its telephone number is (972) 501-3900.

     Goldman Sachs Mortgage Company (GSMC). Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters. GSMC engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. All of the mortgage loans sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC. The principal offices of GSMC are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     German American Capital Corporation (GACC). German American Capital Corporation, a Maryland corporation, is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Bank Securities Inc., one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such mortgage loans. The principal offices of GACC are located at 31 West 52nd Street, New York, New York 10019. Its telephone number is (212) 469-8000.

     Morgan Stanley Dean Witter Mortgage Capital Inc. (MSDWMC). MSDWMC is a subsidiary of Morgan Stanley Dean Witter & Co. and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multiparty real estate. Each of the MSDWMC loans was originated by MSDWMC, and each of the MSDWMC loans were underwritten by MSDWMC underwriters. The principal offices of MSDWMC are located at 1585 Broadway, New York, NY 10036. MSDWMC's telephone number is (212) 761-4700.

     The information set forth herein concerning the mortgage loan sellers, the originators and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller or originator, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.

     UNDERWRITING MATTERS


     ENVIRONMENTAL ASSESSMENTS AND INSURANCE

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. For all but two (2) of the mortgaged properties, which secure mortgage loans that represent 0.71% of the initial pool balance, these environmental assessments were performed during the 18-month period before the cut-off date.

     Material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors--Adverse environmental conditions at a mortgaged property may reduce or delay your payments."

     For three (3) mortgage loans that represent 3.28% of the initial pool balance, environmental insurance was obtained from an affiliate of American International Group, Inc. and for two (2) mortgage loans that represent 5.82% of the initial pool balance, blanket environmental insurance from Kemper Environmental Ltd. is in place. Subject to certain conditions and exclusions, such insurance policies generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the outstanding balance of the mortgage loan, if on-site environmental conditions are discovered at the mortgaged property during the policy period and no foreclosure of the mortgaged property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged property and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates.


     PROPERTY CONDITION ASSESSMENTS

     Inspections or updates of previously conducted inspections were conducted by independent licensed engineers or architects or both for all but one (1) mortgaged property in connection with the origination or the purchase of the related mortgage loan. For all but three (3) mortgaged properties, which secure mortgage loans representing 3.28% of the initial pool balance, the inspections were conducted within the 18-month period before the applicable cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

     APPRAISALS

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but four (4) mortgaged properties, which secure mortgage loans representing 2.09% of the initial pool balance, the appraisals were performed during the 18-month period before the applicable cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All appraisals were conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for each of the mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, the master servicer, the special servicer, the underwriters, the sellers or the originators has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result if the special servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."


     For information about the values of the mortgaged properties available to the depositor as of the applicable cut-off date, see "Annex A" to this prospectus supplement.

     HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

         o  the outstanding principal balance of the mortgage loan;

         o  the full insurable value of the mortgaged property;

         o the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

         o 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally each of the mortgage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. Insurance policies for thirteen (13) mortgaged properties securing mortgage loans which represent 8.00% of the initial pool balance have no coverage for terrorism or terrorist acts.

     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%. Some of these mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.

     See "Risk Factors--Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans."


     EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. All of these mortgage loans require that if these conditions are not met, the related reserve or credit enhancement amount will be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance charge. For a description of the cash reserves or letters of credit and related earnout information, see "Annex A" to this prospectus supplement.


     ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the closing date, the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

     Each seller is a "mortgage loan seller" for purposes of the prospectus.

     With respect to the mortgage loans sold by that seller to the depositor, each such seller is typically required to deliver, or cause to be delivered, to the trustee, the following documents:

         o the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

         o the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

         o the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

         o an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

         o an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

         o any UCC financing statements and related original assignments to the trustee;

         o an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan;

         o  when relevant, the ground lease or a copy of the ground lease;

         o the original or a copy of any letter of credit and related transfer documents; and

         o when relevant, copies of franchise agreements and franchisor comfort letters for hospitality properties.

     Notwithstanding the foregoing, with respect to the Mesa Grande Loan, the trustee for the 2002-C1 securitization will hold the original documents related to the Mesa Grande Loan for the benefit of the trust and the trust fund for the 2002-C1 securitization, other than the related note that is an asset of the trust, which will be held by the trustee under the pooling and servicing agreement. The trustee for the 2002-C1 securitization will be responsible for providing a copy of the Mesa Grande Loan documents to the trustee under the pooling and servicing agreement for its review.

     If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the delivery date. The trustee will hold the documents in trust. Within 60 days following the delivery date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

     If the trustee determines that any of the required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan, the related mortgaged property or the interests of the trust therein or of any certificateholder, the trustee, or the special servicer on its behalf, will request in writing that the applicable seller, not later than ninety (90) days from receipt of such written request: (i) cure such defect, (ii) repurchase the affected mortgage loan, (iii) within two years of the delivery date, substitute a replacement mortgage loan for such affected mortgage loan and pay any substitution shortfall amount, or (iv) if such defect relates to the non-delivery of a letter of credit, provide to the master servicer a letter of credit or deposit in a special reserve account an amount equal to the amount of the undelivered letter of credit. That seller's obligation as described above will be the sole remedy available to the certificateholders and the trustee.

     If the applicable mortgage loan seller elects or is required to repurchase the affected mortgage loan, the purchase price for such mortgage loan will be at least equal to the sum of: (1) the unpaid principal balance of the mortgage loan; (2) any accrued but unpaid interest on the mortgage loan; (3) any related unreimbursed servicing advances and interest on such advances; (4) any unpaid special servicing fees and workout fees; and (5) all expenses incurred by the master servicer, the special servicer, the depositor or the trustee in respect of the defect giving rise to such repurchase obligation. If the applicable seller repurchases a mortgage loan more than 180 days following its receipt of notice of a material breach of a representation or warranty or a defect or omission from a mortgage file, the applicable seller will be required to pay a 1% liquidation fee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

     Instead of repurchasing a mortgage loan, a seller is permitted, subject to approval by the majority certificateholder of the controlling class, for two years following the delivery date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

   A replacement mortgage loan must:

         o have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

         o accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

         o  be a fixed-rate mortgage loan;

         o have a remaining term to stated maturity or anticipated repayment date, in the case of an ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan; and

         o be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code.

     In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.


     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the delivery date, or as of the date stated in the representation and warranty. Some of these representations and warranties are generally summarized below.

   (1) The information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the date of the related mortgage loan purchase agreement and as of the applicable cut-off date.

   (2) Each mortgage loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the depositor of the mortgage loans, the seller had good title to, and was the sole owner of, each mortgage loan. The seller has full right, power and authority to transfer and assign each of the mortgage loans to or at the direction of the depositor and has validly and effectively conveyed (or caused to be conveyed) to the depositor or its designee all of the seller's legal and beneficial interest in and to the mortgage loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the mortgage loans to the depositor or its designee does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained.

   (3) No scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the applicable cut-off date, and no mortgage loan was 30 days or more delinquent in the twelve-month period immediately preceding the applicable cut-off date.


   (4) The mortgage related to and delivered in connection with each mortgage loan constitutes a valid and, subject to certain exceptions described in paragraph 10 below, enforceable first priority lien upon the related mortgaged property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such mortgage, the marketability or current use of the mortgaged property or the current ability of the mortgaged property to generate operating income sufficient to service the mortgage loan debt and (e) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage for such other mortgage loan.

   (5) With respect to the mortgaged properties securing the mortgage loans that were the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is, to the seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related mortgage loan, and (ii) with respect to the mortgaged properties securing the mortgage loans that were not the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the date hereof. The seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property.

   (6) Each mortgaged property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy in the original principal amount of the related mortgage loan after all advances of principal. Each title policy insures that the related mortgage is a valid first priority lien on such mortgaged property, subject only to permitted encumbrances.

   (7) The proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

   (8) The mortgage note or mortgage for each mortgage loan, together with applicable state law, contains customary and enforceable provisions (subject to certain exceptions described in paragraph 10 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

   (9)   (a)   With respect to the mortgaged properties securing the mortgage loans that were the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, an environmental site assessment, or an update of a previous such report, was performed with respect to each mortgaged property in connection with the origination or the sale of the related mortgage loan, a report of each such assessment has been delivered to the depositor, and the seller has no knowledge of any material and adverse environmental condition or circumstance affecting any mortgaged property that was not disclosed in such report.

        (b) With respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, (i) no specified hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (b) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to such hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither seller nor, to seller's knowledge, the related mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

   (10) Each mortgage note, mortgage and other agreement that evidences or secures such mortgage loan and was executed by or on behalf of the related mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related mortgagor with respect to such mortgage note, mortgage or other agreement.

   (11) Each mortgaged property is, and is required pursuant to the related mortgage to be, insured by a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the mortgaged property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost of the mortgaged property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the mortgaged property.

   (12) All escrow deposits and payments relating to each mortgage loan that are, as of the closing date, required to be deposited or paid have been so deposited or paid.

   (13) No holder of a mortgage loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by such mortgage loan.

   (14) Each mortgaged property is free and clear of any and all mechanic's and materialmen's liens that are prior or equal to the lien of the related mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related mortgage except, in each case, for liens insured against by the title insurance policy referred to above.

   (15) Each mortgage loan complied with all applicable usury laws in effect at its date of origination.

   (16) No mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans included in the mortgage pool.

   (17) There exists no material event of default, breach, violation or event of acceleration (and, to the seller's actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the mortgage loan, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the seller.

   (18) The seller (or if the seller is not the originator, the originator of the mortgage loan) has inspected or caused to be inspected each mortgaged property in connection with the origination of the related mortgage loan.

   (19) Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the mortgaged property is located, the improvements located on or forming part of each mortgaged property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related mortgaged property, such value as determined by the appraisal performed at origination or in connection with the sale of the related mortgage loan by the seller under the mortgage loan purchase agreement.

   (20) To the seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each mortgage loan or as of the date of the sale of the related mortgage loan by the seller under the mortgage loan purchase agreement, the related mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related mortgaged property as it was then operated.

   (21) Each mortgage loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without prior written consent of the holder of the mortgage, the property subject to the mortgage or any material portion thereof, or a controlling interest in the related mortgagor, is transferred, sold or encumbered; provided, however, that certain mortgage loans provide a mechanism for the assumption of the loan by a third party upon the mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the mortgagor or constituent entities of the mortgagor to a third party or parties related to the mortgagor upon the mortgagor's satisfaction of certain conditions precedent.

   (22) The mortgagor on each mortgage loan with a cut-off date principal balance in excess of $10 million, was, as of the origination of the mortgage loan, an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loans and prohibit it from engaging in any business unrelated to such mortgaged property or properties, and whose organizational documents further provide, or which entity represented in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a mortgagor for a mortgage loan that is cross-collateralized and cross-defaulted with the related mortgage loan), and that it holds itself out as a legal entity, separate and apart from any other person.

     If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. If a seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, for two years following the delivery date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. For a discussion of the purchase price to be paid upon such a repurchase, see "--Assignment of the Mortgage Loans; Repurchases and Substitutions" above. The applicable seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's representations and warranties if that seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.


     POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the applicable cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates shortly after the delivery date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

     The master servicer will be responsible for the servicing and administration of all the mortgage loans and the special servicer will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties; however, the holder or holders of certificates evidencing a majority interest in the controlling class will be entitled to terminate substantially all the rights and duties of the special servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement special servicer to perform such duties under the same terms and conditions as applicable to the special servicer. See "--The Majority Certificateholder of the Controlling Class," "--Termination of the Special Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--REO Properties."


     THE MASTER SERVICER AND THE SPECIAL SERVICER

     As of September 30, 2002, GMAC Commercial Mortgage Corporation was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $125.4 billion in aggregate outstanding principal balance. As of August 31, 2002, GMAC Commercial Mortgage Corporation was responsible for performing certain special servicing functions with respect to commercial and multifamily loans totaling approximately $74.6 billion in aggregate outstanding principal balance.

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" and to the section captioned "The Pooling and Servicing Agreement" in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the master servicer and special servicer thereunder. You should read the information provided in the prospectus taking account of all supplemental information contained in this prospectus supplement.


     SERVICING STANDARD

     The master servicer and the special servicer will be responsible for the servicing and administration of the mortgage loans (excluding the Mesa Grande
Loan). See "--Servicing of the Mesa Grande Loan" below. The master servicer and special servicer will be required to service and administer the mortgage loans (excluding the Mesa Grande Loan) under the following servicing standard:

    o in the best interests of and for the benefit of the certificateholders as determined by the master servicer or special servicer, as applicable, in its good faith and reasonable judgment,

    o in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

    o to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

     SERVICING OF THE MESA GRANDE LOAN

     The companion loan to the Mesa Grande Loan was securitized in a separate securitization, the 2002-C1 securitization, that closed on February 5, 2001. GMACCM is the servicer and special servicer for the 2002-C2 securitization.

     The servicer for the 2002-C1 securitization is required to make servicing advances with respect to the mortgaged property related to the Mesa Grande Loan. The master servicer for the offered certificates (and not the 2002-C1 master servicer or the 2002-C1 special servicer) will be required to make P&I advances with respect to the Mesa Grande Loan, unless it has determined that any P&I advance, if made, would be non-recoverable, provided that the master servicer may rely on the determination of the 2002-C1 master servicer as to recoverability. Any advances made by either the 2002-C1 master servicer or the 2002-C1 special servicer will accrue interest in accordance with the terms of the related pooling and servicing agreement.

     Principal and interest payments on the Mesa Grande Loan will be remitted to the master servicer by the 2002-C1 master servicer.

     The pooling and servicing agreement for the 2002-C1 securitization contains provisions relating to the servicing of the Mesa Grande Loan that are typical for similar types of transactions and requires the 2002-C1 master servicer and the 2002-C1 special servicer to provide the master servicer and special servicer with sufficient information to enable them to prepare the reports required to be delivered by the master servicer and the special servicer to the trustee and the certificateholders pursuant to the pooling and servicing agreement. The 2002-C1 servicer and 2002-C1 special servicer are required to service the Mesa Grande Loan and its companion loan as if they were one loan.

     The master servicer and the special servicer under the pooling and servicing agreement will have no obligation or authority to supervise the 2002-C1 master servicer, the 2002-C1 special servicer or the 2002-C1 trustee or to make servicing advances with respect to the Mesa Grande Loan (except to the limited extent described above). The obligation of the master servicer and the special servicer to provide information to the trustee and the certificateholders with respect to the Mesa Grande Loan is dependent on their receipt of the corresponding information from the 2002-C1 master servicer or 2002-C1 special servicer.

     Certain differences in the servicing terms of the pooling and servicing agreement for the offered certificates and the pooling and servicing agreement for the 2002-C1 securitization are described below:

    o The 2002-C1 special servicer has a right to purchase a defaulted mortgage loan at an option purchase price which is verified by the trustee to be a fair price;

    o The 2002-C1 majority certificateholder of the controlling class has fewer specific approval rights over the actions of servicer and special servicer with respect to the servicing of the loans; and

    o It is not an event of default under the 2002-C1 pooling and servicing agreement if Fitch delivers notice to the trustee that the continuation of the servicer or special servicer would result in a downgrade, qualification or withdrawal of any ratings then assigned to any of the 2002-C1 certificates.

     SPECIALLY SERVICED MORTGAGE LOANS

     A specially serviced mortgage loan (excluding the Mesa Grande Loan) is any mortgage loan as to which any of the following special servicing events has occurred:

   (1) any balloon payment is more than 30 days late or, if the master servicer has determined that the related borrower has obtained a firm commitment to refinance, more than 60 days late;

   (2) any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

   (3) the master servicer or the majority certificateholder of the controlling class, as applicable, has determined in its good faith and reasonable judgment that a default in the making of a monthly payment or any other payment required under the mortgage note or the mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days;

   (4)   a default under the loan documents, other than as described in clause
         (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

   (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

   (6) the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

   (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; or

   (8) the master servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

    o for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer;

    o for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the special servicer;

    o for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

    o for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     The master servicer or the special servicer, as applicable, will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it may, with the approval of the majority certificateholder of the controlling class, also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

     THE MAJORITY CERTIFICATEHOLDER OF THE CONTROLLING CLASS

     The controlling class will be the most subordinate class of principal balance certificates outstanding (with the Class A-1 and A-2 certificates being treated as a single class for this purpose) that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding. Initially the controlling class will be the Class P certificates. The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class are referred to herein as the majority certificateholder of the controlling class. The initial majority certificateholder of the controlling class will be an affiliate of GMACCM.

     The majority certificateholder of the controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the majority certificateholder of the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     Subject to the succeeding paragraph, the majority certificateholder of the controlling class is entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer is not permitted to take any of the following actions as to which the majority certificateholder of the controlling class has objected in writing within five business days of being notified thereof and of its receipt of such documents as the majority certificateholder of the controlling class may reasonably request (provided that if such written objection has not been received by the special servicer within such five business day period, then the majority certificateholder of the controlling class' approval will be deemed to have been given):

    o any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of properties securing such of the specially serviced mortgage loans as come into and continue in default;

    o any modification or waiver of any term of the related loan documents of a mortgage loan that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge (other than a modification consisting of the extension of the maturity date of a mortgage loan for one year or less);

    o any proposed or actual sale of an REO property (other than in connection with the termination of the trust fund as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement or pursuant to a purchase option as described below under "--Sale of Defaulted Mortgage Loans");

    o any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

    o any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

    o  any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

    o any release of any performance or "earn-out" reserves, escrows or letters of credit; and

    o any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan.

     In the event the master servicer or special servicer, as applicable, determines that a refusal to consent by the majority certificateholder of the controlling class or any advice from the majority certificateholder of the controlling class would cause the special servicer or master servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans, modifications or the servicing standard), the special servicer or master servicer, as applicable, will disregard such refusal to consent or such advice.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

   TERMINATION OF THE SPECIAL SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     The majority certificateholder of the controlling class may at any time terminate substantially all of the rights and duties of the special servicer and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the special servicer. The majority certificateholder of the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies, the special servicer and the master servicer.

     The designated replacement will become the special servicer as of the date the trustee has received:

    o written confirmation from each rating agency stating that if the designated replacement were to serve as special servicer under the pooling and servicing agreement, none of the then current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

    o a written acceptance of all obligations of the special servicer, executed by the designated replacement; and

    o an opinion of counsel to the effect that the designation of the replacement special servicer to serve as special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.


     The special servicer will resign from its duties under the pooling and servicing agreement simultaneously with the designated replacement becoming the special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the majority certificateholder of the controlling class.

     A replacement special servicer will possess rights and obligations as to specially serviced mortgage loans and REO properties comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing Agreements--Evidence as to Compliance" and "--Matters Regarding the Master Servicer and the Depositor." A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the special servicer described in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the master servicer will continue to collect information and prepare and deliver all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The master servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both master servicer and special servicer, the master servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the master servicing fee, and the principal compensation to be paid to the special servicer in respect of its servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

     Master Servicing Fee

     The master servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The master servicing fee will accrue for each mortgage loan at the annual master servicing fee rate set forth in "Annex A" to this prospectus supplement. A portion of the master servicing fee received by the master servicer is to be paid to the trustee in respect of its trustee activities. A portion of the master servicing fee on the mortgage loans identified on "Annex A" to this prospectus supplement as loan numbers (i) 09-0001647, 09-0001530, 09-0001608, 09-0001672, 09-0001642, 09-0001614,
09-0001646, 09-0001583, 09-0001607, 09-0001588, 09-0001624, 09-0001627,
09-0001653, 09-0001587, 09-0001591 and 09-0001586 is to be paid to the related sub-servicer of these mortgage loans and may be retained by Archon Financial, L.P. if that subservicer is terminated. A portion of the master servicing fee on the mortgage loans identified on "Annex A" to this prospectus supplement as loan numbers DBM16830, DBM17363, DBM17691, DBM17692, and DBM17827 is to be paid to the related sub-servicer of these mortgage loans and may be retained by GMACCM if that subservicer is terminated. The master servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed. The master servicer fee with respect to the Mesa Grande Loan includes the aggregate fee payable to the master servicer and the servicer for the 2002-C1 securitization.

     Special Servicing Fee

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property (other than the Mesa Grande Loan). See "Description of the Mortgage Pool--Companion Loan" for a description of the fees payable to the 2002-C1 special servicer with respect to the Mesa Grande Loan. The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account.

     Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.0% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if such mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the special servicer is terminated, is replaced or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of such termination, replacement or resignation. With respect to any specially serviced mortgage loan for which the special servicer has resolved all of the circumstances and/or conditions causing any such mortgage loan to be a specially serviced mortgage loan such that the related borrower has made at least one timely monthly payment as of the date of such termination, replacement or resignation, and such mortgage loan otherwise meets the requirements of a corrected mortgage loan, the special servicer will be entitled to the workout fees on such mortgage loan as long as such mortgage loan remains a corrected mortgage loan (provided that such workout fee will only be payable to the special servicer once such mortgage loan actually becomes a corrected mortgage loan). Any replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence.

     Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the special servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the special servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.0% of the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the master servicer, special servicer or any holder of certificates evidencing a majority interest in the controlling class, the purchase of all of the mortgage loans and REO properties by the master servicer, the majority certificateholder of the controlling class or the depositor, which results in the termination of the trust or the repurchase of the mortgage loan by a seller as a result of a material breach of a representation or warranty that occurs within 180 days of notice of such breach to the applicable seller. If, however, liquidation proceeds are received on any corrected mortgage loan and the special servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both.

     Additional Compensation

     The master servicer and/or special servicer will be entitled to all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan.

     The master servicer will cover, out of its own funds, any balloon payment interest shortfalls and prepayment interest shortfalls incurred on the mortgage loans; provided, however, that with respect to those mortgage loans having due dates (after giving effect to any grace period) which fall on or before the determination date, the master servicer will cover prepayment interest shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated for all mortgage loans at a rate equal to 0.02% per annum.

     The master servicer and the special servicer (with respect to the REO account) will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. The master servicer and the special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The master servicer and special servicer will have these rights and obligations whether or not the master servicer or special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, the special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the special servicer for performing those duties. The special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

     The master servicer and the special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including in the case of the master servicer, the fees of any sub-servicers retained by it. The master servicer and the special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement. Servicing advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances generally include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances.

     The master servicer will be permitted to pay, or, in the case of the special servicer, to direct the master servicer to pay, some servicing expenses directly out of the certificate account. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid. The master servicer, however, may instead advance those expenses.

     A request from the special servicer to the master servicer to make a servicing advance must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The master servicer is required to make any servicing advance, other than a nonrecoverable advance or an advance that would be in violation of the servicing standard requested by the special servicer, within ten days of the master servicer's receipt of the request. The special servicer will have no obligation to make an advance that it requests the master servicer to make.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. The master servicer and the trustee are required to make servicing advances only to the extent that the servicing advances, together with any advance interest, are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     As described in this prospectus supplement, the master servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The master servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.


     MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The master servicer or the special servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor, of any mortgage loan (other than the Mesa Grande Loan) without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

   (1) with limited exceptions, the master servicer or the special servicer, as applicable, may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the master servicer's or the special servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the master servicer's or the special servicer's, as applicable, judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

   (2) the master servicer or the special servicer, as applicable, may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in July 2039 which is the rated final distribution date;

   (3) the master servicer or the special servicer, as applicable, will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

        o cause any of REMIC I, REMIC II, REMIC III or single loan REMIC to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of those REMICs under the REMIC Provisions, or

        o cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided, that, the master servicer or special servicer, as applicable, will not be liable for decisions related to the status of a mortgage loan as a "qualified mortgage" that are made in good faith and, unless it would constitute bad faith or negligence to do so, the master servicer or special servicer, as applicable, may rely on opinions of counsel in making these decisions;

   (4) the master servicer or the special servicer, as applicable, will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the master servicer or the special servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the master servicer or the special servicer, as applicable, deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

   (5) with limited exceptions, the master servicer or special servicer, as applicable, may not release any collateral securing an outstanding mortgage loan; provided that:

        o  the limitations, conditions and restrictions in clauses (1) through
           (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the delivery date or that is solely within the control of the related borrower, and

        o the master servicer or special servicer, as applicable, will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.


     Notwithstanding the foregoing, the master servicer will not be permitted to agree to any material modification unless (i) the master servicer has notified the special servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the special servicer to the special servicer, (ii) the special servicer has approved such material modification and advised the majority certificateholder of the controlling class of the request for such approval and of the master servicer's and its own approval of such material modification, and (iii) the majority certificateholder of the controlling class has also approved such material modification; provided, however, that the special servicer will be required to advise the majority certificateholder of the controlling class of its approval (if any) of such material modification within 10 business days of its receipt of the notice, its recommendation, analysis and any reasonably requested documents from the master servicer; and, provided, further, that if the majority certificateholder of the controlling class does not respond to or approve such recommendation within 5 business days of its receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class may reasonably request, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the servicing standard, neither the master servicer nor the special servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the majority certificateholder of the controlling class).


     ENFORCEMENT OF THE ARD LOAN

     The special servicer and any replacement special servicer may not take any enforcement action on the ARD loan for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loan. The special servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on an ARD loan on its anticipated repayment date, the special servicer will notify the borrower of the increased rate, which may not exceed the related initial mortgage rate plus 2.00%.


     SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to each of (a) the majority certificateholder of the controlling class and (b) any seller with respect to the mortgage loans it originated, in that order, an option to purchase from the trust any defaulted mortgage loan (including the Mesa Grande Loan) that is at least 60 days delinquent as to any monthly debt service payment (or such mortgage loan is a specially serviced mortgage loan and the related borrower is delinquent as to its balloon payment). The majority certificateholder of the controlling class shall have the exclusive right to exercise its option for 3 days, then the applicable mortgage loan seller shall have the exclusive right to exercise its option for the following 3 days, after which the majority certificateholder of the controlling class will again have the exclusive right to exercise its option. The option purchase price for a defaulted mortgage loan will equal the fair market value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair market value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). In making such verification, the trustee, in accordance with the pooling and servicing agreement, will be entitled to rely on an appraisal of the mortgaged property.

     Subject to certain conditions specified in the pooling and servicing agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a rehabilitated mortgage loan, (ii) been subject to a work-out arrangement, or
(iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off). See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.


     REO PROPERTIES

     The special servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as an REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the special servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the special servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under
Section 860F of the Code--either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The special servicer will be required to sell any REO property acquired on behalf of the trust within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The special servicer will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The special servicer will use the funds in the REO account that relate to an REO property to pay for the proper operation, management, maintenance, disposition and liquidation of such REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the special servicer will request that the master servicer make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the special servicer will deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The special servicer, however, may retain permitted reserves in the REO account.


     INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The master servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the special servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after the mortgage loan becomes a specially serviced mortgage loan. The master servicer or special servicer, as applicable, will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the master servicer or special servicer, as applicable, will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the master servicer or special servicer, as applicable, is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

                       THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement. The parties to the pooling and servicing agreement are the depositor, the master servicer, the special servicer and the trustee. Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the master servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

     (i) to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

     (ii) to pay the master servicer and special servicer, as applicable, (x) any master servicing fees and special servicing fees, as applicable, allocable to the trust not previously retained or paid to the master servicer or special servicer, as applicable, such payments to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned and (y) any default charges not applied to pay advance interest under clause (iv) below;

     (iii) to reimburse the master servicer or the trustee, as applicable, for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the master servicer or the trustee, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans;

     (iv) to pay the master servicer or the trustee, as applicable, interest accrued on the advances described in clause (iii) above incurred by it while such remain outstanding and unreimbursed, first, by application of any default charges received on the mortgage loan as to which the advance was made, and then, at or following the time the master servicer or the trustee is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

     (v) to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the master servicer, the special servicer, the depositor, the trustee or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under "The Pooling and Servicing Agreement--Certain Matters Regarding the Master

              Servicer, Special Servicer and the Depositor" and in the prospectus under "The Pooling and Servicing Agreement--Matters Regarding the Trustee";

     (vii) to pay the portion of the fees of the trustee attributable to the mortgage loan;

     (viii) to pay the master servicer, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     (ix) to pay any servicing expenses not otherwise required to be advanced by the master servicer;

     (x) to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     (xi) to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of certificateholders;

     (xii) to make any other withdrawals permitted by the pooling and servicing agreement; and

     (xiii) to clear and terminate the certificate account and distribution account upon the termination of the trust.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan (other than the Mesa Grande Loan) has occurred and, in the special servicer's judgment, no satisfactory arrangement can be made for collection of the delinquent payments, the special servicer, on behalf of the trust, and subject to the approval of the majority certificateholder of the controlling class, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:


     (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the special servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust, other than proceeding to acquire title to the mortgaged property. Upon notice to the master servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid by the master servicer as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The special servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the special servicer with respect to such action or inaction, and neither the trustee nor the special servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee or the special servicer, as the case may be, with respect to such action or inaction. The special servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

     If title to any mortgaged property is acquired by the trust, the special servicer, on behalf of the trust, and subject to the approval of the majority certificateholder of the controlling class, will be required to sell the mortgaged property within three full years after the taxable year of acquisition, unless (i) the IRS grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that, in general, the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the special servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer and/or special servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See "Description of the Certificates--Subordination; Allocation of Losses and Expenses." The master servicer and/or special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to effect such restoration unless the special servicer and/or master servicer determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer and/or master servicer for its expenses and interest thereon and (ii) that such expenses will be recoverable from related insurance proceeds, condemnation proceeds and liquidation proceeds.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain due-on-sale and due-on-encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender's consent, other than as permitted under the mortgage loan documents. The master servicer or the special servicer, as applicable, will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the master servicer's or the special servicer's, as applicable, normal servicing procedures. The master servicer or the special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property as set forth in the pooling and servicing agreement. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus and "Description of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer will not be permitted to waive its right to exercise such rights with respect to any mortgage loan, unless (i) the master servicer has notified the special servicer of such waiver, (ii) the master servicer has submitted its written recommendation and analysis to the special servicer, (iii) the master servicer has submitted to the special servicer the documents within the possession of the master servicer that are reasonably requested by the special servicer, (iv) the special servicer has approved such waiver and notified the majority certificateholder of the controlling class of the request for the waiver and of the master servicer's and its own approval and (v) the majority certificateholder of the controlling class has informed the special servicer that it has approved such waiver; provided, however, that if the majority certificateholder of the controlling class fails to respond within five business days following receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class may reasonably request, then the waiver will be deemed approved.

     CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     Each of the master servicer and the special servicer is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor's affiliates. The pooling and servicing agreement provides that each of the master servicer and the special servicer may not resign from its respective obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor has assumed the master servicer's or the special servicer's, as applicable, obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, none of the master servicer, the special servicer or the depositor, nor any director, officer, employee or agent of the master servicer, the special servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the depositor, or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the master servicer, the special servicer, the depositor, and any director, officer, employee or agent of the master servicer, the special servicer or the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by negligent disregard of obligations and duties thereunder.

     Such indemnification will survive any termination, resignation or removal of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that none of the master servicer, the special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion, may involve it in any expense or liability. The master servicer, the special servicer or the depositor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust to the master servicer, the special servicer or the depositor, as the case may be.

     Any person into which the depositor, the master servicer or the special servicer, as applicable, may be merged or consolidated, any person resulting from any merger or consolidation to which the depositor, the master servicer or the special servicer, as applicable, is a party or any person succeeding to the business of the depositor, the master servicer or the special servicer will be the successor of the depositor, the master servicer or the special servicer, as applicable, under the pooling and servicing agreement, provided that,

     o with respect to the master servicer or the special servicer, such person is qualified to service mortgage loans on behalf of FNMA or FHLMC, and

     o such merger, consolidation or succession does not adversely affect the then current ratings of the classes of certificates that have been rated.

     In addition, notwithstanding the prohibition on its resignation, the master servicer or the special servicer, as applicable, may assign its rights under the pooling and servicing agreement to any person to whom the master servicer or the special servicer, as applicable, is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the master servicer or the special servicer, as applicable, will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

     EVENTS OF DEFAULT

     Under the pooling and servicing agreement, the following events will constitute events of default with respect to the master servicer or the special servicer, as the case may be:

     o any failure by the master servicer or the special servicer to make a required deposit to the certificate account which continues unremedied for one business day following the date on which such deposit was first required to be made, or any failure by the master servicer to deposit into, or to remit to the trustee for deposit into, the distribution account any amount required to be so deposited or remitted, which failure is not remedied on the relevant distribution date; or

     o any failure by the master servicer to timely make any servicing advance required to be made by the master servicer which continues unremedied for a period ending on the earlier of (i) 15 days following the date such servicing advance was first required to be made, and (ii) either, if applicable, (a) in the case of a servicing advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (b) in the case of a servicing advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

     o any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer or the special servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by the trustee, the depositor or the holders of certificates entitled to not less than 25% of the voting rights; provided, however, that if such covenant or agreement is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

     o any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, is given to the master servicer or the special servicer by the trustee, the depositor or the holders of certificates entitled to not less than 25% of the voting rights; provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings involving the master servicer or the special servicer and specified actions by the master servicer or the special servicer indicating its insolvency or inability to pay its obligations; or

     o the master servicer or the special servicer is removed from Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal;

     o a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date the servicing officer of the master servicer or the special servicer obtained such actual knowledge), and, in the case of either of clauses
        (i) or (ii), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action; or

     o the Trustee shall have received written notice from Fitch that the continuation of the master servicer or the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such rating agency to any class of certificates.

     If any event of default with respect to the master servicer or the special servicer occurs and is continuing, then so long as such event of default has not been remedied, the depositor or the trustee may terminate, and at the written direction of the holders of certificates entitled to at least 51% of the voting rights, the trustee shall terminate, by notice in writing to the defaulting party, all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the mortgage loans and the proceeds of the mortgage loans (other than any rights of such defaulting party as certificateholder).

                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

     (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the applicable cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the applicable cut-off date for that mortgage loan;

     (2) any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

     (3) the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

     (4) the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

     (5) rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.

     DENOMINATIONS

     The trust will offer the offered certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the Certificates-- Book-Entry Registration and Definitive Certificates" in the prospectus.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream Banking, societe anonyme or the Euroclear System in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the master servicer, the special servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

     Euroclear and Clearstream, Luxembourg

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream, Luxembourg or the Euroclear system in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of the offered certificates, the record holder will be DTC's nominee. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories. The depositories in turn, will hold positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Clearstream, Luxembourg or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream, Luxembourg or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream, Luxembourg or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream, Luxembourg or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, Luxembourg, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear's participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms and conditions govern transfers of securities and cash within

Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, but are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See "Annex C" hereto.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee, the master servicer and the special servicer will recognize the holders of the definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The notional amount of the Class X certificates will be equal to the aggregate certificate balances of the classes of principal balance certificates outstanding from time to time. The notional amount of the Class X certificates will, in general, be reduced on each distribution date by any distributions of principal actually made on, and any realized losses and additional trust expenses actually allocated to, each class of principal balance certificates. The notional amount of the Class X certificates is used solely for the purpose of determining the amount of interest to be distributed on such certificates and does not represent the right to receive any distributions of principal.

     No class of REMIC residual certificates will have a certificate balance.

     PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to the Class A-1 and Class A-2, certificates will be fixed and, at all times, will be equal to the pass-through rate specified for that class on page S-5 of this prospectus supplement.

     The pass-through rate applicable to the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates will be equal to (a) specified fixed rate for each class: (b) the lesser of a specified fixed rate for each class of the Weighted Average Net Mortgage Rate; (c) the Weighted Average Net Mortgage Rate less a specified percentage for each class; or (d) the Weighted Average Net Mortgage Rate.

     Generally, the aggregate interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all the principal balance certificates and will generally have an aggregate pass-through rate equal to the Weighted Average Net Mortgage Rate minus the weighted average of the pass-through rates on all the principal balance certificates.

     No class of REMIC residual certificates will have a specified pass-through rate.

     If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the Net Mortgage Rate of that interest reserve loan for any one-month period before a related due date will be equal to:

     o the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate net of the related master servicing fee rate for that mortgage loan specified on "Annex A" to this prospectus supplement.

     However, for each such interest reserve loan, the Net Mortgage Rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts (as described under "Description of the Certificates--Interest Reserve Account"). The Net Mortgage Rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

     o any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

     o the principal portion of any realized loss incurred on, or allocable to, the mortgage loan during the related collection period.

     The determination date will be the 1st day of each month or, if any such 1st day is not a business day, the next business day.

     DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.


     The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution Amount for that distribution date.

     See "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.


     Application of the Available Distribution Amount

     On each distribution date, the trustee will apply the Available Distribution Amount for that date in the following order of priority:

     (1) to pay interest to the holders of the classes of senior certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes of senior certificates in accordance with the amounts due to each class;

     (2) to pay principal: first to the holders of the Class A-1 certificates and second to the holders of the Class A-2 certificates, in each case, up to an amount equal to the lesser of:

          o the then outstanding certificate balance of that class of certificates, and

          o the Principal Distribution Amount for that distribution date;

     (3) to reimburse the holders of the Class A certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

     (4) to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

          o first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

          o second, if the certificate balances of the Class A certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of:

                 the then outstanding certificate balance of that class of certificates, and the remaining portion, if any, of the Principal Distribution Amount for that distribution date, or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then outstanding certificate balance of that class of certificates; and

          o third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and

     (5) the remaining portion, if any, of the Available Distribution Amounts to the holders of the REMIC residual certificates.

     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A certificates will be made to the holders of the respective classes of those certificates, pro rata as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

     Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The master servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, for mortgage loans with due dates that fall on the related determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate of 0.02%. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

     An assumed monthly payment is an amount deemed due for:

     o any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     o the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     o any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

     DISTRIBUTIONS OF PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES

     Any prepayment premium or yield maintenance charge actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates as additional interest and not in reduction of their certificate balances in an amount up to, in the case of each class, the product of:



    the prepayment premium or    x      discount rate fraction    x      principal allocation fraction
     yield maintenance charge               for that class                       of that class

   The discount rate fraction for any class of certificates equal to:

                     pass-through rate for
                     that class of certificates -- relevant discount rate
                     ----------------------------------------------------
                     mortgage rate of the
                     related mortgage loan -- relevant discount rate.

     The discount fraction may not be greater than 1.0 or less than 0.0 and both the numerator and denominator must be greater than zero.

     The principal allocation fraction for each class of certificates for any distribution date is:

                     the portion, if any, of the Principal Distribution Amount allocated to that class of certificates for that distribution date
                     ---------------------------------------------------------
                     entire Principal Distribution Amount for that distribution date.

     The portion of the prepayment premium or yield maintenance charge remaining after the payment of the amount calculated as described above will be distributed to certain of the holders of the Class X certificates.

     For any prepaid mortgage loan, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release

H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date.

     The prepayment premiums or yield maintenance charges, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

     DISTRIBUTIONS OF EXCESS INTEREST

     No excess interest collected on an ARD loan will be available for distribution to the holders of the offered certificates.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

     Excess liquidation proceeds are the excess of:

     o proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     o the amount that would have been received if a principal payment in full had been made on the due date immediately following the date upon which the proceeds were received.

     TREATMENT OF REO PROPERTIES

     A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     o  determining distributions on the certificates;

     o allocating of realized losses and additional trust expenses to the certificates; and

     o calculating the amount of master servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the REO loan will be taken into account when determining pass-through rates (to the extent such pass-through rate is determined by reference to the Weighted Average Net Mortgage Rate) and the Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the master servicer, the special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the master servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I Advances" below, the master servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the master servicer of non-recoverability.

     INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the trustee will deposit in the interest reserve account for each mortgage loan an amount equal to one day's interest at the related mortgage rate, net of any master servicing fee, on the stated principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the trustee will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and February, if any, and deposit this amount into the distribution account.

     SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1 and Class A-2 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust fund expenses. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X certificates.

     Realized losses are losses on the mortgage loans arising from the inability of the master servicer or the special servicer, as applicable, to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate (including all related special servicing fees, liquidation fees, workout fees or other fees or expenses with respect to the mortgage loan that caused distributable certificate interest not to be paid in full during any prior interest accrual period) to, but not including, the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     o the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     For purposes of calculating any realized loss on the Mesa Grande Loan or related REO Property, liquidation proceeds and expenses will generally be allocated pro rata between the Mesa Grande Loan and the companion loan in accordance with the 2002-C1 pooling and servicing agreement and the co-lender agreement. If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or special servicer, as applicable, or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a realized loss.

     Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

     o  special servicing fees, workout fees and liquidation fees;

     o  interest on unreimbursed advances;

     o the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust;

     o unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the master servicer, the special servicer and the depositor comparable to those for the master servicer as described under "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus; and

     o any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.

     P&I ADVANCES

     On each distribution date, the master servicer will be obligated to make P&I advances consisting of advances of delinquent principal and interest on the mortgage loans, other than balloon payments. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances. The master servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the master servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The master servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If the master servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. No advance will be required to be made by the master servicer or the trustee, if, in the judgment of that person, the advance would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee will be able to rely on any non-recoverability determination made by the master servicer.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on the mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by

     o a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

     See "--Appraisal Reductions" below.

     The master servicer and the trustee will each be entitled to recover any P&I advance made by it from related proceeds collected on the mortgage loan for which that P&I advance was made. If at any time a P&I advance made by the master servicer or the trustee is determined to be a nonrecoverable advance, the master servicer or the trustee will be entitled to recover the amount of that P&I advance out of funds received on or in respect of other mortgage loans. See "The Pooling and Servicing Agreement" above.

     The master servicer and the trustee each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest on any advance will be payable to the party making the advance out of default interest, late payments or other collections collected on the related mortgage loan, as applicable, or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest and late payments collected on the related mortgage loan is sufficient to pay that interest in full.

     APPRAISAL REDUCTIONS

     A mortgage loan will become a required appraisal loan upon the earliest of:

     o  the date on which the mortgage loan becomes a modified mortgage loan,

     o the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

     o the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan,

     o  the 60th day following the bankruptcy of the borrower, and

     o the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the special servicer is diligently and in good faith proceeding to obtain the appraisal, the special servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the special servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the master servicer and will be reimbursed to the master servicer as a servicing advance.

     As a result of this appraisal, the special servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of:

     (1)  the stated principal balance of the required appraisal loan,

     (2) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

     (3) all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

     (4) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the master servicer to cover any of these items, over:

     90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal plus all escrow and reserves with respect to such required appraisal loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such required appraisal loan), net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan, then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the special servicer is required to order an update of the prior appraisal. Based on the update, the special servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the master servicer or special servicer in a manner that:

     o affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

     o except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

     o in the reasonable good faith judgment of the master servicer or special servicer, as applicable, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

     With respect to the Mesa Grande Loan and the companion loan, the 2002-C1 special servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated pro rata between the Mesa Grande Loan and the companion loan according to the respective stated principal balances of such mortgage loans.

     REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

     In addition, the trustee will provide or make available to the extent received from the master servicer on each distribution date to each certificateholder, the following reports prepared by the master servicer or the special servicer, as applicable, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change, and including substantially the following information:

     (1) A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in "Annex A" to this prospectus supplement in the tables under the caption "Characteristics of the Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in "Annex A" to this prospectus supplement.

     (2)  A CMSA delinquent loan status report.

     (3)  A CMSA historical loan modification report.

     (4)  A CMSA historical liquidation report.

     (5)  A CMSA REO status report.

     (6)  A CMSA servicer watch list.

     The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. None of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the master servicer will deliver to the trustee by electronic means the following reports, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change:

     o  a CMSA comparative financial status report; and

     o  a CMSA loan periodic update file.

     In addition, the master servicer or special servicer, as applicable, is also required to prepare for each mortgaged property and REO property:

     o Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended March 31, 2003, a CMSA operating statement analysis report, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The master servicer or special servicer, as applicable, will deliver to the trustee by electronic means the operating statement analysis upon request.

     o Within 30 days after receipt by the master servicer of an annual operating statement, a CMSA NOI adjustment analysis worksheet, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The master servicer will deliver to the trustee by electronic means the NOI adjustment analysis worksheet upon request.

     Certificate owners who have certified to the trustee their beneficial ownership of any offered certificate may also obtain access to any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the master servicer, the special servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, to any interested party, the distribution date statement via the trustee's internet website. In addition, upon the approval of the depositor, the trustee will make available each month, to any interested party, the trustee reports on the trustee's internet website. The trustee's internet website will initially be located at "www.ctslink.com/cmbs". In addition, the trustee will also make mortgage loan information, as presented in the CMSA loan setup file and CMSA periodic loan update file format, available each month to any certificateholder, any certificate owner, the rating agencies or any other interested party via the trustee's internet website. All such reports and statements will require the use of a password provided by the trustee to the person requesting such report or statement upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     The trustee will make available each month the CMSA delinquent loan status report, the CMSA historical loan modification report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report, to the extent received from the master servicer, to any holder or certificate owner of an offered certificate or any person identified to the trustee by a holder or certificate owner as a prospective transferee of an offered certificate or any interest therein, the rating agencies and to any of the parties to the pooling and servicing agreement via the trustee's internet website with use of a password provided by the trustee to that person upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agree ment.

     OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, originals or copies of the following items to the extent they are held by the trustee:

     o  the pooling and servicing agreement and any amendments;

     o all trustee reports delivered to holders of each relevant class of offered certificates since the delivery date;

     o all officers' certificates and accountants' reports delivered to the trustee since the delivery date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the prospectus;

     o the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;

     o the most recent annual operating statements, if any, collected by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property; and

     o the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer or special servicer, as applicable, and delivered to the trustee.

     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates, is requesting the information solely for use in evaluating its investment in the certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The master servicer may, but is not required to, make information available over the internet.

     Pursuant to the pooling and servicing agreement, the master servicer and special servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from certificate owners regarding the performance and servicing of the mortgage loans and/or REO properties for which the master servicer or special servicer, as the case may be, is responsible. The master servicer and the special servicer each shall condition such disclosure upon such certificate owner entering into a confidentiality agreement regarding such disclosure to it. Neither the master servicer nor the special servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

     VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

     o 98% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below,

     o  1% among the holders of the Class X certificates, and

     o 1% allocated equally among the holders of the respective classes of REMIC residual certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

     o the final payment, or advance of that payment, or other liquidation of the last mortgage loan and/or REO property in the trust; or

     o the purchase of all of the assets of the trust by the master servicer or, if the master servicer elects not to make the purchase, the majority certificateholder of the controlling class, or if the majority certificateholder of the controlling class elects not to make the purchase, the depositor, when the then aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance; or

     o  the exchange of all then outstanding certificates, including the Class
        X certificates, for the mortgage loans remaining in the trust at any time the aggregate principal balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, but all the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.

     Any purchase by the master servicer, the majority certificateholder of the controlling class or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

     o the aggregate unpaid principal balance of all the mortgage loans plus accrued and unpaid interest, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

     o the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the special servicer and the trustee; minus

     o if the purchase is by the master servicer, the aggregate of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.


     On the final distribution date, the aggregate amount paid by the master servicer, the majority certificateholder of the controlling class or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under "-- Distributions--Application of the Available Distribution Amount."

     THE TRUSTEE

     The trustee is Wells Fargo Bank Minnesota, National Association. The trustee is at all times required to be, and will be required to resign if it fails to be,

     o a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority, and

     o an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "A+" by Standard & Poor's, "Aa3" by Moody's or "AA-" by Fitch, or lower ratings that the rating agencies would permit without causing it to qualify, downgrade or withdraw any of the then current ratings of the certificates.

     The corporate trust office of the trustee responsible for administration of the trust is located at 9062 Old Annapolis Road, Columbia, Maryland 21045.
Attention: Corporate Trust Services (CMBS)--GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C3.

                       YIELD AND MATURITY CONSIDERATIONS


     YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

     o  the purchase price of the certificates;

     o  the applicable pass-through rate;

     o  the actual performance of the mortgage loans; and

     o  the rate and timing of payments on the mortgage loans.

     The Purchase Price of the Certificates

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend, in part, upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on, or otherwise result in, the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.


     Applicable Pass-Through Rate

     The pass-through rate for each class of offered certificates will be as specified in "Description of the Certificates Pass-Through Rates."

     See "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments on the Mortgage Loans" below.


     Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Description of the Certificates--Subordination; Allocation of Losses and Expenses" and "Risk Factors--Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates."


     Rate and Timing of Principal Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including, for this purpose, collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See "Description of the Mortgage Pool--Prepayment Provisions" and "--Earnout Loans and Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans being transferred to the trust.

     FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool--Earnout Loans and Additional Collateral Loans" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--The Effects of Prepayments on Yield" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 10 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices assuming those prices did not account for that delay.

     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the
Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.

     WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate or, in the case of the Class X Certificates, the notional amount of that certificate is reduced to zero. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

     o multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the delivery date to the related distribution date,

     o  summing the results, and

     o dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, in the case of an ARD loan. The columns headed "25%," "50%," "75%" and "100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lock-out period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A prepayment lock-out period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of that class of certificates. The tables have been prepared on the basis of the information set forth on "Annex A" to this prospectus supplement and the following maturity assumptions:

     (1) the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

     (2) the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on "Annex A" to this prospectus supplement as being interest only or having an interest-only period) described on "Annex A" to this prospectus supplement;

     (3) all scheduled monthly payments, including balloon payments, are timely received on the applicable due date each month beginning in January 2003;

     (4) there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

     (5) prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

     (6)  the ARD loan will mature on its anticipated repayment date;

     (7) each mortgage loan accrues interest under the method specified in "Description of the Mortgage Pool--Calculations of Interest";

     (8) none of the master servicer, the majority certificateholder of the controlling class or the depositor exercises its right of optional termination described in this prospectus supplement;

     (9) no mortgage loan is repurchased or is required to be repurchased by a mortgage loan seller;

     (10) no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     (11) there are no additional trust expenses;

     (12) distributions on the certificates are made on the 10th calendar day of each month, beginning in January 2003;

     (13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period;

     (14) the prepayment provisions for each mortgage loan are as described on "Annex A" to this prospectus supplement;

     (15) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see "Annex A--Earnout Loans"); and

     (16) the delivery date is December 19, 2002.


     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the maturity assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the maturity assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.

     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

     Based on the maturity assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                   PREPAYMENT ASSUMPTION (CPR)
                                             ------------------------------------------------------------------------
DATE                                            0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------   ------------   ------------   ------------   ------------   ------------
Closing Date .............................          100            100            100            100            100
December 10, 2003 ........................           96             96             96             96             96
December 10, 2004 ........................           91             91             91             91             91
December 10, 2005 ........................           86             86             86             86             86
December 10, 2006 ........................           81             81             81             81             81
December 10, 2007 ........................           53             53             53             53             53
December 10, 2008 ........................           47             47             47             47             47
December 10, 2009 ........................           32             32             32             32             32
December 10, 2010 ........................           18             18             18             18             18
December 10, 2011 ........................            0              0              0              0              0
Weighted Average Life (in years) .........         5.70           5.70           5.69           5.68           5.61
First Principal Payment Date .............       01/10/03       01/10/03       01/10/03       01/10/03       01/10/03
Last Principal Payment Date ..............       11/10/11       11/10/11       11/10/11       11/10/11       11/10/11

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                   PREPAYMENT ASSUMPTION (CPR)
                                             ------------------------------------------------------------------------
DATE                                            0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------   ------------   ------------   ------------   ------------   ------------
Closing Date .............................          100            100            100            100            100
December 10, 2003 ........................          100            100            100            100            100
December 10, 2004 ........................          100            100            100            100            100
December 10, 2005 ........................          100            100            100            100            100
December 10, 2006 ........................          100            100            100            100            100
December 10, 2007 ........................          100            100            100            100            100
December 10, 2008 ........................          100            100            100            100            100
December 10, 2009 ........................          100            100            100            100            100
December 10, 2010 ........................          100            100            100            100            100
December 10, 2011 ........................          100            100            100            100            100
December 10, 2012 ........................            0              0              0              0              0
Weighted Average Life (in years) .........         9.64           9.62           9.61           9.58           9.42
First Principal Payment Date .............       11/10/11       11/10/11       11/10/11       11/10/11       11/10/11
Last Principal Payment Date ..............       11/10/12       11/10/12       11/10/12       11/10/12       08/10/12

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                   PREPAYMENT ASSUMPTION (CPR)
                                             ------------------------------------------------------------------------
DATE                                            0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------   ------------   ------------   ------------   ------------   ------------
Closing Date .............................          100            100            100            100            100
December 10, 2003 ........................          100            100            100            100            100
December 10, 2004 ........................          100            100            100            100            100
December 10, 2005 ........................          100            100            100            100            100
December 10, 2006 ........................          100            100            100            100            100
December 10, 2007 ........................          100            100            100            100            100
December 10, 2008 ........................          100            100            100            100            100
December 10, 2009 ........................          100            100            100            100            100
December 10, 2010 ........................          100            100            100            100            100
December 10, 2011 ........................          100            100            100            100            100
December 10, 2012 ........................            0              0              0              0              0
Weighted Average Life (in years) .........         9.89           9.89           9.89           9.89           9.69
First Principal Payment Date .............       11/10/12       11/10/12       11/10/12       11/10/12       08/10/12
Last Principal Payment Date ..............       11/10/12       11/10/12       11/10/12       11/10/12       09/10/12

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                   PREPAYMENT ASSUMPTION (CPR)
                                             ------------------------------------------------------------------------
DATE                                            0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------   ------------   ------------   ------------   ------------   ------------
Closing Date .............................          100            100            100            100            100
December 10, 2003 ........................          100            100            100            100            100
December 10, 2004 ........................          100            100            100            100            100
December 10, 2005 ........................          100            100            100            100            100
December 10, 2006 ........................          100            100            100            100            100
December 10, 2007 ........................          100            100            100            100            100
December 10, 2008 ........................          100            100            100            100            100
December 10, 2009 ........................          100            100            100            100            100
December 10, 2010 ........................          100            100            100            100            100
December 10, 2011 ........................          100            100            100            100            100
December 10, 2012 ........................            0              0              0              0              0
Weighted Average Life (in years) .........         9.93           9.89           9.89           9.89           9.73
First Principal Payment Date .............       11/10/12       11/10/12       11/10/12       11/10/12       09/10/12
Last Principal Payment Date ..............       12/10/12       11/10/12       11/10/12       11/10/12       09/10/12

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                   PREPAYMENT ASSUMPTION (CPR)
                                             ------------------------------------------------------------------------
DATE                                            0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------   ------------   ------------   ------------   ------------   ------------
Closing Date .............................          100            100            100            100            100
December 10, 2003 ........................          100            100            100            100            100
December 10, 2004 ........................          100            100            100            100            100
December 10, 2005 ........................          100            100            100            100            100
December 10, 2006 ........................          100            100            100            100            100
December 10, 2007 ........................          100            100            100            100            100
December 10, 2008 ........................          100            100            100            100            100
December 10, 2009 ........................          100            100            100            100            100
December 10, 2010 ........................          100            100            100            100            100
December 10, 2011 ........................          100            100            100            100            100
December 10, 2012 ........................            0              0              0              0              0
Weighted Average Life (in years) .........         9.98           9.96           9.92           9.89           9.73
First Principal Payment Date .............       12/10/12       11/10/12       11/10/12       11/10/12       09/10/12
Last Principal Payment Date ..............       12/10/12       12/10/12       12/10/12       11/10/12       09/10/12

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS E CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                   PREPAYMENT ASSUMPTION (CPR)
                                             ------------------------------------------------------------------------
DATE                                            0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------   ------------   ------------   ------------   ------------   ------------
Closing Date .............................          100            100            100            100            100
December 10, 2003 ........................          100            100            100            100            100
December 10, 2004 ........................          100            100            100            100            100
December 10, 2005 ........................          100            100            100            100            100
December 10, 2006 ........................          100            100            100            100            100
December 10, 2007 ........................          100            100            100            100            100
December 10, 2008 ........................          100            100            100            100            100
December 10, 2009 ........................          100            100            100            100            100
December 10, 2010 ........................          100            100            100            100            100
December 10, 2011 ........................          100            100            100            100            100
December 10, 2012 ........................            0              0              0              0              0
Weighted Average Life (in years) .........         9.98           9.98           9.98           9.90           9.73
First Principal Payment Date .............       12/10/12       12/10/12       12/10/12       11/10/12       09/10/12
Last Principal Payment Date ..............       12/10/12       12/10/12       12/10/12       12/10/12       09/10/12

     PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the maturity assumptions.

     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of the assumed stream of cash flows as of December 19, 2002 to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-5 from and including December 1, 2002 to but excluding the delivery date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99 16/32%) and are exclusive of accrued interest.


            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
             FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS




                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
ASSUMED PRICE (32NDS)                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
Weighted Average Life (in years)..........
First Principal Payment Date .............
Last Principal Payment Date ..............

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
             FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS




                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
ASSUMED PRICE (32NDS)                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
Weighted Average Life (in years)..........
First Principal Payment Date .............
Last Principal Payment Date ..............

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS




                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
ASSUMED PRICE (32NDS)                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
Weighted Average Life (in years)..........
First Principal Payment Date .............
Last Principal Payment Date ..............

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS




                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
ASSUMED PRICE (32NDS)                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
Weighted Average Life (in years)..........
First Principal Payment Date .............
Last Principal Payment Date ..............

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS




                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CP
                                             --------------------------------------------------------
ASSUMED PRICE (32NDS)                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
   .......................................
Weighted Average Life (in years)..........
First Principal Payment Date .............
Last Principal Payment Date ..............

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS




                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
ASSUMED PRICE (32NDS)                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
   .......................................
   .......................................
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Weighted Average Life (in years)..........
First Principal Payment Date .............
Last Principal Payment Date ..............

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, rulings and decisions now in effect, and proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary is correct in all material respects in the opinion of Orrick, Herrington & Sutcliffe LLP, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security," "conversion transaction," or other integrated investment comprised of the offered certificates and one or more other investments, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, three separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loan. The resulting REMICs will be referred to in this prospectus supplement as "REMIC I," "REMIC II" and "REMIC III," respectively. Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called "the Code." For federal income tax purposes, the Class R-I certificates will be the sole class of "residual interests" in REMIC I; the Class R-II certificates will be the sole class of "residual interests" in REMIC II; except to the extent representing the right to excess interest on the ARD loan, the certificates, other than the REMIC residual certificates, will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III certificates will be the sole class of "residual interests" in REMIC III. See "Federal Income Tax Consequences--REMICs" in the prospectus.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loan will pay their respective outstanding principal balances on their related anticipated repayment dates. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular

Certificates--Original Issue Discount" in the prospectus. The Class P certificates, in addition to evidencing REMIC regular interests, will also evidence undivided beneficial interests in the portion of the trust consisting of any excess interest collected on ARD loan. Those beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because, certain classes of certificates may bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as "qualified stated interest") would be recognized by the IRS. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

     Prepayment premiums and yield maintenance charges collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums or yield maintenance charges described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled to a prepayment premium or yield maintenance charge. For federal income tax reporting purposes, prepayment premiums and yield maintenance charges will be treated as income to the holders of a class of certificates entitled to prepayment premiums and yield maintenance charges only after the master servicer's actual receipt of a prepayment premium or yield maintenance charge that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

     NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations which make modifications to the withholding, backup withholding and information reporting rules described in the prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations are effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

     CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Class P certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loan only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount as described above, it does not prepay on its related anticipated repayment date, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of the principal holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service might conceivably disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class P certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Pool" in this prospectus supplement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the  prospectus.

     TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

     Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the sponsor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.


                            METHOD OF DISTRIBUTION

     The depositor has agreed to sell, and Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an
underwriting agreement, dated on or about December   , 2002 among the
depositor, GMAC Commercial Mortgage Corporation and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream, Luxembourg and Euroclear on or about December , 2002 against payment therefor in immediately available funds.




UNDERWRITER                                     CLASS A-1     CLASS A-2     CLASS B     CLASS C     CLASS D     CLASS E
--------------------------------------------   -----------   -----------   ---------   ---------   ---------   --------
Goldman, Sachs & Co. .......................
Deutsche Bank Securities Inc. ..............
Morgan Stanley & Co. Incorporated ..........
                                                  ---           ---           ---         ---         ---         ---
Total ......................................      100%          100%          100%        100%        100%        100%

     The underwriters have agreed, provided the terms and conditions of the underwriting agreement are met, to purchase all of the offered certificates if any are purchased. If either underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the underwriting may be terminated.

     Under the underwriting agreement, each underwriter must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the
underwriters, will be approximately   % of the aggregate certificate balance of
the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Goldman, Sachs & Co. is an affiliate of GSMC and Archon Financial, L.P, Deutsche Bank Securities Inc. is an affiliate of GACC and Morgan Stanley & Co. Incorporated is an affiliate of MSDWMC.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will severally and not jointly indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, and for the underwriters by Sidley Austin Brown & Wood LLP.


                                    RATINGS

     The offered certificates are required to receive ratings from Fitch, Moody's and Standard & Poor's that are not lower than those indicated under "Summary of Series 2002-C3 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the July 2039 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

     The ratings of the offered certificates do not, however, address any of the following:

        o the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

        o the degree to which prepayments might differ from those originally anticipated;

        o whether and to what extent prepayment premiums or yield maintenance charges will be collected with prepayments or the corresponding effect on yield to investors;

        o whether and to what extent excess interest will be collected on the ARD loan;

        o whether and to what extent default interest will be collected on the mortgage loans; and

        o  the tax treatment of payments on the offered certificates.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     As of the date of their issuance, none of the offered certificates will be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 or "SMMEA." As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage-related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.

                             ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions." If you purchase or hold the Class A-1, Class A-2, Class B, Class C, Class D or Class E certificates on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus. To qualify for the exemption, however, a number of conditions must be met, including the requirements that:

     o the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;

     o at the time of acquisition, the certificates must be rated in one of the top four generic rating categories by at least one rating agency; and

     o the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that:

        (i) bear interest or are purchased at a discount, including certain mortgage loans secured by real property; and

        (ii) are (a) commercial, multifamily or other designated transaction loans, having loan-to-value ratios that do not exceed 100%, or (b) if the certificates are rated in one of the top two generic rating categories by at least one rating agency, single-family residential or home equity loans (other than manufactured housing loans) having loan-to-value ratios that do not exceed 125%.

     Each beneficial owner of an offered certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the preceding paragraph, and that it understands that there are certain conditions to the availability of this exemption, including that the offered certificates must be rated, at the time of purchase, not lower than "BBB--" (or its equivalent) by Fitch, Moody's or Standard & Poor's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and
(3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If you are an insurance company and you would like to invest your general account assets in the offered certificates, you should consult with your legal advisors about whether Section 401(c) of ERISA, as described under "ERISA Considerations--Representation From Investing Plans" in the prospectus, may apply to you. On January 5, 2000, the DOL published final regulations under
Section 401(c) that became generally applicable on July 5, 2001.

     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                   GLOSSARY

     AVAILABLE DISTRIBUTION AMOUNT--The Available Distribution Amount for any distribution date will generally equal:

     (1) all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

          o monthly payments collected but due on a due date after the related collection period;

          o  prepayment premiums and yield maintenance charges;

          o amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the master servicer, the special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

          o amounts deposited in the certificate account or the distribution account, as the case may be, in error;

          o for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

          o  amounts that represent excess liquidation proceeds; plus

     (2) to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the master servicer to cover Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls incurred during the related collection period; plus

     (3) for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "Description of the Certificates--Interest Reserve Account" in this prospectus supplement; plus

     (4) for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month.

     BALLOON PAYMENT INTEREST EXCESS--If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related master servicing fees) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment Interest Excess.

     BALLOON PAYMENT INTEREST SHORTFALL--If the due date for any balloon payment on a balloon mortgage loan occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related master servicing fees) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

     NET AGGREGATE PREPAYMENT INTEREST SHORTFALL--The Net Aggregate Prepayment Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the master servicer for that distribution date to cover those Prepayment Interest Shortfalls.

     NET MORTGAGE RATE--The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time, minus the servicing fee rate. However, for purposes of calculating pass-through rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the increased rate to the ARD loan.

     PREPAYMENT INTEREST EXCESS--If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related master servicing fees) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

     PREPAYMENT INTEREST SHORTFALL--If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related master servicing fees) on the prepayment will constitute a Prepayment Interest Shortfall.

     PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for any distribution date will, generally, equal the aggregate of the following, without duplication:

     (1) the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

     (2) all voluntary principal prepayments received on the mortgage loans during the related collection period;

     (3) for any balloon loan for which the stated maturity date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

     (4) the portion of all liquidation proceeds (net of liquidation expenses and unreimbursed additional trust fund expenses), condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the special servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

     (5) if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date.

     WEIGHTED AVERAGE NET MORTGAGE RATE--The Weighted Average Net Mortgage Rate for each distribution date is the weighted average of the Net Mortgage Rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

                                     ANNEX A
                      CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the applicable cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow. For purposes of calculating DSCR and CLTV in this prospectus supplement, the loan amount that is used for the Mesa Grande Loan is the aggregate of the principal balances of the mortgage note (which is included in this trust) and the mortgage note for the companion loan (which is included in the 2002-C1 securitization).

     In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, the allocated loan amounts for each such related mortgaged property are shown.

DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     (1) "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less (i) the allowance for vacancies and losses, (ii) the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) estimated replacement reserves and with the exception of multifamily and hospitality properties, tenant improvement costs and leasing commissions, as applicable. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuer, the depositor, the sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures and leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     (2) "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the applicable cut-off date for such mortgage loan or, for some mortgage loans that pay only interest for a period of time, 12 times the monthly payment in effect after the end of such interest only period.

     (3) "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio," "DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A, except as otherwise indicated, in the case of the mortgage loans providing for earnout reserves (which, if the conditions for release are not met by a certain date, would be used to partially prepay or defease the mortgage loan), that the principal balance of the mortgage loan is reduced by the amount of the earnout. In the case of the cross-collateralized mortgage loans (the "Sandpebble Village Apartments Loan" and the "Spanish Oaks Apartments Loan"), the weighted average DSCR is shown for such group of mortgage loans.

     Generally, debt service coverage ratios are used by lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the interest-only period, and for the step amortization mortgage loans, if any, is based on the payment due as of the applicable cut-off date or the payment due after the interest-only period, as applicable.

     (4) "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the delivery date or the seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (5) "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV" or "CLTV" means, with respect to any mortgage loan, (a) the cut-off date balance of that mortgage loan (except as otherwise indicated, net of earnout reserves or additional collateral, if applicable) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated. In the case of the cross-collateralized mortgage loans (the "Sandpebble Village Apartments Loan" and the "Spanish Oaks Apartments Loan"), the weighted average cut-off date loan-to-value ratio is shown for such group of mortgage loans.

     (6) "Square feet," "sq. ft.", "SF" or "NRSF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/ warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     (7) "Units" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment, (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms, (3) in the case of a mortgaged property operated as manufactured housing, the number of pads and
(4) in the case of a mortgaged property operated as self-storage property, the number of self-storage units. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

     (8) "Occupancy" means, the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy as of date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     (9) "Balloon or ARD balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

     (10) "Scheduled maturity date LTV" or "ARD LTV" means, for any balloon loan or ARD loan, the Balloon or ARD balance for that mortgage loan divided by the appraised value of the related mortgaged property. In the case of cross-collateralized mortgage loans (the "Sandpebble Village Apartments Loan" and the "Spanish Oaks Apartments Loan"), the scheduled maturity date LTV is shown for such group of mortgage loans.

     (11) "Mortgage rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

     (12) "Master servicing fee rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

     (13) "Prepayment provisions" for each mortgage loan are: "lockout," which means the duration of lockout period; "defeasance," which means the duration of any defeasance period; and " (greater than) YM or 1%" which means the greater of the yield maintenance charge or 1% of the outstanding principal balance. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

     (14) "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

     (15) In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

     (16) "Underwritten net operating income," "underwritten NOI" or "UW NOI" for any mortgaged property means, net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.


INTEREST ONLY LOANS

     Loan Number 35848. The mortgage loan requires monthly payments of interest only in the amount of $42,867.45 from September 1, 2002 through August 1, 2004. Commencing on September 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $48,185.75 are required.

     Loan Number 36083. The mortgage loan requires monthly payments of interest only in the amount of $71,292.43 from September 1, 2002 through August 1, 2005. Commencing on September 1, 2005 and continuing through maturity, monthly payments of principal and interest in the amount of $80,430.84 are required.

     Loan Number 37784. The mortgage loan requires monthly payments of interest only in the amount of $11,870.29 from October 1, 2002 through September 1, 2004. Commencing on October 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $14,293.23 are required.

     Loan Number 38008. The mortgage loan requires monthly payments of interest only in the amount of $11,168.06 from December 1, 2002 through November 1, 2004. Commencing on December 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $13,532.73 are required.

     Loan Number 38009. The mortgage loan requires monthly payments of interest only in the amount of $6,599.31 from December 1, 2002 through November 1, 2004. Commencing on December 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $7,996.61 are required.

     Loan Number 09-0001604. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method from July 1, 2002 through June 1, 2007. Commencing on July 1, 2007 and continuing through maturity, monthly payments of principal and interest in the amount of $52,418.50 are required.

     Loan Number 09-0001642. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method from December 1, 2002 through May 1, 2003. Commencing on June 1, 2003 and continuing through maturity, monthly payments of principal and interest in the amount of $53,217.51 are required.


CERTAIN RESERVES

     Loan Number 31819. The mortgage loan requires a monthly deposit of $3,123 into the tenant improvements and leasing commission reserve. The reserve is required to be replenished if the balance falls below $125,000.

     Loan Number 32989. The mortgage loan requires a monthly deposit of $9,849 into the furniture, fixtures and equipment reserve from October 1, 2001 through April 1, 2002. Commencing on May 1, 2002, the borrower will be required to make monthly deposits of 1/12 of four percent (4%) of gross revenues derived from property operations during the preceding calendar year.

     Loan Number 33968. The mortgage loan requires a monthly deposit of $5,000 into the tenant improvements and leasing commission reserve. The reserve is required to be replenished if the balance falls below $180,000.

     Loan Number 34339. An initial deposit of $1,000 was required at closing for the replacement reserve. Beginning on May 1, 2002, and continuing through the first loan year, the borrower is required to deposit $15,623 per month into the furniture, fixtures and equipment reserve. From May 1, 2003 through the second loan year, the related borrower is required to make monthly deposits of 1/12 of three percent (3%) of total gross revenues derived from property operations during the immediately preceding calendar year. From May 1, 2004 and thereafter, the monthly deposit increases to 1/12 of three and one half percent (3.5%) of the total gross revenues.

     Loan Number 35416. The mortgage loan requires a monthly deposit of $2,260 into the tenant improvements and leasing commission reserve. Additionally, if the borrower does not renew or re-lease the Food Lion space prior to December 8, 2008, the servicer is permitted to sweep all excess cash flow into the tenant improvement and leasing commission reserve.

     Loan Number 35566. The mortgage loan requires a monthly deposit of $2,917 into the tenant improvements and leasing commission reserve. The reserve is required to be replenished if the balance falls below $150,000.

     Loan Number 36029. The mortgage loan requires a monthly deposit of $4,245 into the tenant improvements and leasing commission reserve. So long as there is no trigger event and the reserve balance is at least $195,000, deposits shall be waived. A trigger event occurs if (i) there is an event of default, (ii) if Bed Bath & Beyond terminates its lease, or (iii) if the borrower fails to renew or re-lease the Bed Bath & Beyond space by June 30, 2005 (seven months prior to the tenant's lease expiration). Upon a trigger event, excess cash flow is required to be deposited into the tenant improvements and leasing commission reserve account. The excess cash flow shall be applied only to tenant improvements and leasing commission costs associated with the Bed Bath & Beyond premises.

     Loan Number 36225. The borrower's obligation to deposit $968 per month into the tenant improvements and leasing commission reserve is suspended for so long as no trigger event has occurred. Upon the occurrence of a trigger event, the borrower is required to commence monthly deposits and all excess cash flow may be held by the servicer in the tenant improvements and leasing commission reserve. A trigger event occurs if: (a) Walgreens no longer exclusively occupies the property; (b) there is an event of default under the lease or under the mortgage; or (c) Walgreens fails to maintain a rating of at least "BBB-".

     Loan Number 36657. The borrower's obligation to deposit $511 per month into the tenant improvements and leasing commission reserve is suspended for so long as no trigger event has occurred. Upon the occurrence of a trigger event, the borrower is required to commence monthly deposits and all excess cash flow may be held by the servicer in the tenant improvements and leasing commission reserve. A trigger event occurs if: (a) Walgreens no longer exclusively occupies the property; (b) there is an event of default under the lease or under the mortgage; or (c) Walgreens fails to maintain a rating of at least "BBB-".

     Loan Number 37110. The borrower's obligation to deposit $1,202 per month into the tenant improvements and leasing commission reserve is suspended for so long as no trigger event has occurred. Upon the occurrence of a trigger event, the borrower is required to commence monthly deposits and all excess cash flow may be held by the servicer in the tenant improvements and leasing commission reserve. A trigger event occurs if: (a) Walgreens no longer exclusively occupies the property; (b) there is an event of default under the lease or under the mortgage; or (c) Walgreens fails to maintain a rating of at least "BBB-".

     Loan Number 37943. The borrower's obligation to deposit $574 per month into the tenant improvements and leasing commission reserve is suspended for so long as no trigger event has occurred. Upon the occurrence of a trigger event, the borrower is required to commence monthly deposits and all excess cash flow may be held by the servicer in the tenant improvements and leasing commission reserve. A trigger event occurs if: (a) Walgreens no longer exclusively occupies the property; (b) there is an event of default under the lease or under the mortgage; or (c) Walgreens fails to maintain a rating of at least "BB+".

     Loan Number 36225. The borrower's obligation to deposit $121 per month into the replacement reserve is suspended for so long as Walgreens maintains a rating of at least "BBB-".

     Loan Number 36294. The mortgage loan requires a monthly deposit of $3,486 into the tenant improvements and leasing commission reserve. If the South Coast Medical Center tenant does not renew its lease for at least five years on or before December 31, 2009, the borrower is required to deposit (in the form of a letter of credit or cash) the difference between $340,000 and the then current tenant improvements and leasing commission reserve balance into the tenant improvements and leasing commission reserve on December 31, 2009 or the servicer may sweep all excess cash flow until the tenant improvements and leasing commission reserve balance reaches $340,000.

     Loan Number 37191. The borrower established a $419,632 tenant improvements and leasing commission reserve at closing, of which $250,000 is to be used solely for tenant improvements on the First National Bank of Arizona space ("FNBA Deposit") and $169,632 is to be used for general tenant improvements and leasing commission costs. In addition, the borrower established a $143,067 rent abatement reserve to be used for certain rent abatement periods, ("Initial Rent Abatement Deposit"). Commencing on November 1, 2003, the borrower is required to deposit $14,136 per month into the tenant improvements and leasing commission reserve. The monthly deposits will continue until the reserve balance reaches $765,146 (excluding the FNBA Deposit and Initial Rent Abatement Deposit).

     Provided there is no event of default, the servicer is required to release the Initial Rent Abatement Deposit once (i) the respective tenant (s) is open and occupying the tenant space, (ii) the respective tenant(s) is current and paying all rent due and owing, and (iii) there are no qualifications to the occupancy by the respective tenant (additional tenant space work). In the event that the conditions for the release have not been satisfied by December 1, 2003, the servicer may utilize the rent abatement reserve funds for tenant improvements and leasing commission costs.

     Loan Number 37802. The mortgage loan requires a monthly deposit of $4,167 into the tenant improvements and replacement reserve. The reserve is required to be replenished if the balance falls below $150,000.

     Loan Number 38514. The borrower established a tenant improvements and leasing commission reserve at closing. If the office tenants have not renewed their leases six months prior to their lease expiration dates, the borrower will be required to deposit $2,500 per month per applicable tenant into the tenant improvements and leasing commission reserve.

     Loan Number 38525. The mortgage loan requires a monthly deposit of $5,191 into the tenant improvements and leasing commission reserve. The reserve is required to be replenished if the balance falls below $130,000. Additionally, the mortgage loan requires a monthly deposit of $577 into the replacement reserve. The reserve is required to be replenished if the balance falls below $27,682.

     Loan Number 2002. The mortgage loan requires a monthly deposit equal to 1/12th of the product of (x) $50, multiplied by (y) the number of manufactured home sites located at the property into the ordinary capital expenditures reserve. The reserve is required to be replenished if the balance falls below the product of (x) $25, multiplied by (y) the number of manufactured home sites located at the property. The mortgage loan requires monthly deposits equal to 1/12th of the taxes that the servicer estimates will be payable with respect to the property during the following 12 month period into the real estate tax reserve. The mortgage loan requires monthly deposits equal to 1/12th of the insurance premiums that the servicer estimates will be payable to renew the borrower's insurance policies upon expiration during the following 12 month period into the insurance reserve.

     Loan Number 09-0001588. A letter of credit was required at closing in the amount of $71,000 in lieu of monthly tax and replacement reserves. The master servicer has the right to draw upon the letter of credit upon (i) an event of default, (ii) the borrower's failure to provide proof of payment of taxes thirty
(30) days before delinquency, (iii) the failure to cure deferred maintenance obligations within ninety (90) days of notice thereof from the master servicer or (iv) receipt by the borrower of written notice from the issuer of the letter of credit stating that such issuer does not intend to renew the term of the letter of credit past the then applicable expiration date.

     Loan Number 09-0001587. A letter of credit was required at closing in the amount of $49,000 in lieu of monthly tax and replacement reserves. The master servicer has the right to draw upon the letter of credit upon (i) an event of default, (ii) the borrower's failure to provide proof of payment of taxes thirty
(30) days before delinquency or (iii) the failure to cure deferred maintenance obligations within ninety (90) days of notice thereof from the master servicer or (iv) receipt by the borrower of written notice from such issuer of the letter of credit stating that such issuer does not intend to renew the term of the letter of credit past the then applicable expiration date.

     Loan Number 09-0001591. A letter of credit was required at closing in the amount of $43,000 in lieu of monthly tax and replacement reserves. The master servicer has the right to draw upon the letter of credit upon (i) an event of default, (ii) the borrower's failure to provide proof of payment of taxes thirty (30) days before delinquency, (iii) the failure to cure deferred maintenance obligations within ninety (90) days of notice thereof from the master servicer or (iv) receipt by the borrower of written notice from the issuer of the letter of credit stating that such issuer does not intend to renew the term of the letter of credit past the then applicable expiration date.

     Loan Number 09-0001586. A letter of credit was required at closing in the amount of $18,000 in lieu of monthly tax and replacement reserves. The master servicer has the right to draw upon the letter of credit upon (i) an event of default, (ii) the borrower's failure to provide proof of payment of taxes thirty
(30) days before delinquency, (iii) the failure to cure deferred maintenance obligations within ninety (90) days of notice thereof from the master servicer or (iv) receipt by the borrower of written notice from the issuer of the letter of credit stating that such issuer does not intend to renew the term of the letter of credit past the then applicable expiration date.

     Loan Number 09-0001583. A letter of credit was required at closing in the amount of $86,000 in lieu of monthly tax and replacement reserves. The master servicer has the right to draw upon the letter of credit upon (i) an event of default, (ii) the borrower's failure to provide proof of payment of taxes thirty
(30) days before delinquency, (iii) the failure to cure deferred maintenance obligations within ninety (90) days of notice thereof from the master servicer or (iv) receipt by the borrower of written notice from the issuer of the letter of credit stating that such issuer does not intend to renew the term of the letter of credit past the then applicable expiration date.

     Loan Number 09-0001650. A letter of credit was required at closing in the amount of $100,000 as additional security for payment of debt. Provided that no event of default exists, the funds will be released to the borrower upon satisfaction of certain performance requirements.

     Loan Number 09-0001640. A rollover letter of credit in the amount of $55,000 was required at closing as additional security for payment of the debt. On November 1, 2003 and continuing on the first day of every following November during the term of the loan, the borrower will be required to deliver a new or amended letter of credit in an amount calculated per certain specifications in the loan documents. Upon the occurrence of an event of default or if the borrower fails to deliver a new letter of credit on the due date, the master servicer may draw upon the letter of credit and hold the proceeds as additional security or apply the funds in its sole discretion.

     Also required at closing was a letter of credit in the amount of $300,000 to be held until a certain tenant is occupancy and paying rent. If the release conditions are satisfied by March 1, 2004, and provided no event of default exists, the letter of credit is required to be released to the borrower. If the release conditions are not satisfied by March 1, 2004, or upon the occurrence of an event of default or if the letter of credit has an expiration date prior to May 1, 2005, if a renewal or replacement letter of credit is not received at least 30 days prior to expiration, the master servicer may draw on the letter of credit and hold the proceeds as additional security or apply the funds in its sole discretion.

     Loan Number 09-0001632. An initial deposit of $235,250 was required at closing for capital improvements scheduled for completion on or before February 15, 2003. Provided no event of default exists, the funds will be released to the borrower once the required improvements have been completed in a satisfactory manner.

     Loan Number 09-0001617. A cash reserve in the amount of $143,000 is currently being held as a debt service reserve. Provided no event of default exists, the funds will be released to the borrower upon receipt of a clean estoppel and confirmation of tenant making timely payments for 12 consecutive months. Upon the occurrence of an event of default, the master servicer shall have the right to apply any or all of the funds in its sole discretion.

     Loan Number 09-0001627. A letter of credit was required at closing in the amount of $90,000 in connection with the renewal or replacement of certain leases. The letter of credit will be returned to borrower after the earlier of
(i) there is not less than $90,000 on deposit in the rollover escrow fund or
(ii) certain leases have been renewed or replaced pursuant to applicable renewal or replacement conditions. Upon the occurrence of an event of default or receipt of notice that the issuer does not intend to renew the term of the rollover letter of credit, the master servicer has the right to draw on the letter of credit or may apply any sums in the escrow fund in its sole discretion.

     Loan Number 09-0001635. An initial deposit of $228,091 was required at closing for capital improvements scheduled for completion on or before February 2, 2003. Provided that no event of default exists, the funds will be released to the borrower once the required improvements have been completed in a satisfactory manner.

     Loan Number 09-0001655. An initial deposit of $156,250 was required at closing for capital improvements scheduled for completion on or before February 13, 2003. Provided that no event of default exists, the funds will be released to the borrower once the required improvements have been completed in a satisfactory manner.

     Loan Number 09-0001646. A letter of credit in the amount of $92,000 was required at closing in lieu of monthly tax and replacement reserves. The servicer has the right to draw upon the letter of credit upon (i) event of default, (ii) the borrower's failure to provide proof of payment of taxes 30 days before delinquency, (iii) deferred maintenance obligations are not cured within 90 days of servicer's notice or (iv) receipt by the borrower of written notice from such issuer of the letter of credit stating that the issuer does not intend to renew the term of the letter of credit past the then applicable expiration date.

     Loan Number DBM17296. A cash reserve of $250,000 is currently being held until Queens Legal Services Corporation extends their lease. The reserve may be applied to debt service and tenant improvements and leasing commissions in the event that Queens Legal Services Corporation vacates their space.

     Loan Number DBM17485. The mortgage loan requires a monthly deposit into a seasonal occupancy reserve of $3,953 which is collected from August through May. The balance of the reserve is applied to debt service payments in June and July.

     Loan Number DBM17717. The borrower's obligation to make monthly deposits into the tenant improvements and leasing commissions reserve is suspended for so long as (i) no tenants occupying in excess of 10,000 SF goes dark or becomes subject to insolvency or a bankruptcy proceedings, (ii) the occupancy of the property is not less than 90% and (iii) the DSCR is not less than 1.15x. If required, the collection of tenant improvements and leasing commissions will be calculated in an amount equal to one- twelfth of the product of (A) $153,282 and (B) a fraction whose numerator is the rentable square footage of vacant space and whose denominator is the rentable square footage of the mortgaged property. In the event the conditions allowing for the collection of tenant improvements and leasing commissions are cured, any balance on deposit in the relevant reserve account will be released to borrower. In addition, the borrower's obligation to make monthly deposits into the tax reserve and the insurance reserve is suspended for so long as (i) borrower continues to directly make payments for real estate taxes and insurance, (ii) no event of default exists under the loan documents, (iii) no tenants occupying in excess of 10,000 SF goes dark or becomes subject to insolvency or bankruptcy proceedings, (iv) the occupancy of the property is not less than 90% and (v) the DSCR is not less than 1.15x.

     Loan Number DBM17761. The mortgage loan requires a monthly deposit of $11,164 to the replacement reserve. During the first year of the loan term, this amount is deposited to a debt service reserve. Monthly deposits into the replacement reserve are required to resume on January 1, 2004 and are suspended so long as the balance exceeds $500,000. The mortgage loan also requires a monthly deposit of $11,792 into a tenant improvements and leasing commissions reserve. Deposits into the account are suspended after December 31, 2007. Additionally, the mortgage loan requires monthly deposits into the debt service reserve commencing 15 months prior to the expiration of any lease for 40% or more of the net rentable area. The monthly deposit will equal, with the amount collected in lieu of replacement reserves in year one, nine months of debt service, real estate tax escrows and insurance escrows.

     Loan Number DBM17496. The mortgage loan requires an initial deposit of $30,000 into a rent concession reserve. The reserve will be released to the borrower when (i) existing rental concessions to Las Vegas Investment Advisors expire and the tenant commences paying rent, (ii) an acceptable estoppel is received, (iii) occupancy of the property is not less than 90% and (iv) DSCR is not less than 1.25x.

     Loan Number DBM17486. The mortgage loan requires a monthly deposit into a seasonal occupancy reserve of $7,248 which is collected from August through May. The balance of the reserve is applied to debt service payments in June and July.

     Loan Number DBM16830. The borrower's obligation to make a monthly deposit of $6,250 into the replacement reserve is suspended until the tenth year of the loan term.

     Loan Number DBM17691. The borrower's obligation to make a monthly deposit of $5,487 into the replacement reserve is suspended after the fourth year of the loan term. In addition, the mortgage loan requires an initial deposit of $175,000 into a rent holdback reserve until (i) property occupancy exceeds 88% for six consecutive months and (ii) DSCR is no less than 1.25x on a trailing 12 month basis. The borrower may only request the release of the reserve during the first year of the loan term.

     Loan Number DBM17692. The borrower's obligation to make a monthly deposit of $4,932 into the replacement reserve is suspended after the fourth year of the loan term. The mortgage loan required an initial deposit of $125,000 into a rent holdback reserve until (i) property occupancy exceeds 88% for six consecutive months and (ii)

DSCR is not less than 1.25x on a trailing 12 month basis. The borrower may only request the release of the reserve during the first year of the loan term.

     Loan Number DBM17722. The mortgage loan required an initial deposit of $20,906 into a debt service reserve. The borrower posted a letter of credit in lieu of a cash reserve. The mortgage loan also required an initial deposit of $750 into a rent loss insurance reserve.

     Loan Number DBM17726. The mortgage loan required an initial deposit of $17,639 into a debt service reserve. The borrower posted a letter of credit in lieu of a cash reserve. The mortgage loan also required an initial deposit of $750 into a rent loss insurance reserve.

     Loan Number DBM17729. The mortgage loan required an initial deposit of $15,592 into a debt service reserve. The borrower posted a letter of credit in lieu of a cash reserve. The mortgage loan also required an initial deposit of $750 into a rent loss insurance reserve.


EARNOUT LOANS

     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund or provide an irrevocable letter of credit pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. All of the earnout loans provide that in the event the conditions are not met by a certain date, the master servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For each of the earnout loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of these earnout loans, the underwritten NCF DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount or a portion thereof which may be applied to defease or prepay the mortgage loans. Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:


EARNOUT LOANS

                                                                 FULL
                                                                 LOAN
 CONTROL      LOAN       EARNOUT     EARNOUT      CURRENT       AMOUNT
  NUMBER       NO.       RESERVE      AMOUNT      BALANCE        LTV
--------- ------------ ----------- ----------- ------------- -----------
67             36179    $ 270,000   $300,000    $ 3,781,919      74.16%
86             38525    $ 170,000   $190,000    $ 2,787,147      71.47%
12        09-0001647    $ 860,000   $946,000    $15,150,531      82.79%



                                                 EARLIEST                   IF
              NET        FULL         NET       DEFEASANCE               PREPAY,
               OF        LOAN     OF EARN-OUT       OR                    YIELD
 CONTROL    EARNOUT     AMOUNT        NCF         PREPAY     DEFEASE/     MAINT.
  NUMBER      LTV        DSCR         DSCR         DATE       PREPAY    APPLICABLE
--------- ----------- ---------- ------------- ------------ ---------- -----------
                                                             Defease/
67            68.86%      1.19x       1.28x     1/23/2004     Prepay       Yes
86            67.11%      1.17x       1.25x     4/15/2004     Prepay       Yes
12            78.09%      1.32x       1.40x     10/1/2003     Prepay       Yes

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                                    ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  CONTROL
   NUMBER        LOAN SELLER      LOAN NUMBER                          PROPERTY NAME                          PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------------
     1       GACC                 DBM17717          Clifton Commons                                     Anchored Retail
     2       GMACCM               36806             Parkway Pointe                                      Anchored Retail
     3       GMACCM               37595             Shops at River Park                                 Anchored Retail
     4       Archon Financial     09-0001601        Bailey's Crossroads                                 Anchored Retail
     5       GACC                 DBM16830          Pearl Court Apartments                              Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     6       MSDWMC               2002              ARC Portfolio                                       Manufactured Housing
     6a      MSDWMC               02-11790          ARC Wikiup - Henderson, CO                          Manufactured Housing
     6b      MSDWMC               02-12289          ARC Willow Terrace - Fort Worth, TX                 Manufactured Housing
     6c      MSDWMC               02-12288          ARC Prairie Village - Salina, KS                    Manufactured Housing
     6d      MSDWMC               02-12292          ARC Countryside Estates - Hays, KS                  Manufactured Housing
     6e      MSDWMC               02-12287          ARC Timberland - Oklahoma City, OK                  Manufactured Housing
     6f      MSDWMC               02-12286          ARC West Cloud Commons - Salina, KS                 Manufactured Housing
     6g      MSDWMC               02-12285          ARC Cedar Creek, KS - Salina, KS                    Manufactured Housing
     6h      MSDWMC               02-12284          ARC Glenview - Oklahoma City, OK                    Manufactured Housing
     6i      MSDWMC               02-12283          ARC Misty Hollow - Midwest City, OK                 Manufactured Housing
     6j      MSDWMC               02-12282          ARC Sunset 77 - Douglass, KS                        Manufactured Housing
-----------------------------------------------------------------------------------------------------------------------------------
     7       GMACCM               29617             Residence Inn (Redmond)                             Hospitality
     8       GACC                 DBM17691          Sandpebble Village Apartments                       Multifamily
     9       GACC                 DBM17692          Spanish Oaks Apartments                             Multifamily
     10      GMACCM               38061             Frog Pond                                           Multifamily
     11      MSDWMC               02-11728          Sea Aire Apartments                                 Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     12      Archon Financial     09-0001647        Mission Foothills Marketplace                       Anchored Retail
     13      GACC                 DBM17363          Rancho Cordova Town Center                          Anchored Retail
     14      Archon Financial     09-0001530        Mesa Grande                                         Anchored Retail
     15      GACC                 DBM17601          Parkway Manor Apartments                            Multifamily
     16      GACC                 DBM17493          Mill Basin Plaza                                    Anchored Retail
-----------------------------------------------------------------------------------------------------------------------------------
     17      GMACCM               36029             Palms of Carrollwood                                Anchored Retail
     18      GMACCM               37191             Ryan Corporate Center                               Office
     19      Archon Financial     09-0001620        Broadmoor Apartments                                Multifamily
     20      GMACCM               36083             Riverside Business Park                             Industrial
     21      Archon Financial     09-0001621        Plymouth Marketplace Shopping Center                Anchored Retail
-----------------------------------------------------------------------------------------------------------------------------------
     22      GMACCM               37511             LaCrosse Apartments                                 Multifamily
     23      GACC                 DBM17761          Nashville Business Center                           Industrial
     24      Archon Financial     09-0001648        Wilshire Place                                      Anchored Retail
     25      GACC                 DBM17812          Hilltown Shopping Center                            Anchored Retail
     26      GMACCM               34339             Holiday Inn - Select (New Orleans)                  Hospitality
-----------------------------------------------------------------------------------------------------------------------------------
     27      Archon Financial     09-0001639        311 New Rodgers Road                                Office
     28      Archon Financial     09-0001615        Premium Business Center                             Industrial
     29      Archon Financial     09-0001608        Club Carmel Apartments                              Multifamily
     30      GMACCM               32989             Comfort Suites (San Diego)                          Hospitality
     31      Archon Financial     09-0001672        Cherryland Center                                   Anchored Retail
-----------------------------------------------------------------------------------------------------------------------------------
     32      Archon Financial     09-0001642        Gallery Place Apartments Phase II and III           Multifamily
     33      Archon Financial     09-0001640        One & Two Town Place                                Office
     34      Archon Financial     09-0001628        Rosemont Apartments                                 Multifamily
     35      GMACCM               33968             Main Place                                          Office
     36      Archon Financial     09-0001604        Lake Park Pointe Shopping Center                    Anchored Retail
-----------------------------------------------------------------------------------------------------------------------------------
     37      Archon Financial     09-0001638        MacArthur Plaza                                     Anchored Retail
     38      GACC                 DBM17736          The Gables Apartments                               Multifamily
     39      GMACCM               35848             Country Club Estates                                Multifamily
     40      GACC                 DBM17296          42-15 Crescent Street                               Office
     41      Archon Financial     09-0001602        Ahwatukee Mercado Shopping Center                   Anchored Retail
-----------------------------------------------------------------------------------------------------------------------------------
     42      Archon Financial     09-0001597        Summergate Corporate Center Building B              Office
     43      Archon Financial     09-0001616        Najoles Road Project                                Office
     44      GACC                 DBM17486          Palisades I & II Apartments                         Multifamily
     45      GMACCM               38077             Brookstone Apartments                               Multifamily
     46      Archon Financial     09-0001614        Scottsdale At Mescal                                Office
-----------------------------------------------------------------------------------------------------------------------------------
     47      Archon Financial     09-0001652        Waterville Commons Shopping Center                  Anchored Retail
     48      GACC                 DBM17552          Vista Office Center                                 Office
     49      GMACCM               37802             9250 Wilshire Boulevard Building                    Office
     50      Archon Financial     09-0001619        North Lane Apartments                               Multifamily
     51      GMACCM               38514             First and Republican Apartments                     Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     52      Archon Financial     09-0001650        Stribling Packaging                                 Industrial
     53      Archon Financial     09-0001633        The North Village Apartments, Phase II              Multifamily
     54      Archon Financial     09-0001613        Beacon Center                                       Office
     55      GMACCM               36294             South Coast Medical Office Building                 Office
     56      Archon Financial     09-0001655        Summit Ridge Mobile Home Park                       Manufactured Housing
-----------------------------------------------------------------------------------------------------------------------------------
     57      Archon Financial     09-0001635        Creekside Apartments                                Multifamily
     58      GACC                 DBM17827          Wakefield Forest Apartments                         Multifamily
     59      Archon Financial     09-0001622        Blaymore I Office Building                          Office
     60      Archon Financial     09-0001609        North Penn Marketplace                              Anchored Retail
     61      GMACCM               35666             Smith Creek Apartments                              Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     62      GMACCM               36668             Allstate Building                                   Office
     63      GMACCM               37110             Walgreens (Spokane)                                 Anchored Retail
     64      Archon Financial     09-0001600        Phoenix Business Campus                             Office
     65      Archon Financial     09-0001632        Westech I Center                                    Industrial
     66      Archon Financial     09-0001646        University Bay Apartments                           Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     67      GMACCM               36179             The Arbors Apartments                               Multifamily
     68      GACC                 DBM17757          Regency Place Apartments                            Multifamily
     69      GMACCM               38092             Newport Plaza                                       Unanchored Retail
     70      GACC                 DBM17485          Avalon Apartments                                   Multifamily
     71      Archon Financial     09-0001583        College Park Apartments                             Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     72      Archon Financial     09-0001607        Towne Oaks Townhomes                                Multifamily
     73      Archon Financial     09-0001631        Shoppes Centre at Evans                             Anchored Retail
     74      Archon Financial     09-0001588        Renee Row Apartments                                Multifamily
     75      Archon Financial     09-0001490        Twinsburg Center II                                 Anchored Retail
     76      GMACCM               37943             Walgreens (Mounds View)                             Anchored Retail
-----------------------------------------------------------------------------------------------------------------------------------
     77      GACC                 DBM17496          Nevada Benefit Building                             Office
     78      Archon Financial     09-0001626        Devoncort Apartments                                Multifamily
     79      Archon Financial     09-0001617        Sunrise Park                                        Industrial
     80      GMACCM               36657             Walgreens (Deptford)                                Anchored Retail
     81      GMACCM               31819             Beachway Shopping Center                            Anchored Retail
-----------------------------------------------------------------------------------------------------------------------------------
     82      Archon Financial     09-0001624        Grand Parkway Crossing                              Anchored Retail
     83      Archon Financial     09-0001612        Meadow Lake Business Park                           Mixed Use
     84      GMACCM               37825             Wells Branch Self Storage                           Self Storage
     85      GMACCM               35566             Commerce Place                                      Office
     86      GMACCM               38525             Comerica Bank Building                              Office
-----------------------------------------------------------------------------------------------------------------------------------
     87      GMACCM               36225             Walgreens (Lincoln)                                 Anchored Retail
     88      GMACCM               38010             Merced Estates Mobile Home Park                     Manufactured Housing
     89      Archon Financial     09-0001629        Stop & Shop                                         Anchored Retail
     90      GACC                 DBM17722          Walgreens Hattiesburg MS                            Anchored Retail
     91      GMACCM               37690             Barclay Apartments                                  Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     92      Archon Financial     09-0001627        Avon Place                                          Unanchored Retail
     93      GMACCM               37784             Del Rio Apartments                                  Multifamily
     94      GMACCM               38008             White Oak Apartments                                Multifamily
     95      GMACCM               25195             Otay Lakes Office Building                          Office
     96      GACC                 DBM17726          Walgreens Madison Hoy                               Anchored Retail
-----------------------------------------------------------------------------------------------------------------------------------
     97      Archon Financial     09-0001603        Southwood Village                                   Anchored Retail
     98      Archon Financial     09-0001653        Livingston/Julian Court Apartments                  Multifamily
     99      GACC                 DBM17729          Walgreens Savannah                                  Anchored Retail
    100      GMACCM               32348             Cardinal-Blossom Corners II                         Multifamily
    101      Archon Financial     09-0001587        Pheasant Run Apartments                             Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
    102      GMACCM               37365             Elliot Ranch Retail Center                          Unanchored Retail
    103      Archon Financial     09-0001591        Springbrook Row Apartments                          Multifamily
    104      GMACCM               34722             Roosevelt Village Apartments                        Multifamily
    105      GMACCM               35416             Oak Hill Plaza                                      Anchored Retail
    106      GMACCM               36329             The Garden Apartments                               Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
    107      GMACCM               38009             Sherman Way Apartments                              Multifamily
    108      Archon Financial     09-0001586        Pheasant Lane Apartments                            Multifamily

  CONTROL
   NUMBER                                                   ADDRESS                                              CITY
---------------------------------------------------------------------------------------------------------------------------------
     1       401 Route 3                                                                               Clifton
     2       3101 South Cobb Parkway                                                                   Atlanta
     3       7652-7894 North Blackstone Avenue                                                         Fresno
     4       Leesburg Pike and Columbia Pike                                                           Fairfax
     5       251-273 Pearl Court and 4500-4541 Midway Drive                                            Port Hueneme
---------------------------------------------------------------------------------------------------------------------------------
     6
     6a      6500 East 88th Avenue                                                                     Henderson
     6b      5429 Parker Henderson Road                                                                Fort Worth
     6c      1661 West Republic Avenue                                                                 Salina
     6d      1000 Reservation Road                                                                     Hays
     6e      13501 SE 29th Street                                                                      Oklahoma City
     6f      1319 West Cloud Street                                                                    Salina
     6g      745 Cedar Creek Drive                                                                     Salina
     6h      1619 North Douglas                                                                        Oklahoma City
     6i      910 North Oakview Drive                                                                   Midwest City
     6j      530 North Highway 77                                                                      Douglass
---------------------------------------------------------------------------------------------------------------------------------
     7       7575 164th Avenue NE                                                                      Redmond
     8       1877 El Rancho Drive                                                                      Sparks
     9       1855 El Rancho Drive                                                                      Sparks
     10      600 Dixie Drive                                                                           Tallahassee
     11      40 Chapman Blvd.                                                                          Somers Point
---------------------------------------------------------------------------------------------------------------------------------
     12      28715-28841 Los Alisos Boulevard                                                          Mission Viejo
     13      10801-10938 Olson Drive                                                                   Rancho Cordova
     14      1639, 1641, 1649, 1655, 1715, 1721, 1727, 1733, 1803, 1809 & 1859 E. Baseline Road        Mesa
     15      603-697 East College Parkway                                                              Carson City
     16      5716 Avenue U                                                                             Brooklyn
---------------------------------------------------------------------------------------------------------------------------------
     17      13121-13149 North Dale Mabry Highway                                                      Tampa
     18      14635 North Kierland Boulevard                                                            Scottsdale
     19      4939 East Busch Boulevard                                                                 Tampa
     20      1600-2060 Chicago Avenue                                                                  Riverside
     21      3425, 3455, 3505 and 3525 Vicksburg Lane North                                            Plymouth
---------------------------------------------------------------------------------------------------------------------------------
     22      3650 North Woodlawn Boulevard                                                             Wichita
     23      201 Samsonite Boulevard                                                                   Murfreesboro
     24      5601 Wilshire Boulevard                                                                   Los Angeles
     25      760 Souderton Road                                                                        Hilltown Township
     26      881 Convention Center Boulevard                                                           New Orleans
---------------------------------------------------------------------------------------------------------------------------------
     27      311 New Rodgers Road                                                                      Plymouth Township
     28      171-173 Tuckerton Road                                                                    Muhlenburg Township
     29      1970 West Magee Road                                                                      Tuscon
     30      631 Camino del Rio South                                                                  San Diego
     31      1148 South Airport Road                                                                   Traverse City
---------------------------------------------------------------------------------------------------------------------------------
     32      1412 Gallery Place                                                                        Jackson
     33      24 Presser Place                                                                          Bryn Mawr
     34      402 Holland & 4003 Kendall Street                                                         San Antonio
     35      1111 Main Street                                                                          Vancouver
     36      1300 East 47th Street                                                                     Chicago
---------------------------------------------------------------------------------------------------------------------------------
     37      1105-1225 W. Airport Freeway                                                              Irving
     38      11660 Huebner Road                                                                        San Antonio
     39      5205 East Cortland Blvd                                                                   Flagstaff
     40      42-15 Crescent Street                                                                     Long Island City
     41      4623 East Elliot Road                                                                     Phoenix
---------------------------------------------------------------------------------------------------------------------------------
     42      7670 West Mead Boulevard                                                                  Las Vegas
     43      251-255 Najoles Road                                                                      Millersville
     44      1210 & 1226 West Adams Blvd                                                               Los Angeles
     45      3600 Block Drive                                                                          Irving
     46      10900 North Scottsdale Road                                                               Scottsdale
---------------------------------------------------------------------------------------------------------------------------------
     47      3650-3690 Concord Parkway South                                                           Concord
     48      43460 Ridgepark Drive                                                                     Temecula
     49      9250 Wilshire Boulevard                                                                   Beverly Hills
     50      102-110 North Lane                                                                        Conshohocken
     51      422 1st Avenue West                                                                       Seattle
---------------------------------------------------------------------------------------------------------------------------------
     52      1603 North 35th Boulevard/Bekaert Drive                                                   Rogers
     53      6620 North Bartlett                                                                       Laredo
     54      529-651 Beacon Parkway West                                                               Birmingham
     55      5 Journey                                                                                 Aliso Viejo
     56      402 63rd Street                                                                           San Diego
---------------------------------------------------------------------------------------------------------------------------------
     57      529 Rossi Street                                                                          Boise
     58      29090 Tiffany Drive East                                                                  Southfield
     59      1609 Carmody Court                                                                        Sewickley
     60      1551 Valley Forge Road                                                                    Lansdale
     61      4791 West Ledbetter Drive                                                                 Dallas
---------------------------------------------------------------------------------------------------------------------------------
     62      2275 Coleman Street                                                                       Brooklyn
     63      12 East Empire Avenue                                                                     Spokane
     64      1777 Phoenix Parkway                                                                      College Park
     65      14310 Sullyfield Circle                                                                   Chantilly
     66      2116-2124 University Avenue                                                               Madison
---------------------------------------------------------------------------------------------------------------------------------
     67      3901 Northside Drive                                                                      Macon
     68      11 West Harriett Avenue                                                                   Palisades Park
     69      26900-26920 Newport Road                                                                  Sun City (Menifee)
     70      1248 West Adams Blvd                                                                      Los Angeles
     71      921 Fahrenbrook Court                                                                     Madison
---------------------------------------------------------------------------------------------------------------------------------
     72      4001 Old Bullard Road                                                                     Tyler
     73      4435-4467 Washington Road                                                                 Evans
     74      927 North Renee Street                                                                    Milwaukee
     75      State Road 91                                                                             Twinsburg
     76      2387 Highway 10                                                                           Mounds View
---------------------------------------------------------------------------------------------------------------------------------
     77      9525 Hillwood Drive                                                                       Las Vegas
     78      2760 Devonshire Pl NW, 2701 & 2715 Cortland Pl NW                                         Washington
     79      11333-11345 Sunrise Park Drive                                                            Rancho Cordova
     80      1400 Delsea Drive                                                                         Deptford
     81      800-898 North Federal Highway                                                             Pompano Beach
---------------------------------------------------------------------------------------------------------------------------------
     82      1450 West Grand Parkway South                                                             Houston
     83      3000-4000 Meadow Lake Drive                                                               Hoover
     84      1763 Wells Branch Parkway                                                                 Austin
     85      3222-3233 Commerce Plaza                                                                  West Palm Beach
     86      810 South Mason Road                                                                      Katy
---------------------------------------------------------------------------------------------------------------------------------
     87      4000 Pioneers Woods Drive                                                                 Lincoln
     88      2499 East Gerard Avenue                                                                   Merced
     89      6734 Route 9                                                                              Rhinebeck
     90      6130 Hwy 49                                                                               Hattiesburg
     91      28 Temple Road                                                                            Vineland
---------------------------------------------------------------------------------------------------------------------------------
     92      791-799 Grand Avenue                                                                      St. Paul
     93      3430 South Sepulveda Boulevard                                                            Los Angeles
     94      5465 White Oak Avenue                                                                     Encino
     95      690 Otay Lakes Road                                                                       Chula Vista
     96      1089 Hwy 51 N                                                                             Madison
---------------------------------------------------------------------------------------------------------------------------------
     97      1623 Way Street                                                                           Reidsville
     98      1411 Hamilton Street, 1521 Union Street                                                   Allentown
     99      125 Johnny Mercer Blvd                                                                    Savannah
    100      2143 Raper Dairy Road                                                                     Orlando
    101      6627-6709 Century Avenue                                                                  Middleton
---------------------------------------------------------------------------------------------------------------------------------
    102      53 North Val Vista Drive                                                                  Gilbert
    103      928 Spring Street                                                                         Madison
    104      79 South Roosevelt Avenue                                                                 Pasadena
    105      14450 Martin Luther King Blvd.                                                            Alachua
    106      510-540 West Virgina Street and 511-541 West Carolina Street                              Tallahassee
---------------------------------------------------------------------------------------------------------------------------------
    107      19119 Sherman Way                                                                         Reseda
    108      6504 Pheasant Lane                                                                        Middleton

  CONTROL                                            CROSS COLLATERALIZED                              ORIGINAL
   NUMBER             STATE              ZIP CODE           GROUPS             RELATED GROUPS         BALANCE ($)
----------------------------------------------------------------------------------------------------------------------
     1       New Jersey                  07014                                                        35,000,000
     2       Georgia                     30339                                                        28,500,000
     3       California                  93720                                                        28,000,000
     4       Virginia                    22041                                                        25,350,000
     5       California                  93042                                                        23,200,000
-----------------------------------------------------------------------------------------------------------------
     6                                                                                                20,971,112
     6a      Colorado                    80640
     6b      Texas                       76119
     6c      Kansas                      67401
     6d      Kansas                      67601
     6e      Oklahoma                    73020
     6f      Kansas                      67401
     6g      Kansas                      67401
     6h      Oklahoma                    73130
     6i      Oklahoma                    73110
     6j      Kansas                      67039
-----------------------------------------------------------------------------------------------------------------
     7       Washington                  98052                                                        20,500,000
     8       Nevada                      89431             Group A                 Group A             8,825,000
     9       Nevada                      89431             Group A                 Group A             8,175,000
     10      Florida                     32304                                                        16,500,000
     11      New Jersey                  08244                                                        15,500,000
-----------------------------------------------------------------------------------------------------------------
     12      California                  92692                                                        15,175,000
     13      California                  95670                                                        14,800,000
     14      Arizona                     85204                                                        14,500,000
     15      Nevada                      89706                                                        14,000,000
     16      New York                    11234                                                        14,000,000
-----------------------------------------------------------------------------------------------------------------
     17      Florida                     33618                                                        13,000,000
     18      Arizona                     85254                                                        12,750,000
     19      Florida                     33617                                                        12,360,000
     20      California                  92507                                                        12,200,000
     21      Minnesota                   55447                                                        11,840,000
-----------------------------------------------------------------------------------------------------------------
     22      Kansas                      67220                                                        11,200,000
     23      Tennessee                   37129                                                        11,000,000
     24      California                  90036                                                        10,900,000
     25      Pennsylvania                18927                                                        10,700,000
     26      Louisiana                   70130                                                        10,600,000
-----------------------------------------------------------------------------------------------------------------
     27      Pennsylvania                19056                                                        10,250,000
     28      Pennsylvania                19505                                                         9,600,000
     29      Arizona                     85704                                                         9,600,000
     30      California                  92108                                                         9,050,000
     31      Michigan                    49686                                                         8,700,000
-----------------------------------------------------------------------------------------------------------------
     32      Michigan                    49201                                                         8,500,000
     33      Pennsylvania                19010                                                         8,300,000
     34      Texas                       78212                                                         8,080,000
     35      Washington                  98660                                                         8,000,000
     36      Illinois                    60653                                                         7,800,000
-----------------------------------------------------------------------------------------------------------------
     37      Texas                       75062                                                         7,720,000
     38      Texas                       78230                                                         7,680,000
     39      Arizona                     86004                                                         7,250,000
     40      New York                    11101                                                         7,000,000
     41      Arizona                     85044                                                         6,850,000
-----------------------------------------------------------------------------------------------------------------
     42      Nevada                      89128                                                         6,790,000
     43      Maryland                    21108                                                         6,650,000
     44      California                  90007                                     Group B             6,400,000
     45      Texas                       75038                                     Group E             6,300,000
     46      Arizona                     85254                                                         6,000,000
-----------------------------------------------------------------------------------------------------------------
     47      North Carolina              28027                                                         5,850,000
     48      California                  92590                                                         5,750,000
     49      California                  90212                                     Group C             5,508,000
     50      Pennsylvania                19428                                                         5,500,000
     51      Washington                  98119                                                         5,400,000
-----------------------------------------------------------------------------------------------------------------
     52      Arkansas                    72756                                                         5,125,000
     53      Texas                       78041                                                         5,000,000
     54      Alabama                     35209                                     Group D             4,675,000
     55      California                  92656                                                         4,600,000
     56      California                  92114                                                         4,500,000
-----------------------------------------------------------------------------------------------------------------
     57      Idaho                       83706                                                         4,500,000
     58      Michigan                    48034                                                         4,350,000
     59      Pennsylvania                15143                                                         4,350,000
     60      Pennsylvania                19446                                                         4,250,000
     61      Texas                       75236                                                         4,200,000
-----------------------------------------------------------------------------------------------------------------
     62      New York                    11234                                                         4,100,000
     63      Washington                  99207                                                         4,050,000
     64      Georgia                     30349                                                         4,000,000
     65      Virginia                    20151                                                         3,900,000
     66      Wisconsin                   53705                                                         3,800,000
-----------------------------------------------------------------------------------------------------------------
     67      Georgia                     31210                                                         3,800,000
     68      New Jersey                  07650                                                         3,720,000
     69      California                  92584                                                         3,700,000
     70      California                  90007                                     Group B             3,600,000
     71      Wisconsin                   53715                                     Group G             3,500,000
-----------------------------------------------------------------------------------------------------------------
     72      Texas                       75701                                                         3,480,000
     73      Georgia                     30809                                                         3,475,000
     74      Wisconsin                   53233                                     Group G             3,400,000
     75      Ohio                        44087                                                         3,360,000
     76      Minnesota                   55112                                                         3,300,000
-----------------------------------------------------------------------------------------------------------------
     77      Nevada                      89134                                                         3,300,000
     78      District of Columbia        20008                                                         3,250,000
     79      California                  95742                                                         3,225,000
     80      New Jersey                  08096                                                         3,200,000
     81      Florida                     33062                                                         3,100,000
-----------------------------------------------------------------------------------------------------------------
     82      Texas                       77494                                                         3,000,000
     83      Alabama                     35242                                     Group D             2,976,000
     84      Texas                       78728                                     Group E             2,950,000
     85      Florida                     33409                                                         2,900,000
     86      Texas                       77450                                     Group C             2,790,000
-----------------------------------------------------------------------------------------------------------------
     87      Nebraska                    68506                                                         2,750,000
     88      California                  95340                                     Group F             2,700,000
     89      New York                    12572                                                         2,600,000
     90      Mississippi                 39401                                     Group H             2,533,160
     91      New Jersey                  08360                                                         2,520,000
-----------------------------------------------------------------------------------------------------------------
     92      Minnesota                   55105                                                         2,425,000
     93      California                  90034                                     Group F             2,300,000
     94      California                  91316                                     Group F             2,200,000
     95      California                  91910                                                         2,310,000
     96      Mississippi                 39110                                     Group H             2,101,173
-----------------------------------------------------------------------------------------------------------------
     97      North Carolina              27320                                                         2,050,000
     98      Pennsylvania                18102                                                         2,040,000
     99      Georgia                     31410                                     Group H             2,015,000
    100      Florida                     32822                                                         1,860,000
    101      Wisconsin                   53562                                     Group G             1,800,000
-----------------------------------------------------------------------------------------------------------------
    102      Arizona                     85234                                                         1,750,000
    103      Wisconsin                   53715                                     Group G             1,700,000
    104      California                  91107                                                         1,575,000
    105      Florida                     32615                                                         1,550,000
    106      Florida                     32301                                                         1,525,000
-----------------------------------------------------------------------------------------------------------------
    107      California                  91335                                     Group F             1,300,000
    108      Wisconsin                   53562                                     Group G               800,000

                                                 % OF AGGREGATE          CUMULATIVE % OF       MORTGAGE
   CONTROL                 CUT-OFF DATE           INITIAL POOL            INITIAL POOL           RATE            SERVICING
    NUMBER                 BALANCE ($)              BALANCE                  BALANCE              (%)           FEE RATE (%)
---------------------------------------------------------------------------------------------------------------------------
      1                     35,000,000                4.50                     4.50            5.96500              0.03310
      2                     28,470,244                3.66                     8.16            5.75000              0.12810
      3                     28,000,000                3.60                    11.77            6.32500              0.12810
      4                     25,235,593                3.25                    15.01            7.44000              0.03310
      5                     23,124,689                2.97                    17.99            7.15000              0.13310
---------------------------------------------------------------------------------------------------------------------------
      6                     20,886,440                2.69                    20.67            7.35000              0.03310
      6a
      6b
      6c
      6d
      6e
      6f
      6g
      6h
      6i
      6j
---------------------------------------------------------------------------------------------------------------------------
      7                     20,023,225                2.58                    23.25            8.37500              0.12810
      8                      8,809,399                1.13                    24.38            6.15000              0.05310
      9                      8,160,548                1.05                    25.43            6.15000              0.05310
      10                    16,483,886                2.12                    27.55            6.10000              0.12810
      11                    15,500,000                1.99                    29.55            5.79000              0.03310
---------------------------------------------------------------------------------------------------------------------------
      12                    15,150,531                1.95                    31.49            6.55000              0.06310
      13                    14,777,771                1.90                    33.40            6.85000              0.13310
      14                    14,346,520                1.85                    35.24            7.40000              0.04310
      15                    14,000,000                1.80                    37.04            5.95000              0.03310
      16                    13,987,466                1.80                    38.84            6.55000              0.03310
---------------------------------------------------------------------------------------------------------------------------
      17                    12,958,975                1.67                    40.51            7.46000              0.07810
      18                    12,728,217                1.64                    42.15            6.30000              0.12810
      19                    12,313,814                1.58                    43.73            6.80000              0.03310
      20                    12,200,000                1.57                    45.30            6.91000              0.12810
      21                    11,773,067                1.51                    46.81            7.00000              0.08310
---------------------------------------------------------------------------------------------------------------------------
      22                    11,200,000                1.44                    48.25            6.08000              0.12810
      23                    11,000,000                1.41                    49.67            5.88000              0.03310
      24                    10,887,729                1.40                    51.07            5.35000              0.03310
      25                    10,689,348                1.37                    52.44            6.00000              0.03310
      26                    10,514,325                1.35                    53.80            7.75000              0.12810
---------------------------------------------------------------------------------------------------------------------------
      27                    10,238,739                1.32                    55.11            5.48000              0.03310
      28                     9,560,169                1.23                    56.34            7.24000              0.08310
      29                     9,554,155                1.23                    57.57            7.22000              0.08310
      30                     8,915,387                1.15                    58.72            8.10000              0.12810
      31                     8,691,793                1.12                    59.84            6.28000              0.06310
---------------------------------------------------------------------------------------------------------------------------
      32                     8,500,000                1.09                    60.93            5.70000              0.06310
      33                     8,285,327                1.07                    62.00            6.15000              0.03310
      34                     8,055,118                1.04                    63.03            6.77000              0.03310
      35                     7,972,346                1.03                    64.06            7.11000              0.12810
      36                     7,800,000                1.00                    65.06            7.10000              0.03310
---------------------------------------------------------------------------------------------------------------------------
      37                     7,701,607                0.99                    66.05            6.80000              0.10310
      38                     7,672,642                0.99                    67.04            6.20000              0.03310
      39                     7,250,000                0.93                    67.97            6.99000              0.12810
      40                     6,988,580                0.90                    68.87            6.50000              0.03310
      41                     6,821,719                0.88                    69.75            7.26000              0.03310
---------------------------------------------------------------------------------------------------------------------------
      42                     6,756,744                0.87                    70.62            7.12000              0.03310
      43                     6,625,212                0.85                    71.47            6.81000              0.03310
      44                     6,389,800                0.82                    72.29            6.60000              0.03310
      45                     6,300,000                0.81                    73.10            5.97000              0.12810
      46                     5,979,993                0.77                    73.87            7.25000              0.06310
---------------------------------------------------------------------------------------------------------------------------
      47                     5,844,341                0.75                    74.62            6.15000              0.03310
      48                     5,750,000                0.74                    75.36            6.50000              0.03310
      49                     5,498,152                0.71                    76.07            6.10000              0.12810
      50                     5,479,448                0.70                    76.77            6.80000              0.03310
      51                     5,400,000                0.69                    77.47            5.69000              0.12810
---------------------------------------------------------------------------------------------------------------------------
      52                     5,125,000                0.66                    78.13            6.00000              0.03310
      53                     4,995,480                0.64                    78.77            6.50000              0.03310
      54                     4,659,773                0.60                    79.37            7.34000              0.08310
      55                     4,579,579                0.59                    79.96            7.26000              0.12810
      56                     4,500,000                0.58                    80.54            5.43000              0.03310
---------------------------------------------------------------------------------------------------------------------------
      57                     4,495,614                0.58                    81.12            6.11000              0.08310
      58                     4,350,000                0.56                    81.68            6.40000              0.06310
      59                     4,339,286                0.56                    82.23            6.65000              0.03310
      60                     4,230,804                0.54                    82.78            6.89000              0.03310
      61                     4,180,528                0.54                    83.32            6.78000              0.12810
---------------------------------------------------------------------------------------------------------------------------
      62                     4,081,189                0.52                    83.84            7.07000              0.12810
      63                     4,046,157                0.52                    84.36            6.25000              0.12810
      64                     3,982,552                0.51                    84.87            7.57000              0.08310
      65                     3,890,604                0.50                    85.37            6.75000              0.08310
      66                     3,800,000                0.49                    85.86            5.30000              0.09310
---------------------------------------------------------------------------------------------------------------------------
      67                     3,781,919                0.49                    86.35            6.80000              0.12810
      68                     3,720,000                0.48                    86.83            6.00000              0.03310
      69                     3,694,742                0.48                    87.30            6.10000              0.12810
      70                     3,591,035                0.46                    87.76            6.60000              0.03310
      71                     3,479,632                0.45                    88.21            6.41000              0.09310
---------------------------------------------------------------------------------------------------------------------------
      72                     3,462,262                0.45                    88.66            6.96000              0.08310
      73                     3,448,049                0.44                    89.10            6.60000              0.03310
      74                     3,381,130                0.43                    89.54            6.61000              0.09310
      75                     3,315,354                0.43                    89.96            7.25000              0.08310
      76                     3,293,966                0.42                    90.39            6.00000              0.12810
---------------------------------------------------------------------------------------------------------------------------
      77                     3,291,688                0.42                    90.81            6.45000              0.03310
      78                     3,239,656                0.42                    91.23            6.63000              0.03310
      79                     3,210,607                0.41                    91.64            6.94000              0.03310
      80                     3,188,310                0.41                    92.05            7.22000              0.12810
      81                     3,078,750                0.40                    92.45            7.81000              0.12810
---------------------------------------------------------------------------------------------------------------------------
      82                     2,992,821                0.38                    92.83            6.78000              0.09310
      83                     2,966,332                0.38                    93.21            7.35000              0.08310
      84                     2,944,960                0.38                    93.59            6.30000              0.12810
      85                     2,889,873                0.37                    93.96            7.07000              0.12810
      86                     2,787,147                0.36                    94.32            5.86000              0.12810
---------------------------------------------------------------------------------------------------------------------------
      87                     2,750,000                0.35                    94.68            6.37000              0.12810
      88                     2,697,378                0.35                    95.02            6.13000              0.12810
      89                     2,597,690                0.33                    95.36            6.59000              0.03310
      90                     2,525,975                0.32                    95.68            6.50000              0.03310
      91                     2,517,632                0.32                    96.01            6.30000              0.12810
---------------------------------------------------------------------------------------------------------------------------
      92                     2,413,874                0.31                    96.32            7.00000              0.09310
      93                     2,300,000                0.30                    96.61            6.10000              0.12810
      94                     2,200,000                0.28                    96.89            6.00000              0.12810
      95                     2,169,099                0.28                    97.17            8.87000              0.12810
      96                     2,094,916                0.27                    97.44            6.50000              0.03310
---------------------------------------------------------------------------------------------------------------------------
      97                     2,040,235                0.26                    97.71            7.23000              0.08310
      98                     2,037,088                0.26                    97.97            6.07000              0.06310
      99                     2,015,000                0.26                    98.23            6.50000              0.03310
     100                     1,838,484                0.24                    98.46            7.26000              0.12810
     101                     1,789,525                0.23                    98.69            6.41000              0.09310
---------------------------------------------------------------------------------------------------------------------------
     102                     1,747,663                0.22                    98.92            6.50000              0.12810
     103                     1,690,107                0.22                    99.14            6.41000              0.09310
     104                     1,570,010                0.20                    99.34            6.65000              0.12810
     105                     1,542,731                0.20                    99.54            6.88000              0.12810
     106                     1,513,405                0.19                    99.73            6.75000              0.12810
---------------------------------------------------------------------------------------------------------------------------
     107                     1,300,000                0.17                    99.90            6.00000              0.12810
     108                       795,344                0.10                   100.00            6.41000              0.09310

                                                                                                                          ORIGINAL
                  INTEREST                                                   ORIGINAL INTEREST          REMAINING         TERM TO
   CONTROL         ACCRUAL                                                      ONLY PERIOD           INTEREST ONLY       MATURITY
    NUMBER         METHOD                  AMORTIZATION TYPE                       (MOS.)             PERIOD (MOS.)        (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
      1          Actual/360                    Amortizing                                                                   120
      2          Actual/360                    Amortizing                                                                    60
      3          Actual/360                    Amortizing                                                                   120
      4          Actual/360                    Amortizing                                                                   120
      5          Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      6          Actual/360                    Amortizing                                                                   119
      6a
      6b
      6c
      6d
      6e
      6f
      6g
      6h
      6i
      6j
-----------------------------------------------------------------------------------------------------------------------------------
      7          Actual/360                 Hyperamortizing                                                                 120
      8          Actual/360                    Amortizing                                                                   120
      9          Actual/360                    Amortizing                                                                   120
      10         Actual/360                    Amortizing                                                                   120
      11         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      12         Actual/360                    Amortizing                                                                   120
      13         Actual/360                    Amortizing                                                                    60
      14         Actual/360                    Amortizing                                                                   120
      15         Actual/360                    Amortizing                                                                   120
      16         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      17         Actual/360                    Amortizing                                                                   120
      18         Actual/360                    Amortizing                                                                   120
      19         Actual/360                    Amortizing                                                                   120
      20         Actual/360          Interest Only, then Amortizing                  36                     32              120
      21         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      22         Actual/360                    Amortizing                                                                   120
      23         Actual/360                    Amortizing                                                                   120
      24         Actual/360                    Amortizing                                                                   120
      25         Actual/360                    Amortizing                                                                   120
      26         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      27         Actual/360                    Amortizing                                                                   120
      28         Actual/360                    Amortizing                                                                   120
      29         Actual/360                    Amortizing                                                                   120
      30         Actual/360                    Amortizing                                                                   120
      31         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      32         Actual/360          Interest Only, Then Amortizing                  6                      5               120
      33         Actual/360                    Amortizing                                                                   120
      34         Actual/360                    Amortizing                                                                   120
      35         Actual/360                    Amortizing                                                                   120
      36         Actual/360          Interest Only, Then Amortizing                  60                     54              120
-----------------------------------------------------------------------------------------------------------------------------------
      37         Actual/360                    Amortizing                                                                   120
      38         Actual/360                    Amortizing                                                                   120
      39         Actual/360          Interest Only, Then Amortizing                  24                     20              120
      40         Actual/360                    Amortizing                                                                   120
      41         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      42         Actual/360                    Amortizing                                                                   120
      43         Actual/360                    Amortizing                                                                   120
      44         Actual/360                    Amortizing                                                                    84
      45         Actual/360                    Amortizing                                                                   120
      46         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      47         Actual/360                    Amortizing                                                                   120
      48         Actual/360                    Amortizing                                                                    84
      49         Actual/360                    Amortizing                                                                   120
      50         Actual/360                    Amortizing                                                                   120
      51         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      52         Actual/360                 Fully Amortizing                                                                180
      53         Actual/360                    Amortizing                                                                   120
      54         Actual/360                    Amortizing                                                                   120
      55         Actual/360                    Amortizing                                                                   120
      56         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      57         Actual/360                    Amortizing                                                                   120
      58         Actual/360                    Amortizing                                                                   120
      59         Actual/360                    Amortizing                                                                   120
      60         Actual/360                    Amortizing                                                                   120
      61         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      62         Actual/360                    Amortizing                                                                    84
      63         Actual/360                    Amortizing                                                                   120
      64         Actual/360                    Amortizing                                                                   120
      65         Actual/360                    Amortizing                                                                   120
      66         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      67         Actual/360                    Amortizing                                                                   120
      68         Actual/360                    Amortizing                                                                   120
      69         Actual/360                    Amortizing                                                                   120
      70         Actual/360                    Amortizing                                                                    84
      71         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      72         Actual/360                    Amortizing                                                                    60
      73         Actual/360                    Amortizing                                                                   120
      74         Actual/360                    Amortizing                                                                   120
      75         Actual/360                    Amortizing                                                                   120
      76         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      77         Actual/360                    Amortizing                                                                   120
      78         Actual/360                    Amortizing                                                                   120
      79         Actual/360                    Amortizing                                                                   120
      80         Actual/360                    Amortizing                                                                   120
      81         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      82         Actual/360                    Amortizing                                                                   120
      83         Actual/360                    Amortizing                                                                   120
      84         Actual/360                    Amortizing                                                                   120
      85         Actual/360                    Amortizing                                                                   120
      86         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      87         Actual/360                    Amortizing                                                                   120
      88         Actual/360                    Amortizing                                                                   120
      89         Actual/360                    Amortizing                                                                   120
      90         Actual/360                 Fully Amortizing                                                                200
      91         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
      92         Actual/360                    Amortizing                                                                   120
      93         Actual/360          Interest Only, Then Amortizing                  24                     21              120
      94         Actual/360          Interest Only, Then Amortizing                  24                     23              120
      95         Actual/360                    Amortizing                                                                    84
      96         Actual/360                 Fully Amortizing                                                                194
-----------------------------------------------------------------------------------------------------------------------------------
      97         Actual/360                    Amortizing                                                                   120
      98         Actual/360                    Amortizing                                                                   120
      99         Actual/360                 Fully Amortizing                                                                226
     100         Actual/360                    Amortizing                                                                   120
     101         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
     102         Actual/360                    Amortizing                                                                   120
     103         Actual/360                    Amortizing                                                                   120
     104         Actual/360                    Amortizing                                                                   120
     105         Actual/360                    Amortizing                                                                   120
     106         Actual/360                    Amortizing                                                                   120
-----------------------------------------------------------------------------------------------------------------------------------
     107         Actual/360          Interest Only, Then Amortizing                  24                     23              120
     108         Actual/360                    Amortizing                                                                   120

                     REMAINING                 ORIGINAL                    REMAINING
   CONTROL            TERM TO             AMORTIZATION TERM            AMORTIZATION TERM                             MATURITY DATE
    NUMBER        MATURITY (MOS.)               (MOS.)                       (MOS.)             ORIGINATION DATE         OR ARD
-----------------------------------------------------------------------------------------------------------------------------------
      1                 120                      360                          360                   11/26/02            12/1/12
      2                 59                       360                          359                    10/4/02            11/1/07
      3                 120                      360                          360                    11/7/02            12/1/12
      4                 113                      360                          353                    4/18/02             5/1/12
      5                 118                      252                          250                    9/13/02            10/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      6                 113                      360                          354                    5/2/02              5/1/12
      6a
      6b
      6c
      6d
      6e
      6f
      6g
      6h
      6i
      6j
-----------------------------------------------------------------------------------------------------------------------------------
      7                 96                       300                          276                   11/28/00            12/1/10
      8                 118                      360                          358                    9/24/02            10/1/12
      9                 118                      360                          358                    9/24/02            10/1/12
      10                119                      360                          359                   10/24/02            11/1/12
      11                120                      300                          300                    11/8/02            12/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      12                118                      360                          358                    9/24/02            10/1/12
      13                58                       360                          358                    9/30/02            10/1/07
      14                105                      360                          345                    8/30/01             9/1/11
      15                120                      360                          360                    11/8/02            12/1/12
      16                119                      360                          359                    11/1/02            11/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      17                115                      360                          355                    6/25/02             7/1/12
      18                118                      360                          358                    9/18/02            10/1/12
      19                115                      360                          355                    6/27/02             7/1/12
      20                116                      360                          360                    7/25/02             8/1/12
      21                115                      300                          295                    6/25/02             7/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      22                120                      360                          360                    11/5/02            12/1/12
      23                120                      360                          360                   11/13/02            12/1/12
      24                119                      360                          359                    10/1/02            11/1/12
      25                119                      360                          359                   10/31/02            11/1/12
      26                112                      300                          292                    3/14/02             4/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      27                119                      360                          359                    10/4/02            11/1/12
      28                114                      360                          354                    5/30/02             6/1/12
      29                113                      360                          353                    4/24/02             5/1/12
      30                105                      300                          285                    8/22/01             9/1/11
      31                119                      360                          359                   10/24/02            11/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      32                119                      300                          300                   10/11/02            11/1/12
      33                118                      360                          358                    9/30/02            10/1/12
      34                116                      360                          356                    7/31/02             8/1/12
      35                115                      360                          355                    6/20/02             7/5/12
      36                114                      360                          360                    5/21/02             6/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      37                117                      360                          357                    8/20/02             9/1/12
      38                119                      360                          359                   10/24/02            11/1/12
      39                116                      360                          360                    7/10/02             8/1/12
      40                118                      360                          358                    9/17/02            10/1/12
      41                114                      360                          354                    5/9/02              6/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      42                113                      360                          353                    4/25/02             5/1/12
      43                115                      360                          355                    6/12/02             7/1/12
      44                82                       360                          358                    9/4/02             10/1/09
      45                120                      360                          360                    11/6/02            12/1/12
      46                115                      360                          355                    6/10/02             7/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      47                119                      360                          359                   10/24/02            11/1/12
      48                84                       360                          360                    11/6/02            12/1/09
      49                118                      360                          358                    9/19/02            10/1/12
      50                115                      360                          355                    6/25/02             7/1/12
      51                120                      360                          360                    11/5/02            12/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      52                180                      180                          180                   11/12/02            12/1/17
      53                119                      360                          359                   10/31/02            11/1/12
      54                115                      360                          355                    6/3/02              7/1/12
      55                115                      324                          319                    6/21/02             7/1/12
      56                120                      360                          360                   11/13/02            12/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      57                119                      360                          359                    10/2/02            11/1/12
      58                120                      360                          360                   11/13/02            12/1/12
      59                117                      360                          357                    8/14/02             9/1/12
      60                114                      360                          354                    5/3/02              6/1/12
      61                114                      360                          354                    5/31/02             6/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      62                81                       264                          261                    8/15/02             9/1/09
      63                119                      360                          359                   10/16/02            11/1/12
      64                113                      360                          353                    4/24/02             5/1/12
      65                117                      360                          357                    8/15/02             9/1/12
      66                120                      300                          300                    11/1/02            12/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      67                116                      300                          296                    7/23/02             8/1/12
      68                120                      360                          360                    11/8/02            12/1/12
      69                119                      300                          299                   10/28/02            11/1/12
      70                81                       360                          357                    8/16/02             9/1/09
      71                113                      360                          353                    4/17/02             5/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      72                53                       360                          353                    4/22/02             5/1/07
      73                116                      240                          236                    7/31/02             8/1/12
      74                113                      360                          353                    4/17/02             5/1/12
      75                101                      360                        313 (c)                  4/26/01             5/1/11
      76                118                      360                          358                    9/25/02            10/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      77                118                      300                          298                    9/12/02            10/1/12
      78                116                      360                          356                    7/3/02              8/1/12
      79                114                      360                          354                    5/30/02             6/1/12
      80                116                      324                          320                    7/24/02             8/1/12
      81                113                      300                          293                    4/22/02             5/5/12
-----------------------------------------------------------------------------------------------------------------------------------
      82                117                      360                          357                    8/15/02             9/1/12
      83                115                      360                          355                    6/4/02              7/1/12
      84                118                      360                          358                    9/6/02             10/1/12
      85                115                      360                          355                    6/25/02             7/1/12
      86                119                      360                          359                   10/15/02            11/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      87                120                      300                          300                   11/27/02            12/1/12
      88                119                      360                          359                   10/29/02            11/1/12
      89                119                      360                          359                   10/23/02            11/1/12
      90                199                      200                          199                    10/9/02             7/1/19
      91                119                      360                          359                   10/16/02            11/1/12
-----------------------------------------------------------------------------------------------------------------------------------
      92                116                      300                          296                    7/29/02             8/1/12
      93                117                      336                          336                    8/29/02             9/1/12
      94                119                      336                          336                   10/29/02            11/1/12
      95                49                       360                          325                    12/6/99             1/5/07
      96                193                      194                          193                    10/9/02             1/1/19
-----------------------------------------------------------------------------------------------------------------------------------
      97                113                      360                          353                    4/24/02             5/1/12
      98                119                      300                          299                   10/24/02            11/1/12
      99                226                      226                          226                    11/8/02            10/1/21
     100                104                      360                          344                    7/31/01             8/5/11
     101                113                      360                          353                    4/17/02             5/1/12
-----------------------------------------------------------------------------------------------------------------------------------
     102                119                      300                          299                   10/25/02            11/1/12
     103                113                      360                          353                    4/17/02             5/1/12
     104                116                      360                          356                    7/30/02             8/1/12
     105                116                      300                          296                    7/30/02             8/1/12
     106                116                      240                          236                    7/24/02             8/1/12
-----------------------------------------------------------------------------------------------------------------------------------
     107                119                      336                          336                   10/29/02            11/1/12
     108                113                      360                          353                    4/17/02             5/1/12

                                                                                                               ANNUAL
  CONTROL             BALLOON OR ARD                                                                            DEBT
   NUMBER              BALANCE ($)                    PREPAYMENT PROVISION                                   SERVICE ($)
-------------------------------------------------------------------------------------------------------------------------
     1                  29,654,658                Lockout/24_Defeasance/92_0%/4                                2,508,669
     2                  26,569,134                Lockout/25_Defeasance/32_0%/3                                1,995,819
     3                  23,972,895                Lockout/24_Defeasance/91_0%/5                                2,085,227
     4                  22,369,901                Lockout/31_Defeasance/85_0%/4                                2,114,526
     5                  16,560,485                Lockout/26_Defeasance/90_0%/4                                2,137,052
-------------------------------------------------------------------------------------------------------------------------
     6                  18,487,950                Lockout/30_Defeasance/88_0%/1                                1,733,820
     6a
     6b
     6c
     6d
     6e
     6f
     6g
     6h
     6i
     6j
-------------------------------------------------------------------------------------------------------------------------
     7                  17,072,910                Lockout/59_Defeasance/59_0%/2                                1,960,180
     8                   7,518,019                Lockout/26_Defeasance/90_0%/4                                  645,173
     9                   6,964,285                Lockout/26_Defeasance/90_0%/4                                  597,653
     10                 14,034,357                Lockout/25_Defeasance/93_0%/2                                1,199,870
     11                 11,918,632                Lockout/24_Defeasance/92_0%/4                                1,174,638
-------------------------------------------------------------------------------------------------------------------------
     12                 13,075,344                 Lockout/26_Defeasance/90_0%/4                               1,156,990
     13                 13,994,103                 Lockout/26_Defeasance/30_0%/4                               1,163,740
     14                 12,774,354                 Lockout/35_Defeasance/81_0%/4                               1,204,741
     15                 11,856,599                Lockout/24_Defeasance/92_0%/4                                1,001,851
     16                 12,061,383                Lockout/49_Defeasance/67_0%/4                                1,067,405
-------------------------------------------------------------------------------------------------------------------------
     17                 11,477,189                Lockout/29_Defeasance/87_0%/4                                1,086,505
     18                 10,908,730                Lockout/26_Defeasance/92_0%/2                                  947,028
     19                 10,724,950                Lockout/29_Defeasance/87_0%/4                                  966,935
     20                 11,211,362                 Lockout/28_>YM or 1%/88_0%/4                                  965,170
     21                  9,474,331                Lockout/29_Defeasance/87_0%/4                                1,004,192
-------------------------------------------------------------------------------------------------------------------------
     22                  9,521,625                Lockout/24_Defeasance/93_0%/3                                  812,722
     23                  9,296,532                Lockout/24_Defeasance/92_0%/4                                  781,252
     24                  9,062,815                Lockout/25_Defeasance/91_0%/4                                  730,405
     25                  9,074,452                Lockout/25_Defeasance/91_0%/4                                  769,823
     26                  8,676,320                Lockout/44_Defeasance/73_0%/3                                  960,778
-------------------------------------------------------------------------------------------------------------------------
     27                  8,557,116                Lockout/25_Defeasance/91_0%/4                                  696,838
     28                  8,426,807                Lockout/30_Defeasance/86_0%/4                                  785,086
     29                  8,423,720                Lockout/31_Defeasance/85_0%/4                                  783,524
     30                  7,478,552                Lockout/47_Defeasance/70_0%/3                                  845,399
     31                  7,438,473                Lockout/25_Defeasance/91_0%/4                                  644,847
-------------------------------------------------------------------------------------------------------------------------
     32                  6,647,774                Lockout/25_Defeasance/91_0%/4                                  638,610
     33                  7,070,772                Lockout/26_Defeasance/87_0%/7                                  606,791
     34                  7,004,475                Lockout/28_Defeasance/88_0%/4                                  630,170
     35                  6,999,414                Lockout/29_Defeasance/89_0%/2                                  645,798
     36                  7,398,809                Lockout/30_Defeasance/86_0%/4                                  629,022
-------------------------------------------------------------------------------------------------------------------------
     37                  6,696,932                Lockout/27_Defeasance/89_0%/4                                  603,944
     38                  6,551,313                Lockout/25_Defeasance/91_0%/4                                  564,451
     39                  6,562,576                Lockout/28_Defeasance/89_0%/3                                  578,229
     40                  6,023,054                Lockout/26_Defeasance/90_0%/4                                  530,937
     41                  6,015,987                Lockout/30_Defeasance/86_0%/4                                  561,307
-------------------------------------------------------------------------------------------------------------------------
     42                  5,942,489                Lockout/31_Defeasance/85_0%/4                                  548,671
     43                  5,771,866                Lockout/29_Defeasance/87_0%/4                                  520,768
     44                  5,849,241                Lockout/26_Defeasance/54_0%/4                                  490,490
     45                  5,338,627                 Lockout/24_>YM or 1%/95_0%/1                                  451,803
     46                  5,268,760                Lockout/29_Defeasance/87_0%/4                                  491,167
-------------------------------------------------------------------------------------------------------------------------
     47                  4,983,051                Lockout/25_Defeasance/91_0%/4                                  427,678
     48                  5,245,541                Lockout/24_Defeasance/56_0%/4                                  436,127
     49                  4,685,448                Lockout/26_Defeasance/91_0%/3                                  400,538
     50                  4,772,428                Lockout/29_Defeasance/87_0%/4                                  430,271
     51                  4,537,695                Lockout/24_Defeasance/93_0%/3                                  375,689
-------------------------------------------------------------------------------------------------------------------------
     52                          -                Lockout/24_Defeasance/152_0%/4                                 518,972
     53                  4,301,640                Lockout/25_Defeasance/91_0%/4                                  379,241
     54                  4,114,773                Lockout/29_Defeasance/87_0%/4                                  386,131
     55                  3,861,722                Lockout/29_Defeasance/89_0%/2                                  389,079
     56                  3,751,201                Lockout/24_Defeasance/92_0%/4                                  304,239
-------------------------------------------------------------------------------------------------------------------------
     57                  3,828,666                Lockout/25_Defeasance/91_0%/4                                  327,586
     58                  3,732,291                Lockout/24_Defeasance/92_0%/4                                  326,514
     59                  3,758,121                Lockout/27_Defeasance/89_0%/4                                  335,106
     60                  3,696,353                Lockout/30_Defeasance/86_0%/4                                  335,545
     61                  3,642,029                Lockout/30_Defeasance/88_0%/2                                  327,899
-------------------------------------------------------------------------------------------------------------------------
     62                  3,431,542                Lockout/27_Defeasance/55_0%/2                                  367,888
     63                  3,459,764                Lockout/25_Defeasance/93_0%/2                                  299,239
     64                  3,541,355                Lockout/31_Defeasance/85_0%/4                                  337,927
     65                  3,378,578                Lockout/27_Defeasance/89_0%/4                                  303,544
     66                  2,872,339                Lockout/24_Defeasance/92_0%/4                                  274,604
-------------------------------------------------------------------------------------------------------------------------
     67                  3,021,176                Lockout/28_Defeasance/90_0%/2                                  316,497
     68                  3,155,125                Lockout/24_Defeasance/92_0%/4                                  267,639
     69                  2,874,850                Lockout/25_Defeasance/93_0%/2                                  288,790
     70                  3,290,000                Lockout/27_Defeasance/53_0%/4                                  275,901
     71                  3,004,439                Lockout/31_Defeasance/85_0%/4                                  262,988
-------------------------------------------------------------------------------------------------------------------------
     72                  3,295,061                Lockout/31_Defeasance/25_0%/4                                  276,709
     73                  2,331,081                Lockout/28_Defeasance/88_0%/4                                  313,364
     74                  2,934,980                Lockout/31_Defeasance/85_0%/4                                  260,842
     75                  2,856,920                Lockout/43_Defeasance/73_0%/4                                  283,305
     76                  2,798,966                Lockout/26_Defeasance/92_0%/2                                  237,422
-------------------------------------------------------------------------------------------------------------------------
     77                  2,594,218                Lockout/26_Defeasance/90_0%/4                                  266,146
     78                  2,806,612                Lockout/28_Defeasance/88_0%/4                                  249,850
     79                  2,808,638                Lockout/30_Defeasance/86_0%/4                                  255,915
     80                  2,682,893                Lockout/28_Defeasance/90_0%/2                                  269,652
     81                  2,542,301                Lockout/31_Defeasance/87_0%/2                                  282,449
-------------------------------------------------------------------------------------------------------------------------
     82                  2,601,024                Lockout/27_Defeasance/89_0%/4                                  234,214
     83                  2,620,043                Lockout/29_Defeasance/87_0%/4                                  246,046
     84                  2,523,980                 Lockout/26_>YM or 1%/93_0%/1                                  219,116
     85                  2,534,617                Lockout/29_Defeasance/89_0%/2                                  233,164
     86                  2,356,338                Lockout/25_Defeasance/92_0%/3                                  197,726
-------------------------------------------------------------------------------------------------------------------------
     87                  2,156,136                Lockout/24_Defeasance/94_0%/2                                  220,145
     88                  2,298,535                Lockout/25_Defeasance/92_0%/3                                  196,971
     89                  2,242,456                Lockout/25_Defeasance/91_0%/4                                  199,056
     90                          -                Lockout/25_Defeasance/174_0%/1                                 250,870
     91                  2,155,824                Lockout/25_Defeasance/91_0%/4                                  187,177
-------------------------------------------------------------------------------------------------------------------------
     92                  1,940,155                Lockout/28_Defeasance/88_0%/4                                  205,673
     93                  1,998,738                Lockout/27_Defeasance/91_0%/2                                  171,519
     94                  1,907,261                Lockout/25_Defeasance/92_0%/3                                  162,393
     95                  2,109,933                 Lockout/32_>YM or 1%/51_0%/1                                  207,307
     96                          -                Lockout/25_Defeasance/168_0%/1                                 211,665
-------------------------------------------------------------------------------------------------------------------------
     97                  1,799,282                Lockout/31_Defeasance/85_0%/4                                  167,482
     98                  1,583,460                Lockout/25_Defeasance/91_0%/4                                  158,774
     99                          -                Lockout/24_Defeasance/201_0%/1                                 187,107
    100                  1,633,048                Lockout/35_Defeasance/83_0%/2                                  152,413
    101                  1,545,141                Lockout/31_Defeasance/85_0%/4                                  135,251
-------------------------------------------------------------------------------------------------------------------------
    102                  1,377,758                Lockout/25_Defeasance/93_0%/2                                  141,794
    103                  1,459,300                Lockout/31_Defeasance/85_0%/4                                  127,737
    104                  1,360,876                Lockout/28_Defeasance/90_0%/2                                  121,331
    105                  1,235,442                Lockout/28_Defeasance/88_0%/4                                  130,041
    106                  1,028,710                Lockout/28_Defeasance/90_0%/2                                  139,147
-------------------------------------------------------------------------------------------------------------------------
    107                  1,127,018                Lockout/25_Defeasance/92_0%/3                                   95,959
    108                    686,728                Lockout/31_Defeasance/85_0%/4                                   60,111

  CONTROL          UNDERWRITTEN NET           UNDERWRITTEN NET       UNDERWRITTEN NCF            ORIGINAL               ORIGINAL
   NUMBER        OPERATING INCOME ($)          CASH FLOW ($)             DSCR (X)           APPRAISAL VALUE ($)      APPRAISAL DATE
-----------------------------------------------------------------------------------------------------------------------------------
     1                   3,432,511               3,242,574                 1.29                 44,100,000                 9/4/02
     2                   2,847,351               2,670,709                 1.34                 38,000,000                 9/1/02
     3                   3,205,412               3,015,839                 1.45                 37,835,000                 7/6/02
     4                   3,328,286               3,216,891                 1.52                 35,500,000                 6/1/02
     5                   2,626,836               2,626,836                 1.23                 29,000,000                5/14/02
-----------------------------------------------------------------------------------------------------------------------------------
     6                   2,423,479               2,347,129                 1.35                 31,464,000
     6a                  1,308,143               1,291,193                                      15,900,000                 2/2/02
     6b                    227,630                 216,280                                       3,810,000                2/18/02
     6c                    223,564                 217,014                                       2,430,000                2/18/02
     6d                    153,894                 143,194                                       2,100,000                2/18/02
     6e                    147,593                 138,893                                       1,850,000                 2/4/02
     6f                    148,158                 142,708                                       1,510,000                2/18/02
     6g                     89,250                  81,500                                       2,340,000                2/18/02
     6h                     44,381                  41,181                                         551,000                 2/4/02
     6i                     43,960                  40,860                                         548,000                 2/4/02
     6j                     36,907                  34,307                                         425,000                2/18/02
-----------------------------------------------------------------------------------------------------------------------------------
     7                   3,737,000               3,355,000                 1.71                 29,100,000                9/17/02
     8                     937,135                 871,298                 1.33                 12,150,000                 8/7/02
     9                     837,933                 778,754                 1.33                 10,500,000                 8/7/02
     10                  1,646,382               1,612,782                 1.34                 20,650,000                8/14/02
     11                  1,537,357               1,453,357                 1.24                 20,000,000                9/19/02
-----------------------------------------------------------------------------------------------------------------------------------
     12                  1,595,103               1,525,251                 1.40                 18,300,000                 7/1/02
     13                  1,727,664               1,595,536                 1.37                 19,900,000                 6/5/02
     14                  3,324,773               3,156,777                 1.31                 37,800,000                7/11/01
     15                  1,315,305               1,271,305                 1.27                 17,500,000                8/14/02
     16                  1,573,074               1,539,577                 1.44                 20,400,000                 8/1/02
-----------------------------------------------------------------------------------------------------------------------------------
     17                  1,538,693               1,458,087                 1.34                 17,000,000                 5/1/02
     18                  1,460,078               1,274,645                 1.35                 17,000,000                 8/1/02
     19                  1,384,883               1,298,483                 1.34                 15,450,000                 6/6/02
     20                  1,935,403               1,685,997                 1.75                 24,000,000                 5/6/02
     21                  1,342,400               1,297,517                 1.29                 14,800,000                 8/1/02
-----------------------------------------------------------------------------------------------------------------------------------
     22                  1,031,261                 987,261                 1.21                 14,710,000                8/19/02
     23                  1,349,077               1,073,610                 1.37                 14,650,000                9/13/02
     24                  1,874,465               1,874,465                 2.57                 20,700,000                9/19/02
     25                  1,050,107               1,009,337                 1.31                 13,400,000                10/3/02
     26                  1,705,802               1,411,555                 1.47                 16,200,000                12/1/01
-----------------------------------------------------------------------------------------------------------------------------------
     27                  1,252,744               1,139,054                 1.63                 14,900,000                 8/7/02
     28                  1,216,815               1,112,607                 1.42                 13,575,000                 6/1/02
     29                  1,045,483               1,003,883                 1.28                 12,000,000                3/11/02
     30                  1,440,653               1,245,073                 1.47                 13,500,000                2/14/01
     31                  1,056,826                 967,371                 1.50                 12,300,000                 9/1/02
-----------------------------------------------------------------------------------------------------------------------------------
     32                    953,748                 920,948                 1.44                 10,700,000                9/19/02
     33                    932,637                 891,195                 1.47                 10,700,000                10/1/02
     34                    893,304                 864,504                 1.37                 10,200,000                6/14/02
     35                    949,057                 819,026                 1.27                 11,700,000                 5/8/02
     36                  1,177,089               1,110,846                 1.77                 12,200,000                12/26/01
-----------------------------------------------------------------------------------------------------------------------------------
     37                    898,945                 834,653                 1.38                  9,650,000                7/11/02
     38                    763,647                 707,414                 1.25                  9,600,000                9/19/02
     39                    802,300                 744,814                 1.29                  9,100,000                4/18/02
     40                    892,876                 775,789                 1.46                  9,800,000                 6/5/02
     41                    801,338                 751,059                 1.34                  9,250,000                 3/1/02
-----------------------------------------------------------------------------------------------------------------------------------
     42                    804,683                 725,107                 1.32                  9,100,000                3/26/02
     43                    982,721                 905,613                 1.74                 10,500,000                4/29/02
     44                    675,831                 666,031                 1.36                  8,200,000                 8/1/02
     45                    656,533                 594,317                 1.32                  7,950,000                8/28/02
     46                    801,199                 691,686                 1.41                  8,000,000                 5/6/02
-----------------------------------------------------------------------------------------------------------------------------------
     47                    660,020                 631,875                 1.48                  7,400,000                 8/9/02
     48                    607,376                 549,299                 1.26                  7,500,000                9/16/02
     49                    579,682                 500,303                 1.25                  8,000,000                7/31/02
     50                    611,870                 586,620                 1.36                  6,875,000                 6/6/02
     51                    496,387                 481,667                 1.28                  7,500,000                9/24/02
-----------------------------------------------------------------------------------------------------------------------------------
     52                    810,917                 738,881                 1.42                  8,200,000                 8/5/02
     53                    550,742                 524,342                 1.38                  6,350,000                6/27/02
     54                    676,345                 557,757                 1.44                  6,300,000                 4/8/02
     55                    533,583                 487,929                 1.25                  6,920,000                4/15/02
     56                    712,526                 698,391                 2.30                  9,300,000                 9/5/02
-----------------------------------------------------------------------------------------------------------------------------------
     57                    497,301                 465,696                 1.42                  5,950,000                11/1/02
     58                    444,636                 427,886                 1.31                  5,550,000                9/24/02
     59                    511,328                 460,487                 1.37                  6,950,000                6/27/02
     60                    621,655                 572,486                 1.71                  6,600,000                3/19/02
     61                    575,200                 516,448                 1.58                  6,100,000                3/29/02
-----------------------------------------------------------------------------------------------------------------------------------
     62                    575,503                 478,533                 1.30                  6,550,000                5/23/02
     63                    398,862                 382,988                 1.28                  5,100,000                8/28/02
     64                    611,462                 510,846                 1.51                  5,870,000                3/26/02
     65                    527,493                 462,403                 1.52                  5,400,000                6/12/02
     66                    684,587                 643,187                 2.34                  7,100,000                9/16/02
-----------------------------------------------------------------------------------------------------------------------------------
     67                    407,793                 375,793                 1.28                  5,100,000                 5/1/02
     68                    363,769                 357,769                 1.34                  4,650,000                9/18/02
     69                    506,753                 447,442                 1.55                  5,500,000                8/25/02
     70                    367,158                 361,908                 1.31                  4,500,000                 8/1/02
     71                    673,861                 656,011                 2.49                  7,650,000                 2/4/02
-----------------------------------------------------------------------------------------------------------------------------------
     72                    485,921                 445,121                 1.61                  5,300,000                3/20/02
     73                    475,111                 445,400                 1.42                  4,900,000                6/12/02
     74                    554,188                 535,638                 2.05                  5,300,000                2/20/02
     75                    384,689                 355,217                 1.25                  4,200,000                1/23/01
     76                    329,762                 320,701                 1.35                  4,200,000                8/16/02
-----------------------------------------------------------------------------------------------------------------------------------
     77                    398,254                 369,329                 1.39                  4,610,000                7/10/02
     78                    344,639                 334,064                 1.34                  4,150,000                4/11/02
     79                    425,581                 379,317                 1.48                  5,400,000                4/26/02
     80                    377,392                 369,812                 1.37                  4,600,000                 5/3/02
     81                    410,105                 364,005                 1.29                  4,375,000                1/29/02
-----------------------------------------------------------------------------------------------------------------------------------
     82                    336,045                 319,931                 1.37                  4,025,000                6/24/02
     83                    399,139                 361,705                 1.47                  4,000,000                 4/8/02
     84                    335,648                 325,957                 1.49                  4,000,000                7/24/02
     85                    393,031                 352,770                 1.51                  4,150,000                4/30/02
     86                    301,206                 231,994                 1.25                  3,900,000                9/30/02
-----------------------------------------------------------------------------------------------------------------------------------
     87                    313,865                 300,696                 1.37                  3,780,000                8/29/02
     88                    317,907                 307,507                 1.56                  4,730,000                8/30/02
     89                    270,000                 270,000                 1.36                  3,400,000                 8/8/02
     90                    286,000                 283,219                 1.13                  3,400,000                9/17/02
     91                    245,067                 227,067                 1.21                  3,150,000                7/22/02
-----------------------------------------------------------------------------------------------------------------------------------
     92                    355,873                 329,865                 1.60                  3,800,000                6/28/02
     93                    353,590                 330,586                 1.93                  6,800,000                 8/8/02
     94                    284,846                 266,744                 1.64                  4,465,000                8/22/02
     95                    289,125                 254,310                 1.23                  3,200,000                11/1/99
     96                    252,500                 249,719                 1.18                  3,000,000                9/16/02
-----------------------------------------------------------------------------------------------------------------------------------
     97                    291,353                 264,207                 1.58                  2,750,000                 3/8/02
     98                    237,247                 217,429                 1.37                  2,700,000                 9/4/02
     99                    244,747                 241,874                 1.29                  2,900,000                10/7/02
    100                    207,277                 190,527                 1.25                  2,400,000                 5/8/01
    101                    312,925                 294,115                 2.17                  3,300,000                 2/4/02
-----------------------------------------------------------------------------------------------------------------------------------
    102                    212,210                 198,367                 1.40                  2,410,000                8/20/02
    103                    285,549                 277,149                 2.17                  3,450,000                 2/4/02
    104                    190,900                 185,477                 1.53                  2,250,000                3/18/02
    105                    230,058                 191,834                 1.48                  2,290,000                 3/8/02
    106                    192,793                 186,193                 1.34                  2,600,000                4/24/02
-----------------------------------------------------------------------------------------------------------------------------------
    107                    177,535                 166,847                 1.74                  2,900,000                8/22/02
    108                    120,391                 113,791                 1.89                  1,300,000                 2/4/02

                                  SCHEDULED
  CONTROL     CUT-OFF DATE     MATURITY OR ARD                                                                  SQ. FT., UNITS,
   NUMBER        LTV (%)         DATE LTV (%)              YEAR BUILT              YEAR RENOVATED                PADS OR ROOMS
---------------------------------------------------------------------------------------------------------------------------------
     1            79.37             67.24                     1999                                                 183,276 Sq Ft
     2            74.92             69.92                     1998                                                 195,908 Sq Ft
     3            74.01             63.36                   1997-2001                                              142,482 Sq Ft
     4            71.09             63.01                     1961                      2002                       166,497 Sq Ft
     5            79.74             57.11                     1994                                                     300 Units
---------------------------------------------------------------------------------------------------------------------------------
     6            66.38             58.76                                                                            1,527 Pads
     6a                                                 1958, 1963 & 1968                                              339 Pads
     6b                                                       1978                                                     227 Pads
     6c                                                       1974                                                     131 Pads
     6d                                                       1971                      1982                           214 Pads
     6e                                                       1984                                                     174 Pads
     6f                                                       1972                                                     109 Pads
     6g                                                       1995                                                     155 Pads
     6h                                                       1970                                                      64 Pads
     6i                                                       1984                                                      62 Pads
     6j                                                       1979                                                      52 Pads
---------------------------------------------------------------------------------------------------------------------------------
     7            68.81             58.67                     1999                                                     180 Rooms
     8            74.92             63.94                     1983                                                     236 Units
     9            74.92             63.94                     1983                                                     212 Units
     10           79.83             67.96                     2002                                                     120 Units
     11           77.50             59.59                     1975                      2001                           336 Units
---------------------------------------------------------------------------------------------------------------------------------
     12           78.09             71.45            1996, 1997 & 2000, 2001                                       110,650 Sq Ft
     13           74.26             70.32                   1988-1991                                              165,143 Sq Ft
     14           75.91             67.59                   1999-2001                                              241,122 Sq Ft
     15           80.00             67.75                     2000                                                     176 Units
     16           68.57             59.12                     1991                                                  80,708 Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
     17           76.23             67.51                  1985 & 1987              2001 & 2002                    167,878 Sq Ft
     18           74.87             64.17                     2000                                                 105,342 Sq Ft
     19           79.70             69.42                     1986                      1999                           384 Units
     20           50.83             46.71                   1975-1981                   2002                       484,257 Sq Ft
     21           79.55             64.02                     2000                                                  87,445 Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
     22           76.14             64.73                     2000                                                     176 Units
     23           75.09             63.46            1961, 1965, 1966 & 1973        1999 & 2000                    893,100 Sq Ft
     24           52.60             43.78                     1994                                                  47,000 Sq Ft
     25           79.77             67.72                     1973                   Late1990's                     89,601 Sq Ft
     26           64.90             53.56                     1995                                                     170 Rooms
---------------------------------------------------------------------------------------------------------------------------------
     27           68.72             57.43                     1970                  2000 & 2001                     90,230 Sq Ft
     28           70.42             62.08                  1959 & 1999                  1966                       378,000 Sq Ft
     29           79.62             70.20                     2001                                                     200 Units
     30           66.04             55.40                     1988                      1999                           126 Rooms
     31           70.66             60.48                     1976                   1999-2000                     166,391 Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
     32           79.44             62.13                   2001-2002                                                  164 Units
     33           77.43             66.08                     1910                      2002                        38,956 Sq Ft
     34           78.97             68.67                  1994 & 1995                                                 144 Units
     35           68.14             59.82                     1991                                                  86,777 Sq Ft
     36           63.93             60.65                     1999                                                  79,945 Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
     37           79.81             69.40                     1984                                                 124,207 Sq Ft
     38           79.92             68.24                     1984                                                     192 Units
     39           79.67             72.12                     1982                                                     201 Units
     40           71.31             61.46                     1955                      2001                        92,887 Sq Ft
     41           73.75             65.04                     1986                                                  54,065 Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
     42           74.25             65.30                   1998-1999                                               50,685 Sq Ft
     43           63.10             54.97                   2000-2001                                               80,640 Sq Ft
     44           77.92             71.33                     2002                                                      28 Units
     45           79.25             67.15                     1984                                                     202 Units
     46           74.75             65.86                     1982                      1997                        48,457 Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
     47           78.98             67.34                     2001                                                  58,439 Sq Ft
     48           76.67             69.94                     2001                                                  45,941 Sq Ft
     49           68.73             58.57                     1957                      1980                        33,992 Sq Ft
     50           79.70             69.42                     1961                  2001 & 2002                        101 Units
     51           72.00             60.50                     1999                                                   47 (b)Units
---------------------------------------------------------------------------------------------------------------------------------
     52           62.50              0.00                     2002                                                 274,247 Sq Ft
     53           78.67             67.74                     2001                                                     132 Units
     54           73.96             65.31                   1982-1988                                              104,945 Sq Ft
     55           66.18             55.81                     1999                                                  23,528 Sq Ft
     56           48.39             40.34                  1957 & 1965               2000-2002                         257 Pads
---------------------------------------------------------------------------------------------------------------------------------
     57           75.56             64.35                   1969-1973                1996-2001                         147 Units
     58           78.38             67.25                     1976                                                      67 Units
     59           62.44             54.07                  1998 & 1999                                              47,515 Sq Ft
     60           64.10             56.01                     1983                                                  57,898 Sq Ft
     61           68.53             59.71                     1983                                                     192 Units
---------------------------------------------------------------------------------------------------------------------------------
     62           62.31             52.39                     1985                      1995                        47,188 Sq Ft
     63           79.34             67.84                     2002                                                  14,490 Sq Ft
     64           67.85             60.33                     1985                                                  79,854 Sq Ft
     65           72.05             62.57                     1986                                                  57,210 Sq Ft
     66           53.52             40.46               1964, 1973 & 1999                                              138 Units
---------------------------------------------------------------------------------------------------------------------------------
     67           68.86             59.24                     1973                      2001                           128 Units
     68           80.00             67.85                     2001                                                      24 Units
     69           67.18             52.27                     1988                                                  43,812 Sq Ft
     70           79.80             73.11                     2002                                                      15 Units
     71           45.49             39.27                     1988                                                      51 Units
---------------------------------------------------------------------------------------------------------------------------------
     72           65.33             62.17                     1968                      2000                           136 Units
     73           70.37             47.57                   2001-2002                                               38,360 Sq Ft
     74           63.79             55.38                     1991                                                      53 Units
     75           78.94             68.02                   1995-2000                                               29,009 Sq Ft
     76           78.43             66.64                     2001                                                  14,490 Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
     77           71.40             56.27                     2002                                                  24,050 Sq Ft
     78           78.06             67.63                    1930's                  1999-2000                          45 Units
     79           59.46             52.01                     1991                                                 100,000 Sq Ft
     80           69.31             58.32                   2001-2002                                               14,490 Sq Ft
     81           70.37             58.11                  1956 & 1971                  2001                        57,585 Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
     82           74.36             64.62                     2000                                                  18,111 Sq Ft
     83           74.16             65.50                     1999                                                  34,661 Sq Ft
     84           73.62             63.10                     1997                                                     610 Units
     85           69.64             61.08                   1999-2000                                               34,834 Sq Ft
     86           67.11             60.42                     1983                                                  46,137 Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
     87           72.75             57.04                     2002                                                  14,490 Sq Ft
     88           57.03             48.59                     1971                                                     208 Pads
     89           76.40             65.95                     2002                                                  63,924 Sq Ft
     90           74.29              0.00                     1999                                                  15,120 Sq Ft
     91           79.92             68.44                     1963                    Ongoing                           72 Units
---------------------------------------------------------------------------------------------------------------------------------
     92           63.52             51.06            1904, 1934, 1939 & 1962        1997 & 1998                     17,186 Sq Ft
     93           33.82             29.39                     1965                   1999-2002                          81 Units
     94           49.27             42.72                   1986-1987                                                   42 Units
     95           67.78             65.94                     1979                                                  30,795 Sq Ft
     96           69.83              0.00                     1999                                                  13,905 Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
     97           74.19             65.43                     1994                                                  47,450 Sq Ft
     98           75.45             58.65                     1928                      1999                            54 Units
     99           69.48              0.00                     2001                                                  15,120 Sq Ft
    100           76.60             68.04                     1981                                                      67 Units
    101           54.23             46.82                  1972 & 1986                                                  65 Units
---------------------------------------------------------------------------------------------------------------------------------
    102           72.52             57.17                     2001                                                  11,329 Sq Ft
    103           48.99             42.30                     1989                                                      24 Units
    104           69.78             60.48                     1987                      2000                            17 Units
    105           67.37             53.95                     1990                                                  54,470 Sq Ft
    106           58.21             39.57                     1995                                                      22 Units
---------------------------------------------------------------------------------------------------------------------------------
    107           44.83             38.86                     1986                                                      32 Units
    108           61.18             52.83                     1992                                                      24 Units

                                             CUT-OFF DATE
                                              BALANCE PER
         CONTROL                            SQ. FT., UNIT,
          NUMBER      UNIT DESCRIPTION      PAD OR ROOM ($)        OCCUPANCY (%)     OCCUPANCY DATE
--------------------------------------------------------------------------------------------------------
            1                                       191                 100              11/1/02
            2                                       145                 100              9/3/02
            3                                       197                 91               7/1/02
            4                                       152                 100              8/1/02
            5                                    77,082                 100              8/1/02
--------------------------------------------------------------------------------------------------------
            6                                    13,678                 92               6/30/02
            6a                                                          100              6/30/02
            6b                                                          81               6/30/02
            6c                                                          99               6/30/02
            6d                                                          73               6/30/02
            6e                                                          85               6/30/02
            6f                                                          87               6/30/02
            6g                                                          58               6/30/02
            6h                                                          75               6/30/02
            6i                                                          77               6/30/02
            6j                                                          71               6/30/02
--------------------------------------------------------------------------------------------------------
            7                                   111,240                 79               6/14/02
            8                                    37,328                 89               9/19/02
            9                                    38,493                 90               9/19/02
            10                                  137,366                 100              8/1/02
            11                                   46,131                 95              10/22/02
--------------------------------------------------------------------------------------------------------
            12                                      137                 93               8/1/02
            13                                       89                 100              9/1/02
            14                                       59                 99               8/31/02
            15                                   79,545                 96               11/8/02
            16                                      173                 100              7/23/02
--------------------------------------------------------------------------------------------------------
            17                                       77                 96               9/1/02
            18                                      121                 95               9/15/02
            19                                   32,067                 95               7/29/02
            20                                       25                 90               7/9/02
            21                                      135                 95               6/12/02
--------------------------------------------------------------------------------------------------------
            22                                   63,636                 97               9/25/02
            23                                       12                 94               11/5/02
            24                                      232                 100              8/19/02
            25                                      119                 100              8/26/02
            26                                   61,849                 57               6/30/02
--------------------------------------------------------------------------------------------------------
            27                                      113                 92               6/19/02
            28                                       25                 100              8/31/02
            29                                   47,771                 93               11/1/02
            30                                   70,757                 80               7/31/02
            31                                       52                 92               9/1/02
--------------------------------------------------------------------------------------------------------
            32                                   51,829                 96               9/16/02
            33                                      213                 100              9/1/02
            34                                   55,938                 100              8/27/02
            35                                       92                 97               7/31/02
            36                                       98                 100              7/1/02
--------------------------------------------------------------------------------------------------------
            37                                       62                 90               7/29/02
            38                                   39,962                 98               9/4/02
            39                                   36,070                 93               8/22/02
            40                                       75                 97               5/1/02
            41                                      126                 89               7/22/02
--------------------------------------------------------------------------------------------------------
            42                                      133                 100              7/10/02
            43                                       82                 100              7/16/02
            44                                  228,207                 100              9/3/02
            45                                   31,188                 97               9/3/02
            46                                      123                 96               7/8/02
--------------------------------------------------------------------------------------------------------
            47                                      100                 97               7/11/02
            48                                      125                 100              9/27/02
            49                                      162                 99               7/11/02
            50                                   54,252                 99               8/31/02
            51                                  114,894                 100              9/27/02
--------------------------------------------------------------------------------------------------------
            52                                       19                 100              9/1/02
            53                                   37,845                 92               9/1/02
            54                                       44                 92              10/11/02
            55                                      195                 100              9/5/02
            56                                   17,510                 93               9/5/02
--------------------------------------------------------------------------------------------------------
            57                                   30,582                 96               8/8/02
            58                                   64,925                 100              10/3/02
            59                                       91                 100              8/8/02
            60                                       73                 100              8/1/02
            61                                   21,774                 95               7/25/02
--------------------------------------------------------------------------------------------------------
            62                                       86                 100              5/7/02
            63                                      279                 100              9/26/02
            64                                       50                 96               10/1/02
            65                                       68                 100              7/1/02
            66                                   27,536                 100             10/21/02
--------------------------------------------------------------------------------------------------------
            67                                   29,546                 93               8/1/02
            68                                  155,000                 100              10/9/02
            69                                       84                 97               8/23/02
            70                                  239,402                 100              8/15/02
            71                                   68,228                 100              9/1/02
--------------------------------------------------------------------------------------------------------
            72                                   25,458                 90               7/1/02
            73                                       90                 100              10/1/02
            74                                   63,795                 100              9/17/02
            75                                      114                 92               9/1/02
            76                                      227                 100              9/1/02
--------------------------------------------------------------------------------------------------------
            77                                      137                 100              8/1/02
            78                                   71,992                 100              8/1/02
            79                                       32                 100              7/17/02
            80                                      220                 100              4/1/02
            81                                       53                 93               9/13/02
--------------------------------------------------------------------------------------------------------
            82                                      165                 100              6/26/02
            83                                       86                 95               7/1/02
            84                                    4,828                 93               7/31/02
            85                                       83                 100              8/31/02
            86                                       60                 97               9/1/02
--------------------------------------------------------------------------------------------------------
            87                                      190                 100              4/1/02
            88                                   12,968                 92               9/1/02
            89                                       41                 100              10/1/02
            90                                      167                 100              9/1/02
            91                                   34,967                 96               7/15/02
--------------------------------------------------------------------------------------------------------
            92                                      140                 100              7/31/02
            93                                   28,395                 100              7/24/02
            94                                   52,381                 98               8/31/02
            95                                       70                 100              8/1/02
            96                                      151                 100              9/1/02
--------------------------------------------------------------------------------------------------------
            97                                       43                 100              8/29/02
            98                                   37,724                 98               8/1/02
            99                                      133                 100              10/1/02
           100                                   27,440                 93               8/31/02
           101                                   27,531                 94               7/1/02
--------------------------------------------------------------------------------------------------------
           102                                      154                 100              8/12/02
           103                                   70,421                 100              7/1/02
           104                                   92,354                 94               8/1/02
           105                                       28                 98               7/31/02
           106                                   68,791                 100              9/24/02
--------------------------------------------------------------------------------------------------------
           107                                   40,625                 97               8/31/02
           108                                   33,139                 100              7/31/02

                                                                       ANNUAL
    CONTROL                                                           REQUIRED             ANNUAL
     NUMBER           OWNERSHIP INTEREST         LOCKBOX            RESERVES ($)     REQUIRED TI/LC ($)
-------------------------------------------------------------------------------------------------------
       1                  Fee Simple               Hard                18,328                        -
       2                  Fee Simple               Soft                29,388                   99,996
       3                  Fee Simple                                   19,512                  176,809
       4                  Fee Simple                                   24,996                        -
       5                   Leasehold               Hard                     -                        -
-------------------------------------------------------------------------------------------------------
       6                  Fee Simple               Hard                     -                        -
       6a                 Fee Simple                                        -                        -
       6b                 Fee Simple                                        -                        -
       6c                 Fee Simple                                        -                        -
       6d                 Fee Simple                                        -                        -
       6e                 Fee Simple                                        -                        -
       6f                 Fee Simple                                        -                        -
       6g                 Fee Simple                                        -                        -
       6h                 Fee Simple                                        -                        -
       6i                 Fee Simple                                        -                        -
       6j                 Fee Simple                                        -                        -
-------------------------------------------------------------------------------------------------------
       7                  Fee Simple            Springing                   -                        -
       8                  Fee Simple                                   65,844                        -
       9                  Fee Simple                                   59,184                        -
       10                 Fee Simple                                   33,600                        -
       11                 Fee Simple                                   57,792                        -
-------------------------------------------------------------------------------------------------------
       12                 Fee Simple                                   18,810                        -
       13                 Fee Simple               Hard                33,029                   99,095
       14                 Fee Simple                                   12,009                        -
       15                 Fee Simple                                   44,000                        -
       16                 Fee Simple            Springing              16,142                        -
-------------------------------------------------------------------------------------------------------
       17                 Fee Simple            Springing              25,176                   50,940
       18                 Fee Simple               Soft                15,804                        -
       19                 Fee Simple                                   86,400                        -
       20                 Fee Simple                                        -                        -
       21                 Fee Simple                                        -                   35,000
-------------------------------------------------------------------------------------------------------
       22                 Fee Simple                                        -                        -
       23                 Fee Simple                                  133,965                  141,501
       24                 Fee Simple                                        -                        -
       25           Both Fee and Leasehold      Springing              17,920                   22,850
       26           Both Fee and Leasehold                                  -                        -
-------------------------------------------------------------------------------------------------------
       27                 Fee Simple                                    9,023                   90,000
       28                 Fee Simple                                   39,000                   60,000
       29                 Fee Simple                                   41,600                        -
       30                  Leasehold                                        -                        -
       31                 Fee Simple                                   16,644                        -
-------------------------------------------------------------------------------------------------------
       32                 Fee Simple                                        -                        -
       33                 Fee Simple                                    3,893                        -
       34                 Fee Simple            Springing              28,800                        -
       35                 Fee Simple                                   13,020                   60,000
       36                 Fee Simple                                        -                        -
-------------------------------------------------------------------------------------------------------
       37                 Fee Simple                                   18,631                        -
       38                 Fee Simple                                   56,233                        -
       39                 Fee Simple                                   57,486                        -
       40                 Fee Simple                                   18,885                   98,509
       41                 Fee Simple                                   14,057                        -
-------------------------------------------------------------------------------------------------------
       42                 Fee Simple                                    5,069                   78,000
       43                 Fee Simple                                    8,064                   30,000
       44                 Fee Simple                                    9,800                        -
       45                 Fee Simple                                   62,220                        -
       46                 Fee Simple                                   14,537                        -
-------------------------------------------------------------------------------------------------------
       47                 Fee Simple                                    5,844                        -
       48                 Fee Simple                                    9,188                   48,889
       49                 Fee Simple                                    6,798                   50,000
       50                 Fee Simple                                   25,260                        -
       51                 Fee Simple                                   10,572                        -
-------------------------------------------------------------------------------------------------------
       52                 Fee Simple                                   27,425                        -
       53                 Fee Simple                                   26,400                        -
       54                 Fee Simple                                   21,640                   67,200
       55                 Fee Simple               Soft                 3,528                   41,826
       56                 Fee Simple                                   34,250                        -
-------------------------------------------------------------------------------------------------------
       57                 Fee Simple                                   31,605                        -
       58                 Fee Simple                                   16,750                        -
       59                 Fee Simple                                        -                        -
       60                 Fee Simple                                    8,700                        -
       61                 Fee Simple                                   58,752                        -
-------------------------------------------------------------------------------------------------------
       62                 Fee Simple               Hard                11,325                        -
       63                 Fee Simple               Hard                     -                        -
       64                 Fee Simple                                   19,368                   50,004
       65                 Fee Simple                                   10,872                   33,336
       66                 Fee Simple                                        -                        -
-------------------------------------------------------------------------------------------------------
       67                 Fee Simple                                   32,004                        -
       68                 Fee Simple               Hard                 6,000                        -
       69                 Fee Simple               Soft                 9,648                   47,556
       70                 Fee Simple                                    5,250                        -
       71                 Fee Simple                                        -                        -
-------------------------------------------------------------------------------------------------------
       72                 Fee Simple                                   40,800                        -
       73                 Fee Simple                                    3,836                   25,000
       74                 Fee Simple                                        -                        -
       75                 Fee Simple                                    2,901                   25,000
       76                 Fee Simple               Hard                     -                        -
-------------------------------------------------------------------------------------------------------
       77                 Fee Simple                                    4,810                   24,114
       78                 Fee Simple                                   11,256                        -
       79                 Fee Simple                                   20,000                        -
       80                 Fee Simple               Hard                     -                        -
       81                 Fee Simple                                   12,096                   37,476
-------------------------------------------------------------------------------------------------------
       82                 Fee Simple                                    2,354                        -
       83                 Fee Simple                                    3,466                   22,800
       84                 Fee Simple                                    9,696                        -
       85                 Fee Simple                                    5,220                   35,004
       86                 Fee Simple                                    6,921                   62,291
-------------------------------------------------------------------------------------------------------
       87                 Fee Simple               Hard                     -                        -
       88                 Fee Simple                                        -                        -
       89                 Fee Simple               Hard                     -                        -
       90                 Fee Simple               Hard                 2,722                        -
       91                 Fee Simple                                   18,000                        -
-------------------------------------------------------------------------------------------------------
       92                 Fee Simple                                    4,812                        -
       93                 Fee Simple                                        -                        -
       94                 Fee Simple                                        -                        -
       95                 Fee Simple                                    3,080                   11,838
       96                 Fee Simple               Hard                 2,781                        -
-------------------------------------------------------------------------------------------------------
       97                 Fee Simple                                    6,756                    6,000
       98                 Fee Simple                                   19,824                        -
       99                  Leasehold               Hard                 2,873                        -
      100                 Fee Simple                                   16,080                        -
      101                 Fee Simple                                        -                        -
-------------------------------------------------------------------------------------------------------
      102                 Fee Simple                                    1,704                   10,080
      103                 Fee Simple                                        -                        -
      104                 Fee Simple                                    5,424                        -
      105                 Fee Simple               Soft                10,896                   27,120
      106                 Fee Simple                                    6,600                        -
-------------------------------------------------------------------------------------------------------
      107                 Fee Simple                                        -                        -
      108                 Fee Simple                                        -                        -

    CONTROL                                                              LARGEST TENANT       LARGEST TENANT
     NUMBER                        LARGEST TENANT                            SQ FT           LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------
       1         AMC Theatres (formerly General Cinemas)                      75,453              5/31/19
       2         AMC                                                          60,305             11/30/18
       3         Borders Books                                                25,000              5/31/13
       4         Best Buy                                                     45,433              6/30/30
       5
-----------------------------------------------------------------------------------------------------------------
       6
       6a
       6b
       6c
       6d
       6e
       6f
       6g
       6h
       6i
       6j
-----------------------------------------------------------------------------------------------------------------
       7
       8
       9
       10
       11
-----------------------------------------------------------------------------------------------------------------
       12        Von's Supermarket (Safeway)                                  41,831              4/1/17
       13        Office Max                                                23,500 (a)             8/30/12
       14        Ultimate Electronics                                         33,948              7/31/16
       15
       16        Home Depot                                                   58,200              1/31/22
-----------------------------------------------------------------------------------------------------------------
       17        Bed, Bath & Beyond                                           35,931              1/31/06
       18        The Alexander Group                                          30,757              4/30/06
       19                                                                          -
       20        Big State Industrial Tools                                   27,468             12/31/02
       21        Lund's Food                                                  41,465              7/31/21
-----------------------------------------------------------------------------------------------------------------
       22
       23        Store Opening Solutions                                     440,000             12/31/07
       24        Ralph's Market                                               47,000              12/1/19
       25        Giant Food                                                   55,000              7/31/25
       26
-----------------------------------------------------------------------------------------------------------------
       27        Verizon Mid-Atlantic/Penn-Del Directory                      36,751             12/31/06
       28        Power Packaging, Inc.                                       208,000              11/1/09
       29                                                                          -
       30
       31        Younkers                                                     57,594              1/31/06
-----------------------------------------------------------------------------------------------------------------
       32                                                                          -
       33        Legg Mason Wood Walker, Inc.                                 14,000              6/30/12
       34                                                                          -
       35        Morse & Bratt                                                14,779              6/30/16
       36        Hyde Park Co-Op                                              41,986              9/1/24
-----------------------------------------------------------------------------------------------------------------
       37        Sack n Save (Minyard's)                                      42,827             12/31/19
       38
       39
       40        Board of Education                                           26,300              3/24/11
       41        Walgreen's                                                   13,000              9/1/26
-----------------------------------------------------------------------------------------------------------------
       42        Coldwell Banker GMAC                                         11,937              5/1/05
       43        Comcast Cabelvision of MD                                    45,240              8/1/11
       44
       45
       46        Gordon, Heilser, Palmer, Eckert & Hamilton                    6,941              10/1/03
-----------------------------------------------------------------------------------------------------------------
       47        Food Lion                                                    33,000              9/30/21
       48        Western Corp Federal Credit Union                            11,054              3/31/11
       49        Resolution Economics                                          8,050             11/30/04
       50                                                                          -
       51
-----------------------------------------------------------------------------------------------------------------
       52        Stribling Packaging, Inc.                                   274,247              8/31/17
       53                                                                          -
       54        US Infrastructure, Inc.                                      17,400              4/1/04
       55        South Coast Medical                                          16,763             12/31/10
       56                                                                          -
-----------------------------------------------------------------------------------------------------------------
       57                                                                          -
       58
       59        NRG Energy, Inc.                                             12,151              10/1/04
       60        Total Body Fitness                                           12,753             10/31/04
       61
-----------------------------------------------------------------------------------------------------------------
       62        Allstate Insurance                                           41,498             10/31/06
       63        Walgreens                                                    14,490              9/25/27
       64        Medquist Transcriptions Ltd.                                 17,342             11/30/07
       65        Signature Printing, Inc.                                     22,865             10/31/05
       66                                                                          -
-----------------------------------------------------------------------------------------------------------------
       67
       68
       69        Big O Tires                                                   4,400              3/31/07
       70
       71                                                                          -
-----------------------------------------------------------------------------------------------------------------
       72                                                                          -
       73        Shoe Show                                                     4,500              5/1/07
       74                                                                          -
       75        Amazon Trail Seafood and Steak                                6,750              8/1/05
       76        Walgreens                                                    14,490              9/30/21
-----------------------------------------------------------------------------------------------------------------
       77        Catalyst RX                                                  13,491             10/31/10
       78                                                                          -
       79        Teledyne, MEC                                                36,000              5/1/05
       80        Walgreens                                                    14,490              3/31/22
       81        Beachway Pharmacy SurMed                                     12,700              6/30/08
-----------------------------------------------------------------------------------------------------------------
       82        Hasta La Pasta                                                4,820              10/1/09
       83        GTE Corp. (Verizon Select Services)                           6,821              2/28/05
       84
       85        Post, Buckley, Schuh & Jurnigan                               9,452             10/31/08
       86        Synapse Inc.                                                  6,128              1/31/06
-----------------------------------------------------------------------------------------------------------------
       87        Walgreens                                                    14,490              3/31/27
       88
       89        Stop and Shop                                                63,924              6/30/27
       90        Walgreen Co.                                                 15,120              7/31/19
       91
-----------------------------------------------------------------------------------------------------------------
       92        Restoration Hardware, Inc.                                   12,524              1/31/12
       93
       94
       95        Bonita Athletic Club                                         24,300              8/31/09
       96        Walgreen Co.                                                 13,905              2/28/19
-----------------------------------------------------------------------------------------------------------------
       97        Food Lion, LLC                                               29,000              5/1/13
       98                                                                          -
       99        Walgreen Co.                                                 15,120             11/30/21
      100
      101                                                                          -
-----------------------------------------------------------------------------------------------------------------
      102        Happy Dragon                                                  2,200             10/28/11
      103                                                                          -
      104
      105        Food Lion                                                    25,000              6/8/10
      106
-----------------------------------------------------------------------------------------------------------------
      107
      108                                                                          -

                                                                             SECOND                SECOND
    CONTROL                               SECOND                         LARGEST TENANT        LARGEST TENANT
     NUMBER                           LARGEST TENANT                         SQ FT            LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------
       1         Sports Authority                                            44,000                3/31/14
       2         Linens 'N Things                                            33,350                1/31/14
       3         Cost Plus World Market                                      18,300                1/31/12
       4         Office Depot                                                30,803                1/31/11
       5
------------------------------------------------------------------------------------------------------------------
       6
       6a
       6b
       6c
       6d
       6e
       6f
       6g
       6h
       6i
       6j
------------------------------------------------------------------------------------------------------------------
       7
       8
       9
       10
       11
------------------------------------------------------------------------------------------------------------------
       12        Sav-On Drugs (Albertsons)                                   16,480                3/1/17
       13        Michaels                                                    20,800                6/30/05
       14        Petsmart #135                                               26,352                1/31/15
       15
       16        Walgreens                                                   11,050               11/30/30
------------------------------------------------------------------------------------------------------------------
       17        Sam Ash Megastores                                          24,000                9/30/11
       18        Westex, Inc.                                                24,890                6/30/06
       19                                                                         -
       20        Swiftcom                                                    23,477               12/31/10
       21        Snyder's Drug Stores Inc                                    12,729                3/31/17
------------------------------------------------------------------------------------------------------------------
       22
       23        Cumberland Swan Holdings                                   402,704                5/31/07
       24                                                                         -
       25        Eckerd Drug                                                  8,640                3/8/04
       26
------------------------------------------------------------------------------------------------------------------
       27        Outsourcing Solutions/OSI                                   30,750                9/30/09
       28        FiberMark                                                  170,000                5/1/07
       29                                                                         -
       30
       31        Tom's Market                                                30,975               12/31/06
------------------------------------------------------------------------------------------------------------------
       32                                                                         -
       33        Bryn Mawr Capital Management, Inc.                          10,587                7/31/12
       34                                                                         -
       35        Realvest Corporation                                        13,526                6/30/16
       36        Walgreen's                                                  12,647                3/1/60
------------------------------------------------------------------------------------------------------------------
       37        Blockbuster                                                  7,629                6/1/05
       38
       39
       40        Goodwill                                                    11,500                1/31/06
       41        Cactus Jack's                                                4,232                6/1/04
------------------------------------------------------------------------------------------------------------------
       42        Backus & Associates, LTD.                                    9,652                12/1/05
       43        The Vineyard Christian Fellows                              18,000                9/1/11
       44
       45
       46        Selgiman, White & North Scottsdale Medical Center            3,703                11/1/05
------------------------------------------------------------------------------------------------------------------
       47        Family Dollar                                                7,200               12/31/11
       48        Executive Suites                                             9,049               12/31/07
       49        Star Personnel                                               5,895                1/31/05
       50                                                                         -
       51
------------------------------------------------------------------------------------------------------------------
       52                                                                         -
       53                                                                         -
       54        BBM Partners (WTTO TV)                                       9,792                2/1/06
       55        Lane and Welebir, DDS                                        2,676               10/24/07
       56                                                                         -
------------------------------------------------------------------------------------------------------------------
       57                                                                         -
       58
       59        The Laser Center                                             5,601                11/1/04
       60        Eckerd Drugs                                                 8,468               10/31/03
       61
------------------------------------------------------------------------------------------------------------------
       62        Visiting Nurse Service of NY                                 5,000                1/31/06
       63
       64        Chase Manhattan Mortgage Corp                               16,684               12/31/02
       65        Computer Sciences Corporation                               19,207                7/31/04
       66                                                                         -
------------------------------------------------------------------------------------------------------------------
       67
       68
       69        Blockbuster                                                  3,702                5/13/07
       70
       71                                                                         -
------------------------------------------------------------------------------------------------------------------
       72                                                                         -
       73        Cato Corp.                                                   4,160                2/1/07
       74                                                                         -
       75        Mavis Winkle's Irish Pub                                     5,150                3/1/06
       76
------------------------------------------------------------------------------------------------------------------
       77        Las Vegas Investment Advisors, Inc.                          5,182               11/14/12
       78                                                                         -
       79        California Image Associates                                 32,000                10/1/10
       80
       81        Consignment Specialties, Inc.                                4,700                2/28/07
------------------------------------------------------------------------------------------------------------------
       82        Beverage Mart                                                3,060                5/1/11
       83        Santa Fe Day Spa                                             3,459                2/28/05
       84
       85        BP Technology/Biomass                                        8,280               10/31/06
       86        Comerica Bank                                                5,200                8/31/07
------------------------------------------------------------------------------------------------------------------
       87
       88
       89                                                                         -
       90
       91
------------------------------------------------------------------------------------------------------------------
       92        Smith & Hawken, Ltd.                                         4,662                1/31/09
       93
       94
       95        McMillan Real Estate & Mortgage Co.                          6,495                5/1/06
       96
------------------------------------------------------------------------------------------------------------------
       97        CVS Corporation                                              8,450               10/31/04
       98                                                                         -
       99
      100
      101                                                                         -
------------------------------------------------------------------------------------------------------------------
      102        Sage Salon                                                   1,500               10/13/06
      103                                                                         -
      104
      105        Family Dollar Store                                          6,900               12/31/05
      106
------------------------------------------------------------------------------------------------------------------
      107
      108                                                                         -

                                                                      THIRD                   THIRD
    CONTROL                              THIRD                    LARGEST TENANT         LARGEST TENANT
     NUMBER                         LARGEST TENANT                    SQ FT             LEASE EXPIRATION
-------------------------------------------------------------------------------------------------------------
       1         Barnes & Noble                                        35,658                5/31/14
       2         Crunch/Bally's                                        27,688                7/31/15
       3         Zany Brainy                                           10,015                1/31/10
       4         K&G Men's Center                                      22,400                1/31/03
       5
-------------------------------------------------------------------------------------------------------------
       6
       6a
       6b
       6c
       6d
       6e
       6f
       6g
       6h
       6i
       6j
-------------------------------------------------------------------------------------------------------------
       7
       8
       9
       10
       11
-------------------------------------------------------------------------------------------------------------
       12        Tutor Time                                            10,200                8/1/12
       13        Factory 2U                                            18,300                8/31/09
       14        Office Max                                            23,500                1/31/15
       15
       16        Paramount Store                                        9,258                1/31/10
-------------------------------------------------------------------------------------------------------------
       17        Fresh Market                                          21,000                5/31/21
       18        Peter Piper, Inc.                                     14,481                7/31/08
       19                                                                   -
       20        Trilogy Group                                         19,471               12/31/02
       21        Old Chicago                                            6,601                9/30/16
-------------------------------------------------------------------------------------------------------------
       22
       23
       24                                                                   -
       25        Pansy Shop                                             6,000                3/31/17
       26
-------------------------------------------------------------------------------------------------------------
       27        Travelers Bank & Trust                                15,888                8/31/07
       28                                                                   -
       29                                                                   -
       30
       31        Mary's Dollar Store                                   13,350                1/31/07
-------------------------------------------------------------------------------------------------------------
       32                                                                   -
       33        Viking Culinary Arts Center, LLC                       9,078                9/30/12
       34                                                                   -
       35        Chicago Title                                         12,565                6/30/04
       36        Foot Locker                                            5,711                2/1/10
-------------------------------------------------------------------------------------------------------------
       37        Women's Total Fitness                                  6,854               12/31/16
       38
       39
       40        Queens Legal                                           9,950               12/31/02
       41        Abacus Inn                                             3,921                12/1/04
-------------------------------------------------------------------------------------------------------------
       42        Whyte & Brown                                          8,732                1/1/06
       43        Bartech Systems International                          5,400                6/1/06
       44
       45
       46        Pediatric Speech & Language Specialists, LLC           3,574                10/1/03
-------------------------------------------------------------------------------------------------------------
       47        Blockbuster Video                                      5,200                8/1/07
       48        Project Design Consultants                             4,977                4/30/05
       49        ITU Ventures                                           5,740                8/31/05
       50                                                                   -
       51
-------------------------------------------------------------------------------------------------------------
       52                                                                   -
       53                                                                   -
       54        New Horizons Computer Learning Center                  9,567                6/1/07
       55        Michael R. Hansen, DDS                                 2,102                6/30/11
       56                                                                   -
-------------------------------------------------------------------------------------------------------------
       57                                                                   -
       58
       59        UPMC Services Organization                             5,239                5/1/07
       60        Jeanette's Hallmark                                    4,115                1/31/03
       61
-------------------------------------------------------------------------------------------------------------
       62        Allstate Insurance Drive-In                              690               10/31/06
       63
       64        Porsche Cars North America Inc                        16,058                5/1/09
       65        Sherwin Williams                                       6,576                8/31/05
       66                                                                   -
-------------------------------------------------------------------------------------------------------------
       67
       68
       69        Dr. Gonzales                                           2,847                3/31/04
       70
       71                                                                   -
-------------------------------------------------------------------------------------------------------------
       72                                                                   -
       73        Movie Gallery                                          4,000                5/1/07
       74                                                                   -
       75        Sylvan Learning Center                                 3,600                11/1/07
       76
-------------------------------------------------------------------------------------------------------------
       77        Parker-Scaggiani, Inc.                                 3,795                7/14/12
       78                                                                   -
       79        E-Filliate                                            32,000                10/1/03
       80
       81        Ferraro's Italian Bakery & Deli                        3,860                6/30/07
-------------------------------------------------------------------------------------------------------------
       82        Jack in the Box                                        2,687                4/1/20
       83        Praise Hymn                                            3,459                5/31/03
       84
       85        First American Title                                   6,104                8/31/04
       86        Gary Welch                                             4,858               12/31/09
-------------------------------------------------------------------------------------------------------------
       87
       88
       89                                                                   -
       90
       91
-------------------------------------------------------------------------------------------------------------
       92
       93
       94
       95
       96
-------------------------------------------------------------------------------------------------------------
       97        McKenzie Check Advance                                 3,000               11/27/03
       98                                                                   -
       99
      100
      101                                                                   -
-------------------------------------------------------------------------------------------------------------
      102        Persnickety Cleaners                                   1,365                11/1/06
      103                                                                   -
      104
      105        Chiropractic Assoc. of Alachua                         6,720                3/31/06
      106
-------------------------------------------------------------------------------------------------------------
      107
      108                                                                   -

(a)  Office Max is currently dark but is still paying rent.

(b)  Unit total includes 2 retail units.

(c) Loan 09-0001490 was modified and the rate changed from 7.55% to 7.25%. The monthly payment did not change which results in a shorter remaining amortization term.

                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS




  CONTROL        LOAN
  NUMBER        NUMBER                   PROPERTY NAME                      CITY              COUNTY                STATE
     5      DBM16830       Pearl Court Apartments                       Port Hueneme       Ventura             California
     6      2002           ARC Portfolio
    6a      02-11790       ARC Wikiup - Henderson, CO                   Henderson          Adams               Colorado
    6b      02-12289       ARC Willow Terrace - Fort Worth, TX          Fort Worth         Tarrant             Texas
    6c      02-12288       ARC Prairie Village - Salina, KS             Salina             Saline              Kansas
    6d      02-12292       ARC Countryside Estates - Hays, KS           Hays               Ellis               Kansas
    6e      02-12287       ARC Timberland - Oklahoma City, OK           Oklahoma City      Oklahoma            Oklahoma
    6f      02-12286       ARC West Cloud Commons - Salina, KS          Salina             Saline              Kansas
    6g      02-12285       ARC Cedar Creek, KS - Salina, KS             Salina             Saline              Kansas
    6h      02-12284       ARC Glenview - Oklahoma City, OK             Oklahoma City      Oklahoma            Oklahoma
    6i      02-12283       ARC Misty Hollow - Midwest City, OK          Midwest City       Oklahoma            Oklahoma
    6j      02-12282       ARC Sunset 77 - Douglass, KS                 Douglass           Butler              Kansas
     8      DBM17691       Sandpebble Village Apartments                Sparks             Washoe              Nevada
     9      DBM17692       Spanish Oaks Apartments                      Sparks             Washoe              Nevada
    10      38061          Frog Pond                                    Tallahassee        Leon                Florida
    11      02-11728       Sea Aire Apartments                          Somers Point       Atlantic County     New Jersey
    15      DBM17601       Parkway Manor Apartments                     Carson City        Carson City         Nevada
    19      09-0001620     Broadmoor Apartments                         Tampa              Hillsborough        Florida
    22      37511          LaCrosse Apartments                          Wichita            Sedgwick            Kansas
    29      09-0001608     Club Carmel Apartments                       Tuscon             Pima                Arizona
    32      09-0001642     Gallery Place Apartments Phase II and III    Jackson            Jackson             Michigan
    34      09-0001628     Rosemont Apartments                          San Antonio        Bexar               Texas
    38      DBM17736       The Gables Apartments                        San Antonio        Bexar               Texas
    39      35848          Country Club Estates                         Flagstaff          Coconino            Arizona
    44      DBM17486       Palisades I & II Apartments                  Los Angeles        Los Angeles         California
    45      38077          Brookstone Apartments                        Irving             Dallas              Texas
    50      09-0001619     North Lane Apartments                        Conshohocken       Montgomery          Pennsylvania
    51      38514          First and Republican Apartments              Seattle            King                Washington
    53      09-0001633     The North Village Apartments, Phase II       Laredo             Webb                Texas
    56      09-0001655     Summit Ridge Mobile Home Park                San Diego          San Diego           California
    57      09-0001635     Creekside Apartments                         Boise              Ada                 Idaho
    58      DBM17827       Wakefield Forest Apartments                  Southfield         Oakland             Michigan
    61      35666          Smith Creek Apartments                       Dallas             Dallas              Texas
    66      09-0001646     University Bay Apartments                    Madison            Dane                Wisconsin
    67      36179          The Arbors Apartments                        Macon              Bibb                Georgia
    68      DBM17757       Regency Place Apartments                     Palisades Park     Bergen              New Jersey
    70      DBM17485       Avalon Apartments                            Los Angeles        Los Angeles         California
    71      09-0001583     College Park Apartments                      Madison            Dane                Wisconsin
    72      09-0001607     Towne Oaks Townhomes                         Tyler              Smith               Texas
    74      09-0001588     Renee Row Apartments                         Milwaukee          Milwaukee           Wisconsin
    78      09-0001626     Devoncort Apartments                         Washington         Washington, DC      District of Columbia
    88      38010          Merced Estates Mobile Home Park              Merced             Merced              California
    91      37690          Barclay Apartments                           Vineland           Cumberland          New Jersey
    93      37784          Del Rio Apartments                           Los Angeles        Los Angeles         California
    94      38008          White Oak Apartments                         Encino             Los Angeles         California
    98      09-0001653     Livingston/Julian Court Apartments           Allentown          Lehigh              Pennsylvania
    100     32348          Cardinal-Blossom Corners II                  Orlando            Osceola             Florida
    101     09-0001587     Pheasant Run Apartments                      Middleton          Dane                Wisconsin
    103     09-0001591     Springbrook Row Apartments                   Madison            Dane                Wisconsin
    104     34722          Roosevelt Village Apartments                 Pasadena           Los Angeles         California
    106     36329          The Garden Apartments                        Tallahassee        Leon                Florida
    107     38009          Sherman Way Apartments                       Reseda             Los Angeles         California
    108     09-0001586     Pheasant Lane Apartments                     Middleton          Dane                Wisconsin

                                                    INITIAL                                                     STUDIOS
  CONTROL                    INITIAL POOL          POOL BALANCE                                                      AVG RENT
  NUMBER      ZIP CODE        BALANCE ($)       PER UNIT OR PAD ($)        UTILITIES PAID BY TENANT       # UNITS   PER MO. ($)
     5         93042          23,124,689             77,082             None                                  0             0
     6                        20,886,440             13,678             Electricity/Gas                       0             0
    6a         80640                                                    Electricity/Gas                       0             0
    6b         76119                                                    Electricity/Gas                       0             0
    6c         67401                                                    Electricity/Gas                       0             0
    6d         67601                                                    Electricity/Gas                       0             0
    6e         73020                                                    Electricity/Gas                       0             0
    6f         67401                                                    Electricity/Gas                       0             0
    6g         67401                                                    Electricity/Gas                       0             0
    6h         73130                                                    Electricity/Gas                       0             0
    6i         73110                                                    Electricity/Gas                       0             0
    6j         67039                                                    Electricity/Gas                       0             0
     8         89431           8,809,399             37,328             Electricity/Gas/Water                 0             0
     9         89431           8,160,548             38,493             Electricity/Gas/Water                 0             0
    10         32304          16,483,886            137,366             Electricity/Gas/Water/Sewer           0             0
    11         08244          15,500,000             46,131             Electricity/Gas                       0             0
    15         89706          14,000,000             79,545             None                                  0             0
    19         33617          12,313,814             32,067             Electricity/Water/Sewer               0             0
    22         67220          11,200,000             63,636             Electricity/Gas                       0             0
    29         85704           9,554,155             47,771             Electricity/Water/Sewer               0             0
    32         49201           8,500,000             51,829             Electricity/Gas                       0             0
    34         78212           8,055,118             55,938             Electricity/Gas/Water/Sewer           0             0
    38         78230           7,672,642             39,962             Electricity                           0             0
    39         86004           7,250,000             36,070             Electricity/Gas                       0             0
    44         90007           6,389,800            228,207             Electricity                           0             0
    45         75038           6,300,000             31,188             Electricity/Gas                       0             0
    50         19428           5,479,448             54,252             Electricity/Gas                       0             0
    51         98119           5,400,000           14,893(a)            Water/Sewer                           7           895
    53         78041           4,995,480             37,845             Electricity                           0             0
    56         92114           4,500,000             17,510             Electricity/Gas/Water                 9           150
    57         83706           4,495,614             30,582             Electricity                           0             0
    58         48034           4,350,000             64,925             None                                  0             0
    61         75236           4,180,528             21,774             Electricity                           0             0
    66         53705           3,800,000             27,536             Electricity                          92           429
    67         31210           3,781,919             29,546             Electricity/Gas/Water/Sewer           0             0
    68         07650           3,720,000            155,000             None                                  0             0
    70         90007           3,591,035            239,402             Electricity/Water                     0             0
    71         53715           3,479,632             68,228             Electricity/Gas                       0             0
    72         75701           3,462,262             25,458             Electricity                           0             0
    74         53233           3,381,130             63,795             Electricity/Gas                       0             0
    78         20008           3,239,656             71,992             Electricity/Gas                      19           806
    88         95340           2,697,378             12,968             Electricity/Gas                       0             0
    91         08360           2,517,632             34,967             Electricity                           0             0
    93         90034           2,300,000             28,395             Electricity                          18           689
    94         91316           2,200,000             52,381             Electricity                           0             0
    98         18102           2,037,088             37,724             Electricity                           2           515
    100        32822           1,838,484             27,440             Electricity/Gas                      15           435
    101        53562           1,789,525             27,531             Electricity/Gas                       0             0
    103        53715           1,690,107             70,421             Electricity/Gas                       0             0
    104        91107           1,570,010             92,354             Electricity/Gas                       0             0
    106        32301           1,513,405             68,791             Electricity/Water/Sewer               0             0
    107        91335           1,300,000             40,625             Electricity/Gas                       0             0
    108        53562             795,344             33,139             Electricity/Gas                       3           490

              1 BEDROOM              2 BEDROOM              3 BEDROOM              4 BEDROOM            5 BEDROOM          NUMBER
CONTROL             AVG RENT                AVG RENT               AVG RENT              AVG RENT              AVG RENT      OF
NUMBER   # UNITS   PER MO. ($)  # UNITS   PER MO. ($)  # UNITS   PER MO. ($)  # UNITS   PER MO. ($)  #UNITS   PER MO. ($) ELEVATORS
   5         0             0      300            786       0              0       0             0       0             0          0
   6     1,152           236      375            246       0              0       0             0       0             0          0
  6a       260           405       79            405       0              0       0             0       0             0          0
  6b       227           230        0              0       0              0       0             0       0             0          0
  6c        19           215      112            215       0              0       0             0       0             0          0
  6d       160           165       54            165       0              0       0             0       0             0          0
  6e       174           165        0              0       0              0       0             0       0             0          0
  6f       107           190        2            190       0              0       0             0       0             0          0
  6g        30           210      125            210       0              0       0             0       0             0          0
  6h        64           175        0              0       0              0       0             0       0             0          0
  6i        62           165        0              0       0              0       0             0       0             0          0
  6j        49           150        3            150       0              0       0             0       0             0          0
   8        80           610      136            731      20            970       0             0       0             0          0
   9        80           610      120            734      12            983       0             0       0             0          0
  10         0             0        0              0       0              0     120         1,600       0             0          0
  11        72           655      264            730       0              0       0             0       0             0          0
  15        24           808      128            959      24          1,265       0             0       0             0          0
  19       288           522       96            688       0              0       0             0       0             0          0
  22        88           683       88            887       0              0       0             0       0             0          0
  29        84           595      116            733       0              0       0             0       0             0          0
  32        32           600      110            788      22            871       0             0       0             0          0
  34        73           810       65          1,050       6          1,225       0             0       0             0          0
  38        64           595       64            680      64            725       0             0       0             0          0
  39        80           615      121            673       0              0       0             0       0             0          0
  44         4        1822.5       12        2478.75      10           3207       2          4040       0             0          0
  45       166           580       36            740       0              0       0             0       0             0          0
  50        41           741       52            855       8          1,090       0             0       0             0          0
  51        18         1,000       20          1,617       0              0       0             0       0             0          1
  53        56           515       76            656       0              0       0             0       0             0          0
  56       129           375      119            405       0              0       0             0       0             0          0
  57       103           472       43            579       1          1,000       0             0       0             0          0
  58         1           675        9            900      57          1,050       0             0       0             0          0
  61        48           525       96            614      48            733       0             0       0             0          0
  66        26           569        4            999      10          1,329       6         1,699       0             0          2
  67        24           460       88            570      16            660       0             0       0             0          0
  68         0             0       24            975       0              0       0             0       0             0          1
  70         0             0        9          2,600       6          3,293       0             0       0             0          1
  71         0             0       29          1,699      22          1,568       0             0       0             0          0
  72        48           513       83            717       5            825       0             0       0             0          0
  74         0             0        3            953      48          1,225       2         1,675       0             0          0
  78        22         1,087        4          1,275       0              0       0             0       0             0          0
  88        58           229      150            304       0              0       0             0       0             0          0
  91        48           632       24            688       0              0       0             0       0             0          0
  93        46           839       17            986       0              0       0             0       0             0          2
  94        33           980        9          1,261       0              0       0             0       0             0          0
  98        26           633       24            806       2          1,050       0             0       0             0          1
  100       46           499        6            660       0              0       0             0       0             0          0
  101       33           605       32            713       0              0       0             0       0             0          0
  103        0             0       10          1,622      14          1,614       0             0       0             0          0
  104        0             0       17          1,282       0              0       0             0       0             0          0
  106        0             0        0              0       0              0      22         1,207       0             0          0
  107       20           850       12          1,050       0              0       0             0       0             0          0
  108       17           609        4            720       0              0       0             0       0             0          0

    (a)     Unit total includes 2 retail units.

                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                          PERCENTAGE
                                                              OF
                                                           AGGREGATE      MINIMUM        MAXIMUM       AVERAGE
CUT-OFF DATE                  NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF       CUT-OFF
BALANCE                        MORTGAGE        DATE          DATE          DATE           DATE           DATE
DISTRIBUTION                    LOANS        BALANCE        BALANCE       BALANCE        BALANCE       BALANCE
---------------------------- ----------- --------------- ------------ -------------- -------------- -------------
$   795,344 --  1,999,999          9      $ 13,787,270        1.77%    $    795,344   $ 1,838,484    $ 1,531,919
  2,000,000 --  2,999,999         18        44,940,020        5.78        2,015,000     2,992,821      2,496,668
  3,000,000 --  3,999,999         18        62,850,257        8.08        3,078,750     3,982,552      3,491,681
  4,000,000 --  4,999,999         11        48,458,410        6.23        4,046,157     4,995,480      4,405,310
  5,000,000 --  6,999,999         13        78,958,990       10.16        5,125,000     6,988,580      6,073,768
  7,000,000 --  9,999,999         14       116,928,491       15.04        7,250,000     9,560,169      8,352,035
 10,000,000 -- 14,999,999         15       183,615,970       23.62       10,238,739    14,777,771     12,241,065
 15,000,000 -- 19,999,999          3        47,134,417        6.06       15,150,531    16,483,886     15,711,472
 20,000,000 -- 29,999,999          6       145,740,192       18.75       20,023,225    28,470,244     24,290,032
 30,000,000 -- 35,000,000          1        35,000,000        4.50       35,000,000    35,000,000     35,000,000
                                  --      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:                   108      $777,414,016      100.00%    $    795,344   $35,000,000    $ 7,198,278
                                 ===      ============      ======



                                                                           WEIGHTED
                                                    WEIGHTED               AVERAGE
                               MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                                DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                   SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
$   795,344 --  1,999,999        1.25x      2.17x      1.65x     6.613%      114.1       44.83%      76.60%      62.08%
  2,000,000 --  2,999,999        1.13       1.93       1.42      6.632       127.2       33.82       79.92       68.24
  3,000,000 --  3,999,999        1.25       2.49       1.56      6.654       109.9       45.49       80.00       68.83
  4,000,000 --  4,999,999        1.25       2.30       1.49      6.607       114.2       48.39       79.34       68.99
  5,000,000 --  6,999,999        1.25       1.74       1.39      6.547       115.5       62.50       79.70       73.35
  7,000,000 --  9,999,999        1.25       1.77       1.40      6.722       115.7       63.93       79.92       74.48
 10,000,000 -- 14,999,999        1.21       2.57       1.46      6.548       111.7       50.83       80.00       72.08
 15,000,000 -- 19,999,999        1.24       1.40       1.33      6.143       119.0       77.50       79.83       78.50
 20,000,000 -- 29,999,999        1.23       1.71       1.43      6.965       102.3       66.38       79.74       72.78
 30,000,000 -- 35,000,000        1.29       1.29       1.29      5.965       120.0       79.37       79.37       79.37
Total/Avg./Wtd.
 Avg./Min/Max:                   1.13x      2.57x      1.43x     6.620%      112.7       33.82%      80.00%      72.56%

                        DISTRIBUTION OF PROPERTY TYPES





                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                                NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                                MORTGAGE         DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE                  PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
----------------------------- ------------ --------------- ------------ ------------- -------------- -------------
Anchored Retail (a) .........       32     $301,297,463        38.76%   $1,542,731    $35,000,000    $9,415,546
Multifamily (b) .............       52      268,306,168        34.51       224,994     23,124,689     5,159,734
Office ......................       19      109,603,497        14.10     2,169,099     12,728,217     5,768,605
Industrial ..................        6       44,986,380         5.79     3,210,607     12,200,000     7,497,730
Hospitality .................        3       39,452,937         5.07     8,915,387     20,023,225    13,150,979
Unanchored Retail ...........        3        7,856,279         1.01     1,747,663      3,694,742     2,618,760
Mixed Use ...................        1        2,966,332         0.38     2,966,332      2,966,332     2,966,332
Self-Storage ................        1        2,944,960         0.38     2,944,960      2,944,960     2,944,960
                                    --     ------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: ..............      117      777,414,016       100.00%   $  224,994    $35,000,000    $6,644,564
                                   ===     ============       ======



                                                     WEIGHTED               WEIGHTED
                                MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                 DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                               COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Anchored Retail (a) .........     1.13x      2.57x      1.43x     6.559%      110.1       52.60%      79.81%      73.98%
Multifamily (b) .............     1.21       2.49       1.40      6.450       115.2       33.82       80.00       74.01
Office ......................     1.23       1.74       1.41      6.655       112.2       62.31       77.43       70.61
Industrial ..................     1.37       1.75       1.51      6.613       123.8       50.83       75.09       64.71
Hospitality .................     1.47       1.71       1.59      8.146       102.3       64.90       68.81       67.14
Unanchored Retail ...........     1.40       1.60       1.53      6.466       118.1       63.52       72.52       67.24
Mixed Use ...................     1.47       1.47       1.47      7.350       115.0       74.16       74.16       74.16
Self-Storage ................     1.49       1.49       1.49      6.300       118.0       73.62       73.62       73.62
Total/Avg./Wtd.
 Avg./Min/Max: ..............     1.13x      2.57x      1.43x     6.620%      112.7       33.82%      80.00%      72.56%

-------
(a) Includes three credit tenant leases representing 0.85% of the initial pool balance.


(b) Includes twelve manufactured housing properties representing 3.61% of the initial pool balance.

               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)




                                                       PERCENTAGE
                                                           OF
                                                        AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF                   NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
DEBT SERVICE                MORTGAGE        DATE          DATE          DATE          DATE          DATE
COVERAGE RATIOS              LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------------- ----------- --------------- ------------ ------------- ------------- -------------
1.13 -- 1.19(a) .........       2      $  4,620,891    0.59%        $2,094,916    $ 2,525,975   $2,310,446
1.20 -- 1.29(b) .........      23       189,824,173   24.42          1,838,484     35,000,000    8,253,225
1.30 -- 1.39 ............      34       269,111,212   34.62          1,513,405     28,470,244    7,915,036
1.40 -- 1.49 ............      20       151,866,849   19.53          1,542,731     28,000,000    7,593,342
1.50 -- 1.59 ............      10        58,873,309    7.57          1,570,010     25,235,593    5,887,331
1.60 -- 1.69 ............       4        18,314,874    2.36          2,200,000     10,238,739    4,578,719
1.70 -- 1.79 ............       6        52,179,241    6.71          1,300,000     20,023,225    8,696,540
1.80 -- 2.09 ............       3         6,476,474    0.83            795,344      3,381,130    2,158,825
2.10 -- 2.19 ............       2         3,479,632    0.45          1,690,107      1,789,525    1,739,816
2.30 -- 2.39 ............       2         8,300,000    1.07          3,800,000      4,500,000    4,150,000
2.40 -- 2.57 ............       2        14,367,360    1.85          3,479,632     10,887,729    7,183,680
                               --      ------------   -----
Total/Avg./Wtd.
 Avg./Min/Max: ..........     108      $777,414,016   100.00%       $  795,344    $35,000,000   $7,198,278
                              ===      ============   ======



                                                 WEIGHTED               WEIGHTED
                            MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                             DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                    SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE               COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
1.13 -- 1.19(a) .........     1.13x      1.18x      1.15x     6.500%      196.3       69.83%      74.29%      72.27%
1.20 -- 1.29(b) .........     1.21       1.29       1.26      6.498       117.0       66.18       80.00       76.99
1.30 -- 1.39 ............     1.30       1.39       1.34      6.568       105.1       58.21       80.00       75.27
1.40 -- 1.49 ............     1.40       1.49       1.44      6.682       118.8       59.46       79.44       72.35
1.50 -- 1.59 ............     1.50       1.58       1.53      6.994       115.1       57.03       74.19       69.80
1.60 -- 1.69 ............     1.60       1.64       1.62      6.023       106.1       49.27       68.72       65.06
1.70 -- 1.79 ............     1.71       1.77       1.73      7.464       107.8       44.83       68.81       62.17
1.80 -- 2.09 ............     1.89       2.05       1.99      6.404       114.4       33.82       63.79       52.83
2.10 -- 2.19 ............     2.17       2.17       2.17      6.410       113.0       48.99       54.23       51.68
2.30 -- 2.39 ............     2.30       2.34       2.32      5.370       120.0       48.39       53.52       50.74
2.40 -- 2.57 ............     2.49       2.57       2.55      5.607       117.5       45.49       52.60       50.88
Total/Avg./Wtd.
 Avg./Min/Max: ..........     1.13x      2.57x      1.43x     6.620%      112.7       33.82%      80.00%      72.56%

-------
(a) Represents two credit tenant lease loans representing 0.59% of the Aggregate Cut-off Balance.


(b) Includes one credit tenant lease loan representing 0.26% of the Aggregate Cut-off Balance.

                    DISTRIBUTION OF MORTGAGE INTEREST RATES




                                                        PERCENTAGE
                                                            OF
                                                         AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                            NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                     MORTGAGE        DATE          DATE          DATE          DATE           DATE
MORTGAGE RATES                LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
-------------------------- ----------- --------------- ------------ ------------- -------------- --------------
5.3000 -- 5.9999 .........      13      $156,383,859     20.12%      $ 2,787,147   $35,000,000    $12,029,528
6.0000 -- 6.2499 .........      19       113,507,433     14.60         1,300,000    16,483,886      5,974,075
6.2500 -- 6.4999 .........      13        77,075,055      9.91           795,344    28,000,000      5,928,850
6.5000 -- 6.7499 .........      17        83,812,268     10.78         1,570,010    15,150,531      4,930,133
6.7500 -- 6.9999 .........      17       103,208,651     13.28         1,513,405    14,777,771      6,071,097
7.0000 -- 7.2499 .........      12        91,154,651     11.73         2,040,235    23,124,689      7,596,221
7.2500 -- 7.4999 .........      11       103,588,762     13.32         1,838,484    25,235,593      9,417,160
7.5000 -- 7.7499 .........       1         3,982,552      0.51         3,982,552     3,982,552      3,982,552
7.7500 -- 7.9999 .........       2        13,593,075      1.75         3,078,750    10,514,325      6,796,537
8.0000 -- 8.2499 .........       1         8,915,387      1.15         8,915,387     8,915,387      8,915,387
8.2500 -- 8.4999 .........       1        20,023,225      2.58        20,023,225    20,023,225     20,023,225
8.7500 -- 8.8700 .........       1         2,169,099      0.28         2,169,099     2,169,099      2,169,099
                                --      ------------   -------
Total/Avg./Wtd.
 Avg./Min/Max: ...........     108       777,414,016   100.00%       $   795,344   $35,000,000    $ 7,198,278
                               ===      ============   =======



                                                  WEIGHTED               WEIGHTED
                             MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                              DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                             SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES                RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
5.3000 -- 5.9999 .........     1.24x      2.57x      1.47x     5.769%      108.7       48.39%      80.00%      73.58%
6.0000 -- 6.2499 .........     1.21       1.93       1.37      6.096       121.5       33.82       80.00       74.03
6.2500 -- 6.4999 .........     1.21       2.49       1.49      6.330       118.6       45.49       79.92       71.89
6.5000 -- 6.7499 .........     1.13       2.05       1.40      6.556       118.1       62.44       79.80       73.38
6.7500 -- 6.9999 .........     1.28       1.75       1.47      6.842       105.3       50.83       79.81       70.85
7.0000 -- 7.2499 .........     1.23       1.77       1.35      7.132       113.7       62.31       79.74       73.93
7.2500 -- 7.4999 .........     1.25       1.52       1.39      7.372       112.0       66.18       78.94       72.19
7.5000 -- 7.7499 .........     1.51       1.51       1.51      7.570       113.0       67.85       67.85       67.85
7.7500 -- 7.9999 .........     1.29       1.47       1.43      7.764       112.2       64.90       70.37       66.14
8.0000 -- 8.2499 .........     1.47       1.47       1.47      8.100       105.0       66.04       66.04       66.04
8.2500 -- 8.4999 .........     1.71       1.71       1.71      8.375        96.0       68.81       68.81       68.81
8.7500 -- 8.8700 .........     1.23       1.23       1.23      8.870        49.0       67.78       67.78       67.78
Total/Avg./Wtd.
 Avg./Min/Max: ...........     1.13x      2.57x      1.43x     6.620%      112.7       33.82%      80.00%      72.56%

                       DISTRIBUTION OF AMORTIZATION TYPES




                                                           PERCENTAGE
                                                               OF
                                                            AGGREGATE      MINIMUM        MAXIMUM       AVERAGE
                               NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF       CUT-OFF
RANGE OF                        MORTGAGE        DATE          DATE          DATE           DATE           DATE
AMORTIZATION TYPES               LOANS        BALANCE        BALANCE       BALANCE        BALANCE       BALANCE
----------------------------- ----------- --------------- ------------ -------------- -------------- -------------
Amortizing Balloon ..........      96      $704,079,901    90.57%       $    795,344   $35,000,000    $ 7,334,166
Interest Only, Then
 Amortizing Balloon .........       7        41,550,000     5.34           1,300,000    12,200,000      5,935,714
Hyperamortizing .............       1        20,023,225     2.58          20,023,225    20,023,225     20,023,225
Fully Amortizing ............       4        11,760,891     1.51           2,015,000     5,125,000      2,940,223
                                   --      ------------   ------
Total/Avg./Wtd.
 Avg./Min/Max: ..............     108      $777,414,016   100.00%       $    795,344   $35,000,000    $ 7,198,278
                                  ===      ============   ======



                                                     WEIGHTED               WEIGHTED
                                MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                 DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES               RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Amortizing Balloon ..........     1.21x      2.57x      1.41x     6.577%      111.6       45.49%      80.00%      73.32%
Interest Only, Then
 Amortizing Balloon .........     1.29       1.93       1.61      6.591       116.5       33.82       79.67       62.96
Hyperamortizing .............     1.71       1.71       1.71      8.375        96.0       68.81       68.81       68.81
Fully Amortizing ............     1.13       1.42       1.29      6.282       194.3       62.50       74.29       67.53
Total/Avg./Wtd.
 Avg./Min/Max: ..............     1.13x      2.57x      1.43x     6.620%      112.7       33.82%      80.00%      72.56%

               DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS




                                                         PERCENTAGE
                                                             OF
                                                          AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF                     NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
CURRENT LOAN TO               MORTGAGE        DATE          DATE          DATE          DATE          DATE
VALUE RATIO                    LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
--------------------------- ----------- --------------- ------------ ------------- ------------- -------------
33.82 -- 44.99 ............       2      $  3,600,000       0.46%     $1,300,000    $ 2,300,000   $1,800,000
45.00 -- 49.99 ............       4        11,869,739       1.53       1,690,107      4,500,000    2,967,435
50.00 -- 54.99 ............       4        28,677,254       3.69       1,789,525     12,200,000    7,169,313
55.00 -- 59.99 ............       3         7,421,391       0.95       1,513,405      3,210,607    2,473,797
60.00 -- 64.99 ............      10        49,306,164       6.34         795,344     10,514,325    4,930,616
65.00 -- 69.99 (a) ........      21       129,460,425      16.65       1,542,731     20,886,440    6,164,782
70.00 -- 74.99 (b) ........      26       212,717,621      27.36       1,747,663     28,470,244    8,181,447
75.00 -- 79.99 ............      36       316,641,423      40.73       1,838,484     35,000,000    8,795,595
80.00 -- 80.01 ............       2        17,720,000       2.28       3,720,000     14,000,000    8,860,000
                                 --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max: ............     108      $777,414,016     100.00%     $  795,344    $35,000,000   $7,198,278
                                ===      ============     ======



                                                   WEIGHTED               WEIGHTED
                              MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                               DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                      SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CURRENT LOAN TO              COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
VALUE RATIO                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
33.82 -- 44.99 ............     1.74x      1.93x      1.86x     6.064%      117.7       33.82%      44.83%      37.80%
45.00 -- 49.99 ............     1.64       2.49       2.21      5.962       116.8       45.49       49.27       47.79
50.00 -- 54.99 ............     1.75       2.57       2.17      6.073       117.5       50.83       54.23       52.07
55.00 -- 59.99 ............     1.34       1.56       1.48      6.607       116.2       57.03       59.46       58.32
60.00 -- 64.99 ............     1.30       2.05       1.60      6.976       118.1       61.18       64.90       63.55
65.00 -- 69.99 (a) ........     1.18       1.71       1.46      7.124       112.3       65.33       69.83       67.88
70.00 -- 74.99 (b) ........     1.13       1.58       1.40      6.603       105.8       70.37       74.92       73.30
75.00 -- 79.99 ............     1.21       1.48       1.32      6.487       115.4       75.09       79.92       78.49
80.00 -- 80.01 ............     1.27       1.34       1.28      5.960       120.0       80.00       80.00       80.00
Total/Avg./Wtd.
 Avg./Min/Max: ............     1.13x      2.57x      1.43x     6.620%      112.7       33.82%      80.00%      72.56%

-------
(a) Includes two credit tenant lease loans representing 0.53% of the Aggregate Cut-off Date Balance.


(b) Includes one credit tenant lease loan representing 0.32% of the Aggregate Cut-off Date Balance.

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE




                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                                NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                                MORTGAGE         DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE                  PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
----------------------------- ------------ --------------- ------------ ------------- -------------- -------------
California ..................       21      $162,506,511      20.90%     $ 1,300,000   $28,000,000    $ 7,738,405
New Jersey ..................        5        59,925,942       7.71        2,517,632    35,000,000     11,985,188
Arizona .....................        7        58,428,267       7.52        1,747,663    14,346,520      8,346,895
Pennsylvania ................        8        54,860,209       7.06        2,037,088    10,689,348      6,857,526
Texas .......................       11        53,399,201       6.87        2,306,636     8,055,118      4,854,473
Florida .....................        8        52,619,917       6.77        1,513,405    16,483,886      6,577,490
Georgia .....................        5        41,697,765       5.36        2,015,000    28,470,244      8,339,553
Nevada ......................        5        41,018,379       5.28        3,291,688    14,000,000      8,203,676
Washington ..................        4        37,441,728       4.82        4,046,157    20,023,225      9,360,432
Virginia ....................        2        29,126,198       3.75        3,890,604    25,235,593     14,563,099
New York ....................        4        27,654,926       3.56        2,597,690    13,987,466      6,913,731
Michigan ....................        3        21,541,793       2.77        4,350,000     8,691,793      7,180,598
Minnesota ...................        3        17,480,907       2.25        2,413,874    11,773,067      5,826,969
Kansas ......................        6        16,444,917       2.12          224,994    11,200,000      2,740,819
Wisconsin ...................        6        14,935,738       1.92          795,344     3,800,000      2,489,290
Colorado ....................        1        11,597,384       1.49       11,597,384    11,597,384     11,597,384
Tennessee ...................        1        11,000,000       1.41       11,000,000    11,000,000     11,000,000
Louisiana ...................        1        10,514,325       1.35       10,514,325    10,514,325     10,514,325
North Carolina ..............        2         7,884,576       1.01        2,040,235     5,844,341      3,942,288
Illinois ....................        1         7,800,000       1.00        7,800,000     7,800,000      7,800,000
Alabama .....................        2         7,626,105       0.98        2,966,332     4,659,773      3,813,052
Maryland ....................        1         6,625,212       0.85        6,625,212     6,625,212      6,625,212
Arkansas ....................        1         5,125,000       0.66        5,125,000     5,125,000      5,125,000
Mississippi .................        2         4,620,891       0.59        2,094,916     2,525,975      2,310,446
Idaho .......................        1         4,495,614       0.58        4,495,614     4,495,614      4,495,614
Ohio ........................        1         3,315,354       0.43        3,315,354     3,315,354      3,315,354
District of Columbia ........        1         3,239,656       0.42        3,239,656     3,239,656      3,239,656
Nebraska ....................        1         2,750,000       0.35        2,750,000     2,750,000      2,750,000
Oklahoma ....................        3         1,737,503       0.22          284,375     1,137,362        579,168
                                    --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max: ..............      117      $777,414,016     100.00%     $   224,994   $35,000,000    $ 6,644,564
                                   ===      ============     ======



                                                     WEIGHTED               WEIGHTED
                                MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                 DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                               COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
California ..................     1.23x      2.57x      1.52x     6.635%      107.7       33.82%      79.80%      68.90%
New Jersey ..................     1.21       1.37       1.28      6.003       119.7       69.31       80.00       78.41
Arizona .....................     1.28       1.41       1.33      7.021       113.0       72.52       79.67       76.28
Pennsylvania ................     1.31       1.71       1.46      6.344       117.0       62.44       79.77       72.98
Texas .......................     1.25       1.61       1.38      6.538       113.3       65.33       79.92       75.81
Florida .....................     1.25       1.51       1.35      6.834       115.8       58.21       79.83       76.70
Georgia .....................     1.28       1.51       1.35      6.126        82.1       67.85       74.92       73.06
Nevada ......................     1.27       1.39       1.31      6.266       117.9       71.40       80.00       76.26
Washington ..................     1.27       1.71       1.51      7.489       106.0       68.14       79.34       70.27
Virginia ....................     1.52       1.52       1.52      7.348       113.5       71.09       72.05       71.22
New York ....................     1.30       1.46       1.42      6.618       113.1       62.31       76.40       69.07
Michigan ....................     1.31       1.50       1.44      6.075       119.2       70.66       79.44       75.68
Minnesota ...................     1.29       1.60       1.34      6.812       115.7       63.52       79.55       77.13
Kansas ......................     1.21       1.35       1.25      6.485       117.8       66.38       76.14       73.03
Wisconsin ...................     1.89       2.49       2.25      6.173       114.8       45.49       63.79       53.95
Colorado ....................     1.35       1.35       1.35      7.350       113.0       66.38       66.38       66.38
Tennessee ...................     1.37       1.37       1.37      5.880       120.0       75.09       75.09       75.09
Louisiana ...................     1.47       1.47       1.47      7.750       112.0       64.90       64.90       64.90
North Carolina ..............     1.48       1.58       1.51      6.429       117.4       74.19       78.98       77.74
Illinois ....................     1.77       1.77       1.77      7.100       114.0       63.93       63.93       63.93
Alabama .....................     1.44       1.47       1.45      7.344       115.0       73.96       74.16       74.04
Maryland ....................     1.74       1.74       1.74      6.810       115.0       63.10       63.10       63.10
Arkansas ....................     1.42       1.42       1.42      6.000       180.0       62.50       62.50       62.50
Mississippi .................     1.13       1.18       1.15      6.500       196.3       69.83       74.29       72.27
Idaho .......................     1.42       1.42       1.42      6.110       119.0       75.56       75.56       75.56
Ohio ........................     1.25       1.25       1.25      7.250       101.0       78.94       78.94       78.94
District of Columbia ........     1.34       1.34       1.34      6.630       116.0       78.06       78.06       78.06
Nebraska ....................     1.37       1.37       1.37      6.370       120.0       72.75       72.75       72.75
Oklahoma ....................     1.35       1.35       1.35      7.350       113.0       66.38       66.38       66.38
Total/Avg./Wtd.
 Avg./Min/Max: ..............     1.13x      2.57x      1.43x     6.620%      112.7       33.82%      80.00%      72.56%

                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS




                                                      PERCENTAGE
                                                          OF
RANGE OF                                               AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
REMAINING                 NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
AMORTIZATION               MORTGAGE        DATE          DATE          DATE          DATE          DATE
TERMS (MOS)                 LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------------ ----------- --------------- ------------ ------------- ------------- -------------
161 -- 180 .............       1      $  5,125,000      0.66%      $ 5,125,000   $ 5,125,000   $ 5,125,000
181 -- 200 .............       2         4,620,891      0.59         2,094,916     2,525,975     2,310,446
221 -- 240 .............       3         6,976,455      0.90         1,513,405     3,448,049     2,325,485
241 -- 260 .............       1        23,124,689      2.97        23,124,689    23,124,689    23,124,689
261 -- 280 .............       2        24,104,414      3.10         4,081,189    20,023,225    12,052,207
281 -- 300 .............      15        83,341,235     10.72         1,542,731    15,500,000     5,556,082
301 -- 320 .............       3        11,083,244      1.43         3,188,310     4,579,579     3,694,415
321 -- 340 .............       4         7,969,099      1.03         1,300,000     2,300,000     1,992,275
341 -- 360 .............      77       611,068,991     78.60           795,344    35,000,000     7,935,961
                              --      ------------   -------
Total/Avg./Wtd.
 Avg./Min/Max: .........     108      $777,414,016    100.00%      $   795,344   $35,000,000   $ 7,198,278
                             ===      ============   =======



                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF                    DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
REMAINING                  SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION              COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)                 RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
161 -- 180 .............     1.42x      1.42x      1.42x     6.000%      180.0       62.50%      62.50%      62.50%
181 -- 200 .............     1.13       1.18       1.15      6.500       196.3       69.83       74.29       72.27
221 -- 240 .............     1.29       1.42       1.37      6.604       147.8       58.21       70.37       67.48
241 -- 260 .............     1.23       1.23       1.23      7.150       118.0       79.74       79.74       79.74
261 -- 280 .............     1.30       1.71       1.64      8.154        93.5       62.31       68.81       67.71
281 -- 300 .............     1.24       2.34       1.42      6.680       115.8       53.52       79.55       71.82
301 -- 320 .............     1.25       1.37       1.28      7.246       111.1       66.18       78.94       70.90
321 -- 340 .............     1.23       1.93       1.63      6.810        99.4       33.82       67.78       49.12
341 -- 360 .............     1.21       2.57       1.43      6.523       111.4       45.49       80.00       73.07
Total/Avg./Wtd.
 Avg./Min/Max: .........     1.13x      2.57x      1.43x     6.620%      112.7       33.82%      80.00%      72.56%

                   DISTRIBUTION OF ORIGINAL TERM TO MATURITY


                                                     PERCENTAGE
                                                         OF
RANGE OF                                              AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
REMAINING                 NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
AMORTIZATION               MORTGAGE       DATE          DATE          DATE          DATE           DATE
TERMS (MOS)                 LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
------------------------ ----------- -------------- ------------ ------------- -------------- --------------
  0 --  60 .............       3      $ 46,710,277      6.01%     $3,462,262    $28,470,244    $15,570,092
 81 -- 100 .............       5        21,981,123      2.83       2,169,099      6,389,800      4,396,225
101 -- 120 .............      96       696,961,725     89.65         795,344     35,000,000      7,260,018
121 -- 180 .............       1         5,125,000      0.66       5,125,000      5,125,000      5,125,000
181 -- 240 .............       3         6,635,891      0.85       2,015,000      2,525,975      2,211,964
                              --      ------------    ------
Total/Avg./Wtd.
 Avg./Min/Max: .........     108      $777,414,016    100.00%     $  795,344    $35,000,000    $ 7,198,278
                             ===      ============    ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF                    DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
REMAINING                  SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION              COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)                 RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
  0 --  60 .............     1.34x      1.61x      1.37x     6.188%       58.2       65.33%      74.92%      74.00%
 81 -- 100 .............     1.23       1.36       1.30      6.885        78.9       62.31       79.80       74.00
101 -- 120 .............     1.21       2.57       1.44      6.646       116.0       33.82       80.00       72.51
121 -- 180 .............     1.42       1.42       1.42      6.000       180.0       62.50       62.50       62.50
181 -- 240 .............     1.13       1.29       1.19      6.500       205.3       69.48       74.29       71.42
Total/Avg./Wtd.
 Avg./Min/Max: .........     1.13x      2.57x      1.43x     6.620%      112.7       33.82%      80.00%      72.56%

                  DISTRIBUTION OF REMAINING TERM TO MATURITY




                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                  NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
REMAINING TERMS            MORTGAGE       DATE          DATE          DATE          DATE           DATE
TO MATURITY                 LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
------------------------ ----------- -------------- ------------ ------------- -------------- --------------
 49 --  60 .............       4      $ 48,879,376     6.29%      $2,169,099    $28,470,244    $12,219,844
 81 --  90 .............       4        19,812,024     2.55        3,591,035      6,389,800      4,953,006
 91 -- 110 .............       5        48,438,970     6.23        1,838,484     20,023,225      9,687,794
111 -- 120 .............      91       648,522,755    83.42          795,344     35,000,000      7,126,624
171 -- 190 .............       1         5,125,000     0.66        5,125,000      5,125,000      5,125,000
191 -- 210 .............       2         4,620,891     0.59        2,094,916      2,525,975      2,310,446
211 -- 230 .............       1         2,015,000     0.26        2,015,000      2,015,000      2,015,000
                              --      ------------   ------
Total/Avg./Wtd.
 Avg./Min/Max: .........     108      $777,414,016   100.00%      $  795,344    $35,000,000    $ 7,198,278
                             ===      ============   ======



                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY                 RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 49 --  60 .............     1.23x      1.61x      1.36x     6.307%       57.8       65.33%      74.92%      73.72%
 81 --  90 .............     1.26       1.36       1.31      6.668        82.2       62.31       79.80       74.68
 91 -- 110 .............     1.25       1.71       1.50      7.916       101.0       66.04       78.94       71.39
111 -- 120 .............     1.21       2.57       1.44      6.551       117.1       33.82       80.00       72.59
171 -- 190 .............     1.42       1.42       1.42      6.000       180.0       62.50       62.50       62.50
191 -- 210 .............     1.13       1.18       1.15      6.500       196.3       69.83       74.29       72.27
211 -- 230 .............     1.29       1.29       1.29      6.500       226.0       69.48       69.48       69.48
Total/Avg./Wtd.
 Avg./Min/Max: .........     1.13x      2.57x      1.43x     6.620%      112.7       33.82%      80.00%      72.56%

                     DISTRIBUTION OF PREPAYMENT PROVISIONS




                                                         PERCENTAGE
                                                             OF
                                                          AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                             NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
PREPAYMENT                    MORTGAGE        DATE          DATE          DATE          DATE           DATE
PROVISION                      LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
--------------------------- ----------- --------------- ------------ ------------- -------------- -------------
Defeasance ................     104      $753,799,958       96.96%    $   795,344   $35,000,000    $7,248,077
Greater of YM or 1% .......       4        23,614,059        3.04       2,169,099    12,200,000     5,903,515
                                ---      ------------       -----
Total/Avg./Wtd.
 Avg./Min/Max: ............     108      $777,414,016      100.00%    $   795,344   $35,000,000    $7,198,278
                                ===      ============      ======


                                                   WEIGHTED               WEIGHTED
                              MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                               DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                              SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
PREPAYMENT                   COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROVISION                      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Defeasance ................     1.13x      2.57x      1.43x     6.615%      112.7       33.82%      80.00%      72.87%
Greater of YM or 1% .......     1.23       1.75       1.56      6.763       111.2       50.83       79.25       62.81
Total/Avg./Wtd.
 Avg./Min/Max: ............     1.13x      2.57x      1.43x     6.620%      112.7       33.82%         80%      72.56%

                                                                         ANNEX B

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                       $685,094,000 (APPROXIMATE BALANCE)       DECEMBER 2, 2002
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C3

APPROXIMATE SECURITIES STRUCTURE:

                                                   EXPECTED   EXPECTED
           EXPECTED       APPROXIMATE   EXPECTED   WEIGHTED    PAYMENT
 CLASS      RATING      FACE/NOTIONAL    CREDIT    AVERAGE   WINDOW (a)
            FITCH /        AMOUNT       SUPPORT      LIFE
           MIS / S&P        (MM)       (% OF UPB)  (YEARS)(a)
------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
------------------------------------------------------------------------
 A-1     AAA/Aaa/AAA       207.7       21.000%       5.70    1/03-11/11
 A-2     AAA/Aaa/AAA       406.4       21.000%       9.64   11/11-11/12
 B        AA/Aa2/AA         29.1       17.250%       9.89   11/12-11/12
 C       AA-/Aa3/AA-        11.6       15.750%       9.93   11/12-12/12
 D          A/A2/A          18.4       13.375%       9.98   12/12-12/12
 E         A-/A3/A-         11.6       11.875%       9.98   12/12-12/12
------------------------------------------------------------------------
PRIVATELY OFFERED CLASSES (b)
------------------------------------------------------------------------
 F        BBB+/Baa1/BBB+     9.7   10.625%
 G        BBB/Baa2/BBB       9.7    9.375%
 H        BBB-/Baa3/BBB-     9.7    8.125%
 J        BB+/Ba1/BB+       18.4    5.750%
 K         BB/Ba2/BB         8.7    4.625%
 L        BB-/Ba3/BB-        5.8    3.875%
 M          B+/B1/B+         4.8    3.250%
 N           B/B2/B          3.8    2.750%
 O          B-/B3/B-         3.8    2.250%
 P             NR           17.4     --
 X-1(c)   AAA/Aaa/AAA      777.4
 X-2(c)   AAA/Aaa/AAA      739.2
        TOTAL SECURITIES:  $777.4

----------------------------------------------------------------------
(a) Calculated at 0% CPR, assuming no balloon payment extension.
(b) Not offered hereby.
(c) Notional amount of interest only class.

KEY FEATURES:
Lead Managers:         Goldman, Sachs & Co.
                       Deutsche Bank Securities Inc.
Co-Manager             Morgan Stanley & Co. Incorporated
Originators:           GMAC Commercial Mortgage Corporation
                       ("GMACCM") (33.52%)
                       Goldman Sachs Mortgage Company
                       ("Archon") (37.62%)
                       German American Capital Corporation
                       ("GACC") (24.17%)
                       Morgan Stanley Dean Witter Mortgage
                       Capital Inc. ("MSDWMC") (4.68%)
Collateral:            108 Mortgage Loans ($777,414,016)
Master Servicer:       GMAC Commercial Mortgage Corporation
Special Servicer:      GMAC Commercial Mortgage Corporation
Trustee:               Wells Fargo Bank Minnesota, National Association
Pricing:               December 2002
Closing:               December 2002
Cut-Off Date:          December 1st and 5th
Distribution Date:     10th of each month, or following business day (commencing
                       January 10, 2003)
Payment Delay:         9 days
ERISA Eligible:        Classes A-1 through E are expected to be ERISA
                       eligible subject to certain conditions for eligibility.
Structure:             Sequential pay
Day Count:             30/360
Tax Treatment:         REMIC
Rated Final
Distribution Date:     July 2039
Clean up Call:         1.0%
Minimum
Denominations:         Publicly Offered Classes: $25,000 & $1
Delivery:              DTC for publicly offered classes

================================================================================

COLLATERAL FACTS:
Cut-Off Date Loan Principal Balance:                        $777,414,016
Number of Mortgage Loans / Properties:                         108 / 117
Average Mortgage Loan Cut-Off Date Balance:                   $7,198,278
Weighted Average Current Mortgage Rate:                           6.620%
Weighted Average Loan U/W DSCR (a):                                1.43x
Weighted  Average  Loan  Cut-Off  Date LTV Ratio (a):             72.56%
Weighted Average Remaining Term to Maturity date (months):         112.7
Weighted Average Remaining Amortization Term (months):             340.8
Prepayment Lockout / Defeasance as % of Total:                    96.96%
Balloon Loans as % of Total:                                      98.49%
Single Largest Asset as % of Total:                                4.50%
Five Largest Assets as % of Total:                                17.99%
Ten Largest Assets as % of Total:                                 29.55%

(a) All DSCR and LTV information presented herein is generally calculated as though any related earnout had been applied to reduce or defease the principal balance of the mortgage loan.

TEN LARGEST LOANS:

                        CUT-OFF DATE   % BY LOAN
LOAN OR SPONSOR            BALANCE      POOL UPB   LTV    DSCR PROPERTY TYPE
-------------------------------------------------------------------------------
Clifton Commons          $35,000,000     4.50%    79.37%  1.29x Anchored Retail

Parkway Pointe           $28,470,244     3.66%    74.92   1.34  Anchored Retail

Shops at River Park      $28,000,000     3.60%    74.01   1.45  Anchored Retail

Baileys Crossroads       $25,235,593     3.25%    71.09   1.52  Anchored Retail

Pearl Court Apartments   $23,124,689     2.97%    79.74   1.23  Multifamily

ARC Portfolio            $20,886,440     2.69%    66.38   1.35  Manufactured
                                                                Housing

Residence Inn (Redmond)  $20,023,225     2.58%    68.81   1.71  Hospitality

Sandpebble/Spanish Oaks  $16,969,947     2.18%    74.92   1.33  Multifamily
Rollup (a)

Frog Pond                $16,483,886     2.12%    79.83   1.34  Multifamily

Sea Aire Apartments      $15,500,000     1.99%    77.50   1.24  Multifamily
                         -----------
TOTAL/WTD. AVG.         $229,694,025    29.55%    74.77%  1.38x
-------------------------------------------------------------------------------
(a) Consists of two cross-collateralized loans.

SELECTED LOAN DATA:

                              NUMBER OF     LOAN POOL CUT-OFF DATE BALANCE
                              MORTGAGED  --------------------------------------
 GEOGRAPHIC DISTRIBUTION     PROPERTIES  (MM)     % BY UPB   WTD. AVG. DSCR
-------------------------------------------------------------------------------
California (a)                    21     $162.5      20.90%        1.52x

New Jersey                         5       59.9       7.71         1.28

Arizona                            7       58.4       7.52         1.33

Pennsylvania                       8       54.9       7.06         1.46

Texas                             11       53.4       6.87         1.38

Florida                            8       52.6       6.77         1.35

Georgia                            5       41.7       5.36         1.35

Other (b)                         52      294.0      37.81         1.46
                                  --      -----      ------
 TOTAL/WTD. AVG.                 117     $777.4     100.00%        1.43x
--------------------------------------------------------------------------------
(a) Includes 17 properties in Southern California (14.64% UPB) and 4 properties in Northern California (6.26% UPB).
(b) Includes 21 states and the District of Columbia.

                         NUMBER OF         LOAN POOL CUT-OFF DATE BALANCE
                         MORTGAGED   ------------------------------------------
 PROPERTY TYPE          PROPERTIES      (MM)        % BY UPB   WTD. AVG. DSCR
-------------------------------------------------------------------------------
Anchored Retail (a)          32        $301.3         38.76%        1.43x

Multifamily (b)              52         268.3         34.51         1.40

Office                       19         109.6         14.10         1.41

Industrial                    6          45.0          5.79         1.51

Hospitality                   3          39.5          5.07         1.59

Unanchored Retail             3           7.9          1.01         1.53

Mixed Use                     1           3.0          0.38         1.47

Self-Storage                  1           2.9          0.38         1.49
                              -           ---          -----
 TOTAL/WTD. AVG.            117        $777.4        100.00%        1.43x
-------------------------------------------------------------------------------
(a) Includes 3 credit tenant lease loans (0.85% UPB)
(b) Includes 12 manufactured housing properties (3.61% UPB).

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

[ ]  For purposes of calculating principal distributions of the certificates:

     -- Available principal will be allocated sequentially to the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, and P certificates.

     -- In case the principal balances of the Class P, O, N, M, L, K, J, H, G, F, E, D, C, and B certificates, in that order, have been reduced to zero due to the allocation of principal losses, then Class A-1 and A-2 will be allocated principal pro-rata.

[ ] Classes X-1 and X-2 will be entitled to receive payments of interest only and will not receive any payments of principal. Classes X-1 and X-2 will be entitled to payments of interest pro-rata (based on interest entitlements) with the Class A-1 and A-2 certificates each month.

[ ] Each class will be subordinate to the Class A-1, A-2, X-1 and X-2 certificates and to each class with an earlier alphabetical designation than such class. Each of the Class A-1, A-2, X-1 and X-2 certificates will be of equal priority.

[ ]  All classes will pay interest on a 30/360 basis.

[ ] Principal losses will be allocated in reverse alphabetical order to the Class P, O, N, M, L, K, J, H, G, F, E, D, C, and B certificates, and then pro-rata to the Class A-1 and A-2 certificates.

[ ] The Master Servicer will cover net prepayment interest shortfalls on the loans provided that with respect to any loans with due dates on the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the master servicing fee equal to 2 basis points per annum. Net prepayment interest shortfalls (after application of prepayment interest excesses on the mortgage loans and other servicer coverage from the master servicing fee) will be allocated pro-rata (based on interest entitlements) to all regular certificates.

[ ] Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes of outstanding principal balance certificates. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X-1 and X-2 certificates.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS (a)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the related certificate then entitled to principal distributions and the Class X-1 certificate as follows:

[ ] A percentage of all prepayment premiums and yield maintenance amounts with respect to all loans will be allocated to each Class of the certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, of the Pass-Through Rate of the Class of certificates currently receiving principal over the relevant discount rate, and the denominator of which is the excess, if any, of the Mortgage Rate of the related Mortgage Loan over the discount rate.

             ------------------------------------------------------------------

             Prepayment                  (Pass-Through Rate - Discount Rate)
             Premium Allocation     =    -----------------------------------
             Percentage                  (Mortgage Rate - Discount Rate)

             ------------------------------------------------------------------

[ ] The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X-1 certificate.

[ ] In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the certificate then entitled to principal distributions relative to the Class X-1 certificate as discount rates decrease and a decrease in the allocation to such Classes as discount rates rise.

     Allocation of Prepayment Premiums Example

          Discount Rate Fraction Methodology:
          Mortgage Rate                                        =  8%
          Bond Class Rate                                      =  6%
          Treasury Rate (or Applicable Discount Rate)          =  5%
          % of Principal Distributed to Class                  =  100%

     BOND CLASS ALLOCATION                   CLASS X-1 ALLOCATION
     ---------------------------- --------------------------------------------

     6% - 5% x 100%  = 33 1/3%    Receives excess premiums = 66 2/3% thereof
     -------
     8% - 5%

(a) For further information regarding the allocation of prepayment premiums, refer to the Prospectus Supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

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                      STRUCTURAL AND COLLATERAL TERM SHEET
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--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF PRINCIPAL (a) (b)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                      JANUARY      JANUARY      JANUARY      JANUARY      JANUARY      JANUARY      JANUARY       JANUARY
RESTRICTIONS                      2003         2004         2005         2006         2007         2008         2009         2010
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance          99.72%       99.72%       96.92%       96.90%       96.89%       96.97%       96.96%        96.86%
(greater than) of YM or 1%        0.28%        0.28%        3.08%        3.10%        2.83%        3.03%        3.04%         3.14%
Open                              0.00%        0.00%        0.00%        0.00%        0.29%        0.00%        0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                           100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%       100.00%
Balance of Mortgage Loans ($mm) 777.41       768.53       759.08       748.69       737.51       679.67       667.68        636.97
% OF CUT-OFF BALANCE            100.00%       98.86%       97.64%       96.31%       94.87%       87.43%       85.88%        81.94%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                      JANUARY      JANUARY      JANUARY      JANUARY      JANUARY      JANUARY      JANUARY       JANUARY
RESTRICTIONS                      2011         2012         2013         2014         2015         2016         2017         2018
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance          96.75%       96.59%      100.00%      100.00%      100.00%      100.00%      100.00%       100.00%
(greater than) of YM or 1%        3.25%        3.41%        0.00%        0.00%        0.00%        0.00%        0.00%         0.00%
Open                              0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                           100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%       100.00%
Balance of Mortgage Loans ($mm) 606.44       568.00         5.93         5.12         4.25         3.33         2.35          1.23
% OF CUT-OFF BALANCE             78.01%       73.06%        0.76%        0.66%        0.55%        0.43%        0.30%         0.16%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                      JANUARY      JANUARY      JANUARY
RESTRICTIONS                      2019         2020         2021
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance          97.36%      100.00%      100.00%
(greater than) of YM or 1%        0.00%        0.00%        0.00%
Open                              2.64%        0.00%        0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                           100.00%      100.00%      100.00%
Balance of Mortgage Loans ($mm)   0.64         0.32         0.15
% OF CUT-OFF BALANCE              0.08%        0.04%        0.02%
------------------------------------------------------------------------------------------------------------------------------------

(a) Table calculated using modeling assumptions as described in the prospectus supplement.
(b) Differences in totals may exist due to rounding.

------------------------------------------------------------------------------------------------------------------------------------
                                                 AVERAGE LIFE TABLE (IN YEARS)
   (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE PERIOD AND YIELD MAINTENANCE PERIOD THEN RUN AT THE INDICATED CPRs)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  PREPAYMENT ASSUMPTIONS (CPR)
                        0% CPR                 25% CPR                50% CPR                 75% CPR               100% CPR
---------------- ---------------------- ---------------------- ----------------------- ---------------------- ----------------------
A-1                       5.70                   5.70                   5.69                    5.68                   5.61
A-2                       9.64                   9.62                   9.61                    9.58                   9.42
B                         9.89                   9.89                   9.89                    9.89                   9.69
C                         9.93                   9.89                   9.89                    9.89                   9.73
D                         9.98                   9.96                   9.92                    9.89                   9.73
E                         9.98                   9.98                   9.98                    9.90                   9.73
---------------- ---------------------- ---------------------- ----------------------- ---------------------- ----------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

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                      STRUCTURAL AND COLLATERAL TERM SHEET
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------------------------------------------------------------------------------------------------------------------------------------
                      DISTRIBUTION OF CUT-OFF DATE BALANCES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            WEIGHTED
                                                                                                             AVERAGE     WEIGHTED
                                                       PERCENTAGE OF                            WEIGHTED    REMAINING     AVERAGE
                            NUMBER OF                   AGGREGATE                      WEIGHTED  AVERAGE      TERM TO     CUT-OFF
 RANGE OF CUT-OFF DATE      MORTGAGE    CUT-OFF DATE     CUT-OFF     AVERAGE CUT-OFF   AVERAGE   MORTGAGE     MATURITY    DATE LTV
 BALANCES ($)                 LOANS        BALANCE     DATE BALANCE   DATE BALANCE      DSCR      RATE         (MOS)       RATIO
------------------------------------------------------------------------------------------------------------------------------------
$795,344 - 1,999,999             9      $13,787,270         1.77%      $1,531,919        1.65x    6.613%       114.1        62.08%

2,000,000 - 2,999,999           18       44,940,020         5.78        2,496,668        1.42     6.632        127.2        68.24

3,000,000 - 3,999,999           18       62,850,257         8.08        3,491,681        1.56     6.654        109.9        68.83

4,000,000 - 4,999,999           11       48,458,410         6.23        4,405,310        1.49     6.607        114.2        68.99

5,000,000 - 6,999,999           13       78,958,990        10.16        6,073,768        1.39     6.547        115.5        73.35

7,000,000 - 9,999,999           14      116,928,491        15.04        8,352,035        1.40     6.722        115.7        74.48

10,000,000 - 14,999,999         15      183,615,970        23.62       12,241,065        1.46     6.548        111.7        72.08

15,000,000 - 19,999,999          3       47,134,417         6.06       15,711,472        1.33     6.143        119.0        78.50

20,000,000 - 29,999,999          6      145,740,192        18.75       24,290,032        1.43     6.965        102.3        72.78

30,000,000 - 35,000,000          1       35,000,000         4.50       35,000,000        1.29     5.965        120.0        79.37
                                 -       ----------         ----

TOTAL/WTD. AVG.                108     $777,414,016       100.00%      $7,198,278        1.43x    6.620%       112.7        72.56%
                               ===     ============       =======
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE (a)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                  PERCENTAGE                                    WEIGHTED     REMAINING     AVERAGE
                      NUMBER OF                  OF AGGREGATE                       WEIGHTED    AVERAGE       TERM TO      CUT-OFF
                      MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   AVERAGE CUT-OFF     AVERAGE     MORTGAGE     MATURITY     DATE LTV
PROPERTY STATE        PROPERTIES     BALANCE        BALANCE       DATE BALANCE        DSCR        RATE         (MOS)        RATIO
------------------------------------------------------------------------------------------------------------------------------------
California (b)            21     $162,506,511        20.90%        $7,738,405         1.52x       6.635%       107.7        68.90%

New Jersey                 5       59,925,942         7.71         11,985,188         1.28        6.003        119.7        78.41

Arizona                    7       58,428,267         7.52          8,346,895         1.33        7.021        113.0        76.28

Pennsylvania               8       54,860,209         7.06          6,857,526         1.46        6.344        117.0        72.98

Texas                     11       53,399,201         6.87          4,854,473         1.38        6.538        113.3        75.81

Florida                    8       52,619,917         6.77          6,577,490         1.35        6.834        115.8        76.70

Georgia                    5       41,697,765         5.36          8,339,553         1.35        6.126         82.1        73.06

Nevada                     5       41,018,379         5.28          8,203,676         1.31        6.266        117.9        76.26

Washington                 4       37,441,728         4.82          9,360,432         1.51        7.489        106.0        70.27

Virginia                   2       29,126,198         3.75         14,563,099         1.52        7.348        113.5        71.22

New York                   4       27,654,926         3.56          6,913,731         1.42        6.618        113.1        69.07

Michigan                   3       21,541,793         2.77          7,180,598         1.44        6.075        119.2        75.68

Minnesota                  3       17,480,907         2.25          5,826,969         1.34        6.812        115.7        77.13

Kansas                     6       16,444,917         2.12          2,740,819         1.25        6.485        117.8        73.03

Wisconsin                  6       14,935,738         1.92          2,489,290         2.25        6.173        114.8        53.95

Colorado                   1       11,597,384         1.49         11,597,384         1.35        7.350        113.0        66.38

Tennessee                  1       11,000,000         1.41         11,000,000         1.37        5.880        120.0        75.09

Louisiana                  1       10,514,325         1.35         10,514,325         1.47        7.750        112.0        64.90

North Carolina             2        7,884,576         1.01          3,942,288         1.51        6.429        117.4        77.74

Illinois                   1        7,800,000         1.00          7,800,000         1.77        7.100        114.0        63.93

Alabama                    2        7,626,105         0.98          3,813,052         1.45        7.344        115.0        74.04

Maryland                   1        6,625,212         0.85          6,625,212         1.74        6.810        115.0        63.10

Arkansas                   1        5,125,000         0.66          5,125,000         1.42        6.000        180.0        62.50

Mississippi                2        4,620,891         0.59          2,310,446         1.15        6.500        196.3        72.27

Idaho                      1        4,495,614         0.58          4,495,614         1.42        6.110        119.0        75.56

Ohio                       1        3,315,354         0.43          3,315,354         1.25        7.250        101.0        78.94

District of Columbia       1        3,239,656         0.42          3,239,656         1.34        6.630        116.0        78.06

Nebraska                   1        2,750,000         0.35          2,750,000         1.37        6.370        120.0        72.75

Oklahoma                   3        1,737,503         0.22            579,168         1.35        7.350        113.0        66.38
                           -        ---------         -----

TOTAL/ WTD. AVG.         117     $777,414,016        100.00%       $6,644,564         1.43x       6.620%       112.7        72.56%
                         ===     ============        =======

------------------------------------------------------------------------------------------------------------------------------------

(a) If a Mortgage Loan is secured by properties in multiple states, it is treated as multiple Mortgage Loans each of which is allocated a cut-off date balance based on the allocated loan amount.
(b) Includes 17 properties for a total of $113.8 million (14.64% Aggregate Cut-Off Date Balance) in Southern California and 4 properties for a total of $48.7 million (6.26% Aggregate Cut-Off Date Balance) in Northern California.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
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                                [GRAPHIC OMITTED]

WA      4.82%

ID      0.58%

NV      5.28%

CA(a)  20.90%

AZ      7.52%

CO      1.49%

NE      0.35%

KS      2.12%

OK      0.22%

TX      6.87%

MN      2.25%

AR      0.66%

LA      1.35%

WI      1.92%

IL      1.00%

TN      1.41%

MS      0.59%

AL      0.98%

GA      5.36%

MI      2.77%

OH      0.43%

FL      6.77%

NY      3.56%

PA      7.06%

VA      3.75%

NC      1.01%

NJ      7.71%

MD      0.85%

DC      0.42%


Other (b)       37.81%

Georgia          5.36%

Florida          6.77%

Texas            6.87%

Pennsylvania     7.06%

Arizona          7.52%

New Jersey       7.71%

California (a)  20.90%


(a) Includes 17 properties for a total of $113.8 million (14.64% Aggregate Cut-Off Date Balance) in Southern California and 4 properties for a total of $48.7 million (6.26% Aggregate Cut-Off Date Balance) in Northern California.
(b) Other includes 21 states and the District of Columbia.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                   PERCENTAGE                                   WEIGHTED     REMAINING    AVERAGE
                      NUMBER OF                   OF AGGREGATE     AVERAGE        WEIGHTED       AVERAGE       TERM TO    CUT-OFF
                      MORTGAGED    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE      AVERAGE      MORTGAGE      MATURITY     DATE LTV
PROPERTY TYPE         PROPERTIES     BALANCE         BALANCE       BALANCE          DSCR          RATE         (MOS)        RATIO
------------------------------------------------------------------------------------------------------------------------------------
Anchored Retail (a)       32      $301,297,463         38.76%     $9,415,546         1.43x         6.559%      110.1        73.98%
Multifamily (b)           52       268,306,168         34.51       5,159,734         1.40          6.450       115.2        74.01
Office                    19       109,603,497         14.10       5,768,605         1.41          6.655       112.2        70.61
Industrial                 6        44,986,380          5.79       7,497,730         1.51          6.613       123.8        64.71
Hospitality                3        39,452,937          5.07      13,150,979         1.59          8.146       102.3        67.14
Unanchored Retail          3         7,856,279          1.01       2,618,760         1.53          6.466       118.1        67.24
Mixed Use                  1         2,966,332          0.38       2,966,332         1.47          7.350       115.0        74.16
Self Storage               1         2,944,960          0.38       2,944,960         1.49          6.300       118.0        73.62
                           -         ---------          -----

TOTAL/WTD. AVG.          117      $777,414,016        100.00%     $6,644,564         1.43x         6.620%      112.7        72.56%
                         ===      ============        ========
------------------------------------------------------------------------------------------------------------------------------------

(a) Includes three properties for a total of $6.6 million (0.85% Aggregate Cut-Off Date Balance) that are Credit Tenant Lease properties.
(b) Includes twelve properties for a total of $28.1 million (3.61% Aggregate Cut-Off Date Balance) that are Manufactured Housing properties.

                               [GRAPHIC TO COME]

Unanchored Retail
     1.01%

Hospitality
   5.07%

Industrial
   5.79%

Office
14.10%

Multifamily (b)
   34.51%

Mixed Use
  0.38%

Self Storage
  0.38%

Anchored Retail (a)
    38.76%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          DISTRIBUTION OF UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                              AVERAGE
                                                PERCENTAGE                                                   REMAINING    WEIGHTED
RANGE OF DEBT      NUMBER OF                   OF AGGREGATE      AVERAGE                      WEIGHTED        TERM TO     AVERAGE
SERVICE             MORTGAGE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     WEIGHTED        AVERAGE       MATURITY   CUT-OFF DATE
COVERAGE RATIOS      LOANS         BALANCE        BALANCE        BALANCE     AVERAGE DSCR   MORTGAGE RATE      (MOS)      LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
1.13 - 1.19x (a)        2        $4,620,891          0.59%    $2,310,446           1.15x          6.500%       196.3       72.27%
1.20 - 1.29 (b)        23       189,824,173         24.42      8,253,225           1.26           6.498        117.0       76.99
1.30 - 1.39            34       269,111,212         34.62      7,915,036           1.34           6.568        105.1       75.27
1.40 - 1.49            20       151,866,849         19.53      7,593,342           1.44           6.682        118.8       72.35
1.50 - 1.59            10        58,873,309          7.57      5,887,331           1.53           6.994        115.1       69.80
1.60 - 1.69             4        18,314,874          2.36      4,578,719           1.62           6.023        106.1       65.06
1.70 - 1.79             6        52,179,241          6.71      8,696,540           1.73           7.464        107.8       62.17
1.80 - 2.09             3         6,476,474          0.83      2,158,825           1.99           6.404        114.4       52.83
2.10 - 2.19             2         3,479,632          0.45      1,739,816           2.17           6.410        113.0       51.68
2.30 - 2.39             2         8,300,000          1.07      4,150,000           2.32           5.370        120.0       50.74
2.40 - 2.57x            2        14,367,360          1.85      7,183,680           2.55           5.607        117.5       50.88
                        -        ----------          ----

TOTAL/WTD. AVG.       108       $777,414,016       100.00%    $7,198,278           1.43x          6.620%       112.7      72.56%
                      ===       ============       =======
------------------------------------------------------------------------------------------------------------------------------------

(a) Represents two credit tenant lease loans representing 0.59% of the Aggregate Cut-off Date Balance.
(b) Includes one credit tenant lease loan representing 0.26% of the Aggregate Cut-off Date Balance.

--------------------------------------------------------------------------------
                DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIOS
--------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                              AVERAGE
                                                PERCENTAGE                                                   REMAINING    WEIGHTED
RANGE OF CUT-OFF    NUMBER OF                  OF AGGREGATE      AVERAGE                      WEIGHTED        TERM TO     AVERAGE
DATE LOAN TO        MORTGAGE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     WEIGHTED        AVERAGE       MATURITY   CUT-OFF DATE
VALUE RATIOS          LOANS        BALANCE        BALANCE        BALANCE     AVERAGE DSCR   MORTGAGE RATE      (MOS)     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
33.82 - 44.99%            2      $3,600,000        0.46%      $1,800,000           1.86x          6.064%       117.7       37.80%
45.00 - 49.99             4      11,869,739        1.53        2,967,435           2.21           5.962        116.8       47.79
50.00 - 54.99             4      28,677,254        3.69        7,169,313           2.17           6.073        117.5       52.07
55.00 - 59.99             3       7,421,391        0.95        2,473,797           1.48           6.607        116.2       58.32
60.00 - 64.99            10      49,306,164        6.34        4,930,616           1.60           6.976        118.1       63.55
65.00 - 69.99(a)         21     129,460,425       16.65        6,164,782           1.46           7.124        112.3       67.88
70.00 - 74.99(b)         26     212,717,621       27.36        8,181,447           1.40           6.603        105.8       73.30
75.00 - 79.99            36     316,641,423       40.73        8,795,595           1.32           6.487        115.4       78.49
80.00 - 80.01%            2      17,720,000        2.28        8,860,000           1.28           5.960        120.0       80.00
                          -      ----------        ----

TOTAL/WTD. AVG.         108     $777,414,016     100.00%      $7,198,278           1.43x          6.620%       112.7      72.56%
                        ===     ============     =======

------------------------------------------------------------------------------------------------------------------------------------

(a) Includes two credit tenant lease loans representing 0.53% of the Aggregate Cut-off Date Balance.
(b) Includes one credit tenant lease loan representing 0.32% of the Aggregate Cut-off Date Balance.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     DISTRIBUTION OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

                                                    PERCENTAGE                                                WEIGHTED
                                                        OF                                                     AVERAGE     WEIGHTED
                                                     AGGREGATE                                  WEIGHTED      REMAINING    AVERAGE
                        NUMBER OF                     CUT-OFF       AVERAGE                     AVERAGE        TERM TO     CUT-OFF
RANGE OF MORTGAGE        MORTGAGE    CUT-OFF DATE      DATE      CUT-OFF DATE     WEIGHTED      MORTGAGE      MATURITY     DATE LTV
INTEREST RATES            LOANS         BALANCE       BALANCE       BALANCE     AVERAGE DSCR      RATE          (MOS)        RATIO
------------------------------------------------------------------------------------------------------------------------------------
 5.3000 - 5.9999%           13      $156,383,859      20.12%    $12,029,528        1.47x         5.769%         108.7        73.58%
 6.0000 - 6.2499            19       113,507,433      14.60       5,974,075        1.37          6.096          121.5        74.03
 6.2500 - 6.4999            13        77,075,055       9.91       5,928,850        1.49          6.330          118.6        71.89
 6.5000 - 6.7499            17        83,812,268      10.78       4,930,133        1.40          6.556          118.1        73.38
 6.7500 - 6.9999            17       103,208,651      13.28       6,071,097        1.47          6.842          105.3        70.85
 7.0000 - 7.2499            12        91,154,651      11.73       7,596,221        1.35          7.132          113.7        73.93
 7.2500 - 7.4999            11       103,588,762      13.32       9,417,160        1.39          7.372          112.0        72.19
 7.5000 - 7.7499             1         3,982,552       0.51       3,982,552        1.51          7.570          113.0        67.85
 7.7500 - 7.9999             2        13,593,075       1.75       6,796,537        1.43          7.764          112.2        66.14
 8.0000 - 8.2499             1         8,915,387       1.15       8,915,387        1.47          8.100          105.0        66.04
 8.2500 - 8.4999             1        20,023,225       2.58      20,023,225        1.71          8.375           96.0        68.81
 8.7500 - 8.8700%            1         2,169,099       0.28       2,169,099        1.23          8.870           49.0        67.78
                             -         ---------       ----

TOTAL/WTD. AVG.            108       $777,414,016    100.00%     $7,198,278        1.43x         6.620%         112.7       72.56%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                                                               AVERAGE     WEIGHTED
                                                    PERCENTAGE                                  WEIGHTED      REMAINING    AVERAGE
RANGE OF REMAINING      NUMBER OF                  OF AGGREGATE     AVERAGE                     AVERAGE        TERM TO     CUT-OFF
AMORTIZATION TERMS      MORTGAGE       CUT-OFF     CUT-OFF DATE     CUT-OFF       WEIGHTED      MORTGAGE      MATURITY     DATE LTV
(MOS)                     LOANS      DATE BALANCE     BALANCE     DATE BALANCE  AVERAGE DSCR      RATE          (MOS)       RATIO
------------------------------------------------------------------------------------------------------------------------------------
179 - 180                   1         $5,125,000       0.66%      $5,125,000        1.42x        6.000%         180.0       62.50%
181 - 200                   2          4,620,891       0.59        2,310,446        1.15         6.500          196.3       72.27
221 - 240                   3          6,976,455       0.90        2,325,485        1.37         6.604          147.8       67.48
241 - 260                   1         23,124,689       2.97       23,124,689        1.23         7.150          118.0       79.74
261 - 280                   2         24,104,414       3.10       12,052,207        1.64         8.154           93.5       67.71
281 - 300                  15         83,341,235      10.72        5,556,082        1.42         6.680          115.8       71.82
301 - 320                   3         11,083,244       1.43        3,694,415        1.28         7.246          111.1       70.90
321 - 340                   4          7,969,099       1.03        1,992,275        1.63         6.810           99.4       49.12
341 - 360                  77        611,068,991      78.60        7,935,961        1.43         6.523          111.4       73.07
                           --        -----------      -----

TOTAL/WTD. AVG.           108        $777,414,016    100.00%      $7,198,278        1.43x        6.620%         112.7       72.56%
                          ===        ============    =======

------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
--------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                             AVERAGE       WEIGHTED
                                                        PERCENTAGE     AVERAGE                 WEIGHTED     REMAINING      AVERAGE
                           NUMBER OF                   OF AGGREGATE    CUT-OFF     WEIGHTED    AVERAGE       TERM TO       CUT-OFF
RANGE OF ORIGINAL TERMS     MORTGAGE    CUT-OFF DATE     CUT-OFF        DATE        AVERAGE    MORTGAGE      MATURITY      DATE LTV
TO MATURITY (MOS)            LOANS         BALANCE     DATE BALANCE    BALANCE       DSCR        RATE         (MOS)         RATIO
------------------------------------------------------------------------------------------------------------------------------------
0 - 60                          3       $46,710,277        6.01%    $15,570,092       1.37x       6.188%        58.2         74.00%
81 - 100                        5        21,981,123        2.83       4,396,225       1.30        6.885         78.9         74.00
101 - 120                      96       696,961,725       89.65       7,260,018       1.44        6.646        116.0         72.51
121 - 180                       1         5,125,000        0.66       5,125,000       1.42        6.000        180.0         62.50
181 - 226                       3         6,635,891        0.85       2,211,964       1.19        6.500        205.3         71.42
                                -         ---------        ----

TOTAL/WTD. AVG.               108      $777,414,016      100.00%     $7,198,278       1.43x       6.620%       112.7         72.56%
                              ===      ============      =======

------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
--------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                             AVERAGE       WEIGHTED
                                                        PERCENTAGE     AVERAGE                 WEIGHTED     REMAINING      AVERAGE
                           NUMBER OF                   OF AGGREGATE    CUT-OFF     WEIGHTED    AVERAGE       TERM TO       CUT-OFF
RANGE OF REMAINING          MORTGAGE    CUT-OFF DATE     CUT-OFF        DATE        AVERAGE    MORTGAGE      MATURITY      DATE LTV
TERMS TO MATURITY (MOS)      LOANS         BALANCE     DATE BALANCE    BALANCE       DSCR        RATE         (MOS)         RATIO
------------------------------------------------------------------------------------------------------------------------------------
49 - 60                         4       $48,879,376        6.29%    $12,219,844       1.36x     6.307%          57.8         73.72%
81 - 90                         4        19,812,024        2.55       4,953,006       1.31      6.668           82.2         74.68
91 - 110                        5        48,438,970        6.23       9,687,794       1.50      7.916          101.0         71.39
111 - 120                      91       648,522,755       83.42       7,126,624       1.44      6.551          117.1         72.59
171 - 190                       1         5,125,000        0.66       5,125,000       1.42      6.000          180.0         62.50
191 - 210                       2         4,620,891        0.59       2,310,446       1.15      6.500          196.3         72.27
231 - 226                       1         2,015,000        0.26       2,015,000       1.29      6.500          226.0         69.48
                                -         ---------        ----

TOTAL/WTD. AVG.               108       $777,414,016     100.00%     $7,198,278       1.43x     6.620%         112.7         72.56%
                              ===       ============     =======

------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
--------------------------------------------------------------------------------

                                                                                                           WEIGHTED
                                                                                                            AVERAGE     WEIGHTED
                                                        PERCENTAGE      AVERAGE                WEIGHTED    REMAINING     AVERAGE
                            NUMBER OF                  OF AGGREGATE     CUT-OFF     WEIGHTED   AVERAGE      TERM TO     CUT-OFF
                            MORTGAGE    CUT-OFF DATE   CUT-OFF DATE      DATE        AVERAGE   MORTGAGE    MATURITY     DATE LTV
AMORTIZATION TYPE             LOANS        BALANCE        BALANCE       BALANCE       DSCR       RATE        (MOS)        RATIO
------------------------------------------------------------------------------------------------------------------------------------
Amortizing Balloon               96     $704,079,901      90.57%      $7,334,166       1.41x    6.577%       111.6          73.32%
IO,Then Amortizing Balloon        7      41,550,000        5.34        5,935,714       1.61     6.591        116.5          62.96
Hyperamortizing                   1      20,023,225        2.58       20,023,225       1.71     8.375         96.0          68.81
Fully Amortizing                  4      11,760,891        1.51        2,940,223       1.29     6.282        194.3          67.53
                                  -      ----------        ----

TOTAL/WTD.AVG.                  108     $777,414,016     100.00%      $7,198,278       1.43x    6.620%       112.7          72.56%
                                ===     ============     =======

------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------

                                                                                                           WEIGHTED
                                                                                                           AVERAGE       WEIGHTED
                                                        PERCENTAGE     AVERAGE                 WEIGHTED   REMAINING      AVERAGE
                            NUMBER OF                  OF AGGREGATE    CUT-OFF                 AVERAGE     TERM TO       CUT-OFF
                            MORTGAGE    CUT-OFF DATE     CUT-OFF        DATE        WEIGHTED   MORTGAGE    MATURITY      DATE LTV
PREPAYMENT PROVISION          LOANS        BALANCE     DATE BALANCE    BALANCE    AVERAGE DSCR   RATE       (MOS)         RATIO
------------------------------------------------------------------------------------------------------------------------------------
Defeasance                     104      $753,799,958      96.96%     $7,248,077        1.43x     6.615%      112.7         72.87%
Greater of YM or 1% of
UPB                              4        23,614,059       3.04       5,903,515        1.56      6.763       111.2         62.81
                                 -        ----------       ----

TOTAL/WTD.AVG.                 108      $777,414,016     100.00%     $7,198,278        1.43x     6.620%      112.7         72.56%
                               ===      ============     =======

------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
                                CLIFTON COMMONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $35,000,000         $35,000,000

% OF POOL BY UPB:         4.50%

ORIGINATOR:               German American Capital Corporation
                          ("GACC")

NOTE DATE:                November 26, 2002

INTEREST RATE:            5.965%

TERM:                     10 years

AMORTIZATION:             30 years

MATURITY DATE:            December 1, 2012

BORROWER:                 Clifton Commons I, L.L.C., a
                          bankruptcy remote, special purpose
                          entity.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance

CROSS-COLLATERALIZATION/  NAP / NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          Hard Lockbox

RESERVES:                 Upfront:
                          --------
                          Deferred Maintenance:            $6,250

                          Monthly:
                          --------
                          Replacement:                     $1,527
                          TI/LC, only in the event of a trigger
                          event, equals $12,774 multiplied by %
                          of vacant space
------------------------------------------------------------------


------------------------------------------------------------------
                      PROPERTY INFORMATION
------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

LOCATION:                      Clifton, NJ

YEAR BUILT / RENOVATED:        1999/ NAP

THE COLLATERAL:                A 183,276 square foot open air
                               anchored retail center in
                               Clifton, New Jersey.

PROPERTY MANAGEMENT:           The property is managed by The
                               Related Companies, L.P.

CURRENT OCCUPANCY (11/1/02):   100%

UNDERWRITTEN NET CASH FLOW:    $3,242,574

APPRAISED VALUE:               $44,100,000

APPRAISAL DATE:                September 4, 2002

CUT-OFF DATE LOAN / SF:        $191

CUT-OFF DATE LTV:              79.37%

BALLOON LTV:                   67.24%

U/W DSCR:                      1.29x
------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                     FIVE LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
---------------------------------------------------------------------------------------------------------
                                                                                      APPROXIMATE % OF
                                  LEASE EXPIRATION    TENANT GLA                     TOTAL UNDERWRITTEN
TENANT                                 DATE            (SQ. FT.)       % OF GLA           BASE RENT
------                                 ----            ---------       --------           ---------
--------------------------------- ----------------- --------------- ---------------- --------------------
AMC Theatres(1)                       5/31/19            75,453           41.17%            42.20%
--------------------------------- ----------------- --------------- ---------------- --------------------
Sports Authority(2)                   3/31/14            44,000           24.01             26.59
--------------------------------- ----------------- --------------- ---------------- --------------------
Barnes and Noble(3)                   5/31/14            35,658           19.46             15.93
--------------------------------- ----------------- --------------- ---------------- --------------------
Party City                            4/30/09            11,071            6.04              7.27
--------------------------------- ----------------- --------------- ---------------- --------------------
First Union National Bank(4)          2/28/09             3,812            2.08              2.76
                                                          -----            ----              ----
--------------------------------- ----------------- --------------- ---------------- --------------------
TOTAL                                                   169,994           92.75%            94.74%
---------------------------------------------------------------------------------------------------------

(1) AMC Entertainment Inc. is rated Caa2/B (Moody's/S&P) with a positive outlook by S&P.
(2) Sports Authority Inc. is rated B3/B (Moody's/S&P) with a positive outlook by Moody's and S&P.
(3) Barnes & Noble Inc. is rated Ba3/ BB (Moody's/S&P) with a positive outlook by S&P.
(4) First Union National Bank merged with Wachovia Corp which is rated Aa3/A/A+ (Moody's/S&P/Fitch).

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
                                 PARKWAY POINTE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $28,500,000         $28,470,244

% OF POOL BY UPB:         3.66%

ORIGINATOR:               GMAC Commercial Mortgage Corporation
                          ("GMACCM")

NOTE DATE:                October 4, 2002

INTEREST RATE:            5.750%

TERM:                     5 years

AMORTIZATION:             30 years

MATURITY DATE:            November 1, 2007

BORROWER:                 Parkway Pointe Development, LLC, a
                          special purpose bankruptcy remote
                          entity.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance

CROSS-COLLATERALIZATION/  NAP / NAP
DEFAULT:

ADDITIONAL FINANCING:     5 year, floating rate, mezzanine loan
                          in the amount of $1,500,000 held by
                          GMACCM.

CASH MANAGEMENT:          Soft Lockbox

RESERVES:                 Upfront:
                          --------
                          Real Estate Tax:                $68,018

                          Monthly:
                          --------
                          Real Estate Tax:                $34,009
                          TI/LC:                           $8,333
                          Replacement:                     $2,449
                          Other:                          $32,353
------------------------------------------------------------------


------------------------------------------------------------------
                      PROPERTY INFORMATION
------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

LOCATION:                      Atlanta, GA

YEAR BUILT / RENOVATED:        1998 / NAP

THE COLLATERAL:                A 195,908 square foot anchored
                               retail center located in Atlanta,
                               Georgia.

PROPERTY MANAGEMENT:           The property is managed by Kim
                               King Associates, Inc.

CURRENT OCCUPANCY (09/03/02):  100%

UNDERWRITTEN NET CASH FLOW:    $2,670,709

APPRAISED VALUE:               $38,000,000

APPRAISAL DATE:                September 1, 2002

CUT-OFF DATE LOAN / SF:        $145

CUT-OFF DATE LTV:              74.92%

BALLOON LTV:                   69.92%

U/W DSCR:                      1.34x
------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                     FIVE LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
---------------------------------------------------------------------------------------------------------
                                                                                      APPROXIMATE % OF
                                  LEASE EXPIRATION    TENANT GLA                     TOTAL UNDERWRITTEN
TENANT                                 DATE            (SQ. FT.)       % OF GLA           BASE RENT
------                                 ----            ---------       --------           ---------
--------------------------------- ----------------- --------------- ---------------- --------------------
AMC(1)                                11/30/18           60,305           30.78%            34.46%
--------------------------------- ----------------- --------------- ---------------- --------------------
Crunch / Bally's(2)                   7/31/15            27,688           14.13             15.58
--------------------------------- ----------------- --------------- ---------------- --------------------
Borders                               9/22/18            27,500           14.04             13.63
--------------------------------- ----------------- --------------- ---------------- --------------------
Linens `N Things                      1/13/14            33,350           17.02             12.86
--------------------------------- ----------------- --------------- ---------------- --------------------
Pier One Imports(3)                   9/22/12            16,500            8.42              7.54
                                                         ------            ----              ----
--------------------------------- ----------------- --------------- ---------------- --------------------
TOTAL                                                   165,343           84.40%            84.08%
---------------------------------------------------------------------------------------------------------

(1) AMC Entertainment Inc. is rated Caa2/B (Moody's/S&P) with a positive outlook by S&P.
(2) Bally Total Fitness Holding Corp., which guarantees the Crunch/Bally's lease, is rated B1/B+/B (Moody's/S&P/Fitch) with a stable outlook by S&P.
(3) Pier One Imports Inc. is rated Baa3/BBB- (Moody's/S&P) with a stable outlook by S&P.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


-------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
                              SHOPS AT RIVER PARK
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $28,000,000         $28,000,000

% OF POOL BY UPB:         3.60%

ORIGINATOR:               GMAC Commercial Mortgage Corporation
                          ("GMACCM")

NOTE DATE:                November 7, 2002

INTEREST RATE:            6.325%

TERM:                     10 years

AMORTIZATION:             30 years

MATURITY DATE:            December 1, 2012

BORROWER:                 River Park Properties VIII, LLC, a
                          special purpose bankruptcy remote
                          entity.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance

CROSS-COLLATERALIZATION/  NAP / NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          None

RESERVES:                 Monthly:
                          --------
                          TI/LC:                          $14,734
                          Replacement:                     $1,626
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                      PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

LOCATION:                      Fresno, CA

YEAR BUILT / RENOVATED:        1997 - 2001 / NAP

THE COLLATERAL:                A 142,482 square foot anchored
                               retail center located in Fresno,
                               California.  The collateral also
                               includes land containing three
                               pad sites which are occupied by a
                               21-screen Edwards Theater (now
                               owned and operated by Regal
                               Cinemas, Inc.) and two restaurant
                               tenants.

PROPERTY MANAGEMENT:           The property is managed by
                               Lance-Kashian & Company.

CURRENT OCCUPANCY (07/01/02):  91.30%

UNDERWRITTEN NET CASH FLOW:    $3,015,839

APPRAISED VALUE:               $37,835,000

APPRAISAL DATE:                July 6, 2002

CUT-OFF DATE LOAN / SF:        $197

CUT-OFF DATE LTV:              74.01%

BALLOON LTV:                   63.36%

U/W DSCR:                      1.45x
-------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                     FIVE LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT*
---------------------------------------------------------------------------------------------------------
                                                                                      APPROXIMATE % OF
                                  LEASE EXPIRATION    TENANT GLA                     TOTAL UNDERWRITTEN
TENANT                                 DATE            (SQ. FT.)       % OF GLA           BASE RENT
------                                 ----            ---------       --------           ---------
--------------------------------- ----------------- --------------- ---------------- --------------------
Borders Books                         5/31/13            25,000           17.55%            13.51%
--------------------------------- ----------------- --------------- ---------------- --------------------
Cost Plus World Market                1/31/12            18,300           12.84             10.03
--------------------------------- ----------------- --------------- ---------------- --------------------
Powerstation                          1/31/12            10,000            7.02              8.97
--------------------------------- ----------------- --------------- ---------------- --------------------
Zany Brainy                           1/31/10            10,015            7.03              5.36
--------------------------------- ----------------- --------------- ---------------- --------------------
Wavelengths Surf Shop                 11/30/08            5,587            3.92              5.19
                                                          -----            ----              ----
--------------------------------- ----------------- --------------- ---------------- --------------------
TOTAL                                                    68,902           48.36%            43.05%
---------------------------------------------------------------------------------------------------------

* Underwritten Other Income also includes income of $616,304 per year which is associated with the leasing of the three pad sites to two restaurants and the Edwards Movie Theater, $424,064 of which is attributable to the Edwards Movie Theater. Edwards is owned and operated by Regal Cinemas, Inc. which is rated B2/BB- (Moody's/S&P) with a stable outlook by Moody's and S&P.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


-------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
                               BAILEY'S CROSSROADS
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------

                          ORIGINAL            CUT-OFF DATE
PRINCIPAL BALANCE:        $25,350,000         $25,235,593

% OF POOL BY UPB:         3.25%

ORIGINATOR:               Archon Financial, LP ("Archon")

NOTE DATE:                April 18, 2002

INTEREST RATE:            7.440%

TERM:                     10 years

AMORTIZATION:             30 years

MATURITY DATE:            May 1, 2012

BORROWER:                 Bailey's Crossroads, LLLP, a special
                          purpose bankruptcy remote entity.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance

CROSS-COLLATERALIZATION/  NAP / NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          None

RESERVES:                 Upfront:
                          --------
                          Real Estate Tax:               $100,207
                          Insurance:                       $7,072
                          Replacement:                     $2,083
                          Deferred Maintenance:        $1,750,000
                          Other:                       $1,367,767

                          Monthly:
                          --------
                          Real Estate Tax:                $16,701
                          Insurance:                         $505
                          Replacement:                     $2,083
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                      PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

LOCATION:                      Fairfax, VA

YEAR BUILT / RENOVATED:        1961 / 2002

THE COLLATERAL:                A completely redeveloped 166,497
                               square foot anchored retail
                               center located in Fairfax,
                               Virginia.

PROPERTY MANAGEMENT:           The property is managed by MFI,
                               Inc.

CURRENT OCCUPANCY (08/01/02):  100%

UNDERWRITTEN NET CASH FLOW:    $3,216,891

APPRAISED VALUE:               $35,500,000

APPRAISAL DATE:                June 1,2002

CUT-OFF DATE LOAN / SF:        $152

CUT-OFF DATE LTV:              71.09%

BALLOON LTV:                   63.01%

U/W DSCR:                      1.52x
------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                     FIVE LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
---------------------------------------------------------------------------------------------------------
                                                                                      APPROXIMATE % OF
                                  LEASE EXPIRATION    TENANT GLA                     TOTAL UNDERWRITTEN
TENANT                                 DATE            (SQ. FT.)       % OF GLA           BASE RENT
------                                 ----            ---------       --------           ---------
--------------------------------- ----------------- --------------- ---------------- --------------------
--------------------------------- ----------------- --------------- ---------------- --------------------
Best Buy(1)                           06/30/30           45,433           27.29%            34.51%
--------------------------------- ----------------- --------------- ---------------- --------------------
Office Depot(2)                       01/31/11           30,803           18.50             16.10
--------------------------------- ----------------- --------------- ---------------- --------------------
PETCO(3)                              01/31/12           13,042            7.83              7.86
--------------------------------- ----------------- --------------- ---------------- --------------------
New England Audio (Tweeter)           07/31/17            8,068            4.85              5.86
--------------------------------- ----------------- --------------- ---------------- --------------------
Trader Joe's                          09/01/09            9,851            5.92              5.01
                                                          -----            ----              ----
--------------------------------- ----------------- --------------- ---------------- --------------------
TOTAL                                                   107,197           64.38%            69.34%
---------------------------------------------------------------------------------------------------------

(1) SuperValu, Inc. which guarantees the Best Buy lease is rated Baa3/BBB (Moody's/S&P) with a negative outlook by S&P.
(2) Office Depot is rated Baa3/BBB- (Moody's/S&P) with a positive outlook by S&P.
(3)  PETCO is rated B1/BB- (Moody's/S&P) with a stable outlook by S&P.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
                             PEARL COURT APARTMENTS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------

                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $23,200,000         $23,124,689

% OF POOL BY UPB:         2.97%

ORIGINATOR:               German American Capital Corporation
                          ("GACC")

NOTE DATE:                September 13, 2002

INTEREST RATE:            7.150%

TERM:                     10 years

AMORTIZATION:             21 years

MATURITY DATE:            October 1, 2012

BORROWER:                 Jesco Limited Partnership, a bankruptcy
                          remote, special purpose entity.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance

CROSS-COLLATERALIZATION/  NAP / NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          Hard Lockbox

RESERVES:                 Upfront:
                          --------
                          Real Estate Tax:                $52,379
                          Insurance:                      $47,377

                          Monthly:
                          --------
                          Real Estate Tax:                $17,460
                          Insurance:                       $8,596
                          Replacement Reserve
                            (Starts in Yr. 10):            $6,250
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                      PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Multifamily

LOCATION:                      Port Hueneme, CA

YEAR BUILT / RENOVATED:        1994  NAP

THE COLLATERAL:                A 300-unit apartment complex located
                               in Port Hueneme, California. The
                               property is 100% leased to the U.S.
                               Navy for use as naval housing under
                               a 19.5-year lease that expires in
                               2014.

PROPERTY MANAGEMENT:           The property is managed by the
                               U.S. Navy.

CURRENT OCCUPANCY (08/1/02):   100%

UNDERWRITTEN NET CASH FLOW:    $2,626,836

APPRAISED VALUE:               $29,000,000

APPRAISAL DATE:                May 14, 2002

CUT-OFF DATE LOAN / UNIT:      $77,082

CUT-OFF DATE LTV:              79.74%

BALLOON LTV:                   57.11%

U/W DSCR:                      1.23x
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                         PROPERTY DESCRIPTION
-------------------------------------------------------------------------------------------------
UNIT TYPE          NUMBER OF UNITS      AVERAGE SQUARE FEET PER UNIT     AVERAGE RENT (PER MONTH)
---------          ---------------      ----------------------------     ------------------------
Two Bedroom               300                      983                           $786
-------------------------------------------------------------------------------------------------
TOTAL/AVERAGE             300                      983                           $786
-------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Morgan Stanley & Co. Incorporated imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as the lead managers and Morgan Stanley & Co. Incorporated is acting as co-manager. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX C

                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-C3 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex C have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired date between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream, Luxembourg or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or substitute form.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.

     The term "U.S. person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S.

federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

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PROSPECTUS


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES


THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.

THE CERTIFICATES IN A SERIES:

o    will be paid only from the assets of the trust created for that series; and

o may be divided into multiple classes of certificates having different rights as to payments, security and priority.

THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:

o    multifamily or commercial mortgage loans; or

o securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or

o    a combination of mortgage loans and mortgage-backed securities.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.


THE DATE OF THIS PROSPECTUS IS NOVEMBER 6, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;

     o    financial and other information about the mortgage loans;

     o    any credit enhancement for each class;

     o    the ratings for each class; and

     o    the method for selling the certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC Commercial Mortgage Securities, Inc. at (215) 328-4622 or 200 Witmer Road, Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 115 in this prospectus.

                                TABLE OF CONTENTS


                                             PAGE
                                            -----
PROSPECTUS SUMMARY ......................      3
    The Mortgage Asset Pools and
       Other Assets of the Trusts .......      3
    The Mortgage Loan Sellers ...........      3
    The Master Servicer, the Special
       Servicer and the
       Administration of the Trusts .....      3
    The Certificates ....................      4
    Distributions to the
       Certificateholders ...............      4
    Interest ............................      4
    Principal ...........................      5
    Credit Support and Cash Flow
       Agreements .......................      5
    Ratings .............................      5

RISK FACTORS ............................      6
    It may not be possible to find an
       investor to purchase your
       certificates .....................      6
    The certificates will only be paid
       from trust assets ................      6
    The certificates are not
       guaranteed .......................      6
    Investment in commercial and
       multifamily mortgage loans is
       riskier than investment in
       single-family mortgage loans .....      6
    Modifications to mortgage loans
       or extensions of the maturity
       date agreed to by the servicer
       may not ultimately increase the
       present value of proceeds to
       certificateholders ...............      8
    Credit support is limited ...........      8
    Each class of certificates will
       have different yield and
       prepayment considerations ........      9
    Assignments of leases and rents
       may affect payments to
       certificateholders ...............     11
    Environmental conditions may
       subject the mortgaged property
       to liens or impose costs on the
       property owner ...................     11

DESCRIPTION OF THE TRUST ................     12
    Mortgage Loans ......................     12
    Default and Loss Considerations
    for the Mortgage Loans ..............     13
    Payment Provisions of the
       Mortgage Loans ...................     14
    Mortgage Loan Information in
       prospectus supplements ...........     15
    MBS .................................     16
    Certificate Accounts ................     17
    Cash Flow Agreements ................     17

YIELD AND MATURITY
    CONSIDERATIONS ......................     18
    Pass-Through Rate ...................     18
    Purchase Price Consideration ........     18
    Payment Delays ......................     19
    Shortfalls in Collections of
       Interest .........................     19
    The Effects of Prepayments on
       Yield ............................     19
    Weighted Average Life and
       Maturity .........................     21
    Other Factors Affecting Yield,
       Weighted Average Life and
       Maturity .........................     23

THE DEPOSITOR ...........................     25

GMAC COMMERCIAL
    MORTGAGE CORPORATION ................     26

DESCRIPTION OF THE
    CERTIFICATES ........................     26
    Distributions .......................     27
    Distributions of Interest on the
     Certificates .......................     27
    Distributions of Principal of the
     Certificates .......................     29
    Allocation of Losses and
       Shortfalls .......................     30
    Advances in Respect of
       Delinquencies ....................     30
    Reports to Certificateholders .......     31

                                               PAGE
                                              -----
    Termination; Retirement of
       Certificates .......................     33
    Book-Entry Registration and
       Definitive Certificates ............     33
THE POOLING AND
    SERVICING AGREEMENTS ..................     36
    Assignment of Mortgage Loans;
     Repurchases ..........................     36
 Representations and Warranties;
  Repurchases .............................     38
    Collection and other Servicing
     Procedures ...........................     39
    Sub-Servicers .........................     42
    Special Servicers .....................     42
    Certificate Account ...................     43
    Realization Upon Defaulted
       Mortgage Loans .....................     46
    Hazard Insurance Policies .............     48
    Due-on-Sale and
       Due-on-Encumbrance
       Provisions .........................     49
    Servicing Compensation and
       Payment of Expenses ................     49
    Evidence as to Compliance .............     50
    Matters Regarding the Master
       Servicer and the Depositor .........     51
    Events of Default .....................     52
    Rights Upon Event of Default ..........     53
    Amendment .............................     54
    The Trustee ...........................     55
    Duties of the Trustee .................     55
    Matters Regarding the Trustee .........     56
    Resignation and Removal of the
       Trustee ............................     56

DESCRIPTION OF CREDIT
    SUPPORT ...............................     57
    Subordinate Certificates ..............     57
    Insurance or Guarantees for
       Mortgage Loans .....................     58
    Letter of Credit ......................     58
    Certificate Insurance and Surety
       Bonds ..............................     58
    Reserve Funds .........................     59
    Credit Support for MBS ................     59

LEGAL ASPECTS OF
    MORTGAGE LOANS ........................     59
    Types of Mortgage Instruments .........     60
    Leases and Rents ......................     60
    Personalty ............................     61
    Foreclosure ...........................     61
    Bankruptcy Laws .......................     65
    Environmental Considerations ..........     67
    Due-on-Sale and
       Due-on-Encumbrance .................     69
    Subordinate Financing .................     69
    Default Interest and Limitations
       on Prepayments .....................     70
    Applicability of Usury Laws ...........     70
    Soldiers' and Sailors' Civil Relief
       Act of 1940 ........................     70

FEDERAL INCOME TAX
    CONSEQUENCES ..........................     72
    REMICs ................................     73
    Grantor Trusts ........................     93

STATE AND OTHER TAX
    CONSEQUENCES ..........................    103

ERISA CONSIDERATIONS ......................    103
    Plan Asset Regulations ................    104
    Prohibited Transaction
       Exemption ..........................    105
    Representation from Investing
       Plans ..............................    108
    Tax Exempt Investors ..................    109

LEGAL INVESTMENT ..........................    109

USE OF PROCEEDS ...........................    111

METHOD OF DISTRIBUTION ....................    111

LEGAL MATTERS .............................    113

FINANCIAL INFORMATION .....................    113

WHERE YOU CAN FIND
 ADDITIONAL
 INFORMATION ..............................    113

REPORTS TO
 CERTIFICATEHOLDERS .......................    113

INCORPORATION OF
 INFORMATION BY
 REFERENCE ................................    114

RATING ....................................    114

GLOSSARY ..................................    115

                               PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.


THE MORTGAGE ASSET POOLS AND OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See "Description of the Trust--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See "Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.


THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.


THE MASTER SERVICER, THE SPECIAL SERVICER AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements-- Matters Regarding the Master Servicer and the Depositor" in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.


THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

o    the initial principal balance if that class receives principal;

o    the initial interest rate if that class receives interest;

o    whether that class is subordinated;

o whether each class will receive distributions from all or a portion of the mortgage loans; and

o any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the Certificates" in this prospectus.


DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.


INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    priority in receiving interest payments;

o    payment dates;

o    interest rates; or

o    methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations," "Yield and Maturity Considerations-- Shortfalls in Collections of Interest" and "Description of the Certificates-- Distributions of Interest on the Certificates" in this prospectus.

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    its priority of principal payments;

o    periods during which certificateholders receive principal payments;

o the amount of scheduled principal it is entitled to receive on each payment date; or

o    the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.


CREDIT SUPPORT AND CASH FLOW
AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

o    whether credit support covers any classes of certificates;

o    the type, amount and extent of coverage;

o    the identity of any entity providing the coverage; and

o    the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors-- Credit support is limited," "Description of Credit Support" and "Description of the Trust--Cash Flow Agreements" in this prospectus.


RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

     You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.

IT MAY NOT BE POSSIBLE TO FIND  The underwriters may assist in resales of
AN INVESTOR TO PURCHASE YOUR    certificates, but they are not required to do
CERTIFICATES                    so. A secondary market for your certificates may
                                not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Illiquidity also could have an adverse effect on the market value of your certificates. The related prospectus supplement will state whether the certificates will be listed on any securities exchange.

THE CERTIFICATES WILL ONLY BE   The certificates will represent interests only
PAID FROM TRUST ASSETS          in the trust established for that series. The
                                certificates will not represent an obligation of the depositor, GMAC Commercial Mortgage
                                Corporation or any of their affiliates. Payments on the mortgage assets included in the trust and any credit support will be the only source of payments to you. If those amounts are insufficient to make required payments of interest or principal or both to you, there is no other source of payments. As a result, payments to you may be reduced or delayed and you may experience losses on your certificates.

THE CERTIFICATES ARE NOT        Unless so specified in your prospectus
GUARANTEED                      supplement, no governmental agency or any other
                                person guarantees or insures payments on the certificates of a particular series or any of the underlying mortgage assets. The depositor, the mortgage loan seller(s), the master servicer and the special servicer will have limited obligations and will not be obligated to make payments on the certificates. See "The certificates will only be paid from trust assets" above.

INVESTMENT IN COMMERCIAL AND    Each trust generally will consist of a smaller
MULTIFAMILY MORTGAGE LOANS IS   number of higher balance loans than would a pool
RISKIER THAN INVESTMENT IN      of single-family loans of comparable aggregate
SINGLE-FAMILY MORTGAGE LOANS    unpaid principal balance. Accordingly, the
                                concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust generally will be greater than for pools of single-family loans. A description of material considerations associated with investments in mortgage loans is included in this prospectus under "Legal Aspects of Mortgage Loans." See also "Description of the Trust--Default and Loss
                                Considerations for the Mortgage Loans" in this prospectus.

                                In contrast to single-family loans, the ability of a borrower to repay a loan secured by an income-producing property typically depends mainly on the operating income produced by that property, not on the independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired and losses may be realized on the mortgage loans. As a result, mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss, delinquency and foreclosure than loans made on the security of owner-occupied single-family residential property.

                                Your investment in the certificates will subject you to the risks of owning an interest in commercial and multifamily real estate. Your investment in the mortgage assets may be adversely affected by factors that affect the value of interests in real property and of loans secured by those interests including:

                                o   changes in general or local economic
                                    conditions or specific industry segments;

                                o   declines in real estate values;

                                o   declines in rental or occupancy rates;

                                o increases in interest rates, real estate tax rates and other operating expenses;

                                o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

                                o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

                                Factors that adversely affect the mortgage assets for a particular series may cause the rates of delinquencies, foreclosures and losses on those mortgage assets to be higher than would otherwise be the case. To the extent your certificates are not covered by credit support, you will bear all of the risks resulting from defaults by borrowers.

MODIFICATIONS TO MORTGAGE LOANS To maximize recoveries on defaulted mortgage
OR EXTENSIONS OF THE MATURITY   loans, the master servicer or a special servicer
DATE AGREED TO BY THE SERVICER  may, under certain limited circumstances, extend
MAY NOT ULTIMATELY INCREASE     the maturity date of and otherwise modify
THE PRESENT VALUE OF PROCEEDS   mortgage loans that are in default or as to
TO CERTIFICATEHOLDERS           which a payment default is reasonably
                                foreseeable. See "The Pooling and Servicing
                                Agreements--Realization Upon Defaulted Mortgage
                                Loans" in this prospectus. There is no
                                guarantee, however, that an extension or modification will in fact increase the present value of receipts from, or proceeds of, the affected mortgage loans.

                                See "Description of the Mortgage Pool" in the accompanying prospectus supplement for a description of these or other types of special risk loans in the mortgage asset pool applicable to your certificates.

CREDIT SUPPORT IS LIMITED       The prospectus supplement for your series of
                                certificates may specify that credit support will provide protection against losses on the underlying mortgage assets up to specified amounts and for the benefit of specified classes of certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement for your class of certificates, you will bear the risk of these losses. See "Credit Support" in your prospectus supplement for a description of any forms of credit support that apply to your certificates.

                                Although credit support is intended to reduce the likelihood of temporary shortfalls on the certificates, you should be aware that:

                                o   The amount of coverage usually is limited.

                                o   The amount of coverage usually will be
                                    reduced over time according to a schedule or formula.

                                o Credit support may not cover all potential losses on the mortgage loans. For example, credit support may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.

                                o Credit support may provide coverage only to some certificates and not other certificates of the same series. If principal payments on one or more classes are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes has been repaid in full. As a result, losses and shortfalls experienced on the mortgage assets may have a greater impact upon those classes having a later right of payment.

                                o If the applicable rating agencies believe that the rating on the certificates will not be adversely affected, credit support may be reduced or terminated without the consent of certificateholders.

                                o The loss experience on the related mortgage assets underlying your certificates may exceed the levels of losses covered by the amount of credit support for your certificates. If this happens, you will bear the losses on the mortgage assets in excess of available credit support for your class. See "Description of the
                                    Certificates--Allocation of Losses and
                                    Shortfalls" and "Description of Credit
                                    Support" in this prospectus.

EACH CLASS OF CERTIFICATES WILL The price you paid for your certificates and the
HAVE DIFFERENT YIELD AND        rate of principal payments on the mortgage
PREPAYMENT CONSIDERATIONS       assets in the applicable trust will affect the
                                yield to maturity of your certificates. The rate of principal payments depends on scheduled payments of interest and principal, the rate of prepayments, liquidations due to defaults and repurchases. If the rate of prepayments on the mortgage assets related to your certificates is higher or lower than you anticipated, the yield to maturity on your certificates may be adversely affected. The yield on some types of certificates is more sensitive to variations in prepayments than others. For example, certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high, or if a redemption or call feature of the certificates or the underlying mortgage assets occurs, the holders of these certificates may not fully recover their initial investment. In addition, the following types of certificates also may be particularly sensitive to the rate of prepayment on the related mortgage assets:

                                o   classes that receive distributions of
                                    interest or principal commencing only after the occurrence of specific events;

                                o classes that are only entitled to receive distributions of interest accrued on a notional principal balance;

                                o   classes that are entitled to receive
                                    disproportionately small or no interest
                                    distributions;

                                o certificates with a pass-through rate that fluctuates inversely with an index; or

                                o classes of a series that includes multiple classes of certificates.

                                The rate of principal payments on groups of mortgage loans varies within and among pools. Principal payments are influenced by economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans, such as provisions that prohibit voluntary prepayments during specified periods or impose penalties on voluntary prepayments. There is no guarantee as to the actual rate of prepayment on the mortgage assets in any trust, or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. See "Yield and Maturity Considerations" in this prospectus. See also "Risk Factors" and "Yield and Maturity Considerations" in your prospectus supplement for more information concerning the prepayment risks applicable to your certificates.

ASSIGNMENTS OF LEASES AND       If a mortgaged property is subject to leases,
RENTS MAY AFFECT PAYMENTS TO    the related mortgage loan typically will be
CERTIFICATEHOLDERS              secured by an assignment of leases and rents.
                                Under this assignment, the borrower assigns its right under the leases to the lender and upon default, the lender is entitled to collect rents.

                                Some state laws may require the lender to take possession of the mortgaged property and obtain a judicial appointment of a receiver before the lender is entitled to collect rents. The lender's ability to collect rents also may be adversely affected if bankruptcy or similar proceedings are commenced by or against a borrower. If a lender is prevented or delayed in collecting rents, payments on your certificates may be reduced or delayed. See "Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

ENVIRONMENTAL CONDITIONS MAY    Real property pledged as security for a mortgage
SUBJECT THE MORTGAGED PROPERTY  loan may be subject to environmental risks.
TO LIENS OR IMPOSE COSTS ON     Under some state laws, contamination of real
THE PROPERTY OWNER              property may give rise to a lien on the property
                                to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response,
                                Compensation and Liability Act of 1980, a lender, either before or after foreclosure of the mortgage, may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property. This liability may exist if agents or employees of the lender have become sufficiently involved in the operations of the borrower. This liability may exist regardless of whether the environmental damage or threat was caused by the borrower or a prior owner.

                            DESCRIPTION OF THE TRUST

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.


MORTGAGE LOANS

     The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

o multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

o commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement. The originator of any mortgage loan may be the depositor, GMAC Commercial Mortgage Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

     Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

o available information as to the period of the delinquency or non-performance;

o    any forbearance arrangement then in effect;

o    the condition of the related mortgaged property; and

o the ability of the mortgaged property to generate income to service the mortgage debt.


     DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

     Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

     The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

     Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal obtained by the originator at the origination of the loan. The lower the Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

     Appraised values of income-producing properties are typically based on:

o the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

o the cost replacement method based on the cost of replacing the property at that date;

o the income capitalization method based on a projection of value of the property's projected net cash flow; or

o    a selection from or interpolation of the values derived from these methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

     While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."


     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan:

o may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

o may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

o may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.


     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

o the type or types of property that provide security for repayment of the mortgage loans,

o the earliest and latest origination date and maturity date of the mortgage loans,

o the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

o the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

o the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

o for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

o information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

o the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios,

o the geographic distribution of the mortgaged properties on a state-by-state basis, and

o information describing material provisions of leases and the nature of tenants of the mortgaged properties.

     If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.


     MBS

     MBS may include:

o private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation or FHLMC, the Federal National Mortgage Association or the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the

MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

o the original and remaining term to stated maturity of the MBS, if applicable,

o the pass-through or bond rate of the MBS or the formula for determining those rates,

o    the payment characteristics of the MBS,

o    the MBS issuer, MBS servicer and MBS trustee, as applicable,

o    a description of the credit support, if any,

o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased before their maturity,

o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

o the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage Loan Information in prospectus supplements," and

o    the characteristics of any cash flow agreements that relate to the MBS.


     CERTIFICATE ACCOUNTS

     Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements--Certificate Account."


     CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the cash flow agreement.

                        YIELD AND MATURITY CONSIDERATIONS

     The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


     PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

     The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

o guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

o other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.


     PURCHASE PRICE CONSIDERATION

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.


     PAYMENT DELAYS

     For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.


     SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.


     THE EFFECTS OF PREPAYMENTS ON YIELD

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments. Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

     Principal prepayments include:

     o    voluntary prepayments by borrowers;

     o prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

     o    purchases of mortgage loans out of the related trust.

     A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

o    the availability of mortgage credit,

o the relative economic vitality of the area in which the mortgaged properties are located,

o    the quality of management of the mortgaged properties,

o    the servicing of the mortgage loans,

o    possible changes in tax laws, and

o    other opportunities for investment.

     In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

     o    the existence of lock-out periods;

     o requirements that principal prepayments be accompanied by prepayment premiums; and

     o the extent to which those prepayment premium provisions may be practicably enforced.

     To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.


     WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model. CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

     OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.

     Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization.

     The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM loan that:

o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

o provides that its scheduled payment will adjust less frequently than its mortgage rate, or

o provides for constant scheduled payments even if its mortgage rate has been adjusted.

     Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of Prepayments on Yield" above.

     Foreclosures and Payment Plans.

     The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets.

     The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

     Additional Certificate Amortization.

     In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:

o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,

o    Excess Funds or

o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.

     Optional Early Termination.

     If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.


                                  THE DEPOSITOR

     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                      GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless we tell you otherwise in the related prospectus supplement, GMAC Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage Corporation and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

     GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage Corporation's principal executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC Commercial Mortgage Corporation conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.


                         DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

o provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

o    constitute senior certificates or subordinate certificates;

o constitute stripped interest certificates or stripped principal certificates;

o provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

o provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

     A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

     DISTRIBUTIONS

     The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

     DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.

     A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

     Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

     The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls in Collections of Interest."

     DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

     The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

     Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are received.

Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

     ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See "Description of Credit Support."

     ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses. Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.

The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

     If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

     REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

o the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

o the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

     o    prepayment premiums; and

     o    payments for equity participations;

o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

o if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

o if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

o if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

o if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;

o if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

o the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

o if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

o if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

o the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

o the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

o the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

     In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

     Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each participant, and not of

DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only "certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:

o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or

o the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                      THE POOLING AND SERVICING AGREEMENTS

     The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

     The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

     ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

o    the address of the related mortgaged property and type of property;

o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

o    the original and remaining term to maturity;

o    the original amortization term; and

o    the original and outstanding principal balance.

     In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

o an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

o if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

     A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

     As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series. Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

     If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

o the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable Purchase Price.

     If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

     COLLECTION AND OTHER SERVICING PROCEDURES

     As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

     Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

o    to monitor any mortgage loan that is in default;

o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

o initiate corrective action in cooperation with the mortgagor if cure is likely;

o    inspect the related mortgaged property; and

o    take other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably. The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.

     For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:

o has accelerated or intends to accelerate the obligations secured by the related senior lien;

o has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or

o has filed or intends to file an election to have the related mortgaged property sold or foreclosed,

then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.

     Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

     The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:

o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

o    attempting to collect delinquent payments;

o    supervising foreclosures;

o    negotiating modifications;

o conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

o    maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     SPECIAL SERVICERS

     One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

     CERTIFICATE ACCOUNT

     For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

     Deposits.

     To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1) all payments of principal, including principal prepayments, on the mortgage loans;

(2) all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

(3) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4) all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5) any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;

(6) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

(7) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8) any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)  any amounts paid under any cash flow agreement;

(10) all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11) to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12) all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

(13) any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14) any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

     Withdrawals.

     To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

o    to make distributions to the certificateholders on each distribution date;

o to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

o to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

o to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under "--Matters Regarding the Master Servicer and the Depositor" and "--Matters Regarding the Trustee";

o to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

o to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

o to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

o to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

o if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes;"

o to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

o to make any other withdrawals described in the related prospectus supplement; and

o to clear and terminate the certificate account upon the termination of the trust.

     To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred. Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

     To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

o    institute foreclosure proceedings,

o    exercise any power of sale contained in the related mortgage,

o    obtain a deed in lieu of foreclosure, or

o otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

     Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1) (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations."

     A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent. The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.

     If title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

o    the IRS grants an extension of time to sell the property or

o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

     Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

     If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

o    amounts that represent unpaid servicing compensation for the mortgage loan,

o    unreimbursed servicing expenses incurred on the mortgage loan, and

o    any unreimbursed advances of delinquent payments made on the mortgage loan.

     The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

     If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

o the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

o the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

     HAZARD INSURANCE POLICIES

     Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

     The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

     The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

o    the replacement cost of the improvements less physical depreciation; and

o the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

     A master servicer's compensation may also include:

o an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

o a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

o    any other amounts specified in the related prospectus supplement.

     To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

o    payment of the fees and disbursements of independent accountants,

o    payment of fees and disbursements of the trustee and any custodians, and

o payment of expenses incurred related to distributions and delivery of reports to certificateholders.

     Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

     Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America for the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

     Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

     If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

     MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.

     If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:

(1) the person is qualified to service mortgage loans on behalf of Federal National Mortgage Association or FHLMC; and

(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.

     Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied. The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.


     EVENTS OF DEFAULT

     If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

o failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;

o failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and

o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

     RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

     If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal National Mortgage Association- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

o the holder previously gave the trustee written notice of default and the continuance thereof; and

o the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

     o made written request upon the trustee to institute that proceeding in its own name as trustee;

     o    offered to the trustee reasonable indemnity; and

     o for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

     AMENDMENT

     Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)  to cure any ambiguity,

(2) to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3) to change the timing, the nature or both, of deposits in the certificate account, provided that:

     o the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

     o the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4) if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

     o to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

          o the action is necessary or desirable to maintain the qualification or to avoid or minimize that risk, and

          o the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

     o to restrict the transfer of the REMIC residual certificates, provided that:

          o the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

          o that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5) to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6) to amend specified provisions that are not material to holders of any class of offered certificates.

     Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of certificates of each class affected thereby evidencing, in each case, 66% or more of the aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:

     o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or

     o reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

     THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.

     DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

     MATTERS REGARDING THE TRUSTEE

     To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.

     RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

     Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

o    a letter of credit,

o    the subordination of one or more classes of certificates,

o    the use of a pool insurance policy or guarantee insurance,

o    the establishment of one or more reserve funds,

o another method of credit support described in the related prospectus supplement, or

o    any combination of these.

     To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

     Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

     If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

o    the nature and amount of coverage under the credit support,

o any conditions to payment thereunder not otherwise described in this prospectus,

o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

o    the material provisions relating to the credit support.

     The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit support is limited."

     SUBORDINATE CERTIFICATES

     One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement. If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

     If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

     INSURANCE OR GUARANTEES FOR MORTGAGE LOANS

     Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.

     LETTER OF CREDIT

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

     CERTIFICATE INSURANCE AND SURETY BONDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.

     RESERVE FUNDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

     CREDIT SUPPORT FOR MBS

     Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

     The priority of the lien created or interest granted may depend on:

o    the terms of the mortgage,

o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

o    the knowledge of the parties to the mortgage, and

o the order of recordation of the mortgage in the appropriate public recording office.

     The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan. In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

     PERSONALTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

     FORECLOSURE

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure.

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Provisions.

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale.

     In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents. The mortgage loans, however, are expected to be non-recourse. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation.

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease. Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization.

     Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

     BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

o    assume the lease and retain it or assign it to a third party, or

o    reject the lease.

     If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

     ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

     CERCLA.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.

     Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

     To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.

     In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

     SUBORDINATE FINANCING

     The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on either or both of the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

o the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

o the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.


     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

     o    banks,

     o    insurance companies,

     o    tax-exempt organizations,

     o    electing large partnerships,

     o    dealers in securities or currencies,

     o    mutual funds,

     o    REITs,

     o    RICs,

     o    S corporations,

     o    estates and trusts,

     o investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

     o    holders whose "functional currency" is not the United States dollar.

     Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your own tax advisers about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

     The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the

REMIC. If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

     The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust--Cash Flow Agreements."

     Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC Provisions" and the Treasury regulations issued thereunder, called the "REMIC Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     REMICS

     Classification of REMICs.

     Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued. If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures.

     For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal income tax purposes. Upon the issuance of any series of REMIC Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Taxation of Owners of REMIC Regular Certificates.

     Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with OID. Regulations have not been issued under these rules.

     The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under

Code provisions and the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying

o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of this de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See "--Market Discount" for a description of this election under the OID Regulations.

     If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

     As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

o    the sum of

     o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

     o the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

o the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

     o using a discount rate equal to the original yield to maturity of the certificate.

     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

o the daily portions of OID for all days during the accrual period before that day, less

o any payments other than qualified stated interest payments made during the accrual period before that day.

     If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

     Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC regular certificate with market discount, you would be deemed to have made an election to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis OID. See "--Original Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

o    on the basis of a constant yield method,

o in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

o in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

     Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses."

     If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

     Any payments received by you in connection with the acquisition of the REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.

     A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including OID, on the REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under "--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

     You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

     The effect of these rules is that you may not amortize your basis in a REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

     Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by you. Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

     For REMIC residual certificateholders, excess inclusions:

o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

o will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard the transfer of any "noneconomic residual interest" (described below) for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay the taxes due on its share of the taxable income of the REMIC. If a transfer is disregarded, the transferor would generally be liable for any taxes due on the income from the residual interest, notwithstanding that it is not the owner of the residual interest for any non-tax purpose.

     A residual interest is considered to be noneconomic for this purpose unless at the time of the transfer:

o the present value of the expected future distributions thereon at least equals the product of the present value of anticipated excess inclusions and the highest marginal corporate income tax rate for the year of the transfer, and

o the transferor reasonably expects that, for each anticipated excess inclusion, the transferee will receive distributions from the REMIC at or after the time taxes accrue on the anticipated excess inclusion in an amount sufficient to satisfy the accrued taxes.

     Because the determination of whether a residual interest is noneconomic is made at the time of each transfer, a residual interest that is economic for part of its life can become noneconomic (and thus have restricted transferability) at a later time.

     Under a safe-harbor rule, a taxpayer is presumed not to have improper knowledge if:

o the transferor conducts at the time of the transfer a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, finds that the transferee historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to do so,

o the transferee represents to the transferor that it understands that as a holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows on the residual interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,

o the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of the transferee or another U.S. taxpayer, and

o either the inducement payment to the transferee equals or exceeds a minimum amount established under a formula (the "formula test"), or the transferee satisfies certain asset requirements (the "asset test"), each as discussed below.

     The formula test relating to a minimum inducement payment is met for a transfer of a residual interest if it does not constitute a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of a domestic transferee, and the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

o the inducement payment (including the present value of a future payment or payments) to the transferee,

o    the present value of the expected future distributions on the interest, and

o the present value of the expected tax savings associated with holding the interest.

     In applying the formula test, the transferee is assumed to pay tax at the highest marginal corporate tax rate (or, in certain cases, at the alternative minimum tax rate), and present values are computed using a discount rate equal to the any of the published, short-term federal rate for the month of the transfer and the compounding period used by the taxpayer. The regulations does not indicate how expected prepayments and losses are to be taken into account.

     In lieu of meeting the formula test, a transfer of a noneconomic residual interest may still rely on from the safe-harbor presumption if the transferee meets the asset test. The asset test has the following requirements:

o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, excluding from consideration obligations of certain related persons and any other asset if a principal purpose for holding or acquiring such asset was to permit the transferee to meet the asset test,

o the transferee is a taxable domestic C corporation that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction that is eligible for the safe-harbor presumption, and the transferor does not know or have reason to know that the transferee will not honor those restrictions,

o the transfer must not involve a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation, and

o a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the residual interest will not be paid.

     All transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.

     Prospective investors should assume that all Residual Certificates will be treated as noneconomic residual interests unless the related prospectus supplement discloses otherwise; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Under mark-to-market provisions, a securities dealer is required to mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

     For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or other sections of the Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.

     Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under "--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

o the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organi-zational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a disqualified organization means:

o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

     As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date, and requiring this information to be reported to the IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See "--Market Discount."

     Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.

     Backup Withholding with Respect to REMIC Certificates.

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax at rates prescribed below if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.

     Changes in backup withholding tax rates were made pursuant to the enactment of the Economic Growth and Tax Reconciliation Act of 2001 which provides, in general, that the previous withholding rates in effect will be reduced over a period of years. The rate is 30.0% for taxable years 2002 and 2003, 29% for taxable years 2004 and 2005, and 28% for the taxable years 2006 and thereafter.

     Foreign Investors in REMIC Certificates.

     A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the

Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person" means:

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the United States or any political subdivision of the United States,

     o an estate whose income is subject to United States income tax regardless of its source, or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a foreign certificateholder that is related to a person that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

     Further, it appears that a REMIC regular certificate generally would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     GRANTOR TRUSTS

     Classification of Grantor Trusts.

     Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See

"--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

     The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see "--Sales of Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate. In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o    there is no OID, or only a de minimis amount of OID, or

o the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

     Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the committee reports prepared by those Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities. In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market Discount." In that event, you would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under "REMICs-- Market Discount."

     Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible. You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

     The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Original Issue Discount" above.

     In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

     If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your own tax advisors about the use of a prepayment assumption in reporting OID on grantor trust fractional interest certificates. The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

     If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

o the daily portions of OID for all days during the accrual period before that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool.

Other interpretations of the effect of the amendment to Section 1272(a)(6) on the determination and accrual of market discount are possible. You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

     If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market Discount" above.

     The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

o    on the basis of a constant yield method,

o in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

o in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

     The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.

     Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in "--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

     Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates.

     The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

     Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section 1272(a)(6). As noted above in "--If Stripped Bond Rules Apply," Section 1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments.

Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

     If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.

     You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates.

     Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

     Backup Withholding.

     In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors.

     In general, the discussion with respect to REMIC regular certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

     If the interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors about the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or "ERISA" and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as "benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA or Section 4975 of the Code.

     ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and persons called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.


     PLAN ASSET REGULATIONS

     If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates, excluding certificates held by the depositor or any of its affiliates, is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under ERISA or Section 4975 of the Code.

     PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (Prohibited Transaction Exemption 94-29, 59 Fed. Reg. 14675) to certain of the depositor's affiliates, which was amended by three additional exemptions dated July 21, 1997 (Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021), November 13, 2000 (Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765) and August 22, 2002 (Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487). We refer to these four exemptions, together, as the "exemption." The exemption provides relief from the prohibited transaction provisions of Section 406 of ERISA, and under Section 4975 of the Code, for certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through securities or securities denominated as debt instruments that represent interests in an investment pool, if:

o the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent, or

o the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent,

provided that conditions provided in the exemption are satisfied. The prospectus supplement for each series will indicate whether the exemption may be available for that series.

     Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following seven general conditions before it will be eligible for relief under the exemption:

o the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

o the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property (the offered certificates are generally expected to be issued in designated transactions); and

o no mortgage loan (or mortgage loan underlying any MBS or other asset) included in the related trust has an LTV at the date of issuance which exceeds 100% (or 125% if it is a designated transaction and the rights and interests evidenced by the securities issued in such designated transaction are rated in one of the top two categories by the rating agencies).

o the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the four highest generic rating categories (in the case of designated transactions, unless the related mortgage loans have an LTV exceeding 100% as described above) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

o the trustee cannot be an affiliate of any member of the "restricted group" other than an underwriter. The restricted group consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates, and their affiliates.

o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

o the investing benefit plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

o for certain types of issuers, the governing documents must contain provisions intended to protect the issuer's assets from creditors of the sponsor.

o "pre-funding" is limited to a period of no longer than 90 days following the closing date, and additional receivables equal to no greater than 25% of the principal amount of the securities issued.

     The exemption also requires that each trust meet the following requirements:

o the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

o securities evidencing interests in such other investment pools must have been rated in one of the three (or, for designated transactions, four) highest categories of one of the rating agencies specified above for at least one year before the acquisition of securities by or with assets of a plan pursuant to the exemption; and

o securities in such other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of securities by or with assets of a plan pursuant to the exemption.

     In addition, the exemption requires that the corpus of the trust consist solely of some specified types of assets, including mortgage obligations such as those held in the trusts and property which had secured those obligations. However, it is not clear whether some certificates that may be offered by this prospectus would constitute "securities" for purposes of the exemption, including but not limited to:

o certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction, unless some additional conditions are satisfied;

o certificates evidencing an interest in a trust including equity participations; and

o certificates evidencing an interest in a trust including cash flow agreements.

     In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

     If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

     If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of the offered certificates in the initial issuance of the offered certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

o the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

o    the benefit plan is not an "excluded plan" (as described above);

o a benefit plan's investment in each class of offered certificates does not exceed 25% of all of the offered certificates of such class outstanding at the time of the acquisition;

o immediately after the acquisition, no more than 25% of the assets of the benefit plan with respect to which such fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in issuers, including the relevant trust, containing assets sold or serviced by the master servicer; and

o in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of each class of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.

     Further, the exemption may provide relief from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust and (c) the defeasance of any mortgage obligation and substitution of a new mortgage obligation meets the terms and conditions for such defeasance and substitution as are described in the prospectus or offering memorandum for such securities, which terms and conditions have been approved by one of the rating agencies and does not result in a reduction in the rating of such securities. The depositor expects these specific conditions will be satisfied with respect to the certificates.

     The exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest or disqualified person, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

     Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

o that the certificates constitute "securities" for purposes of the exemption, and

o that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.


     REPRESENTATION FROM INVESTING PLANS

     If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that each of those benefit plans qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top four rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Investors in offered certificates should consider the possibility that the rating of a security may change during the period the security is held. If the rating of an offered certificate were to decline below "BBB--" (or its equivalent), the certificate could no longer be re-sold to a benefit plan in reliance on the exemption.

     The exemption does not provide relief for the purchase, sale or holding of classes of offered certificates rated below the top four rating categories. The trustee will not register transfers of such offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using benefit plan assets to effect that acquisition unless you represent and warrant that:

o the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and

o that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

     In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under ERISA and other applicable laws in determining whether to purchase any offered certificates with assets of a benefit plan. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other DOL exemption, with respect to the certificates offered by that prospectus supplement.

     If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a benefit plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions. These exemptions may not apply to your investment in the offered certificates. Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.


     TAX EXEMPT INVESTORS

     A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Usually, only classes of offered certificates that:

o are rated in one of the two highest rating categories by one or more rating agencies and

o are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

     The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

o by placements by the depositor with institutional investors through dealers; and

o    by direct placements by the depositor with institutional investors.

     In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by Newman and Associates, Inc., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Newman and Associates, Inc. act as principal. Sales will be made at negotiated prices determined at the time of sales.


                                 LEGAL MATTERS

     Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.


                             FINANCIAL INFORMATION

     A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.

     We will file with the Commission all required annual, monthly and special Commission reports, as well as other information about the trusts.

     You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is www.sec.gov.


                         REPORTS TO CERTIFICATEHOLDERS

     Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.

                   INCORPORATION OF INFORMATION BY REFERENCE


     The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:


    GMAC Commercial Mortgage Securities, Inc.
    200 Witmer Road
    Horsham, Pennsylvania 19044
    Attn: Structured Finance Manager


                                    RATING


     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                   GLOSSARY

     ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

     DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

o the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

o    the annual debt service for the mortgage loan.

     EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

o interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

o prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

     LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

o the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

o    the value of the related mortgaged property.

     PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

     PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

     UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of

o estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;

o fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and

o capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

     Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.

     UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

     "GMAC02C3.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the prospectus supplement.

     Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ SUCH LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A" and "MF Schedule," respectively.

----------
   *   Microsoft Excel is a registered trademark of Microsoft Corporation.

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       No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus supplement.


                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                      Page
                                                     ------
Summary of Series 2002-C3 Transaction ............      S-7
Risk Factors .....................................     S-15
Description of the Mortgage Pool .................     S-48
Servicing of the Mortgage Loans ..................     S-83
The Pooling and Servicing Agreement ..............     S-97
Description of the Certificates ..................    S-104
Yield and Maturity Considerations ................    S-125
Federal Income Tax Consequences ..................    S-137
Method of Distribution ...........................    S-140
Legal Matters ....................................    S-141
Ratings ..........................................    S-141
Legal Investment .................................    S-142
ERISA Considerations .............................    S-143
Glossary .........................................    S-145
Annex A-Characteristics of the Mortgage
   Loans .........................................      A-1
Annex B-Structural and Collateral Term Sheet......      B-1
Annex C-Global Clearance, Settlement and Tax
   Documentation Procedures ......................      C-1

                           PROSPECTUS

Prospectus Summary ...............................        3
Risk Factors .....................................        6
Description of the Trust .........................       12
Yield and Maturity Considerations ................       18
The Depositor ....................................       25
GMAC Commercial Mortgage Corporation .............       26
Description of the Certificates ..................       26
The Pooling and Servicing Agreements .............       36
Description of Credit Support ....................       57
Legal Aspects of Mortgage Loans ..................       59
Federal Income Tax Consequences ..................       72
State and Other Tax Consequences .................      103
ERISA Considerations .............................      103
Legal Investment .................................      109
Use of Proceeds ..................................      111
Method of Distribution ...........................      111
Legal Matters ....................................      113
Financial Information ............................      113
Where You Can Find Additional Information ........      113
Reports to Certificateholders ....................      113
Incorporation of Information by Reference ........      114
Rating ...........................................      114
Glossary .........................................      115


                                  $685,094,000



                                  (Approximate)




                                 GMAC COMMERCIAL
                            MORTGAGE SECURITIES, INC.




                              MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2002-C3






                                 --------------
                              PROSPECTUS SUPPLEMENT
                                 --------------






                              GOLDMAN, SACHS & CO.
                            DEUTSCHE BANK SECURITIES
                                 MORGAN STANLEY




                               December   , 2002

===============================================================================